Exhibit 10.4

EXECUTION VERSION

22 April 2019

“ZEMENIK” LIMITED LIABILITY COMPANY

as Borrower 1

HEADHUNTER GROUP PLC

as Borrower 2

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

AMENDMENT AGREEMENT NO. 5

TO SYNDICATED FACILITY AGREEMENT DATED

16 MAY 2016

Herbert Smith Freehills CIS LLP

TABLE OF CONTENTS

1.	Definitions	3

2.	Accession of Borrower 2 and Transfer of Debt	4

3.	Changes to the Facility Agreement	4

4.	Changes to Amendment Agreement No. 4	5

5.	Waiver of rights	5

6.	Acquisition of assets	5

7.	Restrictions	5

8.	Representations	6

9.	Conditions subsequent	6

10.	Applicable Law	6

11.	Dispute resolution	6

12.	Counterparts	7

Schedule 1 Conditions Precedent		8

Schedule 2 Restated Facility Agreement		12

Syndicated Facility Agreement dated 16 May 2016 (restated)	2

THIS AMENDMENT AGREEMENT NO. 5 TO SYNDICATED FACILITY AGREEMENT (the “Agreement”) is concluded on 22 April 2019 between:

(1)

“ZEMENIK” LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number 1167746153860, located at: Ulitsa Krzhizhanovskogo, 14, bldg. 3, office 304, 117218, Russian Federation (“Borrower 1”);

(2)

HEADHUNTER GROUP PLC, a public limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, address (location) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus (“Borrower 2”);

(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the “Arranger”);

(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the lender (the “Original Lender”); and

(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the “Facility Administrator”).

RECITALS

(A)	Borrower 1 and VTB Bank (public joint-stock company) as the arranger, facility agent and original lender concluded syndicated facility agreement dated 16 May 2016, as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 05 October 2017; and

(iv)	amendment agreement No. 4 dated 29 December 2017

(the “Facility Agreement”).

(B)

The original amount of the facility granted to Borrower 1 under the Facility Agreement was RUB 5,000,000,000. On 05 October 2017, the facility was increased to RUB 7,000,000,000. As of the date of this Agreement, the amount of the Facility Outstanding is RUB 5,915,000,000.

(C)	The parties hereby agree that on the conditions established by this Agreement:

(i)	the debt of Borrower 1 under Tranche C and Tranche D will be transferred to Borrower 2;

(ii)	Borrower 2 will be granted an additional tranche in the amount of RUB 3,000,000,000; and

(iii)	the Facility Agreement shall be amended and restated as set forth in the version attached to this Agreement (“Restated Facility Agreement”).

THE PARTIES AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

“Effective Date” means the date on which the Facility Administrator confirms to the Borrowers that the condition specified in Clause 5 (a) (Restrictions) has been met.

“New Finance Documents” means the Finance Documents listed in paragraph 1 (New Finance Documents) of Schedule 1 (Conditions Precedent).

“Party” means a party to this Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	3

1.2	Incorporated Terms

Unless otherwise follows from the context, terms that are used in the Restated Facility Agreement with a capital letter and which are not defined in this Agreement have the same meaning as in the Restated Facility Agreement.

1.3	Interpretation

The provisions of clause 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set forth in this Agreement, furthermore references to Clauses and Schedules shall be considered references to the clauses and schedules of this Agreement, unless the context indicates otherwise.

1.4	Purpose

This Agreement is a Finance Document.

2.	ACCESSION OF BORROWER 2 AND TRANSFER OF DEBT

(a)	From the Effective Date (inclusive) Borrower 2 shall accede to the Restated Facility Agreement as a co-borrower.

(b)	From the Effective Date the obligations (debt) of Borrower 1:

(i)

for repayment of the Facility Outstanding relating to Tranche C in the amount of RUB 950,000,000 (nine hundred and fifty million) and Tranche D in the amount of RUB 950,000,000 (nine hundred and fifty million); and

(ii)	for payment of interest accrued on the Facility Outstanding relating to Tranche C and Tranche D and not paid as of the Effective Date,

(“Transferred Debt”) shall be fully transferred to Borrower 2, while from the Effective Date (inclusive) Borrower 2 shall assume the obligations in respect of the Transferred Debt.

(c)

Borrower 1 shall pay Borrower 2 a fee for assuming the obligations in respect of the Transferred Debt in the amount of 100% (one hundred percent) of the amount of the Transferred Debt. The calculation by the Facility Administrator of the amount of Transferred Debt on the Effective Date is final and binding upon the Borrowers.

(d)	Borrower 1 and Borrower 2 hereby agree that the mutual obligations:

(i)	of Borrower 1 to Borrower 2 to pay a fee for taking on obligations in respect of the Transferred Debt specified in paragraph (c) above (in full); and

(ii)

of Borrower 2 to the Borrower 1 to repay the loan in accordance with the loan agreement (unnumbered) dated 10 October 2017 between Borrower 1 as the lender and the Borrower 2 as the borrower (to the extent equal to the amount of the obligation specified in sub-paragraph (i) above), shall mature on the Effective Date, and these obligations are subject to termination by setoff on such date.

(e)

The Parties hereby confirm that the fulfilment by Borrower 2 of obligations to pay the Transferred Debt in full or in part shall not result in Borrower 2 having any claims against Borrower 1 within the framework of the Transferred Debt, except as expressly provided for in paragraph 2(c)..

(f)	The pledge created in accordance with the Borrower 1 Pledge and the Headhunter FSU (Borrower 1) Pledge shall continue to be valid after the Transferred Debt has been transferred to Borrower 2.

3.	CHANGES TO THE FACILITY AGREEMENT

(a)

In order to harmonise the terminology used in the Facility Agreement with the applicable law, from the date of this Agreement the term “Facility Agent” shall be replaced by the term “Facility Administrator”.

Syndicated Facility Agreement dated 16 May 2016 (restated)	4

(b)

From the Effective Date, the Facility Agreement shall be amended and restated as set out in Schedule 2 (Restated Facility Agreement), and from the Effective Date the rights and obligations of the Parties under the Facility Agreement shall be governed and interpreted in accordance with the terms of the Restated Facility Agreement.

(c)	In addition to the other changes made to the Facility Agreement by this Agreement, the Restated Facility Agreement contains:

(i)	Borrower 1 Independent Guarantee Agreement (Clause 2.6 of the Restated Facility Agreement); and

(ii)

Borrower 2 Independent Guarantee Agreement (Clause 2.7 of the Restated Facility Agreement), which supersedes the independent guarantee agreement dated 1 June 2016 between Borrower 2 as guarantor, Borrower 2 as the principal, and the Original Lender and the Facility Administrator as beneficiary.

4.	CHANGES TO AMENDMENT AGREEMENT NO. 4

From the Effective Date, delete paragraphs (c) and (d) of Clause 2.1 and Clause 6 (Additional Obligations) of Amendment Agreement No. 4 without changing the numbering of subsequent clauses.

5.	WAIVER OF RIGHTS

If the Effective Date comes after the deadline given in Clause 21.3 (b) (ii) (Other obligations) of the Facility Agreement to remedy an Event of Default resulting from the non-fulfilment by Borrower 1 of its obligation stipulated in Clause 6.1 (a) of Amendment Agreement No. 4, for the purposes of Clause 21.3 (Other obligations) and 21.18 (Acceleration) of the Facility Agreement, the Facility Administrator, acting on the basis of the Consent of the Majority Lenders, hereby grants the Lenders’ waiver of their rights in respect of the said Event of Default.

6.	ACQUISITION OF ASSETS

The amount paid or payable by Headhunter FSU in the acquisition of a participatory interest in the amount of 25.01 percent of the charter capital of “Skilaz” Limited Liability Company (Primary State Registration Number 1177746032276), to which the Facility Administrator provided its consent on 5 February 2019, shall be taken into account when calculating the total amount payments by a member of the Group for the purposes of paragraph (c) of Clause 19.4 (Acquisition of Assets) of the Facility Agreement.

7.	RESTRICTIONS

(a)

The mandatory nature of the amendments and additions contemplated by Clause 3 (Changes to the Facility Agreement) and Clause 4 (Changes to Amendment Agreement No. 4) is subject (as contemplated by Article 327[1] of the Civil Code of the Russian Federation) to the Borrowers’ provision of the documents and information specified in Schedule 1 (Conditions Precedent) to the Facility Administrator, in a form satisfactory to the Facility Administrator, furthermore it is mandatory for corporate approvals and powers of attorney to be provided as originals or notarised copies.

(b)

The changes and additions made to the Facility Agreement and Amendment Agreement No. 4 in accordance with this Agreement are limited to the amendments and additions specified in Clause 3 (Amendments to the Facility Agreement) and Clause 4 (Amendments to Amendment Agreement No. 4). No other provisions of the Facility Agreement and Amendment Agreement No. 4 (other than those specified in Clause 3 (Amendments to the Facility Agreement) and Clause 4 (Amendments to Amendment Agreement No. 4) shall be modified or supplemented by this Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	5

(c)

Nothing in this Agreement affects the rights of the Finance Parties, or is considered a waiver of rights in relation to a Default, which the Borrowers did not report prior to this Agreement or which occurs after this Agreement.

(d)	This Agreement does not release the Borrowers from any obligations under the Facility Agreement, save for the cases expressly contemplated by Clause 5 (Waiver of Rights).

8.	REPRESENTATIONS

(a)	Each Borrower makes the representations set forth in Clause 16 (Representations) of the Restated Facility Agreement to each Finance Party.

(b)	The representations referred to in paragraph (a) above are made by the Borrowers on the date of this Agreement with reference to the circumstances existing as of the date of this Agreement.

(c)	References to the representations made in accordance with paragraph (a) above, to the Facility Agreement and Finance Documents shall be deemed to include references to this Agreement.

9.	CONDITIONS SUBSEQUENT

(a)

The Borrower shall provide the Facility Administrator with originals and duly certified copies (as applicable) of the documents listed in sections 2 and 3 of Schedule 1 (Conditions Precedent), as well as notarised translations into Russian of the said documents if they are in a foreign language and (or) apostilled, no later than 60 (sixty) days from the date of this Agreement.

(b)	The Borrowers undertake to provide the Facility Administrator, no later than 30 (thirty) Business Days after the date of the relevant Finance Document, with evidence of the following:

(i)

submission of each New Finance Document and the Headhunter FSU (Borrower 2) Pledge to the Cyprus Stamp Duty Commissioner in order for a decision to be taken on whether stamp duty is to be paid in respect of such documents; and

(ii)	payment of stamp duty in respect of such documents in the amount established by the Cyprus Stamp Duty Commissioner, or exemption of such documents from stamp duty payment.

(c)

Borrower 2 shall provide a certificate of registration of changes to details of charge, issued by the Cyprus Registrar of Companies in accordance with Section 93 of the Companies Act of the Republic of Cyprus, Chapter 113 no later than thirty (30) Business Days after signing the relevant supplemental agreement to the Borrower 1 Pledge, contemplated by paragraph 1.2(a) of Schedule 1 (Conditions Precedent).

(d)

Borrower 1 shall provide (or procure that Headhunter FSU provides) a certificate of registration of changes to details of charge, issued by the Cyprus Registrar of Companies in accordance with Section 93 of the Companies Act of the Republic of Cyprus, Chapter 113 no later than thirty (30) Business Days after signing the supplemental agreement to the Headhunter Pledge, contemplated by paragraph 1.2(b) of Schedule 1 (Conditions Precedent).

10.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with it.

11.	DISPUTE RESOLUTION

(a)	Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved

Syndicated Facility Agreement dated 16 May 2016 (restated)	6

out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with paragraph (b) below.

(b)

Subject to the provisions of paragraph (a) above, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court.

12.	COUNTERPARTS

This Agreement is signed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	7

SCHEDULE 1

CONDITIONS PRECEDENT

1.	New Finance Documents

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly concluded by each of its parties or issued by the relevant person:

1.1	This Agreement.

1.2	In respect of the Pledges:

(a)	Supplemental Agreement to the Borrower 1 Pledge.

(b)	Supplemental Agreement to the Headhunter Pledge.

(c)	Supplemental Agreement to the Headhunter FSU Pledge (Borrower 1).

1.3	In respect of the Independent Guarantees:

(a)	Borrower 1 Independent Guarantee.

(b)	Amendment to Borrower 2 Independent Guarantee.

(c)	Amendment to Headhunter FSU Independent Guarantee.

(d)	Amendment to Headhunter Independent Guarantee.

(e)	Supplemental Agreement to the Independent Guarantee Agreement between the Borrowers, Lenders and Headhunter FSU ..

(f)	Supplemental Agreement to the Independent Guarantee Agreement between the Borrowers, Lenders and Headhunter.

2.	Corporate documents required to issue a Russian law legal opinion

2.1	Notarised copy of the following:

(a)

the Obligor’s charter, registered in accordance with the established procedure, and the valid changes and additions thereto stamped by the authorised tax body (including the relevant entries or certificates of registration);

(b)	certificate of state registration of the Obligor;

(c)	certificates of Obligor’s tax registration with a tax body at the location of the company.

2.2

Up-to-date extract from the Unified State Register of Legal Entities in relation to the Obligor, issued by the authorised tax body, containing information as of no earlier than 7 (seven) days before this Agreement (including in the form of an electronic document signed electronically by the authorised tax body).

2.3

An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4

An original or copy duly certified by the relevant Obligor of the resolution of the Obligor’s authorised management body on approving the terms of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation);

2.5	Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter of the Obligor.

Syndicated Facility Agreement dated 16 May 2016 (restated)	8

2.6

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the Obligor the authority needed to sign the New Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the New Finance Documents to which the relevant Obligor is party (if applicable).

2.7

Signature cards of each person authorised to sign on behalf of the Obligor the New Finance Documents to which the relevant Obligor is party, or to sign or send any documents or notifications in connection with any Finance Documents.

2.8	A document signed by an authorised representative of the Obligor, confirming, inter alia, that:

(a)

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 1 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

(b)

all corporate approvals required in accordance with applicable law in respect of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor;

(c)	the total value of transactions under the New Finance Documents to which the relevant Obligor is party amounts to over fifty (50) percent of the book value of the assets of the relevant Obligor; and

(d)

in relation to Borrower 1—the Regulated Procurement Law does not apply to the conclusion by Borrower 1 of the Finance Documents to which it is party (however, such confirmation should not apply to the application of the Regulated Procurement Law to any Finance Party).

3.	Corporate documents required to issue a Cypriot law legal opinion

3.1	Apostilled copy of certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus.

3.2	Apostilled copy of the articles of association and charter (together with all changes and additions to them) in Greek (with the Registration Service stamp on them) and in English.

3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.5	Apostilled original certificate of shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.

3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.

3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.

3.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.

Syndicated Facility Agreement dated 16 May 2016 (restated)	9

3.10

A notarised and, if applicable, apostilled copy or original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

(a)

on approving the terms of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the New Finance Documents to which the relevant Obligor is party;

(b)	on granting the relevant person or persons with the authority needed to sign the New Finance Documents to which the relevant Obligor is party, on the latter’s behalf; and

(c)

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the relevant Obligor the authority needed to sign the New Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the New Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in paragraph 3.10(b).

3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 1 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	Security

4.1	With regard to the supplemental agreement to the Borrower 1 Pledge contemplated by paragraph 1.2(a):

(a)

a copy of the register of charges of Borrower 2, reflecting the amended details regarding the terms of the pledge in accordance with Section 99 of the Companies Act of the Republic of Cyprus, Chapter 113; and

(b)

evidence that an application was filed with the Cyprus Registrar of Companies on changing the details regarding the pledge in accordance with Section 90 of the Companies Act of the Republic of Cyprus, Chapter 113.

4.2	With regard to the supplemental agreement to the Headhunter Pledge contemplated by paragraph 1.2(b):

(a)

a copy of the register of charges of Headhunter FSU, reflecting the amended details regarding the terms of the pledge in accordance with Section 99 of the Companies Act of the Republic of Cyprus, Chapter 113; and

(b)

evidence that an application was filed with the Cyprus Registrar of Companies on changing the details regarding the pledge in accordance with Section 90 of the Companies Act of the Republic of Cyprus, Chapter 113;

(c)	signed and dated waiver by Borrower 2 of the right of pre-emption, drawn up in the form set forth in such supplemental agreement;

(d)	a pledge notification drawn up substantially in the form set forth in such supplemental agreement; and

Syndicated Facility Agreement dated 16 May 2016 (restated)	10

(e)	a certificate, drawn up substantially in the form set forth in such supplemental agreement, confirming that an entry regarding the pledge was made, and a certified copy of the register of members.

4.3	With regard to the supplemental agreement to the Headhunter FSU (Borrower 1) Pledge contemplated by paragraph 1.2(c):

(a)

a copy of the register of shareholders of Headhunter FSU, reflecting the amended details regarding the terms of the pledge in accordance with Section 138(2) of the Contracts Act of the Republic of Cyprus, Chapter 149;

(b)	signed and dated waiver by Borrower 2 of the right of pre-emption, drawn up in the form set forth in such supplemental agreement;

(c)	a pledge notification drawn up substantially in the form set forth in such supplemental agreement; and

(d)	a certificate, drawn up substantially in the form set forth in such supplemental agreement, confirming that an entry regarding the pledge was made, and a certified copy of the register of members.

5.	Other documents and evidence

5.1	Evidence that all fees and expenses due and payable by the Obligors under any Finance Documents have been or will be paid by the first Utilisation Date for Tranche E.

5.2	Confirmation of payment of legal fees (for Herbert Smith Freehills CIS LLP and Alexandros Economou).

6.	Legal opinions

The following legal opinions:

(a)	legal opinion prepared by Herbert Smith Freehills CIS LLP, the Facility Administrator’s legal adviser on Russian law; and

(b)	legal opinion prepared by Alexandros Economou, the Facility Administrator’s legal adviser on Cypriot law,

each of which is prepared in a form acceptable to the Facility Administrator, prior to the signature of this Agreement and addressed to the Finance Parties that were Finance Parties as of the date of the relevant opinion.

Syndicated Facility Agreement dated 16 May 2016 (restated)	11

SCHEDULE 2

RESTATED FACILITY AGREEMENT

Syndicated Facility Agreement dated 16 May 2016 (restated)	12

“ZEMENIK” LIMITED LIABILITY COMPANY

as Borrower 1

HEADHUNTER GROUP PLC

as Borrower 2

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

SYNDICATED FACILITY AGREEMENT

dated 16 May 2016

as amended by

amendment agreement No. 1 dated 14 December 2016

amendment agreement No. 2 dated 28 June 2017

amendment agreement No. 3 dated 05 October 2017

amendment agreement No. 4 dated 29 December 2017

amendment agreement No. 5 dated 22 April 2019

Herbert Smith Freehills CIS LLP

Syndicated Facility Agreement dated 16 May 2016 (restated)	13

TABLE OF CONTENTS

1.	Definitions	16

2.	Subject matter of the Agreement	30

3.	Purpose	34

4.	Conditions Precedent	34

5.	Granting of Facility	36

6.	Termination of Lender’s obligations	36

7.	Repayment of Facility	36

8.	Early repayment and Cancellation of Facility	37

9.	Interest	40

10.	Interest Periods	41

11.	Fees of Finance Parties	43

12.	Taxes	44

13.	Additional Costs	45

14.	Other Indemnities	46

15.	Mitigation by the Finance Parties	47

16.	Representations	47

17.	Information Undertakings	51

18.	Financial Covenants	54

19.	General Undertakings	57

20.	Placement	65

21.	Events of Default	66

22.	Changes to the Parties	70

23.	Finance Parties	72

24.	Payment mechanism	77

25.	Notices	79

26.	Partial invalidity	81

27.	Amendment of Agreement	81

28.	Confidentiality	81

29.	Applicable Law	83

30.	Dispute resolution	83

31.	Counterparts	83

Schedule 1 The Parties, Available Commitments and Security		84

Schedule 2 Conditions Precedent		86

Schedule 3 Form of Utilisation Request		98

Schedule 4 Form of Lender Rights Assignment Agreement		99

Schedule 5 Forms of Compliance Certificates		106

Schedule 6 Facility Repayment Schedule		110

Schedule 7 Existing Financial Indebtedness		113

Syndicated Facility Agreement dated 16 May 2016 (restated)	14

Schedule 8 Intellectual Property	114

Schedule 9 Group Structure Chart	116

Schedule 10 List of existing loans	117

Schedule 11 List of Russian banks	118

Syndicated Facility Agreement dated 16 May 2016 (restated)	15

THIS SYNDICATED FACILITY AGREEMENT (the “Agreement”) dated 16 May 2016, as amended by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 05 October 2017, amendment agreement No. 4 dated 29 December 2017, and amendment agreement No. 5 dated 22 April 2019, has been entered into between:

(1)

“ZEMENIK” LIMITED LIABILITY COMPANY, established in accordance with the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number 1167746153860, located at: Ulitsa Krzhizhanovskogo, 14, bldg. 3, office 304, 117218, Russian Federation (“Borrower 1”);

(2)

HEADHUNTER GROUP PLC, a public joint-stock limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, address (location) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus) (“Borrower 2”);

(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the “Arranger”);

(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the lender (the “Original Lender”); and

(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the “Facility Administrator”).

THE PARTIES AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

“Auditors” means:

(a)

in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b)

in relation to the financial statements of the Group’s members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K—Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

“Affiliate” means a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

“Basel II” means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework.”

“Basel III” means:

(a)

the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: “Basel III: A global regulatory framework for more resilient banks and banking systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” with subsequent changes and additions;

(b)

the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 “Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text” with subsequent changes and additions; and

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(c) any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

“Majority Lenders” means:

(a) in the period up to the Utilisation Date: the Lenders whose Available Commitments total 75 (seventy-five) percent or more of the Total Commitments;

(b) if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75 (seventy-five) percent or more of the Total Commitments immediately prior to the date of that reduction; or

(c) in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75 (seventy-five) percent or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

“Revenue” means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

“Guarantor” means Borrower 1, Borrower 2, Headhunter FSU, Headhunter and each Additional Guarantor.

“Treaty State” means a state that has a valid Double Taxation Treaty with the Russian Federation.

“Group” means, for the purposes of this Agreement, Borrower 2, as well as the Subsidiaries of Borrower 2, whose financial statements are consolidated with the financial statements of Borrower 2 in accordance with IFRS in the relevant period of time.

“Effective Date of Amendment Agreement No. 5” has the meaning given to the term “Effective Date” in Amendment Agreement No. 5.

“Utilisation Date” means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the relevant Borrower.

“Final Repayment Date of Tranche A and Tranche B” means 15 May 2021.

“Final Repayment Date of Tranche C and Tranche D” means 05 October 2022.

“Final Repayment Date of Tranche E” means the date falling 1825 (one thousand eight hundred and twenty-five) days after the date of Amendment Agreement No. 5.

“Interest Payment Date” means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

“Cash” has the meaning given to this term in IFRS.

“Pledge” means each of the following pledges:

(a)	Borrower 1 Pledge;

(b)	Headhunter Pledge;

(c)	Headhunter FSU (Borrower 1) Pledge;

(d)	Headhunter FSU (Borrower 2) Pledge;

(e)	each pledge entered into in accordance with Clause 20 (b) (i) (Placement);

(f)	each Additional Pledge; and

(g)	any other pledge entered into to secure the obligations of the Borrowers under this Agreement.

“Borrower 1 Pledge” means the pledge of a participatory interest in the charter capital of Borrower 1 that is governed by Russian law and entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	17

“Borrower 2 Pledge” means each pledge of shares of Borrower 2 that is governed by Cypriot law and entered into between the Lenders, Highworld and ELQ Investors VIII to secure the obligations of Borrower 1 under this Agreement, which terminated due to the parties’ entering into the relevant pledge termination agreement on the date of Amendment Agreement No. 4.

“Headhunter Pledge” means the pledge of a participatory interest in the charter capital of Headhunter that is governed by Russian law and entered into between the Lenders and Headhunter FSU to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 1) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into between the Lenders and Borrower 1 to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 2) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into or to be entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

“SPA 1” means the sale and purchase agreement for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU between the Seller as seller and Borrower 2 as buyer dated 24 February 2016.

“SPA 2” means the sale and purchase agreement for 50 (fifty) percent minus one share in the charter capital of Headhunter FSU between Borrower 2 as seller and Borrower 1 as buyer, contemplating payment through the accounts of the parties to SPA 2, opened with the Facility Administrator, RKB Bank Ltd. (Cyprus) or banks affiliated with the Facility Administrator.

“Double Taxation Treaty” means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

“Security Agreement” means:

(a)	each Pledge;

(b)	each Independent Guarantee; and

(c)	each Additional Guarantee.

“Lender Rights Assignment Agreement” means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 22 (Changes to the Parties) assigns its rights and (or) transfers obligations under this Agreement to a New Lender (as defined in Clause 22 (Changes to the Parties)).

“Document relating to Restructuring” has the meaning given in Amendment Agreement No. 2.

“Group Equity Instruments” means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group.

“Obligor” means each person listed in Part 2 (Obligors) of Schedule 1 (Parties).

“Highworld Dollar Loan” means the loan of USD 27,031,978 extended under the loan agreement between Borrower 2 (as borrower) and Highworld (as lender) dated 24 February 2016.

“Additional Guarantee” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Guarantor” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Pledge” has the meaning given in Clause 18.5 (Additional Guarantees).

“Subsidiary” means any legal person, if another (principal) company or partnership:

(a)	holds the majority of voting rights in that legal person; or

Syndicated Facility Agreement dated 16 May 2016 (restated)	18

(b) has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or

(c) has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or

(d) is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or

(e) controls that legal person,

including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

“Associate” means any legal person in which the first legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital.

“Borrower” means Borrower 1 or Borrower 2.

“Bankruptcy Law” means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 “On Insolvency (Bankruptcy)”.

“Credit Histories Law” means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories”.

“Regulated Procurement Law” means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 “On the Procurement of Goods, Works and Services by Certain Types of Legal Entities.”

“Syndicated Loan Law” means the Federal Law of the Russian Federation No. 486-FZ dated 20 December 2017 “On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation”.

“Pledgor” means Borrower 1, Borrower 2 and Headhunter FSU, as well as each pledgor under each Additional Pledge.

“Utilisation Request” means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

“100RABOT Ownership Change” means the execution of each of the following actions:

(a) the acquisition by Headhunter FSU of the title in respect of 50% of the participatory interests in the charter capital of 100RABOT from DAY.AZ MEDIA LLC, a limited liability company established and operating in accordance with the laws of the Republic of Azerbaijan under state registration number 1402124681, registered at: Flat 9, 2 Ul. Rustama Suleimana, Baku, AZ1010, provided that:

(i)	the acquisition will be carried out no later than 31 December 2019; and

(ii)	the purchase price will not exceed RUB 3,500,000 or the equivalent of this amount in another currency at the rate of the Bank of Russia on the day on which the transaction is concluded; and

(b) an increase in the charter capital of 100RABOT through a third party contribution and (or) the alienation of participatory interests in the charter capital of 100RABOT to a third party, provided that Headhunter FSU retains the title to over 50 percent of ordinary shares or participatory interests in the charter capital of 100RABOT;

“Intellectual Property” means the Obligors’ Trademarks, domain names (including the Obligors’ Websites) registered to the Group’s members, database and other intellectual property, the rights to which are owned by the Group’s members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

Syndicated Facility Agreement dated 16 May 2016 (restated)	19

“Exceptional Income or Expenses” means any income or expenses arising from extraordinary circumstances of an Obligor’s business, and recognised as such with the Consent of the Majority Lenders.

“Key Rate” means:

(a) for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and

(b) for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at: www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change. Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

“Consolidated Net Debt” has the meaning given in Clause 18.7 (Definitions).

“Consolidated EBIT” means the Group’s consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a) before any amounts related to financial expenses are deducted;

(b) excluding any amounts relating to interest due to any member of the Group;

(c) after deducting profits or adding losses of any member of the Group related to non-controlling interests;

(d) excluding positive or negative unrealised exchange rate differences;

(e) excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;

(f) excluding expected returns on pension plan assets;

(g) excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;

(h) exclusively for Relevant Periods ending on 30 June 2016, 31 December 2016 and 30 June 2017—excluding Transaction Expenses.

“Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a) any amounts relating to depreciation and impairment of fixed assets;

(b) any amounts related to goodwill impairment;

(c) any amounts relating to depreciation and impairment of other intangible assets; and

(d) for the purpose of determining the financial indicators referred to Clause 9.2 (a) (Margin revision), advertising costs incurred in 2016 in the amount of up to RUB 200,000,000.

“Confidential Information” means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a) any member of the Group or consultant thereof; or

(b) another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

Syndicated Facility Agreement dated 16 May 2016 (restated)	20

with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party’s violation of the conditions of Clause 28 (Confidentiality); or

(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

“Facility” means the funds within the Total Commitments that are lent to Borrowers by Lenders under this Agreement in the form of Tranches.

“Lender” means:

(a) any Original Lender; and (or)

(b) any bank or other credit or other organisation (except for any entities in the Group) which acquires receivables of the Borrowers and/or a commitment to grant the Facility in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) and the applicable law.

“Available Commitment” means the amount of funds that:

(a) (with respect to the Original Lender) the Original Lender shall lend to any Borrower under a Tranche in accordance with the terms of this Agreement, and as indicated in the table in Part 1(Original Lenders and Available Commitments) of Schedule 1 (Parties); and

(b) (in relation to any other Lender), the relevant Lender shall provide to any Borrower due to the commitments to grant the Facility to such Borrower being transferred to it by the Original Lender,

and which may be modified in accordance with the terms of this Agreement.

“Margin” means:

(a) with respect to any Interest Period beginning prior to the date of Amendment Agreement No. 3: 3.7 (three point seven) percent per annum; or

(b) (except for Tranche E) with respect to any Interest Period beginning on or after the date of Amendment Agreement No. 3:

(i)	2.0 (two) percent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.5 (two point five) percent per annum; and

(c) for Tranche E:

(i)	2.4 (two point four) per cent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.9 (two point nine) percent per annum.

“Intercreditor Agreement” means the subordination agreement concluded on or around the date of this Agreement between Borrower 1, Borrower 2, Headhunter FSU, Headhunter and the Lenders, on ranking of creditors’ claims.

“IFRS” means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

“Tax” means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

Syndicated Facility Agreement dated 16 May 2016 (restated)	21

“Tax Relief” means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

“Tax Deduction” means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit) tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

“Tax Payment” means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

“Independent Guarantee” means each independent guarantee issued by the Guarantor in favour of the Lenders.

“Default” means:

(a) an Event of Default; or

(b) an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon (1) the expiration of any deadline established by this Agreement to rectify a violation, (2) the sending of any notice, or (3) the taking of the relevant decision in respect of the Finance Documents.

“Unused Available Commitment” means the Available Commitment of each individual Lender less:

(a) the amount of funds already provided to the relevant Borrower by this Lender, and

(b) Amount Payable by this Lender.

“Unlimited Guarantee” means each indemnity provided by Borrower 2 in favour of the banks (including their Affiliates) arranging the Placement, the depositary bank engaged in connection with the Placement, and/or The Depository Trust Company, for the purpose of the Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Placement prospectus, and with Borrower 2 exercising its rights and performing its obligations within the framework of the Placement.

“Facility Outstanding” means, at any time, the funds loaned to the Borrowers in accordance with this Agreement and which have not been repaid to the Lenders.

“Encumbrance” means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person’s obligations, or any agreement entered into in order to secure performance of obligations.

“Original Financial Statements” means:

(a) the audited financial statements of Borrower 2 for 2015;

(b) the annual statements of Headhunter for 2015, prepared in accordance with RAS; and

(c) management accounts of Headhunter FSU, prepared in accordance with the Group’s management accounts policy, as of 31 December 2015.

“Utilisation Period” means:

(a) with respect to Tranche A: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 45 (forty-five) days after the date of this Agreement;

(b) with respect to Tranche B: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 730 (seven hundred and thirty) days after the date of this Agreement;

Syndicated Facility Agreement dated 16 May 2016 (restated)	22

(c) with respect to Tranche C and D: the period from the date of Amendment Agreement No. 3 (inclusive) to the date (inclusive) falling 180 (one hundred and eighty) days after the date of Amendment Agreement No. 3; and

(d) with respect to Tranche E: the period from the date of Amendment Agreement No. 5 (inclusive) to the date (inclusive) falling 120 (One hundred and twenty) days after the date of Amendment Agreement No. 5.

“Remuneration Plan Based on Group Equity Instruments” means an agreement contemplating that employees (or former employees) of the Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a) remuneration in the form of Group Equity Instruments; or

(b) remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments.

“Sanctioned Person” has the meaning given to this term in Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

“Leverage” has the meaning given to this term in Clause 18.2 (Leverage).

“Interest Cover” has the meaning given to this term in Clause 18.3 (Interest Cover).

“EBITDA” means the EBITDA of any member of the Group, determined on the last reporting date:

(a) at the end of the financial year or financial half-year, in accordance with the Group’s financial statements for the relevant financial year or financial half-year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements); or

(b) at the end of the first or third financial quarter, based on the relevant management accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1 (c) (Financial Statements).

“Acceptable Lender” means a Lender, which is:

(a) a Russian legal person, or

(b) resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

“Applicable Reporting Standards” means the financial reporting standards applicable to any Obligor.

“Seller” means Mail.ru Group LTD, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 655058, located at: 28 Oktovriou, 232, Oceanic Building, office 501, 3035 Limassol, Cyprus.

“Proportional Share” means:

(a) for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b) for any other purposes:

(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or

(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrowers by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrowers by all Lenders, together with the Amount Payable by all Lenders.

Syndicated Facility Agreement dated 16 May 2016 (restated)	23

“Interest Period” means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

“Business Day” means any day on which banks are open to conduct ordinary banking operations in Moscow and Nicosia; with the exception of Clause 4.2(b) (Submission of Utilisation Request) and Clause 8.3 (a) (Voluntary Early Repayment of Facility Outstanding), in respect of which “Business Day” will be any day on which banks are open for ordinary banking operations in Moscow.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a) arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;

(b) of a member of the Group that exists on the date of this Agreement, as specified in Schedule 7 (Existing Financial Indebtedness);

(c) of members of the Group, for which the claims procedure and ranking of claims are regulated by the Intercreditor Agreement;

(d) of Borrower 2 to its shareholders, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(e) of Borrower 2 under loans from Highworld and ELQ Investors provided on 27 April 2016 in an amount of no more than RUB 4,000,000,000 (four billion) in total, for payment by Borrower 2 to the Seller of part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1;

(f) of any Obligor to another Obligor; and

(g) of members of the Group to third parties under loans and borrowings in a total amount not exceeding 10 (ten) percent of the Consolidated EBITDA.

“Placement” means the placement, under an open offer, among an unlimited number of persons, of shares in Borrower 2, totalling not more than 37.5 (thirty seven point five) percent of the charter capital of Borrower 2 after such placement, including:

(a) no more than 30,000,000 (thirty million) additional shares in Borrower 2 with a par value of EUR 0.002 (zero point zero zero two) each; and (or)

(b) existing shares acquired by the banks arranging the placement from the existing shareholders of Borrower 2.

“Permitted Payments” means:

(a) any payments made by a member of the Group to any Obligor;

(b) any payments made by any Obligor to another Obligor;

(c) payment of distributable profit by any member of the Group to the shareholders of Borrower 2 (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d) payment to another member of the Group or shareholders of Borrower 2 of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not change;

(e) payment of funds by a member of the Group to another member of the Group in an amount not exceeding RUB 300,000,000 within three months from the Utilisation Date for Tranche A, and the subsequent payment of these funds by Borrower 2 to the shareholders of Borrower 2;

(f) payments by Borrower 2 to the Seller under SPA 1 for an amount not exceeding RUB 5,000,000,000 (five billion), within three months from the date of this Agreement; and

Syndicated Facility Agreement dated 16 May 2016 (restated)	24

(g) payments made to Borrower 2, within 5 (five) Business Days after the Utilisation Date for Tranche A:

(i)	in favour of Highworld, to repay the Highworld Dollar Loan;

(ii)

in favour of Highworld, to repay the loan provided by Highworld on 27 April 2016, the funds under which were transferred by Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1; and

(iii)

in favour of ELQ Investors, to repay the loan provided by ELQ Investors on 27 April 2016, the funds under which were transferred to Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1.

(h) payment within 5 (five) Business Days after the Utilisation Date for Tranche B:

(i)	by Borrower 1 (of an amount not exceeding the amount of Tranche B) to Borrower 2 in accordance with SPA 2; and

(ii)

by Borrower 2 of the amount received from Borrower 1 in accordance with SPA 2 to ELQ Investors and Highworld, to repay loans provided by ELQ Investors and Highworld to Borrower 2 prior to this Agreement; and

(i) mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person, however, any payments specified in paragraphs (a) to (i) of this definition, should not result in the person making such payments having negative net assets.

“Permitted Redemption” means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a) if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such pledge, regardless of the relevant redemption;

(b) this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and

(c) the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law.

“Permitted Loan” means loans:

(a) granted by any Obligor to another Obligor;

(b) granted by any member of the Group to an Obligor under loan agreements, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(c) granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor;

(d) granted by any member of the Group to third parties, the total principal amount of which at any time does not exceed five (5) percent of the Consolidated EBITDA; and

(e) granted by the shareholders of Borrower 2 on 27 April 2016 in an amount not exceeding RUB 4,000,000,000 (four billion), the funds under which were transferred to Borrower 2 (or for or on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU under SPA 1.

Syndicated Facility Agreement dated 16 May 2016 (restated)	25

“Transaction Expenses” means the amount of expenses for legal counsel and due diligence incurred in connection with the transaction under SPA 1 in the amount of RUB 45,605,039 (RUB 36,281,344 in the first half of 2016 and RUB 9,323,695 in the second half of 2016).

“Test Date” means the end date of the Relevant Period.

“Relevant Period” means, for the purpose of calculating the financial indicators set forth in Clause 18 (Financial Covenants), any period of twelve (12) months ending on the last day of the Group’s financial half-year or on the last day of the Group’s financial year.

“RAS” means accounting rules in accordance with Russian law.

“Rouble,” “RUB,” or “rub.” means the legal tender of the Russian Federation.

“Obligors’ Websites” means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

“Event of Default” means any event or circumstance specified in Clause 21 (Events of Default).

“Total Commitments” means the aggregate of the Available Commitments of all Lenders, which amounts to RUB 10,000,000,000 (ten billion) as of the Effective Date of Amendment Agreement No. 5.

“Total Unused Commitments” means the aggregate of the Unused Available Commitments of all Lenders.

“Consent” has the meaning given to this term in Clause 23 (a) (Finance Parties).

“Amendment Agreement No. 2” means amendment agreement No. 2 to this Agreement dated 28 June 2017.

“Amendment Agreement No. 3” means amendment agreement No. 3 to this Agreement dated 5 October 2017.

“Amendment Agreement No. 4” means amendment agreement No. 4 to this Agreement dated 29 December 2017.

“Amendment Agreement No. 5” means amendment agreement No. 5 to this Agreement dated 22 April 2019.

“Additional Guarantee Agreement” has the meaning given in Clause 18.5 (Additional Guarantees).

“Independent Guarantee Agreement” means each independent guarantee agreement between the Borrowers (or one of the Borrowers), the Lenders and the relevant Guarantor, for the provision of an Independent Guarantee.

“Party” means a party to this Agreement.

“Finance Party” means each Lender, Facility Administrator and Arranger.

“Amount Payable” means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by a Borrower.

“Material Adverse Effect” means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a) the financial condition of the Group as a whole;

(b) the Obligors’ ability to perform their obligations under any Financial Document;

(c) the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or

(d) the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

Syndicated Facility Agreement dated 16 May 2016 (restated)	26

“Material Group Member” means any Obligor, as well as any Group member, the EBITDA, assets and revenues of which, based on the consolidated financial statements of the Group as of the last reporting date, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements), exceed 2.5 (two point five) per cent of the corresponding consolidated indicators of the Group based on the same financial statements.

“Existing Commercial Contracts” means the following agreements between Headhunter as lessee and Caliber LLC as lessor for the lease of Headhunter’s office in Moscow:

(a) lease agreement No. 4735 dated 04 May 2016; and

(b) lease agreement No. 5536 dated 10 December 2018.

“Group Structure Chart” means the Group’s structure chart attached as Schedule 9 (Group Structure Chart), or (if any Borrower after the date of this Agreement provided the Facility Administrator with a new Group structure chart) the Group structure chart that was last provided by any Borrower to the Facility Administrator.

“Facility Administrator’s Account” means the Facility Administrator’s account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

“Disruption Event” means:

(a) a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties under the Finance Documents,

and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

“Obligors’ Trademarks” means the trademarks registered by Obligors and Additional Guarantors and specified in Schedule 8 (Intellectual Property).

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E.

“Tranche A” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 4,000,000,000 (four billion).

“Tranche B” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion).

“Tranche C” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche D” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche E” means part of the Facility granted to Borrower 2 under the terms of this Agreement in the amount of RUB 3,000,000,000 (three billion).

“Financial Indebtedness” means any indebtedness formed as a result of:

(a) receiving funds in the form of a loan or credit;

(b) obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of “financial indebtedness” under IFRS;

Syndicated Facility Agreement dated 16 May 2016 (restated)	27

(c) issuing bonds, promissory notes and any other debt instruments;

(d) entering into a finance lease contract;

(e) executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f) executing repo transactions or any other transaction that constitutes borrowing under IFRS;

(g) assuming liability for damages or expenses incurred by entities that are not members of the Group;

(h) entering into Remuneration Plans based on Group Equity Instruments; or

(i) executing transactions whereby obligations are assumed: (A) under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of the Unlimited Guarantee; or (B) in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or (C) in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted, or other indebtedness having an economic nature of a borrowing under IFRS. In each case without double counting.

“Finance Document” means:

(a) this Agreement;

(b) each Security Agreement;

(c) each Independent Guarantee Agreement;

(d) each Additional Guarantee Agreement;

(e) the Intercreditor Agreement;

(f) each Lender Rights Assignment Agreement;

(g) each Utilisation Request;

(h) any other document that (i) the Facility Administrator and (ii) Borrower 1 (before the date of Amendment Agreement No. 5) or Borrowers (after the date of the Amendment Agreement No. 5) agreed in writing to be considered a Finance Document; or

(i) each Document relating to Restructuring.

“Holding Company” as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

“Headhunter” means “Headhunter” limited liability company, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: 1067761906805, located at: Bldg. 10, 9 Ul. Godovikova, Moscow, Russian Federation.

“Cash Equivalents” has the meaning given to this term in IFRS.

“ELQ Investors” means ELQ Investors II Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 06375035, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“ELQ Investors VIII” means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“Headhunter FSU” means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

Syndicated Facility Agreement dated 16 May 2016 (restated)	28

“Highworld” means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

“100RABOT” means limited liability company “100RABOT.AZ”, a legal person established and operating in accordance with the laws of the Republic of Azerbaijan under registration number 1402343161, located at Bldg. 2, 9 Ul. Rustama Suleimana, Baku, Azerbaijan, AZ1010.

1.2	Interpretation

(a)	In this Agreement, unless the context otherwise requires:

(i)	references to the “Facility Administrator”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” include their successors as required by law or this Agreement;

(ii)

document “in an agreed form” means a document agreed in writing (i) by the Facility Administrator and (ii) Borrower 1 (before the date of Amendment Agreement No. 5) or Borrowers (after the date of Amendment Agreement No. 5);

(iii)	“assets” include existing or future property, income and rights of any nature;

(iv)

reference to “Finance Document” or other agreement, document or financial instrument includes such Finance Document or other agreement, document or financial instrument with all amendments and additions made thereto at any time;

(v)	“person” includes any natural person, legal person, state body, government or state;

(vi)

“law” means any law, ruling, decree, order, decision, regulation, rule, official directive, requirement or recommendation of any legislative or executive state, municipal, interstate or international body, ministry, department, service, agency or committee of either a self-regulatory organisation or any judicial body;

(vii)	reference to a provision of law is a reference to such provision with all amendments and additions made thereto at any time;

(viii)	it is understood that the words “include” and “including” are accompanied by the words “inter alia”;

(ix)	Clause or Schedule means a reference to a clause of this Agreement or a schedule to it; and

(x)	any reference to the time of day implies Moscow time, unless otherwise specified in the Agreement.

(b)

Unless the context otherwise requires, a reference to “month” means a period beginning on one of the days of a calendar month and ending on the same date of the next calendar month, with the following exceptions:

(i)	if the relevant date is not a Business Day, such period shall end on the next Business Day (if any) of that month or (if none) on the preceding Business Day; and

(ii)	if there is no corresponding date in such month, then this period shall end on the last Business Day of this month.

(c)	For the purposes of this Agreement, “control” means:

(i)	the right (existing by virtue of direct or indirect participation in the charter capital of a legal person, on the basis of a written agreement by virtue of law or otherwise), which allows:

Syndicated Facility Agreement dated 16 May 2016 (restated)	29

(A)	to vote or control the voting of at least 50 percent of the maximum number of votes entitled to vote at the general meeting of the legal person; or

(B)

to appoint or remove from office a person who performs the functions of the sole executive body of a legal person or all or the majority of the members of any collegial management bodies of a legal person; or

(C)	to give binding instructions regarding the activities or financial policies of a legal person; and (or)

(ii)	to directly or indirectly own at least 50 percent of ordinary shares or participatory interests in the charter capital of a legal person;

and “controlled” and “to control” have a corresponding meaning.

(d)

Unless otherwise provided for in this Agreement, interest and amounts of remuneration payable by an Obligor under any Finance Document shall be calculated in accordance with the provisions of the relevant Finance Document and calculated based on the actual days elapsed and a year of 365/366 (three hundred and sixty-five/three hundred and sixty-six) days.

(e)	The headings used in this Agreement shall have no effect on how the Agreement is interpreted.

2.	SUBJECT MATTER OF THE AGREEMENT

2.1	Loan Relations

(a)

Subject to the Borrowers’ compliance with the provisions of this Agreement, each Lender shall grant the Facility to the relevant Borrower in the amount of its Available Commitment and to properly perform the obligations contemplated by this Agreement during its term, while the Borrowers shall properly perform the obligations contemplated by this Agreement during its term, including the obligation to repay to each Lender the Facility Outstanding received from it, the interest on it, and to pay the other amounts contemplated by the Agreement to the Finance Parties.

(b)

A Lender’s obligation to grant the Facility to a Borrower under the relevant Tranche arises after the relevant Borrower has fully complied with the requirements contemplated by Clause 4 (Conditions Precedent).

2.2	Finance Parties

(a)

Each Lender has an independent right to demand that the Borrowers repay the Facility Outstanding, interest and other payments contemplated by the terms of this Agreement. Except as provided for in this Agreement, each Finance Party has the right to independently enforce its rights under the Finance Documents. At the same time, the Finance Parties shall exercise their rights subject to the provisions of Clause 23 (Finance Parties).

(b)

No Finance Party shall be liable for the obligations of another Finance Party under the Finance Documents. In the event that any Lender refuses to grant the Facility on the basis contemplated by Clause 6 (Termination of Lender’s obligations), and also if a Lender violates its obligation to grant the Facility within its Available Commitment, the Facility amount shall be reduced by this Lender’s Available Commitment.

Syndicated Facility Agreement dated 16 May 2016 (restated)	30

2.3	Facility Administrator

(a)

This Agreement defines the conditions and procedure for appointing a Facility Administrator and its carrying out of legal and other actions on behalf and in the interests of all Lenders. The authority of the person performing the functions of the Facility Administrator is determined in accordance with Clause 23.2 (Appointment of the Facility Administrator). However, the provisions of this Agreement governing the relations of the Facility Administrator and the Lenders will come into force upon the acquisition by any Lender other than the Original Lender of rights or obligations in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) and shall remain in effect for the entire period when there are two or more Lenders.

(b)

The Lenders (with the exception of a Lender acting as the Facility Administrator) and the Facility Administrator hereby confirm that the Facility Administrator shall act without a power of attorney being issued to it and irrespective of the issuing of such power of attorney.

(c)

Until the acquisition by any Lender other than the Original Lender of the rights or obligations in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) and in any other period when there is no more than one Lender, all provisions of this Agreement governing the relations of the Facility Administrator and the Borrowers, as well as the Majority Lenders and the Borrowers, should be considered as provisions governing the relations of the Original Lender and the Borrowers.

2.4	Legal nature of the Agreement

Subject to the provisions of Clause 2.3 (Facility Administrator), this Agreement is a mixed agreement containing elements of a facility agreement, agency agreement, intercreditor agreement and agreement on the issuing of an independent guarantee. Accordingly, this Agreement also governs the relations between the Lenders, between the Facility Administrator and the Lenders, and between the Lenders and the Borrowers.

2.5	Reasonableness of the Parties

In accordance with Article 10(5) of the Civil Code of the Russian Federation, the good faith of the Parties and the reasonableness of their actions when exercising the rights under this Agreement and fulfilling obligations hereunder are assumed.

2.6	Borrower 1 Independent Guarantee Agreement

(a)

At the request of Borrower 2, Borrower 1 shall issue an independent guarantee and assume the obligation, should Borrower 2 default on its current and future monetary obligations to the Lenders under this Agreement (“Obligations of Borrower 2”), to pay the guarantee amount to the Facility Administrator for distribution to the Lenders in accordance with the provisions of that independent guarantee.

(b)

Borrower 1 hereby confirms that the Lender’s claims (made directly by the Lender or through the Facility Administrator) under this Agreement take precedence over the claims of Borrower 1 in respect of the reimbursement of amounts paid by it under the Independent Guarantee.

(c)	Borrower 1 hereby undertakes:

(i)

not to make claims against Borrower 2 for reimbursement of amounts paid by Borrower 1 under the Independent Guarantee until all the Borrowers’ obligations under this Agreement have been repaid in full;

(ii)

to refrain, until all the Borrowers’ obligations under this Agreement have been repaid in full, from assigning or otherwise transferring its claims for reimbursement of amounts paid by it under the Independent Guarantee, as well as encumbering such claims in favour of third parties (with the exception of the Facility Administrator and (or) Lenders in connection with this Agreement), without the prior written consent of the Facility Administrator, acting in accordance with the provisions of this Agreement; and

Syndicated Facility Agreement dated 16 May 2016 (restated)	31

(iii)

without prejudice to the other provisions of this Agreement, if Borrower 1 receives a reimbursement of the amounts paid by it under the Independent Guarantee, in violation of the terms of this Agreement, to promptly transfer the amount received by Borrower 1 from such reimbursement into the Facility Administrator’s Account.

(d)

In accordance with the provisions of Article 309[1] (2) of the Civil Code of the Russian Federation, once Borrower 1 transfers the amount received by Borrower 1 from the reimbursement of the amounts paid by it under the Independent Guarantee into the Facility Administrator’s Account, the Lenders’ claim against Borrower 2 in the appropriate part shall transfer to Borrower 1. However, Borrower 1, having transferred such amount into the Facility Administrator’s Account, has the right to make such a claim against Borrower 2 only once all the Borrowers’ obligations under this Agreement have been repaid in full.

(e)

Until all obligations of the Borrowers under this Agreement have been paid in full, Borrower 2 shall refrain from indemnifying Borrower 1 for any amounts paid by Borrower 1 under the Independent Guarantee without the prior written consent of the Facility Administrator.

(f)	The obligations of Borrower 1 in accordance with this Agreement and the Independent Guarantee:

(i)	are irrevocable security subject to the term set forth in the Independent Guarantee;

(ii)	supplement any other security and are not impaired by any other security that is provided to the Lenders either now or in future, in respect of all or any of the obligations under this Agreement;

(iii)	are not affected by any reorganisation of any Borrower, including, without limitation, any changes in the legal form of any Borrower;

(iv)

shall remain valid during any liquidation or insolvency (bankruptcy) proceedings initiated in respect of any Borrower, or during any reorganisation of any Borrower to the extent permitted by applicable law; and

(v)	shall remain valid until terminated in accordance with the terms of the Independent Guarantee.

(g)

The existence of a dispute between Borrower 1, Borrower 2 and (or) another Obligor, and also between Borrower 1, Borrower 2 and (or) another Obligor, on the one hand, and the Lenders, on the other, shall not release Borrower 1 from performing obligations under this Agreement and the Independent Guarantee.

(h)	Borrower 1 is not entitled:

(i)	to make counterclaims or objections against the Lenders’ claims that Borrower 2 or another Obligor could make; and

(ii)

to not perform obligations under this Agreement and the Independent Guarantee or postpone their performance by referring to the existence of a dispute between Borrower 2 or another Obligor, on the one hand, and the Lenders, on the other.

2.7	Borrower 2 Independent Guarantee Agreement

(a)

At the request of Borrower 1, Borrower 2 shall issue an independent guarantee and assume the obligation, should Borrower 1 default on its current and future monetary obligations to the Lenders under this Agreement (“Obligations of Borrower 1”), to pay the guarantee amount to the Facility Administrator for distribution to the Lenders in accordance with the provisions of that independent guarantee.

(b)

Borrower 2 hereby confirms that the Lender’s claims (made directly by the Lender or through the Facility Administrator) under this Agreement take precedence over the claims of Borrower 2 in respect of the reimbursement of amounts paid by it under the Independent Guarantee

Syndicated Facility Agreement dated 16 May 2016 (restated)	32

(c)	Borrower 2 hereby undertakes:

(i)

not to make claims against Borrower 1 for reimbursement of amounts paid by Borrower 2 under the Independent Guarantee until all the Borrowers’ obligations under this Agreement have been repaid in full;

(ii)

to refrain, until all the Borrowers’ obligations under this Agreement have been repaid in full, from assigning or otherwise transferring its claims for reimbursement of amounts paid by it under the Independent Guarantee, as well as encumbering such claims in favour of third parties (with the exception of the Facility Administrator and (or) Lenders in connection with this Agreement), without the prior written consent of the Facility Administrator, acting in accordance with the provisions of this Agreement; and

(iii)

without prejudice to the other provisions of this Agreement, if Borrower 2 receives a reimbursement of the amounts paid by it under the Independent Guarantee, in violation of the terms of this Agreement, to promptly transfer the amount received by Borrower 2 from such reimbursement into the Facility Administrator’s Account.

(d)

In accordance with the provisions of Article 309[1] (2) of the Civil Code of the Russian Federation, once Borrower 2 transfers the amount received by Borrower 2 from the reimbursement of the amounts paid by it under the Independent Guarantee into the Facility Administrator’s Account, the Lenders’ claim against Borrower 1 in the appropriate part shall transfer to Borrower 2. However, Borrower 2, having transferred such amount into the Facility Administrator’s Account, has the right to make such a claim against Borrower 1 only once all the Borrowers’ obligations under this Agreement have been repaid in full.

(e)

Until all obligations of the Borrowers under this Agreement have been paid in full, Borrower 1 shall refrain from indemnifying Borrower 2 for any amounts paid by Borrower 2 under the Independent Guarantee without the prior written consent of the Facility Administrator.

(i)	The obligations of Borrower 2 in accordance with this Agreement and the Independent Guarantee:

(ii)	are irrevocable security subject to the term set forth in the Independent Guarantee;

(iii)	supplement any other security and are not impaired by any other security that is provided to the Lenders either now or in future, in respect of all or any of the obligations under this Agreement;

(iv)	are not affected by any reorganisation of any Borrower, including, without limitation, any changes in the legal form of any Borrower;

(v)

shall remain valid during any liquidation or insolvency (bankruptcy) proceedings initiated in respect of any Borrower, or during any reorganisation of any Borrower to the extent permitted by applicable law; and

(vi)	shall remain valid until terminated in accordance with the terms of the Independent Guarantee.

(g)

The existence of a dispute between Borrower 2, Borrower 1 and (or) another Obligor, and also between Borrower 2, Borrower 1 and (or) another Obligor, on the one hand, and the Lenders, on the other, shall not release Borrower 2 from performing obligations under this Agreement and the Independent Guarantee.

(h)	Borrower 2 is not entitled:

Syndicated Facility Agreement dated 16 May 2016 (restated)	33

(i)	to make counterclaims or objections against the Lenders’ claims that Borrower 1 or another Obligor could make; and

(ii)

to not perform obligations under this Agreement and the Independent Guarantee or postpone their performance by referring to the existence of a dispute between Borrower 1 or another Obligor, on the one hand, and the Lenders, on the other.

(i)

This Clause 2.7 supersedes the independent guarantee agreement dated 1 June 2016 between Borrower 2 as guarantor, Borrower 1 as the principal, and Original Lender and the Facility Administrator as beneficiary.

3.	PURPOSE

(a)	Borrower 1 shall use Tranche A solely to make partial payment under SPA 2.

(b)	Borrower 1 shall use Tranche B solely to make full payment under SPA 2.

(c)	Borrower 1 shall use Tranche C and Tranche D solely to grant a loan to Borrower 2 followed by the distribution of this amount to the shareholders of Borrower 2.

(d)	Borrower 2 shall use Tranche E solely:

(i)	for payments to the shareholders of Borrower 2 towards reducing the share premium of Borrower 2 or distributing dividends; or

(ii)

to grant a loan to the shareholders of Borrower 2 followed by the offsetting of counterclaims of Borrower 2 under this loan against the claims of the shareholders of Borrower 2 in respect of payments applied towards reducing the share premium of Borrower 2 or distributing dividends.

(e)

Borrower 2 is not allowed to use the Facility independently or through third parties, at the direction of Borrower 2, to acquire or settle promissory notes, repay its own debts or third party debts to the Lenders.

4.	CONDITIONS PRECEDENT

4.1	Initial Conditions Precedent

(a)	To utilise Tranche A, Borrower 1 must:

(i)

deliver to the Facility Administrator the documents and information listed in Part 1 of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, take the actions and fulfil the requirements listed in Part 1 of Schedule 2 (Conditions Precedent), in a form satisfactory for the Facility Administrator; and

(ii)	send a duly completed Utilisation Request to the Facility Administrator.

(b)	To utilise Tranche B, Borrower 1 must:

(i)

deliver to the Facility Administrator the documents and information listed in Part 3 of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, take the actions and fulfil the requirements listed in Part 3 of Schedule 2 (Conditions Precedent), in a form satisfactory for the Facility Administrator (“Initial Conditions Precedent for Tranche B”); and

(ii)	send a duly completed Utilisation Request to the Facility Administrator.

The Utilisation Request for Tranche B may be sent by Borrower 1 after Borrower 1 and the Lenders have received a notification from the Facility Administrator that Borrower 1 has duly fulfilled the Initial Conditions Precedent for Tranche B.

Syndicated Facility Agreement dated 16 May 2016 (restated)	34

(c)	To utilise Tranche C, Borrower 1 must:

(i)

deliver to the Facility Administrator the documents and information listed in Part 4 of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, take the actions and fulfil the requirements listed in Part 4 of Schedule 2 (Conditions Precedent), in a form satisfactory for the Facility Administrator (“Initial Conditions Precedent for Tranche C”); and

(ii)	send a duly completed Utilisation Request to the Facility Administrator.

The Utilisation Request for Tranche C may be sent by Borrower 1 after Borrower 1 and the Lenders have received a notification from the Facility Administrator that Borrower 1 has duly fulfilled the Initial Conditions Precedent for Tranche C.

(d)	To utilise Tranche D, Borrower 1 must:

(i)

deliver to the Facility Administrator the documents and information listed in Part 5 of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, take the actions and fulfil the requirements listed in Part 5 of Schedule 2 (Conditions Precedent), in a form satisfactory for the Facility Administrator (“Initial Conditions Precedent for Tranche D”); and

(ii)	send a duly completed Utilisation Request to the Facility Administrator.

The Utilisation Request for Tranche D may be sent by Borrower 1 after Borrower 1 and the Lenders have received a notification from the Facility Administrator that Borrower 1 has duly fulfilled the Initial Conditions Precedent for Tranche D.

(e)	To utilise Tranche E, Borrower 2 must:

(i)

deliver to the Facility Administrator the documents and information listed in Part 6 of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, take the actions and fulfil the requirements listed in Part 6 of Schedule 2 (Conditions Precedent), in a form satisfactory for the Facility Administrator (“Initial Conditions Precedent for Tranche E”); and

(ii)	send a duly completed Utilisation Request to the Facility Administrator.

(f)

The Utilisation Request for Tranche E may be sent by Borrower 2 after Borrower 2 and the Lenders have received a notification from the Facility Administrator that Borrower 2 has duly fulfilled the Initial Conditions Precedent for Tranche E.

4.2	Submission of Utilisation Requests

(a)	The relevant Borrower may send to the Facility Administrator:

(i)	in respect of Tranche A, Tranche B, Tranche C, and Tranche D: only one duly executed Utilisation Request for the full amount of the relevant Tranche; and

(ii)

in respect of Tranche E: no more than 2 (two) duly executed Utilisation Requests, while the amount of the Facility specified by Borrower 2 in the relevant Utilisation Request may not exceed the amount of the aggregate Unused Available Commitment.

(b)

Unless otherwise agreed with the Facility Administrator, a Borrower must submit each Utilisation Request to the Facility Administrator no later than at 12:00, 2 (two) Business Days before the proposed Utilisation Date.

(c)

Each Utilisation Request must be signed by an authorised person of the relevant Borrower. Each Utilisation Request must include the requested amount of the Facility and the Utilisation Date, which is a Business Day within the relevant Utilisation Period.

(d)	A Borrower does not have the right to withdraw a Utilisation Request that it has sent, which was received by the Facility Administrator.

Syndicated Facility Agreement dated 16 May 2016 (restated)	35

5.	GRANTING OF FACILITY

(a)

After receiving any Utilisation Request, the Facility Administrator shall immediately send to each Lender a copy of the Utilisation Request and inform each Lender of the amount corresponding to its Proportional Share in the requested Facility.

(b)

In the absence of the circumstances specified in Clause 6 (Termination of Lender’s obligations), each Lender shall transfer to the Facility Administrator the amount corresponding to its Proportional Share in the Facility requested by a Borrower no later than on 12:00 of the Utilisation Date specified in the relevant Utilisation Request.

(c)

Not later than on 15:00 on the relevant Utilisation Date, the Facility Administrator shall transfer to the relevant Borrower the amount of the Facility specified in the Utilisation Request, into the account specified in that Utilisation Request, but not more than the Facility amount received from the Lenders.

6.	TERMINATION OF LENDER’S OBLIGATIONS

(a)	Each Lender’s obligation to grant a Facility to a Borrower shall terminate in whole or in part, depending on the following circumstances:

(i)	if a Facility is granted in the amount of the Available Commitment of the relevant Lender;

(ii)	upon expiry of the relevant Utilisation Period; and

(iii)	in other instances established by law.

(b)	Each Lender has the right to refuse to perform its obligations to grant a loan to a Borrower:

(i)	if there are circumstances that clearly indicate that the Facility will not be repaid by a Borrower within the period specified in the Agreement; or

(ii)	if there is an Event of Default as per Clause 21.18 (Acceleration) and the corresponding notification is sent by the Facility Administrator to the Borrowers; or

(iii)	if there are circumstances specified in Clause 8.1 (Illegality) and Clause 8.2 (Change of Control).

(c)

In the event that any Lender refuses to grant the Facility on the basis of this Clause, the Parties agree that such Lender does not bear any liability to the Borrowers or to any Finance Party for refusing to grant the Facility.

7.	REPAYMENT OF FACILITY

(a)	Borrower 1 shall repay the Facility Outstanding relating to:

(i)	Tranche A and Tranche B; and

(ii)	to Tranche C and Tranche D until the Effective Date of Amendment Agreement No. 5,

by transferring quarterly payments into the Facility Administrator’s Account in the amount and in accordance with the procedure contemplated by Part 1 and Part 2 of Schedule 6 (Facility Repayment Schedule).

(b)	Borrower 2 shall repay the Facility Outstanding relating to:

(i)	Tranche C and Tranche D from the Effective Date of Amendment Agreement No. 5; and

(ii)	Tranche E,

by transferring quarterly payments into the Facility Administrator’s Account in the amount and in accordance with the procedure contemplated by Part 2 and Part 3 of Schedule 6 (Facility Repayment Schedule).

Syndicated Facility Agreement dated 16 May 2016 (restated)	36

8.	EARLY REPAYMENT AND CANCELLATION OF FACILITY

8.1	Illegality

If, in accordance with any applicable law, the granting of the Facility to a Borrower and/or participation in it becomes illegal for any Lender, then:

(a)	such Lender must notify the Facility Administrator and the relevant Borrower as soon as it becomes aware of this;

(b)	any unfulfilled obligation of such Lender with respect to the Facility shall terminate on the date of the notification specified therein; and (or)

(c)

the relevant Borrower shall repay the amount corresponding to the Proportional Share of such Lender in the Facility on the last day of the Interest Period in which a Lender became aware of the illegality of the participation in the Facility, or (if earlier) on the date specified by a Lender in the notification specified in paragraph (a) above, which cannot be earlier than the date established by law.

8.2	Change of Control

(a)	If there is a Change of Control:

(i)	the Borrowers shall notify the Facility Administrator immediately after they become aware of this; and

(ii)

if this is requested by the Majority Lenders, the Facility Administrator shall send a notification to a Borrower and demand immediate repayment of the entire amount of the Facility Outstanding with all accrued interest and other amounts payable by the Borrower, while a Borrower shall repay the amount of the Facility Outstanding in full in accordance with the demand specified in the Facility Administrator’s notification.

(b)

For the purposes of paragraph (a) above and Clause 8.4 (Fee for Early Repayment of Facility Outstanding), “Change of Control” means (with the exception of changes permitted in accordance with the Finance Documents, including as a result of a Permitted Payment):

(i)

that the Beneficiaries have lost the right, existing by virtue of their joint direct or indirect participation in the charter capital of any member of the Group, on the basis of a written agreement, by law or otherwise, to exercise the right to vote (or control the exercise of the right to vote) based on a share in the charter capital of Borrower 2 at a level of over 50% (fifty percent) of the number of voting shares of Borrower 2;

(ii)

that the Beneficiaries have ceased to jointly own, directly or indirectly, a share in the charter capital of Borrower 2 at a level of over 50% (fifty percent) of the number of voting shares of Borrower 2; or

(iii)	that the Beneficiaries have lost the right to appoint or remove from office (including by replacing them) the majority of the members of the collegial management bodies of Borrower 2.

For the purposes of this clause (b), “Beneficiary” means:

(i)	Elbrus Capital Fund II, L.P. (registration number: 63023, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands);

(ii)	Elbrus Capital Fund II B, L.P. (registration number: 68103, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands); and

(iii)	Goldman Sachs Group, Inc. (registration number 2923466, registered address: 1209 Orange Street, Wilmington, Delaware 19801, United States of America).

Syndicated Facility Agreement dated 16 May 2016 (restated)	37

8.3	Voluntary Early Repayment of Facility Outstanding

(a)

A Borrower is entitled, subject to giving the Facility Administrator at least 10 (ten) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding or any part thereof. The amount of the Facility Outstanding being repaid early must be at least RUB 50,000,000 (fifty million).

(b)	Partial early repayment of the Facility Outstanding shall reduce the obligation of the relevant Borrower to repay the Facility Outstanding to each Lender rateably.

(c)

Such early payment will be used to repay the Facility Outstanding due from a Borrower that has made early repayment, the payment of which is due in chronological order. Furthermore, the amount of such early payment shall be used to repay all Tranches related to the relevant Borrower in proportion to the amount of the next payment under each such Tranche.

(d)

Within 30 (thirty) days after the Facility Administrator has submitted a demand to a Borrower in accordance with Clause 13.1 (Additional Costs), the relevant Borrower has the right, subject to giving the Facility Administrator at least 5 (Five) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding. Furthermore, no fee as per Clause 8.4 (Fee for Early Repayment of Facility Outstanding) shall be charged in this case for the early repayment of the Facility Outstanding.

8.4	Fee for Early Repayment of Facility Outstanding

(a)

In the event of early repayment of the Facility Outstanding or part thereof, a Borrower shall pay the Facility Administrator a fee for the early repayment of the Facility Outstanding (“Early Repayment Fee”), the amount of which is determined in accordance with paragraphs (b) and (c) below, to be subsequently distributed between the Lenders in proportion to their Proportional Shares.

(b)

If there has been no Liquidity Event at the time of early repayment of the Facility Outstanding (or part thereof) relating to Tranche A, Tranche B, Tranche C and Tranche D, the Early Repayment Fee shall be:

(i)

2.5 (two point five) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date of Amendment Agreement No. 3 and ending on the date falling 18 months after the date of Amendment Agreement No. 3 (including such date);

(ii)

2.0 (two) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 18 months after the date of Amendment Agreement No. 3 (not including such date), and ending on the date falling 24 months after the date of Amendment Agreement No. 3 (including such date);

(iii)

1.5 (one point five) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 24 months after the date of Amendment Agreement No. 3 (not including such date), and ending on the date falling 36 months after the date of Amendment Agreement No. 3 (including such date); and

(iv)

1.0 (one) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 36 months after the date of Amendment Agreement No. 3 (not including such date), and ending on the date falling 48 months after the date of Amendment Agreement No. 3 (including such date);

(c)

In the event of early repayment of the Facility Outstanding (or part thereof) relating to Tranche A, Tranche B, Tranche C and Tranche D, during the period starting on the date of Amendment Agreement No. 3 and ending on the date falling 18 months after the date of Amendment Agreement No. 3 (including such date), and subject to a Liquidity Event at the time of such early repayment, the Early Repayment Fee shall be 1.5 (one point five) percent of the early repayment amount of the Facility Outstanding.

Syndicated Facility Agreement dated 16 May 2016 (restated)	38

(d)	In the event of early repayment of the Facility Outstanding (or part thereof) relating to Tranche A, Tranche B, Tranche C and Tranche D:

(i)	subject to a Liquidity Event: 18 (eighteen) months; or

(ii)	in other cases: 48 (forty-eight) months after

the date of Amendment Agreement No. 3 (not including such date), no Early Repayment Fee shall be charged.

(e)	The amount of the Early Repayment Fee for the repayment of the Facility Outstanding (or part thereof) relating to Tranche E shall be:

(i)

2.5 (two point five) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date of Amendment Agreement No. 5 and ending on the date falling 18 months after the date of Amendment Agreement No. 5 (including such date);

(ii)

2.0 (two) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 18 months after the date of Amendment Agreement No. 5 (not including such date), and ending on the date falling 24 months after the date of Amendment Agreement No. 5 (including such date);

(iii)

1.5 (one point five) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 24 months after the date of Amendment Agreement No. 5 (not including such date), and ending on the date falling 36 months after the date of Amendment Agreement No. 5 (including such date); and

(iv)

1.0 (one) percent of the amount of early repayment of the Facility Outstanding: in the event of early repayment during the period starting on the date falling 36 months after the date of Amendment Agreement No. 5 (not including such date), and ending on the date falling 48 months after the date of Amendment Agreement No. 5 (including such date);

(f)

In the event of early repayment of the Facility Outstanding (or part thereof) relating to Tranche E 48 (forty-eight) months after the date of Amendment Agreement No. 5 (not including such date), no Early Repayment Fee shall be charged.

(g)	For the purposes of this Clause 8.4 (Fee for Early Repayment of Facility Outstanding), “Liquidity Event” means:

(i)	initial public offering of the shares in Borrower 2 with their inclusion in the quotation list of the exchange; or

(ii)	Change of Control,

provided that Borrower 2 or its Affiliate provide the Facility Administrator or its Affiliate with the right to provide the following services (with detailed terms and conditions of these services subject to agreement between the Facility Administrator and Borrower 2):

(A)	global co-ordinator and bookrunner services in relation to the Liquidity Event referred to in the paragraph (i) above; and

(B)	consulting or providing other services for the purposes of the Liquidity Event referred to in the paragraph (ii) above.

Syndicated Facility Agreement dated 16 May 2016 (restated)	39

8.5	Other provisions

(a)

A Borrower does not have the right to withdraw its notification regarding early repayment of the Facility Outstanding or part thereof. Such notification must specify the relevant repayment date and the amount of the Facility Outstanding repaid early.

(b)

If the Facility Administrator receives any notification under this Clause 8 (Early repayment and Cancellation of Facility), it shall send a copy of this notification to the Party to which this notification is addressed on the same Business Day. The Facility Administrator must notify all Lenders of receipt of the relevant notification within no more than one Business Day from the date of receipt of this notification.

(c)

Whenever the Facility Outstanding is repaid early, the relevant Borrower shall repay the Facility Outstanding along with all interest accrued on it as of the repayment date and other amounts owed by this Borrower.

(d)

A Borrower does not have the right to repay the Facility Outstanding or any part thereof early, or to refuse to receive the Facility or part thereof, on terms not expressly contemplated by this Agreement.

(e)

A Borrower is not entitled to submit a Utilisation Request with respect to the amount of the Facility, which this Borrower has refused to receive, and also with respect to the amount of the Facility Outstanding that the Borrower repaid early.

9.	INTEREST

9.1	Interest calculation

The interest rate in respect of the Facility Outstanding for each Interest Period is an annual interest rate equal to the sum of:

(a)	the Margin; and

(b)	the Key Rate.

9.2	Margin revision

(a)

When any of the circumstances specified in this paragraph (a) occur, the Margin with the Consent of the Majority Lenders shall increase by 0.5 (zero point five) percent per annum, starting from the first day of the Interest Period following the relevant Test Date (regarding which the Facility Administrator shall inform the Borrower in writing) if the Leverage is more than:

(i)	3.75:1 on any Test Date for the period beginning 01 January 2017 (inclusive) and ending on 31 December 2017 (inclusive); or

(ii)	3.5:1 on any Test Date for the period beginning 01 January 2018 (inclusive) and ending on 31 December 2018 (inclusive); or

(iii)	3.0:1 on any Test Date for the period beginning 01 January 2019 (inclusive) and ending on 31 December 2019 (inclusive); or

(iv)	2.5:1 on any Test Date for the period beginning 01 January 2020 (inclusive) and ending on the Final Repayment Date of Tranche E.

(b)

(Subject to receipt by the Facility Administrator of confirmation that the Leverage is less than the relevant value specified below) paragraph (a) above will continue to have effect until the first day of the Interest Period following the Test Date, on which the Leverage will be less than:

(i)	3.75:1 on any Test Date for the period beginning 01 January 2017 (inclusive) and ending on 31 December 2017 (inclusive); or

(ii)	3.5:1 on any Test Date for the period beginning 01 January 2018 (inclusive) and ending on 31 December 2018 (inclusive); or

Syndicated Facility Agreement dated 16 May 2016 (restated)	40

(iii)	3.0:1 on any Test Date for the period beginning 01 January 2019 (inclusive) and ending on 31 December 2019 (inclusive); or

(iv)	2.5:1 on any Test Date for the period beginning 01 January 2020 (inclusive) and ending on the Final Repayment Date of Tranche E.

9.3	Interest Payment

Each Borrower shall pay the Facility Administrator for the account of the Lenders interest on the Facility Outstanding on each Interest Payment Date.

9.4	Default Interest

(a)

If a Borrower fails to fulfil an obligation to pay any amount that it owes under the Finance Document within the prescribed period, default interest shall accrue on the overdue amount from the day, following the due date up to the date of actual payment (both before and after judgement).

(b)

Said default interest shall accrue in the amount of 2/365 of the interest rate, determined in accordance with Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision), of the amount of overdue debt under the Financial Document for each day of delay.

(c)	Default interest accrued under this Clause 9.4 must be paid by the relevant Borrower immediately upon the request of the Facility Administrator.

(d)

The Parties agree that payment by the relevant Borrower of the default interest contemplated by this Clause 9.4 does not in any way restrict the Lenders’ rights to pursue any other legal remedies, including the right to seek indemnification from the relevant Borrower for damages and expenses caused by this Borrower’s delay to the extent not covered by the default interest.

(e)

For the avoidance of doubt, the Parties confirm that the default interest contemplated by this Clause shall be paid by the relevant Borrower in addition to and in excess of the interest contemplated by Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision).

9.5	Notification of Key Rate

(a)	Subject to the provisions of paragraph (d) below, the Key Rate in effect on each day of the Interest Period shall be used to calculate the accrued interest.

(b)	The Facility Administrator shall notify each Party on each Utilisation Date of the amount of the Key Rate in effect on the relevant Utilisation Date.

(c)

If the Key Rate changes after any given Utilisation Date, the new Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the effective date of the modified Key Rate, of which the Facility Administrator shall notify the Parties no later than the Business Day following the effective date of the modified Key Rate.

(d)

Notwithstanding the provisions of clause (c) above, if the effective date of the modified Key Rate falls on the last day of any Interest Period, the relevant modified Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the first day of the next Interest Period.

10.	INTEREST PERIODS

(a)

The first Interest Period relating to Tranche A shall begin on the day following the Utilisation Date of Tranche A and end on the Interest Payment Date following the Utilisation Date of Tranche A. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche A, the first Interest Period relating to Tranche A shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche A. Each subsequent Interest Period shall start on the day following the last day of the previous Interest Period, and end on the Interest Payment Date immediately following that day.

Syndicated Facility Agreement dated 16 May 2016 (restated)	41

(b)

The first Interest Period relating to Tranche B shall begin on the day following the Utilisation Date of Tranche B and end on the Interest Payment Date following the Utilisation Date of Tranche B. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche B, the first Interest Period relating to Tranche B shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche B.

(c)	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche B:

(i)

the Facility Outstanding relating to Tranche A and the Facility Outstanding relating to Tranche B shall be combined into a single Facility Outstanding (hereinafter referred to as “Facility Outstanding A and B”) for the purposes of determining the Interest Period;

(ii)	the Interest Periods relating to Facility Outstanding A and B shall be determined in accordance with paragraph (a) above; and

(iii)	the last Interest Period relating to Facility Outstanding A and B shall end on the Final Repayment Date of Tranche A and Tranche B.

(d)

The first Interest Period relating to Tranche C shall begin on the day following the Utilisation Date of Tranche C and end on the Interest Payment Date following the Utilisation Date of Tranche C. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche C, the first Interest Period relating to Tranche C shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche C. Each subsequent Interest Period shall start on the day following the last day of the previous Interest Period, and end on the Interest Payment Date immediately following that day.

(e)

The first Interest Period relating to Tranche D shall begin on the day following the Utilisation Date of Tranche D and end on the Interest Payment Date following the Utilisation Date of Tranche D. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche D, the first Interest Period relating to Tranche D shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche D.

(f)	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche C:

(i)

the Facility Outstanding relating to Tranche A, the Facility Outstanding relating to Tranche B and the Facility Outstanding relating to Tranche C shall be combined into a single Facility Outstanding (hereinafter referred to as “Facility Outstanding A, B and C”) for the purposes of determining the Interest Period;

(ii)	the Interest Periods relating to Facility Outstanding A, B and C shall be determined in accordance with paragraph (a) above; and

(iii)	the last Interest Period relating to Facility Outstanding A, B and C shall end on the Final Repayment Date of Tranche C and Tranche D.

(g)	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche D:

(i)

the Facility Outstanding relating to Tranche A, the Facility Outstanding relating to Tranche B, the Facility Outstanding relating to Tranche C and the Facility Outstanding relating to Tranche D shall be combined into a single Facility Outstanding (hereinafter referred to as “Facility Outstanding A, B, C and D”) for the purposes of determining the Interest Period;

Syndicated Facility Agreement dated 16 May 2016 (restated)	42

(ii)	the Interest Periods relating to Facility Outstanding A, B, C and D shall be determined in accordance with paragraph (a) above; and

(iii)	the last Interest Period relating to Facility Outstanding A, B, C and D shall end on the Final Repayment Date of Tranche C and Tranche D.

(h)

The first Interest Period relating to Tranche E shall begin on the day following the Utilisation Date of Tranche E and end on the Interest Payment Date following the Utilisation Date of Tranche E. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche E, the first Interest Period relating to Tranche E shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche E.

11.	FEES OF FINANCE PARTIES

11.1	Commitment Fee under Agreement

(a)	A Borrower shall pay the Facility Administrator (for the account of the Lenders) a Facility commitment fee, the amount of which is calculated as follows:

(i)	at a rate of 0.15 (zero point one five) percent per annum of the Unused Available Commitment under Tranche A (excluding the Amount Payable);

(ii)	at a rate of 0.5 (zero point five) percent per annum of the Unused Available Commitment under Tranche B (excluding the Amount Payable);and

(iii)	at a rate of 0.1 (zero point one) percent per annum of the amount of the Unused Available Commitment under Tranche E (excluding the Amount Payable).

(b)	The said fee shall be charged and paid as follows:

(i)

in respect of the Unused Available Commitment under Tranche A: charged for the Utilisation Period of Tranche A and paid on the last day of the Utilisation Period of Tranche A or on the Utilisation Date of Tranche A, depending on which date comes first;

(ii)

in respect of the Unused Available Commitment under Tranche B: charged for the Utilisation Period of Tranche B and paid (i) on each Interest Payment Date during the Utilisation Period of Tranche B and (ii) on the last day of the Utilisation Period of Tranche B or on the Utilisation Date of Tranche B, depending on which date comes first; and

(iii)

in respect of the Unused Available Commitment under Tranche E: charged for the Utilisation Period of Tranche E and paid (i) on each Interest Payment Date during the Utilisation Period of Tranche E and (ii) on the last day of the Utilisation Period of Tranche E or on the Utilisation Date of Tranche E, depending on which date comes first.

(c)	A Facility commitment fee shall not be charged in respect of the Unused Available Commitment under Tranche C and Tranche D.

11.2	Facility Fee

The Borrower, in whose favour the relevant Tranche is payable, shall pay the Facility Administrator (for payment to the Lenders) a Facility fee in the amount of:

(a)	1.5 (one point five) percent of Tranche A;

(b)	1.5 (one point five) percent of Tranche B;

(c)	0.25 (zero point two five) percent of Tranche C;

(d)	0.25 (zero point two five) percent of Tranche D; and

(e)	RUB 11,000,000 (eleven million) in respect of Tranche E,

no later than the Utilisation Date relating to the relevant Tranche.

Syndicated Facility Agreement dated 16 May 2016 (restated)	43

12.	TAXES

12.1	Tax gross-up

(a)

No later than 3 (three) Business Days after an Obligor or Lender becomes aware that an Obligor must make a Tax Deduction (or that changes have been made to the Tax Deduction rate or base), the relevant Borrower or Lender (as the case may be) shall notify the Facility Administrator, and the Borrowers shall also ensure that the relevant notification is sent by the other Obligors. If the Facility Administrator receives such notification from the Lender, it must notify the relevant Obligor accordingly.

(b)

If, in accordance with the law, an Obligor must make a Tax Deduction in respect of any amount to be transferred to a Finance Party under the Finance Documents, the amount payable by an Obligor to a Finance Party shall be increased so that after the Tax Deduction the relevant Finance Party would receive the same amount that it would have received had such withholding in the form of the Tax Deduction not been required. However, an Obligor is not obliged to increase the amounts paid to the Finance Parties by the amount of the Tax Payment, if at the date of the relevant payment, any Finance Party ceased to be an Acceptable Lender for any reason not connected with a change in the law.

(c)

Within 30 (thirty) days after the Tax Deduction, the Borrowers shall procure that they and other Obligors (as applicable) provide the Facility Administrator, for transfer to the relevant Finance Party, with evidence that is acceptable to that Finance Party confirming that the withheld amount of the Tax Deduction was transferred by an Obligor into the state budget in accordance with the requirements of applicable law.

12.2	Tax indemnity

(a)

Within 3 (three) Business Days after the Facility Administrator has submitted the relevant demand, an Obligor must pay to a Finance Party, which is not a Russian legal person, an amount equivalent to the Tax paid by a Finance Party, or the Tax that is payable in the opinion of that Finance Party, in connection with any Finance Document.

(b)	The provisions of paragraph (a) above shall not apply:

(i)	in respect of Taxes paid by a Finance Party:

(A)	as required by the law of the Russian Federation; or

(B)	in accordance with the law of the jurisdiction in which the lending division of that Finance Party that is connected with the amounts received or receivable in such jurisdiction is located,

if such Tax is levied or accrued on the basis of the net income received or receivable by such Finance Party; or

(ii)	to the extent that costs related to the payment of Taxes shall be indemnified by increasing the payment amount in accordance with Clause 12.1 (Tax gross-up).

(c)

A Finance Party that is submitting or intends to submit a demand in accordance with clause (a) above shall immediately notify the Facility Administrator of the event that will become or has become the basis for submitting this demand, whereupon the Facility Administrator must notify the Borrower accordingly.

12.3	Tax Relief

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

Syndicated Facility Agreement dated 16 May 2016 (restated)	44

(a)	a Tax Relief may be applied to an additional payment that includes such Tax Payment, to such Tax Payment or Tax Deduction which resulted in such Tax Payment being required; and

(b)	such Finance Party has received such Tax Relief,

such Finance Party shall transfer to such Obligor an amount that will leave such Finance Party (after making such payment) in the same after-Tax position that it would have been in had the Obligor not been required to make such Tax Payment.

12.4	Charges and duties

Within 3 (three) Business Days after receiving the relevant demand of the Finance Party, the Borrowers shall procure that they, as well as other Obligors, indemnify this Finance Party for all its expenses incurred due to the payment of state and stamp duties, registration charges and all other similar Taxes payable in connection with any Finance Document.

12.5	Value Added Tax (VAT) and other taxes

In the cases contemplated by the Russian law on taxes and charges, the fees due to the Finance Parties shall be increased by the relevant amounts of VAT calculated at the applicable tax rate.

13.	ADDITIONAL COSTS

13.1	Additional Costs

(a)

Subject to Clause 13.3 (Exemptions), each Borrower shall, within 3 (three) Business Days of the expiration of 30 (thirty) days from when the relevant Facility Administrator submitted the relevant demand, pay the relevant Finance Party the Additional Costs incurred by such Finance Party for the period after the expiration of such thirty-day period due to any law being enacted, or law (or the practice of its interpretation or application) being amended after the date of this Agreement or due to a central bank or other competent authority imposing an obligation in the relevant jurisdiction for the Finance Parties to apply or comply with the standards established in Basel III.

(b)	In this Clause “Additional Costs” means:

(i)	additional costs or losses incurred by a Finance Party due to a reduction in any amounts received or receivable; or

(ii)	any additional or increased costs or losses; or

(iii)	expenses or losses related to the reduction of any amount payable by a Borrower in accordance with any Finance Document,

which any Finance Party incurs in connection with its being a Party to this Agreement.

(c)

For the avoidance of doubt, the Additional Costs under this Clause shall be paid by the relevant Borrower as a fee for the use of the Facility in addition to the interest and other amounts due from such Borrower.

13.2	Additional Cost Claims

A Finance Party that files a claim in accordance with this Clause 13 shall notify the Facility Administrator of the circumstances that formed the basis for such a claim and provide it with a reasonable calculation of the Additional Costs, whereupon the Facility Administrator shall notify the relevant Borrower within 1 (one) Business Day and submit to it the calculation received from the Finance Party.

13.3	Exemptions

The provisions of this Clause 13 shall not apply if the Additional Costs:

Syndicated Facility Agreement dated 16 May 2016 (restated)	45

(a)	shall be indemnified to a Finance Party in accordance with another Clause of the Agreement, or would be indemnified in the absence of exemptions from such Clause;

(b)	are caused by a Finance Party’s willful non-compliance with the law; or

(c)

are caused by the application or compliance with the standards established in Basel II (as amended as of the date of this Agreement) or in the regulations of the Central Bank of the Russian Federation or in any other law by which the provisions of Basel II are implemented, except for the changes arising from Basel III.

14.	OTHER INDEMNITIES

14.1	Currency indemnity

If any amount (“Amount”) payable to a Finance Party by an Obligor in accordance with the Finance Documents or on the basis of a court, arbitrazh or arbitration court decision, has to be converted from the currency in which such amount is to be paid (the “First Currency”) into another currency (the “Second Currency”) or is to be calculated in the Second Currency, for the following purposes:

(a)	the filing of any claim against such Obligor; or

(b)	the enforcement of any judicial or arbitration award in any judicial, arbitrazh or arbitration proceedings,

the Borrowers shall procure that they and other Obligors (as applicable), within 5 (five) Business Days from receipt of the relevant demand, indemnify each Finance Party to which such Amount is due, for the costs arising as a result of such conversion, including the difference between (i) the exchange rate used to convert said Amount from the First Currency into the Second Currency, and (ii) the exchange rate available to that person at the time it received the Amount.

14.2	Other indemnities

Within 10 (ten) Business Days from receipt of the relevant demand, the Borrowers shall jointly and severally indemnify each Finance Party for the amount of all documented costs incurred by the respective Finance Party:

(a)	as a result of an Event of Default; or

(b)

(if such costs are incurred through no fault of a Finance Party or do not result from a Finance Party’s negligence, with the exception of circumstances beyond the control of a Finance Party (not including the imposition of international sanctions)) as a result of:

(i)	the inability to grant the Facility to a Borrower in accordance with a Utilisation Request due to any provisions of this Agreement; or

(ii)	the inability of a Borrower to effect early repayment of the Facility Outstanding or part thereof, despite a notification of early repayment having been submitted to the Facility Administrator.

14.3	Indemnity to the Facility Administrator

The Borrowers shall jointly and severally indemnify the Facility Administrator for all documented costs incurred by the Facility Administrator due to:

(a)	an investigation of any event that the Facility Administrator has reason to believe is a Default; or

(b)	actions being taken on the basis of any notification or order of any Finance Party in accordance with this Agreement, which the Facility Administrator has reason to believe are subject to execution.

Furthermore, such costs are subject to prior agreement with the Borrowers, with the exception of Events of Default.

Syndicated Facility Agreement dated 16 May 2016 (restated)	46

14.4	Transaction Costs

(a)

The Borrowers shall jointly and severally, within 10 (ten) Business Days after receipt of the relevant demand, pay the Facility Administrator and the Arranger the amount of all documented costs that are previously agreed with the Borrowers in writing or by email (including fees of legal consultants) that were incurred in connection with the preparation and execution of this Agreement and other Finance Documents.

(b)

The Borrowers’ duty to pay legal consultant fees will be considered fulfilled if, prior to the first Utilisation Date, a member of the Group pays the relevant fees (in the amount pre-agreed in writing or by email by the Facility Administrator, the Borrowers and the legal consultant of the Facility Administrator) directly to the legal consultant of the Facility Administrator.

(c)	The Borrowers shall jointly and severally bear in full all costs associated with the registration of the Security Agreements in accordance with the requirements of applicable law.

14.5	Amendment Costs

If, at the initiative of the Obligor or in accordance with the requirements of applicable law, changes need to be made to the Finance Documents or the consent of the Lenders for any action or omission needs to be obtained, the Borrowers shall jointly and severally, within 10 (ten) Business Days after receiving the relevant demand, indemnify the Facility Administrator for all documented costs pre-agreed with the Borrowers in writing or by email (including legal and other consultant fees) incurred by the Facility Administrator in agreeing and making the relevant changes to the Finance Documents and (or) obtaining the consent of the Lenders.

14.6	Enforcement Costs

Within 10 (ten) Business Days after receipt of the relevant demand of the Facility Administrator, the Borrowers shall jointly and severally indemnify each Finance Party for all documented costs (including legal and other consultant fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or the protection of their rights under the Finance Documents.

15.	MITIGATION BY THE FINANCE PARTIES

Each Finance Party shall, after consulting with the Borrowers, take all reasonable steps to reduce potential negative consequences for the Borrowers, which may result in a certain amount becoming payable or to its payment to the Borrowers being annulled under Clauses 8.1 (Illegality), 12 (Taxes) and 14 (Other Indemnities).

16.	REPRESENTATIONS

16.1	Representations

The representations set forth in this Clause 16 are given by the Borrowers to each Finance Party. Each Finance Party relies on such representations of the Borrowers, and their reliability is essential for the Finance Parties.

16.2	Status

(a)	Each Borrower and each Subsidiary of the Borrower is a legal entity duly incorporated and operating lawfully in accordance with applicable law.

(b)	Each Borrower and each Subsidiary of the Borrower has the power to own its assets and carries on its business in accordance with applicable law.

Syndicated Facility Agreement dated 16 May 2016 (restated)	47

16.3	Legal capacity and authority

Each Borrower and each Subsidiary of the Borrower has legal capacity and authority to enter into and perform the Finance Documents (to which it is party) and the transactions contemplated thereby, and has received all necessary approvals for entry into and performance of the Finance Documents in the manner prescribed by law and its constitutional and other internal documents, including approval of the transactions contemplated by the Finance Documents as a major transaction and an interested-party transaction. A person acting on behalf of each Borrower and each of its Subsidiaries has the authority to enter into the Finance Documents to which the relevant Borrower or Subsidiary is party.

16.4	Binding obligations

(a)

Subject to the requirements for registration of the Finance Documents as specified in Clause 16.9 (Registration Requirements), each Finance Document to which the Borrower or its Subsidiary is party constitutes its legal, valid, binding and enforceable obligation.

(b)	Each Finance Document to which any of the Obligors is party is drawn up in a form that ensures that is can be enforced in the Russian Federation

16.5	Non-conflict

The entry into and performance by each Borrower and each of its Subsidiaries of the Finance Documents, to which they are party, and the transactions contemplated thereby does not conflict with:

(a)	any applicable law;

(b)	its constitutional and other internal documents;

(c)	any decisions of its management bodies; and

(d)	any other documents or agreements that are binding on it.

16.6	Compliance with law

(a)	The business activities of each Borrower and each of its Subsidiaries are carried out in accordance with applicable law in all aspects viewed as materially significant by the Facility Administrator.

(b)	Each Borrower and each of its Subsidiaries has promptly submitted tax returns.

(c)	With respect to each Borrower and with respect to each Subsidiary of each Borrower:

(i)	there is no decision and (or) demand of a tax authority to pay Tax, which has not been executed within the period specified by such decision and (or) demand and (or) the applicable law; or

(ii)

if the above decision and (or) demand of a tax authority is contested in court: there is no court decision that has come into legal force regarding the need to execute the above decision and (or) demand, which has not been executed within the period specified by such court decision and (or) the applicable law.

16.7	No Default

(a)	There neither is nor will be a Default as a result of the entry into or performance by each Borrower and each of its Subsidiaries of the Finance Documents or the transactions contemplated thereby; and

(b)

There are no other events or circumstances constituting default under any document that is binding on the Borrowers and each of their Subsidiaries or which imposes restrictions on the disposal of their property and which have or are reasonably likely to have a Material Adverse Effect.

Syndicated Facility Agreement dated 16 May 2016 (restated)	48

16.8	Authorisations

As of the date of this Agreement, each Borrower and each of its Subsidiaries have received all authorisations and consents required in connection with entry into, performance, ensuring the validity of, and possibility of enforcing, each Finance Document to which it is party and the transactions contemplated thereby and such authorisations and consents remain in full force and effect.

16.9	Registration Requirements

No notarial actions are required in connection with any Finance Document or registration of any Finance Document, including in any state bodies or institutions, except for:

(a)	notarisation of participatory interest pledges and making the relevant entry in the Unified State Register of Legal Entities of the Russian Federation;

(b)	registration of the relevant Security Agreements in accordance with the laws of the Republic of Cyprus in the Register of Companies;

(c)	registration of the relevant Security Agreements in accordance with the laws of the British Virgin Islands in the Register of Corporate Affairs.

16.10	Financial Statements

(a)	The most recent financial statements of the Group (and each member of the Group) provided to the Facility Administrator:

(i)	have been prepared in accordance with Applicable Reporting Standards; and

(ii)	in all material respects reliably reflect its financial position (if applicable, on a consolidated basis) as of the date of their preparation,

except where such financial statements indicate otherwise.

(b)

From the date on which the financial statements indicated in paragraph (a) above were drawn up, there have not been any events that could have a Material Adverse Effect, and for the purposes of this paragraph, Material Adverse Effect is understood to mean in the opinion of the Majority Lenders a material adverse effect on:

(i)

the financial condition of the Group as a whole, in the event that the Group as a whole, as a result of the occurrence of such an event, incurs actual damage in an amount exceeding RUB 10,000,000 (or its equivalent in another currency);

(ii)	the Obligors’ ability to perform their obligations under any Finance Document;

(iii)	the validity or ranking of the security that is provided or should be provided under any Finance Document or its enforceability; or

(iv)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

16.11	Court Proceedings

(a)

With the exception of the court, administrative, arbitrazh or arbitration proceedings disclosed by the Borrowers to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no court, arbitration or administrative proceedings have been instituted against the Borrowers or their Subsidiaries, or are expected to be instituted against the Borrowers or their Subsidiaries as far as the Borrowers and their Subsidiaries are aware:

(i)	in which the claim or demand exceeds RUB 10,000,000 (or the equivalent of this amount in another currency);

Syndicated Facility Agreement dated 16 May 2016 (restated)	49

(ii)

within the framework of which decisions have been taken or are highly likely to be taken, as a result of which the actual damage to the Group will amount to over RUB 10,000,000 (or the equivalent of this amount in another currency); or

(iii)	in the event not falling under subparagraphs (i) or (ii) above, as a result of which an unfavourable decision has been taken or is highly likely to be taken, that could have a Material Adverse Effect.

(b)

With the exception of the actions disclosed by the Borrowers to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no investigative actions provided for by applicable law are being taken in respect of the Borrowers and each of their Subsidiaries, as a result of which unfavourable decisions have been taken or are highly likely to be taken, that could have a Material Adverse Effect.

16.12	Information

(a)

All factual information, which is material in the opinion of the Facility Administrator, provided by any Obligor to the Finance Parties in connection with the Finance Documents to which it is party, is true and accurate as of the date of its provision or (as the case may be) as of the date (if any) which is indicated as the date of its provision.

(b)

None of the Obligors has withheld information which, if disclosed, would result in any other information indicated in paragraph (a) above becoming materially untrue or misleading in the opinion of the Facility Administrator.

(c)

As of the date of this Agreement and on the first Utilisation Date from the date of provision of the information defined in paragraph (a) above, there were no circumstances that, if disclosed, would result in the provided information becoming untrue or misleading in the opinion of the Facility Administrator.

16.13	Ranking of Security

The security established by each Security Agreement is security which the Facility Administrator has the right to enforce, with the Consent of the Majority Lenders, as a matter of priority. Third parties do not have any rights (claims) or other rights with respect to the property and assets of the Pledgor, which are the subject of the Security Agreements.

16.14	Granted loans

None of the Obligors has granted loans to third parties that are not Obligors, with the exception of the Permitted Loans.

16.15	Charges and duties

As of the date of this Agreement, payment of any state duties or registration fees or taxes or charges in connection with the Finance Documents is not required, except for:

(a)	fees for notarial acts in respect of the Security Agreements; and

(b)

charges and duties for registering the Security Agreements, including payment of stamp duty in respect of this Agreement and other relevant Security Agreements in Cyprus and the British Virgin Islands.

16.16	Regulated Procurements

As of the date of the Finance Documents, the provisions of the Regulated Procurement Law do not apply to the entry into and performance of the Finance Documents by Borrower 1 and Headhunter. However, Borrower 1 does not make this representation with respect to the application of the Regulated Procurement Law to any Finance Party.

Syndicated Facility Agreement dated 16 May 2016 (restated)	50

16.17	Group Structure Chart

The Group Structure Chart is true.

16.18	Times when representations made

(a)	The representations set forth in this Clause 16 are given by each Borrower as of the date of this Agreement.

(b)

Except when any representations must be provided on a specific date, all representations set forth in this Clause 16 shall be deemed to be repeated by the relevant Borrower as of the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(c)	If the representations set forth in this Clause 16 are repeated, they shall apply to the circumstances existing at the time that they are repeated.

17.	INFORMATION UNDERTAKINGS

17.1	Financial Statements

The Borrowers shall provide the Facility Administrator with a sufficient number of certified copies of the following for all Lenders:

(a)

as soon as they are available, but in any case within 120 (one hundred and twenty) days from the end of each financial year: the audited consolidated financial statements of the Group for that financial year prepared in accordance with IFRS;

(b)

as soon as they are available, but in any case within 90 (ninety) days from the end of each financial half-year: the reviewed consolidated financial statements of the Group for that financial half-year prepared in accordance with IFRS;

(c)

as soon as they are available, but in any case within 60 (sixty) days from the end of each quarter of the relevant financial year: the management accounts of the Group for each quarter of the relevant financial year (including the report on financial results, balance sheet and cash flow statement) prepared in accordance with the Group’s management accounts policy; and

(d)

as soon as they are available, but in any case within 40 (forty) days from the end of each quarter of the relevant financial year: financial statements (including the profit and loss statements, balance sheet and cash flow statement) of Borrower 1 and Headhunter for such quarter of the relevant financial year prepared in accordance with RAS.

17.2	Compliance certificate

(a)

With each set of audited and reviewed consolidated financial statements, provided in accordance with paragraphs (a) or (b) of Clause 17.1 (Financial Statements), the Borrowers shall provide the Facility Administrator with the compliance certificate, along with the calculation proving that the Borrowers comply with the financial indicators based on such financial statements contained in Clause 18 (Financial Covenants) as of the date of preparation of such financial statements.

(b)

Compliance certificate on the basis of the statements prepared in accordance with IFRS must be in the form provided in Part 1 (Form of Compliance Certificate on the basis of IFRS) of Schedule 5 (Forms of Compliance Certificates), signed by authorised persons of the Borrowers and shall be reported on by the Borrowers’ Auditors in a form agreed by the Borrowers, the Facility Administrator and the Borrowers’ Auditors; furthermore, with respect to the compliance certificate as of 30 June 2016, the Parties agree that the calculation of indicators for the second half of 2015 will be made on the basis of the management accounts of the Group, reviewed by auditors based on the company accounting registers, while for the first half of 2016 it will be based on financial statements prepared in accordance with IFRS.

Syndicated Facility Agreement dated 16 May 2016 (restated)	51

(c)

Compliance certificate on the basis of management accounts or statements prepared in accordance with RAS must be in the form provided in Part 2 (Form of Compliance Certificate on the basis of management accounts and RAS) of Schedule 5 (Forms of Compliance Certificates) and signed by an authorised person of Borrower 1.

17.3	Requirements for Financial Statements

The Borrowers shall procure that each set of financial statements provided in accordance with Clause 17.1 (Financial Statements) is prepared using the same accounting principles and reporting periods used to prepare the Group’s last financial statements (except for possible changes in accounting policy regarding internal capitalisation). If any Obligor notifies the Facility Administrator of changes in accounting principles or reporting periods, the Borrowers shall procure that the Auditors of the relevant Borrower and the auditors of the relevant Obligor provide the Facility Administrator with the following:

(a)

a description of the changes to be made to the relevant financial statements to reflect the changes made to the accounting principles and reporting periods that were used in the preparation of the Original Financial Statements of the Group or such Obligor; and

(b)

information in a form and content that meets the requirements of the Facility Administrator and is sufficient to enable Lenders to verify that the Borrowers have met the requirements of Clause 18 (Financial Covenants) and to adequately assess the Obligor’s financial condition based on current financial statements compared to this Obligor’s Original Financial Statements.

17.4	Information: miscellaneous

The Borrowers shall provide the Facility Administrator with the following:

(a)

at the same time as they are dispatched, copies of all documents dispatched by them to all their lenders, or in connection with circumstances that constitute a Material Adverse Effect, to all their members;

(b)	details of any court, arbitrazh, arbitration or administrative proceedings, as a result of which decisions have been taken or are highly likely to be taken, resulting in actual damage to the Group of:

(i)

over RUB 10,000,000 (or the equivalent of this amount in another currency), but less than 2.5 (two point five) percent of the Consolidated EBITDA: no later than 5 (five) Business Days following the end of the next calendar quarter;

(ii)	over 2.5 (two point five) percent of the Consolidated EBITDA: promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date they become aware of it;

(c)

promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date they become aware of this: details of any investigative actions related to the Group or any member of the Group (including with respect to the executive or other management bodies of the Group or any member of the Group or any member of such a management body);

(d)

promptly upon becoming aware of it, but no later than 5 (five) Business Days after the entry into force of any changes to the Group Structure Chart as compared with the Group Structure Chart contained in Schedule 9 (Group Structure Chart), or if the updated Group Structure Chart was provided to the Facility Administrator after the date of Amendment Agreement No. 5, as compared with such updated Group Structure Chart: the current Group Structure Chart.

(e)

(without limiting Clause 25.2 (e) (Addresses)) promptly upon becoming aware of it, but no later than twenty (20) Business Days from the date it becomes aware of this or from the date of state registration (if applicable), depending on which of these events occurred later: notification regarding a change of location or postal address of the Borrower or any other Obligor; and

Syndicated Facility Agreement dated 16 May 2016 (restated)	52

(f)

immediately upon request, but no later than 5 (five) days from the date of the request: such additional information regarding the finance position and business activities of any member of the Group that the Facility Administrator may require in the interests of any Finance Party.

17.5	Auditors

The Borrowers shall not change their Auditors without the consent of the Majority Lenders, with the exception of those Auditors in relation to the financial statements of the Group and its members prepared in accordance with IFRS, approved or authorised in accordance with this Agreement.

17.6	Group Structure Chart

The Borrowers shall not change and shall procure that no Subsidiary of the Borrowers changes the Group Structure Chart, with the exception of the changes contemplated by or permitted by the Finance Documents.

17.7	Notification of Default

(a)	The Borrowers shall notify the Facility Administrator of any Default (and measures, if any, to remedy such Default) immediately after they become aware of this.

(b)

At the request of the Facility Administrator, the Borrowers shall provide the Facility Administrator with a statement signed by the sole executive body or an authorised representative of each Borrower certifying that the Default was remedied, or, if the Default is continuing, detailing the measures being taken to remedy it.

17.8	“Know your customer” checks

(a)	If as a result of:

(i)	any changes in any applicable law after the date of this Agreement;

(ii)

changes in the legal form of any Borrower or the composition of its shareholders or members (owning more than two percent of the voting shares or participatory interests respectively after the date of this Agreement); or

(iii)

the assignment or transfer by any Lender of all or part of its rights and obligations under this Agreement to a party that was not a Lender before such assignment or transfer, or the replacement of any other Finance Party in accordance with this Agreement, or other change of the Parties to the Agreement, the Facility Administrator, Lender or any other Finance Party (or in the case of paragraph (iii) above, a possible new party), as required by the law applicable to them, shall have an obligation to comply with “know your customer” or similar identification procedures, in circumstances where the necessary information was not previously provided by the Borrowers, the Borrowers shall provide the Facility Administrator (acting on its own behalf, on behalf of the relevant Finance Party or on behalf of a potential new party) with the information and documents required for the Facility Administrator, relevant Finance Party or possible new party to comply with the applicable “know your customer” checks.

(b)	Each Finance Party shall provide the Facility Administrator with the information and documents required for the Facility Administrator to comply with the applicable “know your customer” checks.

Syndicated Facility Agreement dated 16 May 2016 (restated)	53

17.9	Designated purpose of funds

(a)

Borrower 1 shall, no later than 5 (five) Business Days after making each of the relevant payments contemplated by Clause 3 (c) (Purpose), provide the Facility Administrator with copies of payment orders certified by Borrower 1 confirming that the Facility was used for its designated purpose.

(b)

Borrower 2 shall, no later than 10 (ten) Business Days after the Utilisation Date of Tranche E, provide the Facility Administrator with copies of documents certified by Borrower 2 confirming that the Facility was used for its designated purpose in accordance with Clause 3 (c) (Purpose).

18.	FINANCIAL COVENANTS

18.1	Interpretation

(a)	Unless otherwise contemplated by this Agreement, accounting terms used in this Clause 18 shall be interpreted in accordance with IFRS.

(b)

For the purpose of this Clause 18, any amount not denominated in Roubles shall be recorded in the rouble equivalent calculated on the basis of the exchange rates used by the Borrowers in their financial statements for the relevant reporting period, on the basis of which the financial indicators are calculated.

(c)	When making calculations in accordance with this Clause 18, no indicator can be taken into account more than once.

(d)	Unless otherwise contemplated by this Agreement, the indicators specified in this Clause 18 shall be checked in respect of each Relevant Period on the appropriate Test Date on the basis of:

(i)

for the Relevant Period ending on the last day of the Group’s financial year: the Group’s financial statements in accordance with IFRS (provided in accordance with Clause 17.1 (a) (Financial Statements)) for the relevant financial year; and

(ii)

for the Relevant Period ending on the last day of the Group’s first financial half-year: the Group’s financial statements in accordance with IFRS (provided in accordance with Clause 17.1 (b) (Financial Statements)) for the previous two financial half-years.

18.2	Leverage

The Borrowers must ensure that on each Test Date, the ratio of Consolidated Net Debt to Consolidated EBITDA (the “Leverage”) is not more than the relevant value in the table below.

Test Date	Leverage

30 June 2017	4.0:1

31 December 2017	4.0:1

30 June 2018	4.0:1

31 December 2018	4.0:1

30 June 2019	3.5:1

31 December 2019	3.5:1

30 June 2020	3.5:1

Syndicated Facility Agreement dated 16 May 2016 (restated)	54

31 December 2020	3.0:1

30 June 2021	3.0:1

31 December 2021	3.0:1

30 June 2022 onwards	3.0:1

18.3	Interest Cover

The Borrowers must ensure that on each Test Date, the ratio of Consolidated EBITDA to the Interest Amount (the “Interest Cover”) is not less than the relevant value in the table below.

Test Date	Interest Cover Value

30 June 2017	1.5:1

31 December 2017	1.5:1

30 June 2018	1.5:1

31 December 2018	1.5:1

30 June 2019	2.5:1

31 December 2019	2.5:1

30 June 2020	2.5:1

31 December 2020	2.5:1

30 June 2021	2.5:1

31 December 2021	2.5:1

30 June 2022 onwards	2.5:1

18.4	Revenue in accordance with RAS

The Borrowers must ensure that, as of the end of each financial quarter, the aggregate Revenue of Borrower 1 and Headhunter (without double counting) for the four (4) previous financial quarters, determined on the basis of the financial statements of Borrower 1 and Headhunter in accordance with RAS, provided in accordance with Clause 17.1 (d) (Financial Statements), amounts to at least 95 (ninety-five) percent of the same indicator according to the statements of Borrower 1 and Headhunter prepared in accordance with RAS, provided as part of the Original Financial Statements.

18.5	Additional Guarantees

If, as of any Test Date, the Obligors in total account for:

(a)	less than 80 (eighty) percent of the Consolidated EBITDA; or

(b)	less than 80 (eighty) percent of the Group Revenue; or

(c)	less than 70 (seventy) percent of the Group Assets,

Syndicated Facility Agreement dated 16 May 2016 (restated)	55

the Borrowers shall procure the conclusion of an additional guarantee (“Additional Guarantee”), as well as an agreement for such additional guarantee (“Additional Guarantee Agreement”) by a legal entity acceptable to the Facility Administrator (“Additional Guarantor”), within 30 (thirty) days from the relevant Test Date, and the conclusion of a pledge of one hundred percent of the shares and (or) participatory interests in the charter capital of such Additional Guarantor owned by any Pledgor or member of the Group (“Additional Pledge”) within sixty (60) days from the relevant Test Date, in each case on conditions acceptable to the Facility Administrator.

18.6	Cash Receipts

The Borrowers must ensure that, as of the end of each financial quarter, starting from the calendar quarter following the calendar quarter in which the first Utilisation Date fall:

(a)

a reduction in Cash Receipts for the 4 (four) preceding financial quarters is no more than 10 (ten) percent compared with the Cash Receipts as per the management accounts of Headhunter FSU provided as part of the Original Financial Statements; and

(b)

a reduction in Cash Receipts amounts to no more than 5 (five) percent compared with the Cash Receipts determined as of the same date of the previous year, in accordance with the management accounts of Borrower 2, provided in accordance with Clause 17.1 (c) (Financial Statements).

18.7	Definitions

“Assets” means the assets of the Group, including:

(a)	long-term tangible assets;

(b)	intangible assets (excluding goodwill)

(c)	Cash: and

(d)	Cash Equivalents.

Furthermore, the Cash and Cash Equivalents of each Subsidiary owned by Borrower 1, Headhunter or Headhunter FSU shall be recorded for the purposes of Clause 18.5 (Additional Guarantees) if, as of the relevant Test Date, the following conditions have been met:

(i)	an authorised body of such Subsidiary has taken a corporate decision (acceptable to the Facility Administrator) on the transfer of such Cash in favour of Borrower 1, Headhunter or Headhunter FSU;

(ii)	such transfer of funds must take place no later than ninety (90) days from the Test Date;

(iii)

the financial statements of such Subsidiary are consolidated with the financial statements of Borrower 1, Headhunter or Headhunter FSU in accordance with IFRS in the relevant period of time using the direct methods of consolidation; and

(iv)	the applicable law does not prohibit the transfer of Cash by the relevant Subsidiary to the Holding Company as dividends or otherwise.

For the purposes of Clause 18.5 (Additional Guarantees), if all of the above conditions are met, such Cash shall be recorded as belonging not to a Subsidiary of Borrower 1, Headhunter and Headhunter FSU, but directly to Borrower 1, Headhunter and Headhunter FSU in proportion to their participation in the charter capital of such Subsidiary.

“Cash Receipts” means the cash receipts received by the Group from Clients within the preceding 12 (months), determined on the basis of the financial statements provided in accordance with Clause 17.1 (c) (Financial Statements).

“Clients” means private individuals and legal persons, as well as individual entrepreneurs who have paid or are due to pay for the key services of Headhunter (access to the CV database and publication of vacancies) in accordance with agreements with Headhunter, including those concluded following the acceptance of an offer on the Obligors’ Websites.

Syndicated Facility Agreement dated 16 May 2016 (restated)	56

“Consolidated Net Debt” means, for any Relevant Period, the aggregate amount of the Financial Indebtedness of the Group (excluding any debts of a member of the Group to other members of the Group) net of Cash and Cash Equivalents of the Group in accordance with the Group’s consolidated financial statements prepared in accordance with IFRS, on the last day of such Relevant Period, or in accordance with the management accounts of the Group on the last day of such Relevant Period.

“Group Consolidated Net Profit” means the Group’s consolidated net profit determined on the last reporting date, i.e. (depending on the date on which it is determined):

(a)

at the end of the financial year or financial half-year, in accordance with the Group’s financial statements for the relevant financial year or financial half-year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements); or

(b)

at the end of the first or third financial quarter, based on the relevant management accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1 (c) (Financial Statements).

“Interest Amount” means the interest accrued on the entire Financial Indebtedness of the Group.

19.	GENERAL UNDERTAKINGS

19.1	Authorisations and corporate approvals

(a)

Each Borrower shall, and shall procure that each of its Subsidiaries, duly receive, ensure the validity of, and comply with the conditions of, any authorisations, consents and corporate approvals required under any applicable law to fulfil its obligations under the Finance Documents to which it is party, and to ensure that the Finance Documents can be used as evidence in arbitration proceedings and in the courts of the Russian Federation, including arbitrazh courts.

(b)

Except for obtaining a license in the Republic of Azerbaijan to work with personal data, each Borrower shall, and shall procure that each of its Subsidiaries, duly receive the necessary state and municipal permits, consents, licenses and patents, as well as membership in self-regulatory organisations, required by any applicable law for the conduct of business activities of any member of the Group in the form in which it is conducted, as well as ensure their validity and comply with their conditions.

19.2	Negative Pledge

Each Borrower shall, and shall procure that each of its Subsidiaries, not create or allow the creation of any Encumbrances in relation to its assets without the prior written consent of the Facility Administrator, except for:

(a)

an Encumbrance in relation to assets (except those specified in paragraph (d) below, but without double counting), whose aggregate book value does not exceed 5 (five) percent of the Consolidated EBITDA at any time;

(b)	an Encumbrance arising under the Security Agreements;

(c)	any Encumbrance arising as required by law in the normal course of business; and

(d)

any Encumbrance in the form of a right to directly debit funds or a similar debiting right, if this results in the debiting of funds from such account in an amount of no more than 5 (five) percent of the Consolidated EBITDA.

19.3	Asset Disposal

Each Borrower shall not sell, lease or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, and shall procure that any of its Subsidiaries does not sell, lease, or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, except:

Syndicated Facility Agreement dated 16 May 2016 (restated)	57

(a)	the disposal of assets or property in the normal course of business;

(b)	the disposal of assets or property within the framework of restructuring in connection with the ownership of “HEADHUNTER.KZ” LLP;

(c)

the disposal of assets or property of the Group’s members totalling an amount, at book or market value (depending on which amount is greater), obtained as a result of one or several transactions made during each successive 12 (twelve) months, not exceeding 5 (five) percent of the Consolidated EBITDA;

(d)	the disposal of shares or participatory interests in the charter capital of 100RABOT within the framework of 100RABOT Ownership Change;

(e)	the disposal of shares or participatory interests in the charter capital of a member of the Group that is not an Obligor, provided that after such disposal:

(i)	the Debt Ratio will not exceed 2.0: 1; and

(ii)	after payment of the Distribution, the Debt Ratio will not increase compared to the Leverage as of the last Test Date.

In this case, such disposal in accordance with this paragraph (e) shall be carried out on market conditions and subject to the following conditions:

(A)

prior to the disposal of the Group Member subject to Disposal, Borrower 1 shall send to the Facility Administrator a notification of the sale price of the Group Member subject to Disposal, indicating therein the amount of the Distribution, the amount intended to be used for the business activities of the member of the Group disposing of the Group Member subject to Disposal, and (or) the amount intended to be transferred for early repayment of the Facility Outstanding or part thereof in accordance with Clause 8.3 (Voluntary Early Repayment of Facility Outstanding);

(B)

no later than 5 (five) Business Days prior to the disposal of the Group Member subject to Disposal, Borrower 1 shall provide the Facility Administrator with a certificate confirming that all the conditions specified in paragraphs (i) and (ii) above have been met;

(C)

the sale of the Group Member subject to Disposal must be completed within 30 days from the date of the notification referred to in sub-paragraph (A) above, and in any case within the calendar quarter in which Borrower 1 sent to the Facility Administrator the documents referred to in sub-paragraphs (A) and (B) above; and

(D)	the sale of the Group Member subject to Disposal will not entail a breach of the obligations under Clause 18 (Financial Covenants).

The Member of the Group disposing of the Group Member subject to Disposal is entitled, without the consent of the Facility Administrator, to make the payment of the Distribution in an amount that does not entail a violation of the financial indicator provided for in sub-paragraphs (i) and (ii) of this paragraph (e). In this case, payment of the Distribution based on the sale of the Group Member subject to Disposal can only be made on a one-time basis. The funds remaining after payment of the Distribution shall be used by the seller of the Group Member subject to Disposal by agreement with the Facility Administrator.

(f)	For the purposes of paragraph (e) above, the following definitions have the following meaning:

“Funds of the Group” means the Cash and Cash Equivalents owned by the Group.

Syndicated Facility Agreement dated 16 May 2016 (restated)	58

“Funds of the Group Member subject to Disposal” means the Cash and Cash Equivalents owned by the Group Member subject to Disposal.

“Group Member subject to Disposal” means a member of the Group who is not an Obligor, whose shares or participatory interests in the charter capital are subject to disposal.

“Debt Ratio” means the ratio of Net Debt Amount to EBITDA.

“Purchase Price” means the funds actually received from the sale of the Group Member subject to Disposal.

“Distribution” means the amount of funds payable to the shareholders of Borrower 2 from the disposal of the Group Member subject to Disposal.

“Amount of Funds” means the amount obtained by calculating the difference between the Funds of the Group, the Funds of the Group Member subject to Disposal and the Distribution, and adding the Purchase Price to the difference.

“Net Debt Amount” means the difference between the Financial Indebtedness of the Group (including the Financial Indebtedness of the Group to the Group Member subject to Disposal, recognised after the disposal of the Group Member subject to Disposal) and the Financial Indebtedness of the Group Member subject to Disposal (excluding the Financial Indebtedness of the Group Member subject to Disposal to other members of the Group) and the Amount of Funds.

“EBITDA” means the difference between Consolidated EBITDA and EBITDA of the Group Member subject to Disposal.

19.4	Acquisition of assets

Each Borrower shall not acquire any assets without the prior written consent of the Facility Administrator, and shall procure that any of its Subsidiaries does not acquire any assets without the prior written consent of the Facility Administrator, except for the acquisition of assets:

(a)	in the ordinary course of business;

(b)	within the framework of restructuring in connection with the ownership of “HEADHUNTER.KZ” LLP;

(c)	within the framework of 100RABOT Ownership Change;

(d)

by a member of the Group for a total amount paid by such member of the Group, as a result of one or several asset acquisitions made during each successive 12 (twelve) months, not exceeding 7.5 (seven point five) percent of the Consolidated EBITDA; or

(e)	acquired using Permitted Financial Indebtedness.

19.5	Arm’s length basis

(a)

No Borrower shall enter into transactions with any persons except on arm’s length terms, and the Borrowers shall procure that none of their Subsidiaries enters into transactions with other persons except on arm’s length terms.

(b)	Paragraph (a) does not apply to transactions with Obligors.

19.6	Lending

With the exception of the Permitted Loans, the Borrowers shall not act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator, and shall procure that any of their Subsidiaries do not act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator.

Syndicated Facility Agreement dated 16 May 2016 (restated)	59

19.7	Providing guarantees and sureties

(a)

The Borrowers shall not act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator, and shall procure that any of their Subsidiaries do not act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator.

(b)	The provisions of paragraph (a) above shall not apply:

(i)	when such guarantee or surety secures the performance of the obligations of another member of the Group:

(A)	created within the framework of Permitted Financial Indebtedness; or

(B)	the claims under such guarantee or surety are subordinated to the obligations of the Borrower under the Finance Documents in accordance with the Intercreditor Agreement,

in each case without double counting; and

(ii)	to the Unlimited Guarantee in the cases under Clause 20 (Placement).

19.8	Financial Indebtedness

Each Borrower shall not enter into transactions that result in Financial Indebtedness for such Borrower, and not allow overdue Financial Indebtedness, and shall procure that any of its Subsidiaries does not enter into transactions that result in Financial Indebtedness for such Subsidiary of the Borrower, and not allow overdue Financial Indebtedness, without the prior written consent of the Facility Administrator, with the exception of Permitted Financial Indebtedness.

19.9	Restructuring and reduction of charter capital

Each Borrower shall not restructure or reduce its charter capital, share premium or other capital, and shall procure that any of its Subsidiaries does not restructure or reduce its charter capital, share premium or other capital without the prior written consent of the Facility Administrator, except for:

(a)	Permitted Redemption;

(b)

the payments contemplated under clauses (c) and (d) of the definition of “Permitted Payments” in Clause 1.1 (Terms), in the form of a reduction of the share premium of Borrower 2 in connection with the distribution of these amounts to the shareholders of Borrower 2;

(c)

the reduction of the share premium of Borrower 2 by a total amount not exceeding the amount of the Facility Outstanding relating to Tranche C and Tranche D, in connection with the distribution of this amount to the shareholders of Borrower 2, contemplated by Clause 3 (c) (Purpose); and

(d)

the reduction of the share premium of Borrower 2 by a total amount not exceeding the amount of the Facility Outstanding relating to Tranche E, executed solely in connection with the distribution of this amount to the shareholders of Borrower 2, contemplated by Clause 3 (d) (i) (Purpose).

19.10	Issuing new shares or increasing charter capital

Each Borrower shall not increase its charter capital, and shall procure that any of its Subsidiaries does not issue new shares or increase its charter capital, without the prior written consent of the Facility Administrator, except for the following cases:

(a)

when a member of the Group purchases such issued shares or increases its participatory interest in the charter capital of its Subsidiary, provided that the existing shares or participatory interests in the charter capital of such Subsidiary are not pledged in favour of the Lenders in accordance with a Pledge;

Syndicated Facility Agreement dated 16 May 2016 (restated)	60

(b)	contemplated by Clause 20 (Placement); and

(c)	an increase in the charter capital through a third party contribution executed within the framework of 100RABOT Ownership Change.

19.11	Making changes to Constitutional Documents

Each Borrower, without the prior written consent of the Facility Administrator, shall not make changes to its constitutional documents, and shall also procure that every other Obligor, without the prior written consent of the Facility Administrator, shall not make changes to its constitutional documents, which relate to:

(a)	legal form;

(b)	name;

(c)	share issue procedure;

(d)	the amount of charter (share) capital;

(e)	solely in relation to Obligors registered and operating in accordance with the legislation of the Republic of Cyprus: the procedure for appointing a new director or secretary;

(f)	the procedure for transferring (disposing) shares (participatory interests);

(g)	dividend payment procedure;

(h)	the scope of rights and obligations granted to members (shareholders);

(i)	the procedure for pledging participatory interests (shares) or otherwise encumbering participatory interests (shares); and

(j)	the procedure and conditions for the withdrawal and exclusion of a member from the company.

19.12	Dividend payment and redemption of shares or participatory interests

(a)

Without the prior written consent of the Facility Administrator, the Borrowers shall not announce the payment of dividends or pay dividends, or redeem their participatory interests (unless required by applicable law), and shall procure that each Obligor does not announce the payment of dividends or pay dividends, or redeem its shares or participatory interests (unless required by applicable law), except for the following cases:

(i)	payments of distributable profit by any Obligor or a Group member to the Obligor;

(ii)	a One-Time Payment for 2018, provided that:

(A)

before the date of the One-Time Payment for 2018 the Borrowers provided the Facility Administrator with a certificate signed by the Borrowers containing the calculation of the Leverage for the One-Time Payment for 2018, confirming that the Leverage for the One-Time Payment for 2018 will not exceed 3.5:1;

(B)	as a result of payment of the One-Time Payment for 2018, at least RUB 500,000,000 (five hundred million) or an equivalent amount in another currency will remain in the Obligors’ accounts;

(C)

within 5 (five) Business Days from the date of the One-Time Payment for 2018 the Facility Administrator will be provided with statements on Obligors’ accounts confirming a balance of at least RUB 500,000,000 (five hundred million) or an equivalent amount in another currency, however a One-Time Payment for 2018 under this paragraph (ii) is not allowed if Borrower 2 has paid distributable profits to the shareholders of Borrower 2 for the year ending 31 December 2018, based on paragraph (iii) below;

Syndicated Facility Agreement dated 16 May 2016 (restated)	61

(iii)

payment of distributable profit (including in the form of Permitted Redemption) to shareholders of Borrower 2 in an amount not exceeding 100 (one hundred) percent of the Group Adjusted Consolidated Net Profit if the Facility Administrator confirms that the Adjusted Leverage does not exceed 2.75:1, however payment of distributable profit to shareholders of Borrower 2 for the year ending 31 December 2018, based on this paragraph (iii) is not allowed if Borrower 2 has made a One-Time Payment for 2018 based on paragraph (ii) above;

(iv)

payment by any member of the Group of distributable profit to minority shareholders, provided that similar payments are made to the shareholders (members), which are members of the Group, of such member of the Group in proportion to their participatory interest in the charter capital of such member of the Group; and

(v)

payment by Borrower 2 of dividends to the shareholders of Borrower 2 for a total amount not exceeding the amount of the Facility Outstanding relating to Tranche E, executed solely in connection with the distribution of this amount to the shareholders of Borrower 2, contemplated by Clause 3 (d) (i) (Purpose),

When making the payments specified in paragraphs 0 and (iii) above, the Borrowers must provide the Facility Administrator with a calculation of the Adjusted Leverage at least 5 (five) Business Days before payment.

(b)	For the purpose of this Clause 19.12:

“Group Consolidated Net Profit” has the meaning given in Clause 18.7 (Definitions).

“Consolidated Net Debt” has the meaning given in Clause 18.7 (Definitions).

“One-Time Payment for 2018” means payment by Borrower 2 before 30 June 2019 of distributable profit to the shareholders of Borrower 2.

“Leverage for One-Time Payment for 2018” means the ratio:

(i)	of the amount of Consolidated Net Debt as of the last Test Date, increased by the amount of the Facility Outstanding under Tranche E and the planned One-Time Payment for 2018;

to

(ii)	Consolidated EBITDA as of the last Test Date,

calculated on the basis of the consolidated financial statements of the Group provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements).

“Group Adjusted Consolidated Net Profit” means, as of the last Test Date, the Group Consolidated Net Profit for the Relevant Period ending on that Test Date, excluding:

(i)	the profits and losses resulting from the revaluation of any asset;

(ii)	goodwill impairment;

(iii)

depreciation and impairment of the following intangible assets (identified upon Headhunter FSU acquisition in the Group’s financial statements for 2016 prepared in accordance with IFRS based on the IFRS 3 standard), provided that such depreciation/impairment of intangible assets is indicated in the compliance certificate, provided by the Borrower to the Facility Administrator, together with the Group’s financial statements for 2016, in accordance with Clause 17.2 (Compliance certificate):

Syndicated Facility Agreement dated 16 May 2016 (restated)	62

(A)	hh trademark;

(B)	hh.ru CV database;

(C)	Headhunter client relations; and

(D)	hh.ru website software;

(iv)	non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;

(v)	profit tax recorded in the Group Consolidated Net Profit on the non-monetary profits and losses referred to in paragraphs (i)—(iv) above; and

(vi)	profits and losses from the formation of a deferred retained earnings tax reserve; and

(vii)	solely for the Test Date falling on 30 June 2019, provided that Borrower 2 has made a One-Time Payment for 2018—excluding:

(A)	Group Consolidated Net Profit; and

(B)	the amounts specified in paragraphs (i) to (vi) above,

for the period from 30 June 2018 (not including such date) to 31 December 2018 (inclusive).

“Adjusted Leverage” means, as of the last Test Date, the ratio of Consolidated Net Debt (as of that Test Date) and Dividend Amount to Consolidated EBITDA, calculated based on the Group’s consolidated financial statements (provided to the Facility Administrator under paragraph (a) or (b) of Clause 17.1 (Financial Statements)) as of the Test Date which came not more than 5 (five) months before the date of payment of the distributable profit to the shareholders of Borrower 2.

“Dividend Amount” is defined as the amount of dividends:

(i)	paid to the shareholders of Borrower 2 during the financial half-year ending on the last Test Date (excluding the One-Time Payment for 2018); and

(ii)	to be paid to the shareholders of Borrower 2 during the financial half-year commencing on the day immediately following that Test Date.

19.13	Fulfilment of conditions subsequent

Each Borrower shall fulfil, and procure that any of its Subsidiaries fulfils, all conditions subsequent relating to it specified in Part 2 of Schedule 2 (Conditions Precedent) within the timeframe specified in this Agreement.

19.14	Net assets

Each Borrower shall procure that as of the end of each financial half-year during the term of this Agreement, the amount of the net assets of Borrower 1, Headhunter and Borrower 2, as determined in relation to Borrower 1 and Headhunter based on the financial statements provided in accordance with Clause 17.1 (d) (Financial Statements), and in relation to Borrower 2 based on the financial statements provided in accordance with Clause 17.1 (a) or (b) (Financial Statements), is positive.

19.15	Change of business

Each Borrower shall not make significant changes to the main areas of its business activity, and shall procure that each Obligor does not make significant changes to the main areas of its business activity without the prior written consent of the Facility Administrator.

19.16	Existing Commercial Contracts

Each Borrower shall procure the validity of the Existing Commercial Contracts before the Final Repayment Date of Tranche E or the conclusion of new contracts on similar conditions, where commercially reasonable to do so, no later than one month before the expiration of the Existing Commercial Contracts.

Syndicated Facility Agreement dated 16 May 2016 (restated)	63

19.17	Taxation

Each Borrower shall duly pay taxes and levies into the relevant budgets and make mandatory payments into the extra-budgetary funds of the Russian Federation (“Mandatory Payments”), and shall procure that each of its Subsidiaries duly pays the Mandatory Payments, except for:

(a)	Mandatory Payments contested by such Borrower or its Subsidiary in accordance with the law; and

(b)

Mandatory Payments and the costs of disputing them, in respect of which the relevant reserves were created, reflected in the latest financial statements provided to the Facility Administrator in accordance with Clause 17.1 (Financial Statements); and

(c)	where non-payment of such Mandatory Payments will not have Material Adverse Effect.

19.18	Pari passu ranking

Each Borrower shall procure that its obligations under this Agreement have the same ranking as its other existing and future unsecured payment obligations, and that any of its Subsidiaries procures that its obligations under this Agreement have the same ranking as other existing and future unsecured payment obligations of such Subsidiary, with the exception of those obligations that have priority as expressly stipulated by law.

19.19	Group Structure Chart

Each Borrower shall procure that the Group’s structure is maintained in accordance with the Group Structure Chart. This obligation does not apply to actions permitted or contemplated under the Finance Documents.

19.20	Access

(a)

At the request of the Facility Administrator, when there is a Default, or a Default has not been remedied, or when the Facility Administrator has sufficient reason to believe that a Default is possible, each Borrower shall provide (and shall procure that any of its Subsidiaries provides) the Facility Administrator and (or) its auditors or other professional consultants with ready access to their premises, assets and accounting and tax primary documents (on paper or electronic media), including issuing powers of attorney to relevant persons, as well as arranging a meeting with the management of the Group.

(b)

The Borrower shall procure that the Facility Administrator and (or) Lenders are provided with the relevant documents and (or) information and perform other actions required so that the authorised representatives (employees) of the Central Bank of the Russian Federation can inspect (check) the pledged asset under the Pledges at the place of its storage and (or) record and (or) location, and visit the Borrower and each other Pledgor on-site

19.21	Appointment of New Directors

(a)

The Borrowers shall not carry out and shall not allow, without the Facility Administrator’s prior written consent, any actions that may lead to the election and (or) appointment of new directors and/or secretaries of the Obligors, who are legal persons registered and operating under the laws of the Republic of Cyprus, except when the following documents are provided to the Facility Administrator at the same time as the new directors and (or) secretaries of the said Obligors are appointed:

(i) in the case of new directors: originals of the following, that are duly signed by the specified directors:

Syndicated Facility Agreement dated 16 May 2016 (restated)	64

(A)	undated letters of resignation; and

(B)	letters of authority and undertaking; and

(ii)	in the case of new secretaries, originals of the following, that are duly signed by the specified secretaries:

(A)	undated letter of resignation; and

(B)	letter of authority and undertaking; and

(C)	undated secretary’s confirmation that is addressed to the Department of the Registrar of Companies of Cyprus.

(b)

Within 5 (five) Business Days from the date of receipt of a reasonable request of the Facility Administrator, the Borrowers shall provide the Facility Administrator with additional information regarding the above-mentioned new directors and/or secretaries regarding their education and (or) relevant experience.

(c)

The obligations specified in this Clause 19.21 shall come into force with respect to the directors and (or) secretaries of Borrower 2 from the date of execution of the pledge agreement of 100% (one hundred percent) of the shares in Borrower 2 in accordance with the terms of Clause 20 (Placement).

19.22	Further assurance

Each Borrower shall, at the request of any Finance Party, at its own expense, carry out any actions and sign any documents, and shall procure that any of its Subsidiaries, at their own expense, carry out any actions and sign any documents, required to ensure the validity and proper performance of the Finance Documents. In particular, each Borrower, at the request of the Facility Administrator, shall procure, at its own expense, the conclusion of:

(a)

new Independent Guarantee Agreements with the Lenders and the issuance of new Independent Guarantees in favour of the Lenders (on terms identical to those of existing Independent Guarantee Agreements and Independent Guarantees); and

(b)	supplementary agreements to Pledges (on terms acceptable to the Lenders),

as well as the performance of all actions required to ensure the validity of such agreements in case of acquisition by any Lender (other than Lenders that are party to existing Independent Guarantee Agreements and Pledges) of the rights (claims) against the Borrowers and (or) obligations to grant the Facility in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

20.	PLACEMENT

(a)	The Lenders hereby agree that the issuance of an Unlimited Guarantee and Placement are expressly permitted by the Finance Documents, provided that:

(i)	Placement occurs before 31 December 2019;

(ii)

Borrower 2 provides the Facility Administrator, within 15 (fifteen) Business Days after completing the additional share issue, with documents that may be reasonably requested by the Facility Administrator to confirm the proper fulfilment of the provisions of this paragraph (a);

(iii)

Borrower 2 provides the Facility Administrator, within 15 (fifteen) Business Days after providing the Unlimited Guarantee, with a certified extract from the document(s) containing the Unlimited Guarantee, and if changes have been made to the Unlimited Guarantee: with a certified extract from the document containing such changes within 15 (fifteen) Business Days after such changes are made.

(b)	If Placement does not take place before 31 December 2019, the Borrowers undertake before 31 March 2020:

Syndicated Facility Agreement dated 16 May 2016 (restated)	65

(i)

to procure the execution of a pledge of 100% (one hundred percent) of the shares in Borrower 2 (subject to splitting or an additional issue of shares, if applicable) in favour of the Facility Administrator in a form and substance similar to the Pledges of Borrower 2; and

(ii)

to procure that Borrower 2 provides the Facility Administrator with proof of the termination of the Unlimited Guarantee or written confirmation in a form acceptable to the Facility Administrator that the Unlimited Guarantee has not been issued.

21.	EVENTS OF DEFAULT

Each of the cases, events, or circumstances set out in this Clause (save for Clause 21.18 (Acceleration)) is an Event of Default.

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to Finance Documents at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and provided that

(b)	payment is made within 3 (three) Business Days from the date of payment.

21.2	Obligors’ violation of financial covenants

An Obligor does not comply with any covenant under Clause 18 (Financial Covenants).

21.3	Other obligations

(a)

An Obligor or Pledgor does not comply with any provisions of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and in Clause 21.2 (Obligors’ violation of financial covenants)).

(b)	No Event of Default under paragraph (a) above will occur if such failure to comply can be remedied, and is remedied:

(i)	in respect of the obligations contemplated by Clause 17.1 (a) and (b) (Financial Statements): within 30 (thirty) days; or

(ii)	in respect of any other provisions of the Finance Documents: within 10 (ten) Business Days,

of the earlier of: (A) the Facility Administrator giving notice to the Obligor regarding such failure to comply, or (B) the relevant Obligor becoming aware of the failure to comply.

21.4	Misrepresentation

Any representations made by any Obligor or Pledgor in or in connection with the Finance Documents turns out to be incorrect, untrue or misleading at the time it is made.

21.5	Cross-default

(a)	Any member of the Group does not repay any Financial Indebtedness within the prescribed period or during any grace period established in accordance with the terms of the relevant obligation.

(b)

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or a claim is brought against Borrower 2 under an Unlimited Guarantee.

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(c)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). An Event of Default in accordance with this paragraph (c) shall not be deemed to have occurred if such non-compliance can be remedied, and is remedied within 15 (fifteen) Business Days:

(d)

No Event of Default will occur under this Clause 21.5 if the total amount of Financial Indebtedness or obligations under the Financial Indebtedness subject to paragraphs (a)–(c) above is at any time less than RUB 100,000,000 (one hundred million).

21.6	Loss of property

Loss of property in respect of which an Encumbrance has been created under any Security Agreement.

21.7	Insolvency

The occurrence of any of the following cases or events in relation to any Material Group Member:

(a)	any Material Group Member meets the criteria for insolvency in accordance with the Bankruptcy Law;

(b)	any Material Group Member meets the criteria for insufficiency of assets in accordance with the Bankruptcy Law;

(c)	the financial condition of any Material Group Member gives grounds for bankruptcy prevention measures to be taken in accordance with the Bankruptcy Law;

(d)

any Material Group Member meets the criteria or gives grounds for bankruptcy prevention measures to be taken, similar to the criteria and measures specified in this Clause 21.7 (a) and (b) (Insolvency), contemplated by any law applicable to such Material Group Member;

(e)	any Material Group Member begins negotiations with one or more of its creditors to revise the timeframes for repayment of any of its debts due to actual or expected financial difficulties;

(f)	a moratorium is imposed on the settlement of creditors’ claims in respect of any of its debts; or

(g)	any Material Group Member meets any other bankruptcy criteria established by the Bankruptcy Law or other law applicable to such Material Group Member.

21.8	Insolvency proceedings

The carrying out of one of the following actions in respect of any Material Group Member:

(a)	a bailout and other bankruptcy prevention measures;

(b)	the commencement of liquidation or bankruptcy proceedings or the appointment of a liquidation commission or similar body or official;

(c)	the filing in court by any Material Group Member of an application to declare such Material Group Member bankrupt;

(d)

the filing in court by any creditor of any Obligor of an application to declare such Material Group Member bankrupt or to liquidate it (or any other similar procedure), if the arbitrazh court or other competent court, within 30 (thirty) calendar days from the date of the determination to accept the application to declare the Material Group Member bankrupt, does not issue a determination on refusing to instigate supervision and dismissing the application, a determination on refusing to instigate supervision and terminating proceedings in the bankruptcy case, a determination on returning this application, a determination on terminating proceedings in the bankruptcy case, a decision on refusing to declare bankruptcy or other similar judicial act, which results in the termination of the bankruptcy proceedings or refusal to initiate such proceedings;

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(e)	the institution of supervision (nablyudeniye), external management (vneshneye upravleniye), financial recovery (finansovoe ozdorovleniye), or bankruptcy management (konkursnoye proizvodstvo);

(f)	the appointment of a temporary administrator, administrator, receiver or any other person performing similar functions;

(g)	convening a meeting of creditors to consider a settlement agreement;

(h)	initiation of any other bankruptcy procedure established by the Bankruptcy Law;

(i)

enforcement of any Encumbrance established in respect of any assets of a Material Group Member, if the amount of assets in respect of which such Encumbrance is established exceeds RUB 100,000,000 (one hundred million);

(j)	carrying out any other similar procedures under the law on insolvency (bankruptcy) applicable to the relevant Material Group Member.

21.9	Compulsory seizure or restrictions on disposal of property

Freezing orders over, confiscation, other compulsory seizure of property, suspension or restriction of operations on the accounts of any member of the Group with a total value exceeding RUB 100,000,000 (one hundred million) or the equivalent of such amount at the rate of the Central Bank of the Russian Federation on the relevant date.

21.10	Unlawfulness and invalidity

(a)	It becomes unlawful for an Obligor or Pledgor to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document ceases to be valid and legally binding.

(c)	Any Finance Document is deemed not concluded in accordance with the law applicable to such Finance Document.

21.11	Repudiation and rescission of agreements

An Obligor or Pledgor declares its intention to rescind a Finance Document or performs actions aimed at challenging or rescinding a Finance Document, or repudiates it (except for situations where this is permitted by the Finance Documents).

21.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) its core business activities.

21.13	Qualified audit opinion

Auditors of the Group issue a qualified opinion with respect to any audited financial statements.

21.14	Judicial and administrative proceedings

(a)

The commencement of any judicial, administrative, arbitrazh or arbitration proceedings aimed at challenging of (i) the Finance Documents, (ii) any rights of the Finance Parties based on the Finance Documents, or (iii) transactions under the Finance Documents.

(b)

A court, arbitrazh court or arbitration court (including international arbitration) accepts for consideration any claim in respect of a member of the Group or its assets, for a total amount that, together with the amount of other claims brought against such member of the Group (or its assets) or against other members of the Group (or their assets) accepted for consideration by a court, arbitrazh court or arbitration court (including international arbitration), exceeds RUB 150,000,000 (one hundred and fifty million) or the equivalent of this amount in another currency at the exchange rate of the Central Bank of the Russian Federation on the date on which the claim was filed.

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(c)

The coming into force of decisions of a court, arbitrazh court or arbitration court (including international arbitration) in respect of a member of the Group or its assets for the recovery of funds or other assets from such member of the Group for a total amount that, together with the amount of other decisions of a court, arbitrazh court or arbitration court (including international arbitration) that have come into force, which relate to such member of the Group (or its assets) or other members of the Group (or their assets) exceeds RUB 100,000,000 (one hundred million) or its equivalent in another currency at the exchange rate of the Central Bank of the Russian Federation.

21.15	Expropriation

Limiting the ability of any member of the Group to conduct its business activities as a result of: (i) deprivation or restriction of title, nationalisation, requisition, confiscation, expropriation or other forced alienation of property, the total book value of which exceeds, together with other property of such member of the Group and property of any other member of the Group that was nationalised, requisitioned, confiscated, expropriated or otherwise forcibly alienated, RUB 75,000,000 (seventy-five million), (ii) a ban or (iii) other intervention committed by a government body in respect of any member of the Group (including, inter alia, the dismissal of the sole executive body, the collegial executive body or any other management body of any member of the Group).

21.16	Intellectual Property

(a)	The full or partial termination, suspension, or revocation of rights to any Intellectual Property;

(b)

The imposing of any restrictions on the terms of use or additional requirements in relation to any Intellectual Property, except where agreements under a non-exclusive or exclusive license in respect of Intellectual Property are entered into between members of the Group;

(c)	The expiration and refusal to extend the rights to any Intellectual Property largely under the same conditions; or

(d)	The creation of an Encumbrance in respect of any Intellectual Property,

in each case, with the exception of the disposal of any Intellectual Property owned by a Group member, in the event of disposal in favour of non-members of the Group, of all shares or participatory interests in the charter capital of such Group member (which owns the relevant Intellectual Property) owned by Group members, if such disposal is permitted by the terms of this Agreement.

21.17	Material Adverse Effect

The occurrence of Material Adverse Effect.

21.18	Acceleration

Upon the occurrence of any Event of Default and at any time after the occurrence of any Event of Default that is continuing:

(a)	the Facility Administrator shall send a notification to the Borrowers after receiving the Consent of the Majority Lenders, in which it will:

(i)

state the Lenders’ refusal to grant funds within the Total Commitments (including the Amount Payable by the Lenders, if any, at the relevant time), whereupon the Lenders’ obligation to grant the Facility to the Borrowers shall cease; and (or)

(ii)

set out the Lenders’ demand against the Borrowers for immediate early repayment of the Facility Outstanding or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

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(iii)

notify the Borrowers that the Lenders are aware of the Event of Default and reserve the right to demand that the Borrowers immediately repay the Facility or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(iv)	notify the Borrowers that the Lenders reserve the right to enforce the pledged property under the Security Agreements, or to file claims under the Independent Guarantees.

(b)

The Lenders shall enforce the pledge in accordance with the relevant Security Agreement. The property received by the Lenders from the enforcement of the pledge under the Security Agreements shall be transferred into the Lenders’ shared ownership in the amount corresponding to their Proportional Shares.

(c)

The funds received by the Lenders from the enforcement of the property pledged under the Security Agreements and/or its subsequent sale in accordance with paragraph (b) above, and which remained after indemnification for the enforcement costs of the Lenders and the Facility Administrator and payment of other mandatory payments, shall be transferred into the Account of the Facility Administrator, and then distributed by the Facility Administrator between the Lenders according to their Proportional Shares.

For the purposes of this Clause 21.18, an Event of Default shall be considered continuing from the time such event occurs until the Borrowers receive notification from the Facility Administrator that the Majority Lenders have agreed not to exercise their rights under this Clause 21.18 due to the occurrence of such event or circumstance.

22.	CHANGES TO THE PARTIES

22.1	Assignment by the Borrowers

The Borrowers do not have the rights to assign their rights or transfer obligations under the Finance Documents without the prior consent of all Lenders.

22.2	Assignment of Rights and Transfer of Obligations by the Lenders

(a)

A Lender (“Existing Lender”) is entitled at any time to fully or partially assign its rights and (or) transfer the obligations under the Finance Documents to the following persons without the consent of the Borrowers and other Lenders:

(i)	another Lender;

(ii)	its Affiliate;

(iii)	the Central Bank of the Russian Federation, and also in the subsequent assignment by the central bank or other similar body of its rights and (or) the transfer of obligations to any person;

(iv)	a Russian bank or a Russian credit or financial organisation included in the list of banks contained in Schedule 11 (List of Russian banks); or

(v)	any reputable foreign credit or financial organisation,

in any case, with the exception of any person in respect of which the Borrowers have submitted a confirmation acceptable to the Facility Administrator (with reference to the applicable legislative acts) confirming that such person is subject to sanctions restricting the Pledgors or their Affiliates from entering into or maintaining relations with such person (“Sanctioned Person”).

(b)

Where there is no Default, an Existing Lender has the right at any time to fully or partially assign its rights and (or) to transfer the obligations under the Finance Documents to other persons not mentioned in paragraph (a) above, provided that such person is not a Sanctioned Person, and subject to receipt of the prior written consent of the Borrowers, while the Borrowers cannot unreasonably refuse to provide or delay provision of such consent.

Syndicated Facility Agreement dated 16 May 2016 (restated)	70

(c)

For the purposes of this Clause 22.2, “New Lender” means a person to which an Existing Lender fully or partially assigns its rights and (or) transfers obligations under the Finance Documents referred to in sub-paragraphs (i)–(v) of paragraph (a) or in paragraph (b) above.

(d)

If there is a Default, the consent of the Borrowers to the assignment of rights and (or) the transfer of obligations of an Existing Lender is not required, except in cases where the prospective New Lender is a Sanctioned Person. For the purposes of Article 388 of the Civil Code of the Russian Federation, each Obligor hereby confirms that for the purposes of this Clause 22.2 the identity of the Lenders is not material to it.

(e)

In the event of the assignment by an Existing Lender of its rights and the transfer of its obligations to a New Lender in accordance with this Agreement, the Borrowers hereby give their prior consent to the simultaneous transfer to the New Lender of the relevant obligations of the Existing Lender (transfer of debt), if any.

22.3	Procedure for assignment of rights and transfer of obligations

(a)

The assignment of rights and (or) the transfer of debt shall be carried out by a Lender Rights Assignment Agreement between the Existing Lender, the New Lender and the Facility Administrator, and shall come into effect on the date of signature of the Lender Rights Assignment Agreement, unless otherwise expressly contemplated by the Lender Rights Assignment Agreement.

(b)

No later than 5 (five) Business Days before the date of the proposed signing of the Lender Rights Assignment Agreement, the Existing Lender must notify the Facility Administrator in writing of the proposed assignment of rights and/or transfer of the debt indicating the name of the New Lender. No later than the next Business Day after receiving the above notification from the Existing Lender, the Facility Administrator shall send a copy of this notification to the Borrowers.

(c)

If within 10 (ten) Business Days after receiving the notification specified in paragraph (b) above the Borrowers have not provided the Facility Administrator with confirmation (containing a reference to the relevant legislative acts) confirming that this New Lender is a Sanctioned Person, on the date of signature of the Lender Rights Assignment Agreement:

(i)	the Existing Lender shall assign to the New Lender the rights of the Existing Lender in the amount in accordance with the Lender Rights Assignment Agreement;

(ii)	the New Lender shall assume the obligations of the Existing Lender transferred to it in the amount in accordance with the Lender Rights Assignment Agreement;

(iii)	the Existing Lender shall be released from its obligations to the extent that these obligations have been assumed by the New Lender; and

(iv)	the New Lender shall become the Lender under this Agreement and will be bound by the terms of this Agreement as the Lender.

(d)	From the date of signature of any Lender Rights Assignment Agreement, reference in this Agreement to the Lender includes any New Lender.

(e)

On the date of signature of a Lender Rights Assignment Agreement, the New Lender shall pay the Facility Administrator a fee of RUB 10,000 (ten thousand), as well as VAT, included as a separate line, and calculated based on the current tax rate under the law of the Russian Federation on taxes and levies, for the services of the Facility Administrator under this Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	71

(f)

The Facility Administrator shall notify the Obligors in writing immediately after signature of a Lender Rights Assignment Agreement about the assignment of rights and (or) transfer of obligations under this Agreement, and shall send a copy of the signed Lender Rights Assignment Agreement to each Obligor.

22.4	Interest payment on assignment

(a)

Interest on the Facility Outstanding, default interest and fees in respect of the Proportional Share of the Existing Lender accrued prior to the date of signature of the Lender Rights Assignment Agreement (including the date of signature) and received from the Borrowers (“Accrued Amounts”), as well as other payments specified in the Lender Rights Assignment Agreement, shall be paid by the Facility Administrator to the Existing Lender on the closest Interest Payment Date after the date of signature of the Lender Rights Assignment Agreement;

(b)	The rights assigned by the Existing Lender to the New Lender will not include the right to claim Accrued Amounts; and

(c)

The New Lender will receive the amount of interest accrued on the Facility Outstanding in respect of the Proportional Share of the New Lender for that part of the Interest Period that comes after signature of the Lender Rights Assignment Agreement (excluding the date of signature) and ends on the end date of the relevant Interest Period.

22.5	Limitation of liability of Existing Lenders

(a)	None of the Existing Lenders shall make any representations or assume any obligations to a New Lender for:

(i)	the financial position of an Obligor;

(ii)	the compliance or fulfilment by any Obligor of its obligations under the Finance Documents or any other documents; or

(iii)	the correctness of the information contained in any Finance Document.

(b)

Each New Lender confirms to the Existing Lender, other Finance Parties and each Obligor that it has studied all the Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign the Lender Rights Assignment Agreement.

22.6	Security over Lenders’ rights

Each Lender may, without the consent of the Obligor or another Finance Party, pledge or create another Encumbrance in favour of any person that is not a Sanctioned Person for all or part of its rights under any Finance Document in order to secure the obligations of such Lender, provided that such Lender continues to fulfil its obligations under the Agreement.

22.7	Restriction on assignment of rights and transfer of obligations to a Sanctioned Person

The assignment of any rights, the transfer of any obligations, the pledging or creation of any Encumbrance in favour of a Sanctioned Person is invalid.

23.	FINANCE PARTIES

23.1	Lenders’ decision making. Lenders’ Consent

(a)

The Lenders hereby agree that in the cases expressly contemplated by this Agreement or other Finance Documents, the Lenders may exercise their rights under this Agreement or perform any actions solely with the consent of the Majority Lenders or all Lenders (“Consent”).

(b)

The Lenders shall take a decision on granting Consent by holding a vote, the procedure for which is established by this Clause 23.1. In this case, the provisions of Chapter 9[1] (Decisions of Meetings) of the Civil Code of the Russian Federation shall not apply.

Syndicated Facility Agreement dated 16 May 2016 (restated)	72

(c)	In all cases, when the Lenders vote for the purpose of the Finance Documents the vote of each Lender is equal to its Proportional Share.

(d)

The Facility Administrator, either on its own initiative or at the request of any of the Lenders or Borrowers, shall inform all the Lenders (except the Lender that is the Facility Administrator) about the issue put to a vote (“Issue put to a Vote”) by sending a notice containing a description of the Issue put to a Vote, and other information deemed necessary by the Facility Administrator (“Notice of Voting”). The Notice of Voting must indicate the deadline by which the Lenders have to send notices containing the voting results of each of the Lenders regarding the Issues put to a Vote (“Lender Decision Notice”). This deadline may not be less than 5 (five) Business Days, except when the circumstances of the Issues put to a Vote are such that the voting of Lenders needs to take place sooner.

(e)

The Lender Decision Notice must be signed by an authorised person of the relevant Lender and contain the Lender’s unequivocal answer as to whether such Lender votes for or against the granting of Consent on each of the relevant Issues put to a Vote. The Facility Administrator is not obliged to verify the authority of the person who signed the Lender Decision Notice, and has the right to presume that such person was authorised unless the relevant Lender notified the Facility Administrator prior to the date on which the relevant Lender Decision Notice was sent that such person is not an authorised representative of the relevant Lender.

(f)

If any Lender (other than the Lender that is the Facility Administrator) did not send the relevant Lender Decision Notice within the deadline specified in the Notice of Voting, the Facility Administrator shall consider that such Lender voted against the granting of Consent on the relevant Issues put to a Vote.

(g)

After the deadline for sending the Lender Decision Notice established by the relevant Notice of Voting, the Facility Administrator shall determine the number of votes of the Lenders in favour of granting Consent on each of the relevant Issues put to a Vote within 5 (five) Business Days, and shall send a notice to the Lenders and the Borrower containing the voting results on each of the Issues put to a Vote (“Voting Results Notice”).

(h)

If, in accordance with the provisions of the Finance Documents, the Consent on an Issue put to a Vote requires the votes of the Majority Lenders (but not all Lenders), the Facility Administrator shall (regardless of the expiration of the deadline established in the relevant Notice of Voting) send a Voting Results Notice within 5 (five) Business Days after receipt of the Lender Decision Notices, from which it follows that the Majority Lenders voted in favour of granting such Consent or, that Lenders, the votes of which are sufficient to prevent the Majority Lenders from granting such Consent, voted against granting such Consent.

(i)

If the Lenders whose votes are sufficient to provide such Consent in accordance with the Finance Documents, voted in favour of granting the Consent, such Consent shall be deemed to have come into effect at the time when the Facility Administrator sends the Voting Results Notice, unless a later date is specified in the corresponding Voting Results Notice.

(j)	The Notices of Voting, Lender Decision Notices and Voting Results Notices shall be sent by email and/or by fax to the email addresses or fax numbers indicated in Paragraph 25.2 (Addresses).

(k)	Unless otherwise expressly stipulated by a Finance Document, any Consent granted in the manner contemplated by this Clause 23.1 shall be binding on all the Finance Parties.

Syndicated Facility Agreement dated 16 May 2016 (restated)	73

(l)

For the avoidance of doubt, the Lenders hereby authorise the Facility Administrator, and the Facility Administrator agrees, to act with the prior consent of the Majority Lenders or all Lenders on the basis of the relevant Consent of the Majority Lenders or all Lenders in cases where such Consent is expressly stipulated by this Agreement.

(m)

The Facility Administrator has the right to refrain from acting on the basis of instructions of the Majority Lenders (or, where applicable, all Lenders) until it received indemnity against any costs, losses or liabilities (together with any accompanying VAT), which it may incur in complying with these instructions.

(n)

In the absence of instructions from the Majority Lenders (or, where applicable, all Lenders), the Facility Administrator has the right to take actions (or refrain from taking actions) that it views as being in the Lenders’ interests.

(o)	The Facility Administrator shall only be liable to the Parties for direct losses proven in court, caused by the Facility Administrator intentionally or as a result of gross negligence.

23.2	Appointment of the Facility Administrator

(a)

The Parties agree that the Lender may perform the functions of a Facility Administrator. Each Finance Party (with the exception of the Lender that performs the functions of the Facility Administrator) hereby appoints the Facility Administrator as its agent and instructs it to perform the actions contemplated by the Finance Documents on behalf of and at the expense of that Finance Party.

(b)

For the avoidance of doubt, the Parties confirm that the Lender acting as the Facility Administrator has the same rights and obligations under the Finance Documents as any other Lender, and has the right to exercise these rights, including the right to vote when Consents are provided, and to fulfil the obligations as if it were not a Facility Administrator.

(c)

The performance by the Facility Administrator of its obligations under the Agreement does not prevent the Facility Administrator from executing any banking operations with any member of the Group, including maintaining bank accounts, granting loans and attracting deposits.

(d)

If the indemnification received from the Obligors does not cover the amount of expenses or losses incurred by the Facility Administrator as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, the Facility Administrator has the right to file a claim against the Lenders (except for the Lender acting as the Facility Administrator) and each Lender (except for the Lender acting as the Facility Administrator) shall, within 10 (ten) Business Days from date on which the Facility Administrator’s claim was filed, indemnify it in the amount corresponding to the Lender’s Proportional Share, for any documented expenses or losses incurred by the Facility Administrator (except in the event of the Facility Administrator’s gross negligence or wilful misconduct) as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, to the extent not covered by the amount of indemnification received from any Obligor.

(e)	The Facility Administrator shall not be liable to the Lenders for its actions (or omissions), if it acts (or does not act) in accordance with the Consent of the Majority Lenders or all Lenders.

(f)	The Facility Administrator shall only be liable to the Lenders for losses caused by the Facility Administrator intentionally or as a result of gross negligence.

(g)

When the terms of the Agreement do not require the Consent of the Majority Lenders or all Lenders, the Facility Administrator shall act (or refrain from acting) at its own discretion in the best interests of the Lenders.

Syndicated Facility Agreement dated 16 May 2016 (restated)	74

23.3	Duties of the Facility Administrator

(a)

Subject to paragraph (b) below, each Finance Party (with the exception of the Facility Administrator) instructs the Facility Administrator, while the Facility Administrator agrees, to perform the following actions:

(i)	keep records of the Cash provided to the Borrower by each of the Lenders in accordance with this Agreement;

(ii)

receive any payments due to the Finance Parties from the Obligors under this Agreement into the Facility Administrator’s Account, and transfer the amounts received from the Obligors to the relevant Finance Party in accordance with the terms of this Agreement;

(iii)

receive any Facility amounts from the Lenders into the Facility Administrator’s Account, and transfer the Facility amounts received from the Lenders to the Borrowers in accordance with the terms of this Agreement;

(iv)	notify the Borrowers and Lenders about the interest rate for each Interest Period;

(v)

sign, on behalf of all the Finance Parties, amendments to this Agreement, as well as any consents, confirmations, waivers and other documents contemplated by this Agreement, on the terms agreed in the Consent of the Majority Lenders or all Lenders, depending on the nature of the changes, consents, confirmations, waivers or other documents;

(vi)	inform the Lenders of the Borrowers’ fulfilment (or non-fulfilment) of the conditions precedent for submitting a Utilisation Request under this Agreement;

(vii)

provide the Parties and (or) other persons contemplated under this Agreement with documents and information received from the Borrowers and third parties (including, inter alia, sending to the relevant Party an original or a copy of any document received by the Facility Administrator from any other Party to be forwarded to this Party), however the Facility Administrator is not obliged to examine or verify the correctness, accuracy or completeness of such documents and information;

(viii)

notify the Finance Parties of the receipt of a communication from any Party containing a description of an event or circumstance and a statement to the effect that such an event or circumstance constitutes Default;

(ix)	inform the Lenders that the Facility Administrator has received a Borrower’s request for a waiver under this Agreement;

(x)	arrange the granting of Consents by the Majority Lenders or all Lenders at its own initiative or at the request of the Majority Lenders;

(xi)

keep a register of all Parties (with the addresses, contact details of all Lenders at any time and the Proportional Share of each Lender) and provide a copy of this register for information purposes upon the request of any Party;

(xii)

notify the Lenders if an Obligor has failed to pay any amount of the Facility Outstanding, interest, fees or other amounts payable to any Finance Party (other than the Facility Administrator) under the Finance Documents;

(xiii)

in the event of the Facility Administrator’s resignation, transfer to the New Facility Administrator (defined in Clause 23.4 (d) (Resignation of the Facility Administrator) all documents received by the Facility Administrator from the Parties, or created by the Facility Administrator in the process of fulfilling its duties; and

Syndicated Facility Agreement dated 16 May 2016 (restated)	75

(xiv)

perform all other actions (or refrain from actions) which are contemplated by this Agreement and other Finance Documents or are required for the Lenders to exercise their rights under this Agreement or other Finance Documents after having obtained the relevant Consent of the Majority Lenders or all Lenders, depending on the circumstances.

(b)

The Facility Administrator has the right not to exercise any rights and authority granted in accordance with this Clause 23.3 (a) if the Consent of the Majority Lenders or all Lenders is required to exercise such rights and authority in accordance with the terms of this Agreement, and the Facility Administrator had not received such Consent of the Majority Lenders or all Lenders in the manner prescribed by this Agreement.

23.4	Resignation of the Facility Administrator

(a)

The Facility Administrator has the right, after having notified the other Finance Parties and the Obligors not less than fifteen (15) days in advance, to refuse to discharge the duties of the Facility Administrator, subject to the provisions of paragraph 7 of Article 8 of the Syndicated Loan Law. In this case, the Majority Lenders (after consultation with the Borrowers) are entitled to appoint the Facility Administrator’s successor no later than the proposed date on which the Facility Administrator shall resign.

(b)

The resigning Facility Administrator shall, at its own expense, provide the Facility Administrator’s successor with the documents available to the Facility Administrator, as well as provide the assistance that the Facility Administrator’s successor may reasonably require in order to act as the Facility Administrator under the Finance Documents.

(c)

In the event that the Facility Administrator’s banking license is revoked (1) the authority of the Facility Administrator shall automatically terminate from the date of the banking license’s revocation, and (2) the Facility Administrator or any Lender that has received information about the revocation of the Facility Administrator’s banking license, shall notify the other Parties (“License Revocation Notice”) during the Business Day following the day when the Facility Administrator or relevant Lender received information about the revocation of the Facility Administrator’s banking license.

(d)

In the event of the resignation of the Facility Administrator or the termination of its powers at the initiative of the Lenders, the Lenders, with the Consent of the Majority Lenders, shall appoint a new Facility Administrator from among the Lenders (the “New Facility Administrator”), and each Finance Party and the Borrowers hereby confirm their consent to such possible appointment. At the request of the Facility Administrator, the Borrowers shall provide the written consent of each other Obligor to such possible appointment of the New Facility Administrator. In the Consent, the Lenders shall determine the date of termination of the authority of the Facility Administrator, and the procedure whereby the New Facility Administrator shall send a notice of the termination of the authority of the Facility Administrator to the other Parties (“Notice of Termination of Authority”). Moreover, in the event of the resignation of the Facility Administrator, its authority will automatically terminate 15 (fifteen) days after the Facility Administrator has sent the notice in accordance with paragraph (a) above, unless an earlier date is stipulated by the Consent of the Lenders or the Facility Administrator does not agree to a later date of termination of its authority.

(e)

The Parties agree that the New Facility Administrator will become a party to this Agreement as the Facility Administrator after the adoption of the Consent of the Majority Lenders on the appointment of a New Facility Administrator, from the date of signature of an agreement on making the relevant changes to this Agreement, unless another date is specified in this agreement (the “Date of Accession of the New Facility Administrator”). Thereafter, any reference to the Facility Administrator in this Agreement will refer to the New Facility Administrator.

Syndicated Facility Agreement dated 16 May 2016 (restated)	76

(f)

From the Date of Accession of the New Facility Administrator, the New Facility Administrator must ensure that a new account is opened and notify the Borrowers and the Finance Parties that the Facility Administrator’s Account has been substituted within 5 (five) Business Days from the Date of Accession of the New Facility Administrator.

(g)

From the date of termination of the authority of the Facility Administrator to the Date of Accession of the New Facility Administrator, the Parties hereby agree that the Lender with the largest Proportional Share or, in the absence of such, the Lender appointed by the Consent of the Majority Lenders, shall act as temporary Facility Administrator under the Agreement (“Temporary Facility Administrator”).

(h)

The Parties agree that from the date of receipt by the Borrowers of the Notice of Termination of Authority or of the License Revocation Notice to the Date of Accession of the New Facility Administrator, the Borrowers shall procure that they and also the other Obligors make all payments provided for in this Agreement to the account of the Temporary Facility Administrator, whose details must be provided by the Temporary Facility Administrator to the Borrowers on the first day on which it exercises the authority of facility administrator under this Agreement.

(i)

If the Facility Administrator, whose authority has been terminated for any reason, receives any payments from the Parties, it undertakes, subject to the requirements of the applicable law, to transfer such payments to the Temporary Facility Administrator on the same Business Day, so that the relevant amounts can then be transferred to the Party to which they are owed.

23.5	Arranger

The Arranger does not bear any obligations in relation to other Parties, unless this is expressly stipulated in the Finance Documents.

24.	PAYMENT MECHANISM

24.1	General Provisions

The Borrowers shall procure that they, as well as each other Obligor, make payments in accordance with the provisions of this Clause 24 (Payment Mechanism).

24.2	Payments to the Facility Administrator

Unless otherwise expressly stipulated in this Agreement, on each date on which an Obligor or Finance Party must make a payment to a Party under the terms of a Finance Document, such Obligor or Lender must transfer the relevant amount into the Facility Administrator’s Account (unless the context of a Finance Document otherwise requires) with valuation on the date of the payment due date. All payments to be made by an Obligor under a Finance Document must be transferred into the Facility Administrator’s Account no later than 17:00. Payments of an Obligor that are received into the Facility Administrator’s Account later than the specified time shall be considered received on the following Business Day.

24.3	Distribution of funds by the Facility Administrator

(a)

The funds received by the Facility Administrator from an Obligor in fulfilment of its obligations to the Lenders under a Finance Document, as well as those received from the Facility Administrator as a result of enforcement under Security Agreements, shall be distributed among the Lenders according to each Lender’s Proportional Share.

Syndicated Facility Agreement dated 16 May 2016 (restated)	77

(b)

Each amount of funds transferred into the Facility Administrator’s Account for another Party shall be transferred by the Facility Administrator no later than 11:00 of the next Business Day to the Party for which this amount of funds was intended, into an account whose details shall be provided to the Facility Administrator by the relevant Party at least 5 (five) Business Days before the payment date. The Facility Administrator shall transfer this amount to the relevant Party after it has determined that it has received the required amount in full.

24.4	Partial payments

If the Facility Administrator receives an amount that is not sufficient to fully repay all amounts payable by an Obligor under the terms of the Finance Documents at the relevant time, the Facility Administrator shall use that amount to repay that Obligor’s obligations under the Finance Documents in the following order of priority, unless otherwise provided by law:

(a)	firstly, to indemnify the Finance Parties for the expenses incurred in connection with the enforcement of their claims against the Obligor;

(b)	secondly, for the payment of accrued interest on the Facility Outstanding;

(c)	thirdly, to repay the Facility Outstanding owed on the relevant date;

(d)	fourthly, for the payment of fees due to the Facility Administrator;

(e)	fifthly, for the payment of accrued default interest; and

(f)	sixthly, for the payment of any other amounts due from the Obligor under the terms of the Finance Documents.

24.5	Payments not through the Facility Administrator

The Obligor’s transfer of any funds towards payments due to a Finance Party under Finance Documents, without going through the Facility Administrator’s Account, does not constitute proper fulfilment by the Obligor of its obligations under Finance Documents. If the Lender receives any payment owed to it under a Finance Document directly from the Obligor (and not from the Facility Administrator), such Lender shall transfer the amount received from the Obligor into the Facility Administrator’s Account on the same Business Day for distribution among all Finance Parties according to their Proportional Share in the manner prescribed by Clause 24.4 (Partial payments). Thereafter, the Obligor will be deemed to have fulfilled its payment obligations under a Finance Document only to the extent of the amount received by all Finance Parties from the Facility Administrator in accordance with the provisions of this Clause 24.5.

24.6	No set-off by Obligors

The Borrowers shall make (and shall procure that other Obligors make) any payments under the Finance Documents without offsetting any uniform counter-claims that the relevant Obligor may have against any Finance Party.

24.7	Payment currency

The Obligors shall make all payments under Finance Documents in Roubles, except for the indemnification of the Finance Parties for expenses incurred in connection with Finance Documents, which shall be paid by the Obligors in the same currency in which they were incurred, provided that this is not inconsistent with the currency legislation of the Russian Federation (“Agreement Currency”). The monetary obligations of the Obligors shall be deemed fulfilled only if the relevant amounts have been received by the Facility Administrator in the Agreement Currency. If any amounts under a Finance Document are received towards the Obligors’ obligations in a currency other than the Agreement Currency, and the Facility Administrator converts the amount received into the Agreement Currency, the Borrowers shall indemnify (and procure that other Obligors indemnify) the Facility Administrator for its expenses related to converting the amount received into the Agreement Currency (at the internal rate of the Facility Administrator), and also indemnify the difference between the amount due from the Obligors in the Agreement Currency, and the amount received by the Facility Administrator as a result of the conversion of the funds received from the Borrowers into the Agreement Currency.

Syndicated Facility Agreement dated 16 May 2016 (restated)	78

24.8	Payment due date

(a)	If payment under a Finance Document falls due on a non-Business Day, the next Business Day shall be considered the payment deadline.

(b)

If any Finance Document does not stipulate the due date of any payment, such payment must be made by the Obligor within 5 (five) Business Days after receipt of the demand of the relevant Finance Party from the Facility Administrator.

25.	NOTICES

25.1	Communications in writing

Any communications sent by Parties to the Finance Documents must be made in writing and may be sent by courier, mail with notification of delivery, fax or other means whereby it can be reliably established that the communication is from a Party to the Finance Documents. For the purposes of this Agreement, a communication transmitted using electronic means of communication shall be considered a written communication.

25.2	Addresses

(a)

Save for the exceptions set out below, the contact details of each Party for all communications in connection with this Agreement are the details that such Party has provided to the Facility Administrator for this purpose.

(b)	Contact details of Borrower 1:

“Zemenik” Limited Liability Company

Address:	Office 304, Block 3, 14 Ul. Krzhizhanovskogo, Moscow, Russian Federation, 117218
Fax number:	############
Email:	###########
FAO:	Alexei Viktorovich Seredin

Contact details of Borrower 2:
HEADHUNTER GROUP PLC
Address:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus
Fax number:	############
Email:	office@headhunter-group.com
FAO:	The Directors

With a copy to:	Highworld Investment Limited:
Address:	Kritis street, Papachristoforou Building, 1st floor, 3087 Limassol, Cyprus)
Fax number:	############
Email:	################
FAO:	Yury Garievich Titarenko

With a copy to:	ELQ Investors VIII:
Address:	Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB
Fax number:	#############

Syndicated Facility Agreement dated 16 May 2016 (restated)	79

Email:	#############
FAO:	Greg Olafson

With a copy to:
Address:	Goldman Sachs, 6 Ul. Gasheka, Ducat III, 14th Floor, Moscow, 125047, Russian Federation
Fax number:	#############
Email:	########
FAO:	Oleg Bibergan

(c)	Contact details of the Facility Administrator:

VTB Bank (Public Joint-Stock Company)

Location:	29 Ul. Bolshaya Morskaya, Saint Petersburg, Russian Federation, 190000
Postal address:	Building 1, 43 Ul. Vorontsovskaya, Moscow, 109147
Telex:	############
Phone:	############
Telefax:	############
Email:	loanadmin@msk.vtb.ru, TM21@msk.vtb.ru
FAO:	The Facility Administration

(d)	Each Lender shall provide its contact details to the Facility Administrator, which will in turn provide them to any other Party as and when requested.

(e)

Any Party has the right to change its contact details by giving the Facility Administrator at least 5 (five) Business Days’ prior notice. The Facility Administrator will notify all other Parties of the amended contact details.

(f)

If a Party indicates a specific office or official as the recipient of a communication, the communication will not be deemed to have been delivered unless such department or official is indicated as the recipient.

25.3	Delivery of notices

(a)	Any communication or document sent by one Party to another Party in connection with the Finance Documents shall be deemed to have been received:

(i)	when sent by fax or in any other way whereby it can be reliably established that the communication is from a Party to the Finance Documents: upon receipt in a legible form; or

(ii)	when sent by courier: upon delivery to the appropriate address; or

(iii)

when sent by mail: upon delivery to the appropriate address or 5 (five) Business Days after being deposited in the post postage prepaid with notification of delivery, depending on which occurs earlier.

(b)	All notifications sent by the Obligor or to the Obligor shall be transmitted through the Facility Administrator.

25.4	Language

Any notification or communication sent by a Party in connection with any Finance Document must be in Russian. For the avoidance of doubt, the text in Russian may be accompanied by a translation into another language, however the text in Russian shall prevail.

Syndicated Facility Agreement dated 16 May 2016 (restated)	80

25.5	Replies to requests from the Borrowers

If a Borrower sends a request for consent in accordance with the terms of this Agreement to the Facility Administrator, such request is considered rejected if the Facility Administrator has not sent a positive reply to such Borrower within 10 (ten) Business Days from the date of receipt of such request.

26.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, this shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

27.	AMENDMENT OF AGREEMENT

(a)

Any provision of this Agreement may be modified by a written agreement signed by the Borrowers and the Facility Administrator, acting in accordance with the Consent of the Majority Lenders, except for the cases listed in paragraphs (b) and (c) below.

(b)	Subject to the provisions of paragraph (c) below, the provisions of the Agreement relating to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Terms);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or any other amount due from any Obligor;

(iv)

an increase the amount of any Available Commitment or the Total Commitments or an extension of the Utilisation Period or a change of the Final Repayment Date of Tranche A and Tranche B, the Final Repayment Date of Tranche C and Tranche D or the Final Repayment Date of Tranche E;

(v)	any provision of the Agreement which expressly requires the consent of all the Lenders;

(vi)	the provisions of Clause 22 (Changes to the Parties) and this Clause 27 (Amendment of Agreement);

(vii)	the provisions of Clause 21 (Events of Default); or

(viii)	changes in the Agreement Currency, as defined in Clause 24.7 (Payment currency),

as well as any provisions of the Security Agreements, may be modified by written agreements signed, respectively, by the Borrower, the Guarantor, the Pledgor and the Facility Administrator, provided that the Facility Administrator receives the Consent of all Lenders.

(c)	The interest rate shall be unilaterally raised by the Lenders in accordance with Clause 9.2 (Margin revision) on the basis of the Consent of the Majority Lenders.

(d)	A material change of the circumstances described in Article 451 of the Civil Code of the Russian Federation cannot serve as grounds for amending or terminating this Agreement.

28.	CONFIDENTIALITY

28.1	Confidential information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 28.2 (Disclosure of Confidential Information).

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28.2	Disclosure of Confidential Information

Confidential Information that constitutes bank secrecy in accordance with the law is not subject to disclosure. The Finance Party has the right to disclose Confidential Information that does not constitutes bank secrecy:

(a)

to its Affiliates, professional consultants and auditors, if the person to whom such Confidential Information is being provided is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

(b)	to any persons:

(i)

to which the Finance Party transfers (or intends to transfer) any of its rights and (or) obligations under the Finance Documents or which may become a new Facility Administrator, and also, in each case, to the professional consultants of such persons, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(ii)

with which the Finance Party concludes a sub-participation agreement in relation to the Facility or another transaction, payments under which can be made with reference to any Finance Documents and/or Obligors and their professional consultants, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(iii)

specified in the request of a prosecutor’s office, court, investigating body, an administrative, banking or currency supervision body (including the Central Bank of the Russian Federation), tax body or other state body acting within their remits as established by law;

(iv)	which is a Party; or

(v)	with the consent of the relevant Borrower or Obligor;

(c)	to any rating agency (including its professional consultants) in order to assign a rating to the Finance Documents and (or) Obligors; and

(d)	to any credit reference agency in accordance with the Credit Histories Law.

28.3	Notification of disclosure

(a)

Each Finance Party agrees to inform the relevant Borrower about circumstances where Confidential Information is disclosed in accordance with Clause 28.2 (b) (iii) (Disclosure of Confidential Information), unless such information is disclosed to a state authority as part of its normal supervisory or regulatory functions.

(b)

The Lenders hereby inform the Borrowers that the details of the Borrowers and this Agreement, specified in Article 4 of the Credit Histories Law, will be transmitted to the relevant credit reference agency in accordance with the Credit Histories Law.

28.4	Obligations of the Obligors

The Borrowers shall procure that they, as well as each other Obligor, keep all provisions of the Finance Documents confidential, except for the disclosure of such information:

(a)	to the bank through which settlements under the Agreement are made;

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(b)	to its shareholders/members;

(c)

to its Affiliates, professional consultants and auditors provided that the person to whom such Confidential Information is provided is informed in writing of its confidential nature. However there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

(d)

upon a request of a prosecutor’s office, court, investigating body, an administrative, banking or currency supervision body, tax body or other state body acting within their remits as established by law;

(e)

in accordance with the mandatory provisions of the applicable law, including, in accordance with the requirements of the stock exchange or the regulatory authority, whose authority extends to such Obligor, or to which it is reasonably subject; or

(f)	with the consent of the Facility Administrator.

28.5	Continuing obligations

The provisions set forth in this Clause 28 (Confidentiality) shall remain in force and continue to be legally binding for each Finance Party within twelve (12) months from the earlier of:

(a)	the date on which all amounts payable by the Obligors in accordance with this Agreement are paid in full; and

(b)	the date on which such Finance Party will otherwise cease to be a Finance Party.

29.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with them.

30.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with paragraph (b) below.

(b)

Subject to the provisions of paragraph (a) above, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against a Borrower in accordance with this Clause 30 shall notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator).

31.	COUNTERPARTS

This Agreement is executed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement is signed on the date specified at the beginning of this Agreement.

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SCHEDULE 1

THE PARTIES, AVAILABLE COMMITMENTS AND SECURITY

PART 1

ORIGINAL LENDERS AND AVAILABLE COMMITMENTS

Tranche	Available Commitment	The Borrower as of the Utilisation Date of the relevant Tranche	The Borrower as of the Effective Date of Amendment Agreement No. 5.	The Original Lender

Tranche A	RUB 4,000,000,000.00	Borrower 1	Borrower 1	VTB Bank (PJSC)

Tranche B	RUB 1,000,000,000.00	Borrower 1	Borrower 1	VTB Bank (PJSC)

Tranche C	RUB 1,000,000,000.00	Borrower 1	Borrower 2	VTB Bank (PJSC)

Tranche D	RUB 1,000,000,000.00	Borrower 1	Borrower 2	VTB Bank (PJSC)

Tranche E	RUB 3,000,000,000.00	Borrower 2	Borrower 2	VTB Bank (PJSC)

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PART 2

THE OBLIGORS

Term	Name	Registration number	Location
Borrower 1	“Zemenik” LLC	1167746153860	Ul. Krzhizhanovskogo, 14, bldg. 3, office 304, 117218, Russian Federation

Borrower 2	HEADHUNTER GROUP PLC	HE 332806	42 Dositheou, Strovolos 2028, Nicosia, Cyprus

Headhunter FSU	Headhunter FSU Limited	HE 178226	42 Dositheou, Strovolos 2028, Nicosia, Cyprus

Headhunter	“Headhunter” LLC	1067761906805	Bldg. 10, 9 Ul. Godovikova, Moscow, 129085, Russian Federation

PART 3

SECURITY AGREEMENTS

Type of Security	Date of Security Agreement	Pledgor / Guarantor	Pledge	Applicable Law
Pledge of participatory interest	26/05/2016	Borrower 2	100% of the charter capital of Borrower 1	Russian Federation
Pledge of participatory interest	26/05/2016	Headhunter FSU	100% of the charter capital of Headhunter	Russian Federation
Pledge of shares	19/05/2016	Borrower 1	100% minus 1 share in Headhunter FSU Limited	Republic of Cyprus
Pledge of shares	No later than the first Utilisation Date for Tranche E	Borrower 2	1 share in Headhunter FSU Limited	Republic of Cyprus
Independent guarantee	01/06/2016	Borrower 2	—	Russian Federation
Independent guarantee	01/06/2016	Headhunter FSU	—	Russian Federation
Independent guarantee	16/05/2016	Headhunter	—	Russian Federation
Independent guarantee	22/04/2019	Borrower 1	—	Russian Federation

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SCHEDULE 2

CONDITIONS PRECEDENT

PART 1

DOCUMENTS TO BE PROVIDED BEFORE SUBMITTING A UTILISATION REQUEST FOR TRANCHE A

1.	Finance Documents

Each Finance Document properly executed by each party thereto.

2.	The required corporate documents in respect of each Obligor (established in accordance with the laws of the Russian Federation)

2.1

A notarised copy of the constitutional documents of each Obligor registered in the prescribed manner, and all changes and additions thereto, certificates of registration of each Obligor and, where applicable, certificates of registration of the constitutional documents and all changes and additions thereto.

2.2

Original extract from the Unified State Register of Legal Entities issued by the authorised tax body and containing information about each Obligor as of no earlier than 7 (seven) days prior to the date of this Agreement.

2.3	A notarised copy of a certificate of registration with a tax body in the Russian Federation of each Obligor that is a Russian legal entity.

2.4

An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the Russian tax body that each Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.5	A certified copy of a decision of the authorised management body of each Obligor:

(i)

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation);

(ii)	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter’s behalf; and

(iii)

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications (including, where applicable, any Utilisation Requests), which must be signed by the relevant Obligor in accordance with or in connection with the Finance Documents to which it is party.

2.6	Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the constitutional documents, of each Obligor.

2.7

Notarised copies of all powers of attorney granting the authorised persons of each Obligor with the authority needed to sign the Finance Documents to which the respective Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with any Finance Documents.

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2.8

Certified copies of signature cards of each person authorised to sign on behalf of each Obligor the Finance Documents to which it is party, or to sign or send any documents or notifications in connection with any Finance Documents.

2.9

Notarised copies of all licenses, approvals, consents, accounting and registration documents issued by lenders’ bodies, state or other bodies and which are necessary for each Obligor in connection with concluding, executing, ensuring the validity and enforceability of the Finance Documents to which the relevant Obligor is party, and also the transactions thereunder.

2.10	A document signed by an authorised representative of each Obligor, confirming, inter alia, that:

(i)

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

(ii)

all corporate approvals required in accordance with applicable law in respect of the Finance Documents and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor;

(iii)	the total value of transactions under the Finance Documents amounts to over fifty (50) percent of the book value of the assets of the relevant Obligor;

(iv)

the Regulated Procurement Law does not apply to the conclusion of the Finance Documents by the relevant Obligor. (However, such confirmation should not apply to the application of the Regulated Procurement Law to any Finance Party).

3.	Required corporate documents in respect of Highworld

3.1

Notarised and apostilled copies of the constitutional documents (registration certificate, articles of association, charter and others), certified by a registered agent of the company (“Registered Agent”), confirming that they are authentic, complete and up-to-date.

3.2

Original certificate of good standing, dated not earlier than seven days before the date of this Agreement issued by the Registrar of the British Virgin Islands, confirming that Highworld complies with the mandatory requirements in the British Virgin Islands.

3.3

Original certificate of incumbency issued by the Registered Agent, dated not earlier than seven days before the date of this Agreement, confirming, in particular, along with other general details: (i) the names of all persons in the register of members of the company that hold placed shares; (ii) the names of all persons in the register of directors that are members of the company’s board of directors; (iii) payment of all fees, annual fees and penalties payable by Highworld to the Registrar of the British Virgin Islands.

3.4

A copy of the register of members, certified by the Registered Agent, confirming that it is authentic, complete and up-to-date, according to which the shares in Highworld are not subject to an Encumbrance, other than an Encumbrance permitted under the terms of the Finance Documents.

3.5	A copy of the register of directors certified by the Registered Agent confirming that it is authentic, complete and up-to-date.

3.6

A copy of the register of registered charges, if one is kept, certified by the Registered Agent, confirming that it is authentic, complete and up-to-date, according to which the assets and other property of Highworld are not subject to an Encumbrance, other than an Encumbrance permitted under the terms of the Finance Documents.

3.7	Certified copy of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of Highworld:

(i)	on approving the terms of the Borrower 2 Pledge and the transaction thereunder, and resolving that Highworld shall sign the Borrower 2 Pledge;

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(ii)	on granting the relevant person or persons with the authority needed to sign the Borrower 2 Pledge on behalf of Highworld; and

(iii)

on granting the relevant person or persons with the authority needed to sign on behalf of Highworld all documents and notifications which must be signed by Highworld under and in connection with the Borrower 2 Pledge.

3.8

A notarised and apostilled power of attorney on granting the authorised persons of Highworld with the authority needed to sign the Borrower 2 Pledge or, where appropriate, to sign or send any documents or notifications in connection with the Borrower 2 Pledge.

3.9	An original signature sample of each person granted the authority on the basis of the resolution referred to in sub-paragraphs (ii) of paragraph 3.7 of this Schedule 2.

3.10

An original document, signed by an authorised representative of Highworld, confirming that each document (either original or copy) provided by Highworld or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document.

4.	The required corporate documents in respect of each Obligor (established in accordance with the laws of Cyprus)

4.1	Apostilled copy of certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus.

4.2

Apostilled copy of the articles of association and charter (together with all changes and additions to them) in Greek (with the Department of the Registrar of Companies of Cyprus stamp on them) and in English.

4.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 10 (ten) days before this Agreement.

4.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 10 (ten) days before this Agreement.

4.5	Apostilled original certificate of shareholders, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 10 (ten) days before this Agreement.

4.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.

4.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.

4.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.

4.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.

4.10	A certified copy of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

(i)

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the Finance Documents to which the relevant Obligor is party;

(ii)	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter’s behalf; and

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(iii)

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

4.11

A certified and apostilled copy of a power of attorney granting the authorised persons of the relevant Obligors with the authority needed to sign the Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which the relevant Obligor is party.

4.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in sub-paragraphs (ii) of paragraph 4.10 of this Schedule 2.

4.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

5.	Required corporate documents in respect of ELQ Investors

5.1	A copy of the constitutional documents of ELQ Investors.

5.2	A copy of the resolution of the Board of Directors of ELQ Investors on all of the following issues:

(i)	on approving the terms of the Zeminik Trading Pledge and the transaction thereunder, and resolving that ELQ Investors must sign the Borrower 2 Pledge;

(ii)	on granting the relevant person or persons with the authority needed to sign the Borrower 2 Pledge on behalf of ELQ Investors; and

(iii)

on granting the relevant person or persons with the authority needed to sign on behalf of ELQ Investors all documents and notifications which must be signed by ELQ Investors in accordance and in connection with the Borrower 2 Pledge.

5.3	A copy of the resolution signed by all holders of placed shares in ELQ Investors on approving the terms of the Zeminik Trading Pledge and the transaction thereunder.

5.4	ELQ Investors certificate, signed by the director of ELQ Investors, which:

(i)

confirms that the securing of obligations within the Total Commitments does not result in the limits and restrictions (including for the security being provided) that are binding on ELQ Investors being exceeded;

(ii)

certifies as of the date not earlier than the date of this Agreement that all the documents provided as copies in accordance with this paragraph 5 of this Schedule 2 relating to the specified company are genuine, complete and up-to-date; and

(iii)	contains signature samples of all persons authorised in accordance with the resolution indicated above in paragraph 5.2 of this Schedule 2, and certifies their authenticity.

5.5

If ELQ Investors is acting through a representative, a notarised and apostilled power of attorney granting the authorised persons of ELQ Investors with the authority needed to sign the Finance Documents to which ELQ Investors is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which ELQ Investors is party.

6.	Documents for perfecting Security Agreements

6.1	Requirements for perfecting security in the Russian Federation:

(i)	A certified copy of the resolution of the sole member of Borrower 1 and Headhunter on approving the pledge under the Borrower 1 Pledge and Headhunter Pledge, respectively.

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(ii)

A certified copy of the pledge notification provided in accordance with the Borrower 1 Pledge and Headhunter Pledge, respectively, and confirmation that Borrower 1 and Headhunter have not previously received any other notifications about the pledging of the participatory interest in the charter capital of Borrower 1 and Headhunter, respectively.

(iii)	Documentary evidence of the proper registration of the pledge of the participatory interest that is the subject of the Borrower 1 Pledge and Headhunter Pledge.

6.2	Requirements for perfecting security in the British Virgin Islands:

(i)	Highworld shall, no later than 3 (three) Business Days after signing the Borrower 2 Pledge:

(A)	create and start keeping a Register of Registered Charges, if this has not been done previously in accordance with Section 162 of the BVI Business Companies Act.

(B)

enter information about the pledge created in accordance with the Borrower 2 Pledge in the Register of Registered Charges in accordance with the requirements of the BVI Business Companies Act, and once the information has been entered, immediately provide the Facility Administrator with a certified true copy of the Register of Registered Charges containing the entered information; and

(C)

register the Borrower 2 Pledge with the Registrar of Corporate Affairs in accordance with Section 163 of the BVI Business Companies Act, for the purposes of which it will provide the Registrar of Corporate Affairs with the required documents in the agreed form, and provide the Facility Administrator with written confirmation that the documents have been provided.

(ii)

Highworld, immediately upon receipt, shall provide the Facility Administrator with a certificate of registration of the charge issued by the Registrar of Corporate Affairs, confirming compliance with the requirements of Part VIII of the BVI Business Companies Act regarding registration, as well as a copy of the application with a note from the registering authority containing information about the pledge.

6.3	Requirements for perfecting security in Cyprus:

(i)	Confirmation in a form satisfactory to the Facility Administrator concerning the registration and perfection of the Encumbrance created under the Borrower 1 Pledge and the Headhunter Pledge:

(A)

A certified copy of the Register of Mortgages and other Charges of Headhunter FSU, confirming the entry of a record regarding the Headhunter Pledge in accordance with paragraph 99(1) of the Companies Act, Chapter 113.

(B)

A certified copy of the Register of Mortgages and other Charges of Borrower 2, confirming the entry of a record regarding the Borrower 1 Pledge in accordance with paragraph 99(1) of the Companies Act, Chapter 113.

(ii)	With respect to the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge:

(A)	a blank signed transfer instrument, undated, drawn up in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge;

(B)	all share certificates for original shares (as defined in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge);

(C)	a signed irrevocable power of attorney in the name of the pledgee in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge;

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(D)	signed letters of voluntary resignation of all directors and officers of Headhunter FSU and Borrower 2, undated;

(E)

letters of commitments and authority, drawn up mainly in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge, signed by all directors and officers of Headhunter FSU and Borrower 2;

(F)

a certified copy of the written resolution of the Board of Directors of Borrower 1 on approving the pledge and transferring shares, drawn up substantially in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge;

(G)

a pledge notification drawn up substantially in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge, with a certified copy of the Headhunter FSU Pledge and the Borrower 2 Pledge;

(H)

a certificate drawn up substantially in the form set forth in the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge, confirming that an entry regarding the pledge was made, and a certified copy of the register of members;

(I)	signed and dated waiver by ELQ Investors and Highworld of the right of pre-emption, drawn up in the form set forth in the Borrower 2 Pledge;

(J)

a certified copy of the written resolutions (by poll) of the shareholders of Headhunter FSU and Borrower 2, with a certified copy of the translation of the resolutions into Greek signed by the Secretary, on amending the company’s charter, including on removing any restrictions on the transfer (disposal) of the relevant shares in favour of the Lenders;

(K)

signed undated confirmations of the secretary issued by Headhunter FSU and Borrower 2 regarding the submission of information to the Department of the Registrar of Companies of Cyprus regarding changes to the composition of officers and shareholders in the event of the enforcement of the pledge under the Headhunter FSU (Borrower 1) Pledge and the Borrower 2 Pledge.

7.	Other documents and evidence

(a)	A certified copy of the Original Financial Statements of each relevant Obligor.

(b)	Evidence that all fees and expenses due and payable by the Obligors under any Finance Documents have been or will be paid by the first Utilisation Date.

(c)

Confirmation that all Obligors have a total amount of cash in the amount of at least RUB 300,000,000 to make the Permitted Payment, as indicated in paragraph (c) of the definition “Permitted Payments”.

(d)

The provision of SPA 1 and confirmation of payment by Borrower 2 to the Seller of 55 (fifty-five) percent of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1, as well as all necessary confirmations (including confirmations of state bodies) required to conclude SPA 1, the Facility Administrator’s receipt of legal opinions and memorandums of foreign legal consultants, confirming the validity of SPA 1 and the legal capacity and authority of its signatories.

(e)

The provision of documents confirming that Borrower 2 has made a contribution to the property of Borrower 1 in the form of 50.1 (fifty point one) percent of the shares in the charter capital of Headhunter FSU, in a form and substance satisfactory to the Facility Administrator.

(f)

The provision of SPA 2, as well as all necessary confirmations (including confirmations of state bodies) required to conclude SPA 2, the Facility Administrator’s receipt of legal opinions and memorandums of foreign legal consultants, confirming the validity of SPA 2 and the legal capacity and authority of its signatories.

(g)	The original payment order of Borrower 1 to the Facility Administrator for the transfer of the amounts received under Tranche A to make partial payment under SPA 2.

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(h)

Confirmation of payment by Borrower 2 (including by Highworld and (or) ELQ Investors on its instructions and on its behalf) to the Seller of 45 (forty-five) percent of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1, if such payment was made before the Utilisation Date of Tranche A.

(i)

Confirmation drawn up on the basis of management accounts, confirming that as of January 2016, the amount of Revenue received from Russian clients decreased by no more than 2.5 (two and a half) percent compared to January 2015.

(j)

Confirmation that, for January 2016, the number of active accounts of Headhunter Clients (ordering Headhunter services in the relevant period) who carried out the first service activation on the Obligors’ Websites before 2011 (inclusive) decreased by no more than 2.5 (two and a half) percent compared to the same period in January 2015.

(k)	Evidence required by the Facility Administrator to carry out client identification procedures.

(l)	A list of affiliates of each Obligor besides ELQ Investors and Highworld.

(m)	A copy of the document confirming that Borrower 1 has opened an account with the Facility Administrator.

(n)	Confirmation in a form and substance acceptable to the Facility Administrator that:

(i)

the amount of the loan(s) granted to Borrower 2 or Borrower 1 under loan agreements that constitute Permitted Financial Indebtedness (except for the Highworld Dollar Loan) does not exceed the total amount of Tranche B, the Facility issuance fee under Clause 11.2 (Facility Fee) and fees for legal, tax and other consultants in connection with the Agreement, and was used solely to pay the purchase price to the Seller for shares in the charter capital of Headhunter FSU under the relevant SPA, as well as payment of the Facility issuance fee under Clause 11.2 (Facility Fee) and fees for legal, tax and other consultants in connection with the Agreement;

(ii)

neither Headhunter nor Headhunter FSU has outstanding debt under loans granted by third parties (except for loans to other members of the Group and the loans listed in Schedule 10 (List of existing loans)); and

(iii)	the amount of the loan(s) granted by Headhunter to Headhunter FSU under loan agreements that constitute Permitted Loans does not exceed RUB 3,000,000,000.

(o)

Any other permits or other documents, opinions or representations which the Obligors were told by the Facility Administrator were necessary or expedient for the conclusion and execution of any Finance Documents and transactions thereunder, or for ensuring the validity and enforceability of any Finance Documents.

(p)

Original consent of Borrower 1 to the Finance Parties’ receipt of the main part of Borrower 1’s credit history in accordance with the Credit Histories Law, dated not earlier than two months before the first Utilisation Date.

(q)	Confirmation of payment of legal fees (for Orrick (CIS) LLC, Alexandros Economou and Walkers).

8.	Legal opinions

The following legal opinions:

(a)	legal opinion prepared by Orrick (CIS) LLC, the Facility Administrator’s legal adviser on Russian law;

(b)	legal opinion prepared by Orrick, Herrington & Sutcliffe (Europe) LLP, the Facility Administrator’s legal adviser on English law;

(c)	legal opinion prepared by Alexandros Economou, the Facility Administrator’s legal adviser on Cypriot law; and

(d)	legal opinion prepared by Walkers, the Facility Administrator’s legal adviser on the laws of the BVI,

Syndicated Facility Agreement dated 16 May 2016 (restated)	92

each of which is prepared in a form acceptable to the Facility Administrator, prior to the signature of this Agreement and addressed to the Finance Parties that were Finance Parties as of the date of the relevant opinion.

Syndicated Facility Agreement dated 16 May 2016 (restated)	93

PART 2

DOCUMENTS TO BE PROVIDED AFTER SUBMITTING A UTILISATION REQUEST FOR TRANCHE A – CONDITIONS SUBSEQUENT

1.	No later than 15 (fifteen) Business Days from the date of signing the Pledge:

(a)

original certificates of Registration of Charges from the Department of the Registrar of Companies of Cyprus confirming that the Borrower 1 Pledge and the Headhunter Pledge were duly registered with the Registrar of Companies of Cyprus in accordance with paragraph 90 of the Companies Act, chapter 113;

(b)

original extracts from the Unified State Register of Legal Entities, confirming the creation of a pledge of 100 (one hundred) percent of the participatory interest in the charter capital of Borrower 1 and Headhunter;

2.	No later than 5 (five) Business Days from the Utilisation Date for Tranche A: confirmation of payment in full of the purchase price under SPA 1 and partial payment of the purchase price under SPA 2.

3.

No later than 14 (fourteen) Business Days from the date on which an entry was made in the Unified State Register of Legal Entities of the Russian Federation on the termination of the activities of Borrower 1 in connection with its accession to Headhunter:

(a)	each Document relating to Restructuring, duly concluded or signed by each of its parties;

(b)

original extract from the Unified State Register of Legal Entities issued by the authorised body and containing information as of no earlier than the first Business Day, after the completion of the restructuring of Borrower 1 by accession to Headhunter;

(c)	changes to the Headhunter charter, made after the restructuring of Borrower 1 by accession to Headhunter;

(d)	the entry in respect of the changes made to Headhunter’s charter referred to in paragraph (c) above; and

(e)	other documents or information in connection with the restructuring of Borrower 1 by accession to Headhunter requested by the Facility Administrator.

Syndicated Facility Agreement dated 16 May 2016 (restated)	94

PART 3

DOCUMENTS TO BE PROVIDED BEFORE SUBMITTING A UTILISATION REQUEST FOR TRANCHE B

1.	Confirmation of Utilisation for Tranche A in full.

2.	Confirmation in a form and substance acceptable to the Facility Administrator that Borrower 1 has made partial payment under SPA 2.

3.	Evidence that all fees and expenses due and payable by the Obligors under any Finance Documents have been or will be paid by the Utilisation Date for Tranche B.

4.	Confirmation of positive net assets of Borrower 1 and Headhunter.

5.

Confirmation of compliance with the following financial indicators (to the satisfaction of the Facility Administrator) for the period commencing 30 June 2016 and ending on the Utilisation Date of Tranche B:

(a)

a reduction in the total number of Clients (as this term is defined in Clause 17.) of Headhunter and Borrower 1 (without double counting) by no more than 10 (ten) percent based on the Group’s monthly management accounts (only those Clients who carried out the first service activation on the Obligors’ Websites before 2011 (inclusive) shall be taken into account);

(b)

a reduction in the total Revenue of Borrower 1 and Headhunter (without double counting) by no more than 5 (five) percent based on the statements of Borrower 1 and Headhunter, prepared in accordance with RAS;

(c)	a reduction in cash receipts from Russian Clients by no more than 5 (five) percent based on the Group’s management accounts provided in accordance with Clause 17.1 (c) (Financial Statements);

(the indicators specified in paragraphs (a)-(c) above shall be compared for the period from the start of the calendar year in which such indicators are tested, with the same period in 2015)

(d)

The Leverage (this term is defined in Clause 18.2 (Leverage) is less than 4.0:1 in accordance with the Group’s audited statements for the financial year, provided in accordance with Clause 17.1 (a) (Financial Statements), the Group’s reviewed statements for the financial half-year, provided in accordance with Clause 17.1 (b) (Financial Statements), and the Group’s monthly management accounts.

Syndicated Facility Agreement dated 16 May 2016 (restated)	95

PART 4

DOCUMENTS TO BE PROVIDED BEFORE SUBMITTING A UTILISATION REQUEST FOR TRANCHE C

1.

A certificate, certified by Borrower 1, confirming that the Leverage on the last Test Date was at a level of not more than 3.75:1, taking into account the amount of Tranche B (when tested at the end of the financial year or half-year: based on the most current statements of the Group prepared in accordance IFRS, provided in accordance with Clause 17.1 (a) and (b) (Financial Statements); when tested at the end of the first or third financial quarter: based on the most current management accounts of the Group, provided in accordance with Clause 17.1 (c) (Financial Statements)).

2.	Evidence that the Facility issuance fee relating to Tranche B and payable by Borrower 1 in accordance with Clause 11.2 (c) (Facility Fee), was paid.

PART 5

DOCUMENTS TO BE PROVIDED BEFORE SUBMITTING A UTILISATION REQUEST FOR TRANCHE D

1.	A certificate, certified by Borrower 1 confirming that the following conditions have been met:

(a)	no reduction in the number of activations by Headhunter Clients who carried out the first service activation before 2012 (inclusive) in the first half of 2017 compared to the first half of 2016;

(b)	an increase in the number of activations by Headhunter Clients by not less than 10 (ten) percent in the first half of 2017 compared to the first half of 2016;

(c)

growth in Headhunter’s Revenue by more than 15 (fifteen) percent in the first half of 2017 compared to the first half of 2016 (based on the statements of Headhunter prepared in accordance with RAS); and

(d)

that the Leverage was at a level of not more than 4.00:1 taking into account the use of Tranche D based on the Group’s most current statements prepared in accordance with IFRS, provided in accordance with Clause 17.1 (a) and (b) (Financial Statements).

2.	Evidence that the Facility issuance fee relating to Tranche D and payable by Borrower 1 in accordance with Clause 11.2 (d) (Facility Fee), was paid.

Syndicated Facility Agreement dated 16 May 2016 (restated)	96

PART 6

DOCUMENTS TO BE PROVIDED BEFORE SUBMITTING A UTILISATION REQUEST FOR TRANCHE E

1.	Evidence that the Facility issuance fee relating to Tranche E and payable by Borrower 2 in accordance with Clause 11.2 (e) (Facility Fee), was paid.

2.	Headhunter FSU (Borrower 2) Pledge, properly entered into by each party.

3.	In respect of the Headhunter FSU (Borrower 2) Pledge

(a)	a blank signed transfer instrument, undated, drawn up in the form set forth in the HeadHunter FSU (Borrower 2) Pledge;

(b)	all share certificates for original shares (as defined in the HeadHunter FSU (Borrower 2) Pledge);

(c)	a signed irrevocable power of attorney in the name of the pledgee in the form set forth in the HeadHunter FSU (Borrower 2) Pledge;

(d)

a certified copy of the written resolution of the Board of Directors of HeadHunter FSU on approving the pledge and transferring shares, drawn up substantially in the form set forth in the Headhunter FSU (Borrower 2) Pledge;

(e)	a pledge notification drawn up substantially in the form set forth in the Headhunter FSU (Borrower 2) Pledge, with a certified copy of the Headhunter FSU (Borrower 2) Pledge;

(f)

a certificate drawn up substantially in the form set forth in the Headhunter FSU (Borrower 2) Pledge, confirming that an entry regarding the pledge was made, and a certified copy of the register of members;

(g)	signed and dated waiver by Borrower 1 of the right of pre-emption, drawn up in the form set forth in the Headhunter FSU (Borrower 2) Pledge;

(h)

a certified copy of the resolutions of the shareholders of Headhunter FSU, with a certified copy of the translation of the resolutions into Greek signed by the Secretary, on amending the company’s charter, including on removing any restrictions on the transfer (disposal) of the relevant shares in favour of the Lenders;

(i)

signed undated confirmations of the secretary issued by Headhunter FSU regarding the submission of information to the Department of the Registrar of Companies of Cyprus regarding changes to the composition of officers and shareholders in the event of the enforcement of the pledge under the Headhunter FSU (Borrower 2) Pledge; and

(j)	a copy of the register of pledges of Borrower 2, reflecting details of the terms of the pledge in accordance with Section 99 of the Companies Act of the Republic of Cyprus, chapter 113.

4.

Legal opinion prepared by Alexandros Economou, the Facility Administrator’s legal adviser on Cypriot law, in respect of the Headhunter FSU (Borrower 2) Pledge, prepared in a form acceptable to the Facility Administrator, prior to the signature of the Headhunter FSU (Borrower 2) Pledge and addressed to the Finance Parties that were Finance Parties as of the date of the relevant opinion.

Syndicated Facility Agreement dated 16 May 2016 (restated)	97

SCHEDULE 3

FORM OF UTILISATION REQUEST

From:                     [name of Borrower]

To:                          [Name of Facility Administrator]

Date:                       [•]

Dear Sirs,

Syndicated Facility Agreement dated 16 May 2016 (as amended) (the “Agreement”)

1.	We refer to the Agreement. The terms defined in the Agreement have the same meaning in this Utilisation Request, unless they are given a different meaning in this Utilisation Request.

2.	We request that the Facility under Tranche [•] be granted on the following terms:

Utilisation Date:	[•]

Facility Currency:	Roubles

Amount:	[•]

3.

We confirm that as of the date of this Utilisation Request [every Initial Condition Precedent for Tranche [•] specified in Clause 4.1 (Initial Conditions Precedent) of the Agreement has been satisfied and][1] all the representations listed in Clause 16 (Representations) of the Agreement remain true.

4.	The funds under this Facility must be transferred to [specify account].

5.	This Utilisation Request is irrevocable.

Yours Sincerely,

Authorised Representative

[name of Borrower]

[1]	Include text in square brackets only in the Utilisation Requests for Tranche B, Tranche C, Tranche D and Tranche E.

Syndicated Facility Agreement dated 16 May 2016 (restated)	98

SCHEDULE 4

FORM OF LENDER RIGHTS ASSIGNMENT AGREEMENT

AGREEMENT FOR

ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT]

_______________________ [•]

BETWEEN

[EXISTING LENDER]

[NEW LENDER]

AND

[FACILITY ADMINISTRATOR]

Syndicated Facility Agreement dated 16 May 2016 (restated)	99

THIS AGREEMENT FOR ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT] (“Lender Rights Assignment Agreement”) is concluded on [•]

BETWEEN:

(1)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignor (the “Existing Lender”);

(2)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignee (the “New Lender”); and

(3)	[•] [full name of the bank acting as Facility Administrator] as the facility administrator (the “Facility Administrator”).

THE PARTIES AGREED AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Facility Agreement have the same meaning in this Lender Rights Assignment Agreement, unless they are given a different meaning in this Lender Rights Assignment Agreement.

In this Lender Rights Assignment Agreement:

“Bank Account” means the bank account of the Existing Lender as specified in paragraph 4 (b) of this Lender Rights Assignment Agreement.

“Transaction Date” means [the date of this Lender Rights Assignment Agreement]/[indicate the agreed calendar date on which the assignment of rights (claims) and the transfer of debt will occur].

[”Debt” means the commitment of the Existing Lender to grant the Borrower a Facility within its Unused Available Commitment, amounting on the date of this Lender Rights Assignment Agreement to [•] [Roubles] [US Dollars] [Euro].]

“Borrowers” means:

(a) “Zemenik” Limited Liability Company, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number 1167746153860, located at: Office 54, Block 1, 4 Ul. Akademika Ilyushina, Moscow, Russian Federation, 125319; and

(b) Headhunter Group PLC, a public limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

“Facility Agreement” means the syndicated facility agreement dated 16 May 2016, concluded, inter alia, between the Existing Lender and the Borrowers (as amended).

[”Receivables” means the rights to claim repayment of the Facility Outstanding in the amount of [indicate amount of the facility provided to the Borrowers by the Existing Lender as of the date of this assignment agreement], interest, and other payments due to the Existing Lender from the Borrowers under the terms of the Facility Agreement, as well as the receivables under each Security Agreement and each Independent Guarantee].

Syndicated Facility Agreement dated 16 May 2016 (restated)	100

“Parties” means the Existing Lender, the New Lender and the Facility Administrator, and “Party” means each of them.

“Notification” means the notification, drawn up in the form given in Schedule 1 to the Lender Rights Assignment Agreement, of assignment of Rights (Claims) [and transfer of Debt] of the Existing Lender under the Facility Agreement on the terms of this Lender Rights Assignment Agreement, sent to the Borrowers by the Existing Lender.

“Price of Rights (Claims)” means the amount of [•] ([•]) [Roubles] [US Dollars] [Euro].

2.	SUBJECT MATTER OF LENDER RIGHTS ASSIGNMENT AGREEMENT

2.1

[On the Transaction Date, the Existing Lender shall assign, and the New Lender accept, the Receivables in the manner and on the terms specified in Clause 22 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.] / [On the Transaction Date, the Existing Lender shall transfer, and the New Lender accept, the Debt in the manner and on the terms specified in Clause 22 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.]

2.2	The Receivables under the Facility Agreement shall be transferred to the New Lender free from any Encumbrances.

3.	PROCEDURE FOR PERFORMANCE OF PARTIES’ OBLIGATIONS

3.1	[On the Transaction Date, the New Lender shall pay to the Existing Lender the Price of the Rights (Claims) into the Bank Account.]

3.2

On the Transaction Date, the Existing Lender shall cease to be the Lender under the Facility Agreement [to the extent of the relevant Receivables], while the New Lender shall become the Lender under the Facility Agreement [to the extent of the relevant Receivables] and all provisions of the Facility Agreement and other Finance Documents shall apply to it.

3.3

The Existing Lender confirms that it does not have any information that the Borrowers have any objections to such Existing Lender that the Borrowers could raise to the New Lender in accordance with Article 386 of the Civil Code of the Russian Federation.

3.4

The New Lender confirms that it has studied all the terms of the Facility Agreement and other Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign this Lender Rights Assignment Agreement.

3.5	The New Lender confirms the appointment of the Facility Administrator as Facility Administrator in accordance with Clause 23.2 (Appointment of the Facility Administrator) of the Facility Agreement.

3.6	On the Transaction Date the Existing Lender shall:

(a)

transfer to the New Lender documents certifying all receivables of the Existing Lender as a Lender under the Facility Agreement, including the original Facility Agreement and other Finance Documents to which the Existing Lender is party, all changes and additions to them, copies of the Utilisation Requests, as well as all documents confirming the amount of the Rights (Claims) [and Debt] on the Transaction Date;

(b)	provide the New Lender with information relevant to the exercise of the Rights (Claims), including information about the Borrowers’ breach of the Facility Agreement; and

(c)	send the Notification to the Borrowers.

Syndicated Facility Agreement dated 16 May 2016 (restated)	101

3.7

The obligations of the New Lender to pay the Price of the Rights (Claims) shall be deemed fulfilled when the amount of the Price of the Rights (Claims) is received into the Bank Account of the Existing Lender.

3.8	The Parties shall perform all other actions necessary to fulfil their obligations under this Clause 3.

4.	PAYMENTS

All payments under this Lender Rights Assignment Agreement must be made by bank transfer based on the following details:

(a)	New Lender (if applicable):

Payment recipient:	[•]

location:	[•]

Bank:	[•]

SWIFT:	[•]

IBAN:	[•]

Account No:	[•]

or into another account specified by the New Lender in writing;

(b)	Existing Lender:

Payment recipient:	[•]

Bank:	[•]

location:	[•]

SWIFT code:	[•]

Correspondent account:	[•]

Settlement account:	[•]

BIC:	[•]

or into another account specified by the Existing Lender in writing.

5.	NOTICES

Any notices or other official communications sent under this Lender Rights Assignment Agreement shall be made in writing and may be delivered in person, sent by fax or by registered mail with delivery confirmation to the following addresses:

(a)	New Lender:

[•]

FAO:	[•]

e-mail:	[•]

Tel.:	[•]

Fax:	[•]

(b)	Existing Lender:

[•]

FAO:	[•]

e-mail:	[•]

Tel.:	[•]

Fax:	[•]

(c)	Facility Administrator:

Syndicated Facility Agreement dated 16 May 2016 (restated)	102

[•]

FAO:	[•]

e-mail:	[•]

Tel.:	[•]

Fax:	[•]

6.	APPLICABLE LAW

This Lender Rights Assignment Agreement is governed by Russian law.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of this Lender Rights Assignment Agreement, including regarding the interpretation of its provisions, existence, validity or termination, this dispute is to be considered in the Moscow Arbitrazh Court.

8.	COUNTERPARTS

This Lender Rights Assignment Agreement is signed in 3 (three) counterparts, one counterpart for each Party to the Lender Rights Assignment Agreement.

Syndicated Facility Agreement dated 16 May 2016 (restated)	103

SCHEDULE 1 TO LENDER RIGHTS ASSIGNMENT AGREEMENT

FORM OF NOTIFICATION OF BORROWERS

From:	[Existing Lender]

To:	[Borrower 1] [Address of Borrower 1] [Borrower 2] [Address of Borrower 2]

Copy:	[to New Lender] [Address of New Lender]

NOTIFICATION OF ASSIGNMENT OF RECEIVABLES

[AND TRANSFER OF DEBT]

Hereby [•], registration number [•], location: [•] (the “Existing Lender”) notifies [•], Primary State Registration Number [•], location: Russian Federation, [•] (the “Borrower”) of the transfer of all rights (claims) [and transfer of debt] under a syndicated facility agreement between the Borrowers and the Existing Lender dated 16 May 2016 (the “Facility Agreement”) from the Existing Lender to [•], location: [•] (the “New Lender”) on the conditions specified in the agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender, contained in Schedule 1.

[Upon receipt of this notification, the Borrowers must continue to fulfil their payment obligations to the New Lender under the Facility Agreement to the Facility Administrator in accordance with the provisions of the Facility Agreement.]

Schedule 1: Copy of agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender.

stamp here

Syndicated Facility Agreement dated 16 May 2016 (restated)	104

SIGNATURES OF THE PARTIES

[EXISTING LENDER]

[•]	)
[•]	)

stamp here

[NEW LENDER]

[•]	)
[•]	)

stamp here

[FACILITY ADMINISTRATOR]

[•]	)
[•]	)

stamp here

Syndicated Facility Agreement dated 16 May 2016 (restated)	105

SCHEDULE 5

FORMS OF COMPLIANCE CERTIFICATES

PART 1

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF IFRS

under Syndicated Facility Agreement dated 16 May 2016

From: [name of the Borrowers] [details of the Borrowers]

To: [name of the Facility Administrator] [details of the Facility Administrator]

Auditor: [name of the Auditor] [details of the Auditor]

Date: [•]

1.

On the basis of Syndicated Facility Agreement dated 16 May 2016 (the “Agreement”), the Borrowers inform the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.

3.

We confirm that the list of financial indicators listed in Schedule 1 of this compliance certificate corresponds to the list of financial indicators specified in Clause 18 (Financial Covenants) of the Agreement.

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with IFRS as of the Test Date.

5.	We confirm that as of the date of this compliance certificate, each financial covenant specified in Clauses 18.2 (Leverage) and 18.3 (Interest Cover) of the Agreement has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in Clauses 18.2 (Leverage) and 18.3 (Interest Cover) of the Agreement have not been complied with: [list financial covenants which were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]

8.	The report “Financial indicators of the Borrowers as of the Test Date” is given in Schedule 1 to this compliance certificate.

9.	The description of the parameters used in the report “Financial indicators of the Borrowers as of the Test Date” is given in Schedule 2 to this compliance certificate.

Syndicated Facility Agreement dated 16 May 2016 (restated)	106

Schedule 1

FINANCIAL INDICATORS OF THE BORROWERS AS OF THE TEST DATE

No.	Name of financial indicator	Source of data	Calculation procedure	Indicator value	Test Date	Event of Default

1	Leverage	[•]	[•]	[•]	[•]	[•]

2	Interest Cover	[•]	[•]	[•]	[•]	[•]

Syndicated Facility Agreement dated 16 May 2016 (restated)	107

PART 2

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF MANAGEMENT ACCOUNTS AND RAS

under Syndicated Facility Agreement dated 16 May 2016

From: [name of the Borrowers] [details of the Borrowers]

To: [name of the Facility Administrator] [details of the Facility Administrator]

Date: [•]

1.

On the basis of Syndicated Facility Agreement dated 16 May 2016 (the “Agreement”), the Borrowers inform the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.

3.

We confirm that the list of financial indicators listed in Schedule 1 to this compliance certificate corresponds to the list of financial indicators specified in Clause 18.4 (Revenue in accordance with RAS) and 18.6 (Cash Receipts) of the Agreement.

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with RAS and the management accounts as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each covenant specified in Clauses 18.4 (Revenue in accordance with RAS) and 18.6 (Cash Receipts) of the Agreement has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in Clauses 18.4 (Revenue in accordance with RAS) and 18.6 (Cash Receipts) of the Agreement have not been complied with: [list financial covenants that were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]

8.	The report “Financial indicators of the Borrowers as of the Test Date” is given in Schedule 1 to this compliance certificate.

9.	The description of the parameters used in the report “Financial indicators of the Borrowers as of the Test Date” is given in Schedule 2 to this compliance certificate.

Syndicated Facility Agreement dated 16 May 2016 (restated)	108

Schedule 1

FINANCIAL INDICATORS OF THE BORROWERS AS OF THE TEST DATE

No.	Name of financial indicator	Data Source	Calculation procedure	Indicator value	Test Date	Event of Default

1	Revenue in accordance with RAS	[•]	[•]	[•]	[•]	[•]

2	Cash receipts	[•]	[•]	[•]	[•]	[•]

Syndicated Facility Agreement dated 16 May 2016 (restated)	109

SCHEDULE 6

FACILITY REPAYMENT SCHEDULE

PART 1

FACILITY REPAYMENT SCHEDULE FOR TRANCHE A AND TRANCHE B

Repayment date	Tranche A repayment amount (as percentage of the amount of Tranche A as of the Utilisation Date of Tranche A)	Tranche B repayment amount (as percentage of the amount of Tranche B as of the Utilisation Date of Tranche B)
30 September 2017	2.50%	0%

31 December 2017	2.50%	0%

31 March 2018	2.50%	0%

30 June 2018	2.50%	0%

30 September 2018	3.75%	4.50%

31 December 2018	3.75%	4.50%

31 March 2019	3.75%	4.50%

30 June 2019	3.75%	4.50%

30 September 2019	3.75%	4.50%

31 December 2019	3.75%	4.50%

31 March 2020	3.75%	4.50%

30 June 2020	3.75%	4.50%

30 September 2020	3.75%	4.50%

31 December 2020	3.75%	4.50%

31 March 2021	3.75%	4.50%

Final Repayment Date of Tranche A and Tranche B	Entire amount of Facility Outstanding relating to Tranche A	Entire amount of Facility Outstanding relating to Tranche B

Syndicated Facility Agreement dated 16 May 2016 (restated)	110

PART 2

FACILITY REPAYMENT SCHEDULE FOR TRANCHE C AND TRANCHE D

Repayment date	Tranche C repayment amount (as percentage of the amount of Tranche C as of the Utilisation Date of Tranche C)	Tranche D repayment amount (as percentage of the amount of Tranche D as of the Utilisation Date of Tranche D)
05 January 2019	2.5%	2.5%

31 March 2019	2.5%	2.5%

30 June 2019	2.5%	2.5%

30 September 2019	2.5%	2.5%

31 December 2019	3.75%	3.75%

31 March 2020	3.75%	3.75%

30 June 2020	3.75%	3.75%

30 September 2020	3.75%	3.75%

31 December 2020	3.75%	3.75%

31 March 2021	3.75%	3.75%

30 June 2021	3.75%	3.75%

30 September 2021	3.75%	3.75%

31 December 2021	3.75%	3.75%

31 March 2022	3.75%	3.75%

30 June 2022	3.75%	3.75%

Final Repayment Date of Tranche C and Tranche D	Entire amount of Facility Outstanding relating to Tranche C	Entire amount of Facility Outstanding relating to Tranche D

Syndicated Facility Agreement dated 16 May 2016 (restated)	111

PART 3

FACILITY REPAYMENT SCHEDULE FOR TRANCHE E

Repayment date	Tranche E repayment amount (as percentage of the Facility Outstanding relating to Tranche E as of the last day of the Utilisation Period of Tranche E)
30 June 2020	2.5%

30 September 2020	2.5%

31 December 2020	2.5%

31 March 2021	2.5%

30 June 2021	3.75%

30 September 2021	3.75%

31 December 2021	3.75%

31 March 2022	3.75%

30 June 2022	3.75%

30 September 2022	3.75%

31 December 2022	3.75%

31 March 2023	3.75%

30 June 2023	3.75%

30 September 2023	3.75%

31 December 2023	3.75%

Final Repayment Date of Tranche E	Entire amount of Facility Outstanding relating to Tranche E

Syndicated Facility Agreement dated 16 May 2016 (restated)	112

SCHEDULE 7

EXISTING FINANCIAL INDEBTEDNESS

Note: The information in this Schedule 7 is provided as of the date of Amendment Agreement No. 5.

No.	Agreement number and date	Lender	Borrower	Sum of loan	Currency
1.	Loan agreement dated 19/11/2012	Headhunter FSU	“100RABOT AZ” LLC	30,000	USD

2.	Loan agreement dated 20/05/2013	Headhunter FSU	“100RABOT AZ” LLC	10,000	USD

3.	Loan agreement dated 09/12/2013	Headhunter FSU	“100RABOT AZ” LLC	10,000	USD

4.	Loan agreement dated 10/11/2015	Headhunter FSU	“100RABOT AZ” LLC	15,000	USD

5.	Loan agreement dated 03/08/2017	Borrower 1	Borrower 2	233,000,000	Roubles

6.	Loan agreement dated 09/06/2017	Borrower 1	Borrower 2	227,519,520	Roubles

7.	Loan agreement dated 10/10/2017	Borrower 1	Borrower 2	2,000,000,000	Roubles

Syndicated Facility Agreement dated 16 May 2016 (restated)	113

SCHEDULE 8

INTELLECTUAL PROPERTY

Note: The information in this Schedule 8 is provided as of the date of Amendment Agreement No. 5.

1.	Obligors’ Trademarks

No.	Type of mark	Contents	Country of registration	NCL [Nice Classification] Classes	Priority date	Certificate No.	Certificate date	Term of registration
1	word mark	HEADHUNTER	Russian Federation	09, 16, 35, 41, 42	06/04/2006	339197	12/12/2007	06/04/2026

2	word mark	Headhunter	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	401167	12/02/2010	22/02/2028

3	Graphic mark	XX	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410843	09/06/2010	22/06/2019

4	graphic mark	HH	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410844	09/06/2010	22/06/2019

5	graphic mark	new HH logotype	Russian Federation	09, 16, 35, 38, 41, 42	11/03/2009	431008	28/02/2011	11/03/2019

6	graphic mark	hh	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	430120	14/02/2011	22/06/2019

7	word mark	HRBRAND	Russian Federation	09, 16, 35, 38, 41, 42	22/04/2008	378423	05/05/2009	22/04/2028

8	word mark	HR brand of the year	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	423350	22/11/2010	22/02/2028

Syndicated Facility Agreement dated 16 May 2016 (restated)	114

9	word mark	HR brand	Russian Federation	09, 16, 35, 38, 41, 42	08/04/2008	388438	02/09/2009	08/04/2028

10	word mark	HRspace	Russian Federation	35, 36	11/12/2015	602908	24/01/2017	11/12/2025

11	combination	Salary data bank	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	622996	10/07/2017	18/02/2026

12	combination	HR Experts League	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	615705	10/05/2017	18/02/2026

13	combination	Talent Measurement	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	606635	22/02/2017	18/02/2026

2.	Obligors’ Websites

Headhunter LLC (Russia) — http://hh.ru; http://headhunter.ru; http://XX.pF; http://hrbrand.ru/

3.	Database

No.	Proprietor	Type	Name	Country of registration	Application No.	Application date	Certificate No.	Certificate date
2015

1	Headhunter LLC	Database	HeadHunter Database	Russia	2015621116	31 August 2015	2015621803	21 December 2015

Syndicated Facility Agreement dated 16 May 2016 (restated)	115

SCHEDULE 9

GROUP STRUCTURE CHART

Note: The information in this Schedule 9 is given as of the date of Amendment Agreement No. 5.

Syndicated Facility Agreement dated 16 May 2016 (restated)	116

SCHEDULE 10

LIST OF EXISTING LOANS

Note: The information in this Schedule 10 is given as of the date of Amendment Agreement No. 5.

Agreement number and date	Lender	Borrower	Sum of loan	Expiry of loan
—	—	—	—	—

SCHEDULE 11

LIST OF RUSSIAN BANKS

1.	Sberbank PJSC

2.	VTB Bank (PJSC)

3.	Gazprombank (Joint-Stock Company)

4.	Bank FC Otkritie PJSC

5.	BM-Bank JSC

6.	UniCredit JSC

7.	Credit Bank of Moscow PJSC

8.	Promsvyazbank PJSC

9.	Raiffeisenbank JSC

10.	Rosbank PJSC

11.	Saint Petersburg Bank PJSC

12.	Sovkombank PJSC

13.	AK Bars PJSC

14.	CB Citibank JSC

15.	Nordea Bank JSC

Amendment Agreement No. 5 to Syndicated Facility Agreement dated 16 May 2016	118

SIGNATURES OF THE PARTIES

Borrower 1

“ZEMENIK” LIMITED LIABILTIY COMPANY

Signature:        /s/

Full Name:       Markelov Dmitriy Valentinovich

Position:           acting on power of attorney

Amendment Agreement No. 5 to Syndicated Facility Agreement dated 16 May 2016	119

Borrower 2 HEADHUNTER GROUP PLC

Signature:         /s/

Full Name:       Markelov Dmitriy Valentinovich

Position:           acting on power of attorney

Amendment Agreement No. 5 to Syndicated Facility Agreement dated 16 May 2016	120

Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Head of Credit Department and Senior Vice President

Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Head of Credit Department and Senior Vice President

Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Head of Credit Department and Senior Vice President

Amendment Agreement No. 5 to Syndicated Facility Agreement dated 16 May 2016	121

EXECUTION VERSION

THESE AMENDMENTS NO. 2 (hereinafter — the Amendments) to the independent guarantee dated 1 June 2016 (subject to amendments No. 1 dated 5 October 2017) are made on 22 April 2019 by:

(1)

HEADHUNTER GROUP PLC (former Zemenik Trading Limited), a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as the guarantor under the Guarantee (hereinafter — the Guarantor)

TO THE INDEPENDENT GUARANTEE ISSUED BY THE GUARANTOR TO:

(2)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company incorporated under the laws of the Russian Federation, registered with Unified State Register of Legal Entities under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, as the beneficiary under the Guarantee (hereinafter — the Initial Lender and the Facility Manager).

RECITALS

(A)

The Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1, as the borrower, entered into the agreement for the provision of a syndicated facility dated 16 May 2016 as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 5 October 2017;

(iv)	amendment agreement No. 4 dated 29 December 2017

(hereinafter — the Facility Agreement).

(B)

On the date of these Amendments, Borrower 1 and the Guarantor, as the borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No. 5 (hereinafter — Amendment Agreement No. 5) whereby the Facility Agreement is amended as follows:

(i)	Debt of Borrower 1 under Tranche C and Tranche D will be transferred to the Guarantor;

(ii)	Additional tranche of 3,000,000,000 Roubles will be provided to the Guarantor; and

(iii)	Amendments will be made to the Facility Agreement subject to which it will be restated as annexed to Amendment Agreement No. 5 (hereinafter — the Restated Facility Agreement).

(C)	The Guarantor issued the independent guarantee dated 16 May 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Guarantee) in favour of the Initial Lender.

(D)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Restated Facility Agreement and shall not be entitled to refer to it being unaware of such terms and conditions.

(E)	For the purposes of securing the obligations of Borrower 1 under the Restated Facility Agreement, the Parties have hereby agreed to amend the Guarantee as contemplated in these Amendments.

NOW, THEREFORE, subject to the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantor hereby makes the following amendments to the Guarantee:

1.	DEFINITIONS

1.1	Terms

In these Amendments:

Effective Date has the meaning specified in clause (a) of Article 3 (Limitations).

Restated Guarantee means the Guarantee subject to the amendments made in accordance with these Amendments in the form provided in EXHIBIT 1 (Restated Guarantee).

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) of the Guarantee — the Facility Manager).

1.2	Incorporated Terms

Unless otherwise required by the context, the capitalised terms that are used in the Restated Facility Agreement and not defined in these Amendments shall have the same meanings as in the Restated Facility Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to these Amendments as if they were set out in these Amendments and references to Articles and Exhibits shall be deemed to be to the articles and exhibits of these Amendments unless otherwise required by the context.

1.4	Purpose

These Amendments constitute a Finance Document.

2.	AMENDMENTS

The Guarantor acknowledges that, as of the Effective Date, the Guarantee shall be amended by restating it as contemplated in Schedule 1 (Restated Guarantee), and the rights and duties of the Parties under the Guarantee shall, as of the Effective Date, be governed by and construed in accordance with the terms and conditions of the Restated Guarantee.

3.	LIMITATIONS

(a)

The binding effect of the amendments and supplements provided for by Article (Amendments) is contingent (as provided set out by article 327[1] of the Civil Code of the Russian Federation) on Amendment Agreement No. 5 becoming effective. The date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and confirmations required for Amendment Agreement No. 5 to become effective shall be the Effective Date.

(b)

In order to comply with the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantee shall be deemed amended according to these Amendments provided only that the Guarantor obtains consent from the Initial Lender to the amendments being made in accordance with these Amendments.

(c)

The amendments and supplements being made to the Guarantee in accordance with these Amendments are limited to the amendments and supplements stipulated in Article 2 (Amendments). No other provisions of the Guarantee (other than those specified in Article 2 (Amendments)) shall be amended or supplemented by these Amendments.

(d)	These Amendments shall not release the Guarantor from any obligations stipulated by the Guarantee.

4.	APPLICABLE LAW

These Amendments as well as the rights and duties of the Parties arising out of these Amendments shall be governed by and construed in accordance with the law of the Russian Federation.

5.	DISPUTE RESOLUTION

(a)

Any dispute in connection with these Amendments, including in respect of the interpretation of their provisions, their existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with these Amendments, including in respect of the interpretation of their provisions, their existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

6.	SIGNING

These Amendments are signed as one document in three original counterparts of equal legal force.

These Amendments are issued on the date first written hereinabove.

EXHIBIT 1

RESTATED GUARANTEE

INDEPENDENT GUARANTEE (hereinafter — the Guarantee)

This Guarantee is issued on: 1 June 2016

(as amended by amendments No. 1 dated 5 October 2017 and amendments No. 2 dated 22 April 2019)

THIS GUARANTEE IS ISSUED BY:

HEADHUNTER GROUP PLC (former Zemenik Trading Limited), a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, having its registered address at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by the director Alexander Arbuzov, acting on the basis of the articles of association, as the guarantor under this Guarantee (hereinafter — the Guarantor)

TO VTB BANK (PUBLIC JOINT-STOCK COMPANY) organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25, as the beneficiary under this Guarantee (hereinafter — the Initial Lender or the Facility Manager).

RECITALS

Under the Facility Agreement, the Guarantor undertook to issue this Guarantee on the terms set out in the Facility Agreement and in this Guarantee.

NOW, THEREFORE, the Guarantor hereby confirms as follows:

1.	DEFINITIONS

All the capitalised terms used in this Guarantee shall have the meanings given to them in the Facility Agreement unless it follows otherwise from this Guarantee or from the context; that being said:

Date of Issue means the date of issue of the Guarantee first written hereinabove.

Borrower means Limited Liability Company Zemenik, a limited liability company organised in accordance with the legislation of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation.

Key Rate means the key rate set by the Central Bank of the Russian Federation determined based on the data provided on the website of the Central Bank of the Russian Federation on the Internet at: www.cbr.ru or another official website of the Central Bank of the Russian Federation, if changed. Should the key rate be annulled and/or no longer used by the Central Bank of the Russian Federation for determining the pricing conditions for providing financing to credit institutions in the Russian Federation, the Key Rate shall be a similar rate set by the Central Bank of the Russian Federation for determining prices under refinancing operations by way of repurchase transactions and/or transactions backed by non-marketable assets.

Lender means:

(a)	any Initial Lender; and/or

(b)

any bank or another credit or other institution (other than any persons included in the Borrower’s Group) that acquire the rights of claim against the Borrower and/or the obligation to provide the Facility under the provisions of article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement and current legislation.

Facility Agreement means the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender, as the facility manager, organiser and initial lender, and the Borrower and the Guarantor, as the Borrowers, for the total amount of up to ten billion (10,000,000,000) Roubles, subject to the amendments made by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and Amendment Agreement No. 5.

Secured Obligations means all existing and future monetary obligations of the Borrower to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and any provided preliminary consents and waivers of their rights by the Lenders under the Facility Agreement), including the obligations of the Borrower:

(a)

for paying the total principal amount of the Facility under Tranche A and Tranche B in the amount of up to five billion (5,000,000,000) Roubles to be finally repaid not later than 15 May 2021 in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory prepayment envisaged by the Facility Agreement);

(b)	for paying interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; and

(B)	in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(1)	two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

128

(ii)	Key Rate;

(c)

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if the Borrower fails to perform in due time the obligations to pay any amount that it must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall accrue on the overdue amount during the period from the date following the payment due date fixed and until the date of actual payment (whether before or after a corresponding judgement);

(d)

for paying the fee for the commitment to provide the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated as follows:

(i)	at a rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Amount to Be Provided);

(ii)	at a rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Amount to Be Provided),

the above fee shall accrue for the Tranche A Drawdown Period and Tranche B Drawdown Period, respectively, and shall be paid as follows:

(i)	in respect of the Unused Available Facility within Tranche A, on the last day of the Tranche A Drawdown Period or on the Tranche A Drawdown Date, whichever is the earlier;

(ii)

in respect of the Unused Available Facility within Tranche B, (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the earlier of the last day of the Tranche B Drawdown Period or the Tranche B Drawdown Date.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

(e)	for paying the fee for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(i)	one point five (1.5) per cent of the Tranche A amount;

(ii)	one point five (1.5) per cent of the Tranche B amount;

129

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

for reimbursing the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents.

(h)	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	impossibility of providing the Facility to the Borrower under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(iii)	impossibility for the Borrower to prepay the Outstanding Facility or a part thereof despite a notice of prepayment served on the Facility Manager;

(i)	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

for repaying in full the monetary funds received by the Borrower should the Facility Agreement become invalid and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Business Day means any day on which banks are open for general banking operations in Moscow and Nicosia.

Rouble means the lawful currency of the Russian Federation.

Amendment Agreement No. 5 means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager).

Guarantee Amount means the amount of thirteen billion (13,000,000,000) Roubles.

Payment Demand means a written notice from the Facility Manager served on the Guarantor and containing (i) a reference to a specific violation of the Secured Obligations that triggers a payment under this Guarantee; (ii) a demand for the Guarantor to make payments envisaged by this Guarantee in the amount and within the period specified in such notice, as well as details of the bank account to which the Guarantor is to make the payment.

2.	INDEPENDENT GUARANTEE

At the Borrower’s request, the Guarantor issues this Guarantee and hereby undertakes the obligation to pay, should the Borrower fail to perform the Secured Obligations, the Initial Lender (or after the rights (claims) have been assigned under this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager for allocation among the Lenders) an amount within the Guarantee Amount specified in the Payment Demand, irrespective of the validity of the Facility Agreement or of the Secured Obligations and the relationships between the Guarantor and the Borrower or other obligations.

3.	PAYMENT DEMAND

If the Secured Obligations are not discharged as indicated in article 2 (Independent Guarantee) of this Guarantee, the Initial Lender (or after the rights (claims) under this Guarantee have been assigned in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager acting on behalf of the Lenders) shall serve a Payment Demand on the Guarantor appending copies of the notice from the Initial Lender or the Facility Manager, respectively, served on the Borrower in accordance with clause (a) (ii) of article 21.18 (Acceleration) of the Facility Agreement. The Guarantor shall make the payment under such Payment Demand within a period not exceeding five Business Days from the time when the Guarantor received such Payment Demand, in accordance with the terms of this Guarantee.

4.	TERM

This Guarantee is issued for a period starting from the Date of Issue until the date that falls after 96 months from the Effective Date of Amendment Agreement No. 5 hereinafter — the Termination Date) inclusive. For the avoidance of doubt, a Payment Demand under this Guarantee is to be satisfied if it is served by the Beneficiary before the Termination Date inclusive.

5.	ASSIGNMENT OF CLAIM AND DEBT NOVATION

5.1	Assignment of claim and debt novation

The Guarantor may not assign its rights or transfer the debt under this Guarantee or otherwise dispose of any of its rights and/or obligations under this Guarantee without written consent of all Lenders.

5.2	Transfer of rights by the Lenders

(a)

The Initial Lender may, without consent from the Guarantor or the Borrower, assign in full or in part its rights (claims) under this Guarantee to any person to whom it has assigned its rights under the Facility Agreement. The Guarantor hereby expresses its consent to such assignment and undertakes to be liable to any person to whom the Lender has assigned its rights under the Facility Agreement.

(b)

If the Initial Lender assigns its rights (claims) in accordance with clause (a) above, the Lenders to whom the rights (claims) under this Guarantee have been assigned in full or in part shall become the beneficiaries under this Guarantee.

5.3	Debt novation

If the Borrower assigns or transfers its debt (in full or in part) under the Facility Agreement to another person according to the terms envisaged by the Facility Agreement or if the Borrower’s duties under the Facility Agreement pass to another person by way of universal succession, the Guarantor hereby expresses its consent to such assignment or novation of debt and undertakes to be jointly and severally liable with the new borrower within the scope of the Secured Obligations.

6.	VARIATION OF SECURED OBLIGATIONS

The Guarantor hereby expresses its consent to be jointly and severally liable with the Borrower, irrespective of whether or not the terms of the Facility Agreement are amended or supplemented in any way, including any amendments or supplements resulting in an increase in the scope of the Secured Obligations or other unfavourable consequences for the Guarantor. No additional written consent from the Guarantor to such variation shall be required.

7.	APPLICABLE LAW

This Guarantee shall be governed by and construed in accordance with the law of the Russian Federation.

8.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Guarantee, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with clause (b).

(b)

Subject to the provisions of clause (a), should any dispute arise in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

9.	COUNTERPARTS

This Guarantee is signed as one document in three original counterparts of equal legal force.

SCHEDULE 1

ADDRESSES AND DETAILS

Company		Address, fax number and email

Guarantor

HEADHUNTER GROUP PLC	Address: Fax number: Email: Attn:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus ########### #office@headhunter-group.com The Directors

Borrower

LIMITED LIABILITY COMPANY ZEMENIK	Address: Fax number: Email: Attn:	14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation ############ ############ Aleksey Viktorovich Seredin

Initial Lender and Facility Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)	Address: Fax number: Email: Attn:	43 bld. 1 Vorontsovskaya St., Moscow, 109147 ############ loanadmin@msk.vtb.ru,TM21@msk.vtb.ru Loan Administration

SIGNATURES

Amendments to the Guarantee are made by:

HEADHUNTER GROUP PLC

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

In accordance with article 371 of the Civil Code of the Russian Federation, a consent to the amendments to the Guarantee is provided by:

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

We agree with the terms of the Amendments:

LIMITED LIABILTIY COMPANY ZEMENIK

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

INDEPENDENT GUARANTEE (hereinafter — the Guarantee)

This Guarantee is issued on: 22 April 2019

THIS GUARANTEE IS ISSUED BY:

LIMITED LIABILITY COMPANY ZEMENIK, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation, represented by Aleksey Viktorovich Seredin, acting on the basis of the charter, as the guarantor under this Guarantee (hereinafter — the Guarantor)

TO VTB BANK (PUBLIC JOINT-STOCK COMPANY), organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25, as the beneficiary under this Guarantee (hereinafter — the Initial Lender or the Facility Manager).

RECITALS

Under the Facility Agreement, the Guarantor undertook to issue this Guarantee on the terms set out in the Facility Agreement and in this Guarantee.

NOW, THEREFORE, the Guarantor hereby confirms as follows:

1.	DEFINITIONS

All the capitalised terms used in this Guarantee shall have the meanings given to them in the Facility Agreement unless it follows otherwise from this Guarantee or from the context; that being said:

Date of Issue means the date of issue of the Guarantee first written hereinabove. Borrower means Headhunter Group PLC (former Zemenik Trading Limited), a public limited company organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

Key Rate means the key rate set by the Central Bank of the Russian Federation determined based on the data provided on the website of the Central Bank of the Russian Federation on the Internet at: www.cbr.ru or another official website of the Central Bank of the Russian Federation, if changed. Should the key rate be annulled and/or no longer used by the Central Bank of the Russian Federation for determining the pricing conditions for providing financing to credit institutions in the Russian Federation, the Key Rate shall be a similar rate set by the Central Bank of the Russian Federation for determining prices under refinancing operations by way of repurchase transactions and/or transactions backed by non-marketable assets.

Lender means:

(a)	any Initial Lender; and/or

(b)	any bank or another credit or other institution (other than any persons included in the Borrower’s Group) that acquire the rights of claim against the Borrower and/or the obligation to provide the Facility under the provisions of article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement and current legislation.

Facility Agreement means the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender, as the facility manager, organiser and initial lender, and the Borrower and the Guarantor, as the Borrowers, for the total amount of up to ten billion (10,000,000,000) Roubles, subject to the amendments made by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and Amendment Agreement No. 5.

Secured Obligations means all existing and future monetary obligations of the Borrower to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and any provided preliminary consents and waivers of their rights by the Lender under the Facility Agreement), including the obligations of the Borrower:

(a)

for paying the total principal amount of the Facility in the amount of up to five billion (5,000,000,000) Roubles under Tranche C, Tranche D, and Tranche E to be finally repaid not later than 5 October 2022 in respect of Tranche C and Tranche D and the date falling on one thousand eight hundred and twenty five (1,825) days after the date of Amendment Agreement No. 5 in respect of Tranche E in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory prepayment envisaged by the Facility Agreement);

(b)	for paying interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; and

(B)	(except for Tranche E) in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(1)	two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(C)	for Tranche E:

(1)	Two point four (2.4) per cent per annum; or

(2)	In the events specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(ii)	Key Rate;

(c)

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if the Borrower fails to perform in due time the obligations to pay any amount that it must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall accrue on the overdue amount during the period from the date following the payment due date fixed and until the date of actual payment (whether before or after a corresponding judgement);

(d)

for paying the fee for the commitment to provide the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated at a rate of zero point one (0.1) per cent per annum on the amount of the Unused Available Facility within Tranche E (without deducting the Amount to Be Provided); that being said, the above fee in respect of the Unused Available Facility within Tranche E shall accrue for the Tranche E Drawdown Period and be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the earlier of the last day of the Tranche E Drawdown Period or the Tranche E Drawdown Date.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

(e)	for paying the fee for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(i)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(ii)	zero point twenty-five (0.25) per cent of the Tranche D amount;

(iii)	eleven million (11,000,000) Roubles in respect of Tranche E

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

for reimbursing the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents.

(h)	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	impossibility of providing the Facility to the Borrower under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(iii)	impossibility for the Borrower to prepay the Outstanding Facility or a part thereof despite a notice of prepayment served on the Facility Manager;

(i)	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

for repaying in full the monetary funds received by the Borrower should the Facility Agreement become invalid and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Business Day means any day on which banks are open for general banking operations in Moscow and Nicosia.

Rouble means the lawful currency of the Russian Federation.

Amendment Agreement No. 5 means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager).

Guarantee Amount means the amount of thirteen billion (13,000,000,000) Roubles.

Payment Demand means a written notice from the Facility Manager served on the Guarantor and containing (i) a reference to a specific violation of the Secured Obligations that triggers a payment under this Guarantee; (ii) a demand for the Guarantor to make payments envisaged by this Guarantee in the amount and within the period specified in such notice, as well as details of the bank account to which the Guarantor is to make the payment.

2.	INDEPENDENT GUARANTEE

At the Borrower’s request, the Guarantor issues this Guarantee and hereby undertakes the obligation to pay, should the Borrower fail to perform the Secured Obligations, the Initial Lender (or after the rights (claims) have been assigned under this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager for allocation among the Lenders) an amount within the Guarantee Amount specified in the Payment Demand, irrespective of the validity of the Facility Agreement or of the Secured Obligations and the relationships between the Guarantor and the Borrower or other obligations.

3.	PAYMENT DEMAND

If the Secured Obligations are not discharged as indicated in article 2 (Independent Guarantee) of this Guarantee, the Initial Lender (or after the rights (claims) under this Guarantee have been assigned in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager acting on behalf of the Lenders) shall serve a Payment Demand on the Guarantor appending copies of the notice from the Initial Lender or the Facility Manager, respectively, served on the Borrower in accordance with clause (a) (ii) of article 21.18 (Acceleration) of the Facility Agreement. The Guarantor shall make the payment under such Payment Demand within a period not exceeding five Business Days from the time when the Guarantor received such Payment Demand, in accordance with the terms of this Guarantee.

4.	TERM

This Guarantee is issued for a period starting from the Date of Issue until the date that falls after 96 months from the Effective Date of Amendment Agreement No. 5 hereinafter — the Termination Date) inclusive. For the avoidance of doubt, a Payment Demand under this Guarantee is to be satisfied if it is served by the Beneficiary before the Termination Date inclusive.

5.	ASSIGNMENT OF CLAIM AND DEBT NOVATION

5.1	Assignment of claim and debt novation

The Guarantor may not assign its rights or transfer the debt under this Guarantee or otherwise dispose of any of its rights and/or obligations under this Guarantee without written consent of all Lenders.

5.2	Transfer of rights by the Lenders

(a)

The Initial Lender may, without consent from the Guarantor or the Borrower, assign in full or in part its rights (claims) under this Guarantee to any person to whom it has assigned its rights under the Facility Agreement. The Guarantor hereby expresses its consent to such assignment and undertakes to be liable to any person to whom the Lender has assigned its rights under the Facility Agreement.

(b)

If the Initial Lender assigns its rights (claims) in accordance with clause (a) above, the Lenders to whom the rights (claims) under this Guarantee have been assigned in full or in part shall become the beneficiaries under this Guarantee.

5.3	Debt novation

If the Borrower assigns or transfers its debt (in full or in part) under the Facility Agreement to another person according to the terms envisaged by the Facility Agreement or if the Borrower’s duties under the Facility Agreement pass to another person by way of universal succession, the Guarantor hereby expresses its consent to such assignment or novation of debt and undertakes to be jointly and severally liable with the new borrower within the scope of the Secured Obligations.

6.	VARIATION OF SECURED OBLIGATIONS

The Guarantor hereby expresses its consent to be jointly and severally liable with the Borrower, irrespective of whether or not the terms of the Facility Agreement are amended or supplemented in any way, including any amendments or supplements resulting in an increase in the scope of the Secured Obligations or other unfavourable consequences for the Guarantor. No additional written consent from the Guarantor to such variation shall be required.

7.	APPLICABLE LAW

This Guarantee shall be governed by and construed in accordance with the law of the Russian Federation.

8.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Guarantee, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with clause (b).

(b)

Subject to the provisions of clause (a), should any dispute arise in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

9.	COUNTERPARTS

This Guarantee is signed as one document in three original counterparts of equal legal force.

SCHEDULE 1

ADDRESSES AND DETAILS

Company		Address, fax number and email

Guarantor

LIMITED LIABILITY COMPANY ZEMENIK	Address: Fax number: Email: Attn:	14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation ############ ############ Aleksey Viktorovich Seredin

Borrower

HEADHUNTER GROUP PLC	Address: Fax number: Email: Attn:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus ############ office@headhunter-group.com The Directors

Initial Lender and Facility Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)	Address: Fax number: Email: Attn:	43 bld. 1 Vorontsovskaya St., Moscow, 109147 ############ loanadmin@msk.vtb.ru,TM21@msk.vtb.ru Loan Administration

SIGNATURES

Guarantor

LIMITED LIABILITY COMPANY ZEMENIK

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Facility Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

Principal

HEADHUNTER GROUP PLC

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

EXECUTION VERSION

22 April 2019

HEADHUNTER FSU LIMITED

As the guarantor under this Agreement

And

LIMITED LIABILITY COMPANY ZEMENIK AND

HEADHUNTER GROUP PLC

As the principals under this Agreement

And

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

As the beneficiary under this Agreement

AMENDMENT AGREEMENT NO. 2 to the independent guarantee agreement dated 1 June 2016

Herbert Smith Freehills CIS LLP

CONTENTS

1.	DEFINITIONS	149
2.	AMENDMENTS	149
3.	LIMITATIONS	149
4.	REPRESENTATIONS	150
5.	APPLICABLE LAW	150
6.	DISPUTE RESOLUTION	150
7.	SIGNING	150
EXHIBIT 1 RESTATED INDEPENDENT GUARANTEE AGREEMENT		151

THIS AMENDMENT AGREEMENT NO. 2 TO THE INDEPENDENT GUARANTEE AGREEMENT (the Agreement) is entered into on 22 April 2019 between:

(1)

HEADHUNTER FSU LIMITED, a private company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 178226, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as the guarantor under this Agreement (hereinafter — the Guarantor);

(2)

LIMITED LIABILITY COMPANY ZEMENIK, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 1);

(3)

HEADHUNTER GROUP PLC, a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 2); and

(4)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised under the laws of the Russian Federation, registered with Unified State Register of Legal Entities under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, as the beneficiary under this Agreement and the Facility Manager, Organiser and the Initial Lender under the Facility Agreement (hereinafter — the Initial Lender and the Facility Manager).

RECITALS

(A)

The Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1, as the borrower, entered into the agreement for the provision of a syndicated facility dated 16 May 2016 as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 5 October 2017; and

(iv)	amendment agreement No. 4 dated 29 December 2017

(hereinafter — the Facility Agreement).

(B)

On the date of this Agreement, Borrower 1 and Borrower 2, as the borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No. 5 (hereinafter — Amendment Agreement No. 5) whereby the Facility Agreement is amended as follows:

(i)	Debt of Borrower 1 under Tranche C and Tranche D will be transferred to Borrower 2;

(ii)	Additional tranche of 3,000,000,000 Roubles will be provided to Borrower 2; and

(iii)	Amendments will be made to the Facility Agreement subject to which it will be restated as annexed to Amendment Agreement No. 5 (hereinafter — the Restated Facility Agreement).

(C)

The Guarantor, Borrower 1 and the Initial Lender entered into the independent guarantee agreement dated 1 June 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Independent Guarantee Agreement). According to the Independent Guarantee Agreement, the Guarantor issued the independent guarantee dated 1 June 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Guarantee) in favour of the Initial Lender.

(D)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Restated Facility Agreement and shall not be entitled to refer to it being unaware of such terms and conditions.

(E)

For the purposes of securing the Borrower’s obligations under the Restated Facility Agreement, the Parties have hereby agreed to amend the Independent Guarantee Agreement and the Guarantee as contemplated in this Agreement.

THE PARTIES HAVE AGREED as follows:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

Effective Date has the meaning specified in clause (a) of Article 3 (Limitations).

Restated Guarantee has the meaning specified in clause (b) of Article 2 (Amendments).

Restated Independent Guarantee Agreement means the Independent Guarantee Agreement subject to the amendments made in accordance with this Agreement in the form provided in EXHIBIT 1 (Restated Independent Guarantee Agreement).

Party means a party to this Agreement.

1.2	Incorporated Terms

Unless otherwise required by the context, the capitalised terms that are used in the Restated Facility Agreement and the Restated Independent Guarantee Agreement and that are not defined in this Agreement shall have the same meanings as in the Restated Facility Agreement and the Restated Independent Guarantee Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set out in this Agreement and references to Articles and Exhibits shall be deemed to be to the articles and exhibits of this Agreement unless otherwise required by the context.

1.4	Purpose

This Agreement constitutes a Finance Document.

2.	AMENDMENTS

(a)

The Parties have agreed that as of the Effective Date the Independent Guarantee Agreement shall be amended by restating it as contemplated in EXHIBIT 1 (Restated Independent Guarantee Agreement) and rights and obligations of the Parties pursuant to the Independent Guarantee Agreement shall be, as of the Effective Date, governed by and construed in accordance with the terms and conditions of the Restated Independent Guarantee Agreement.

(b)

The Guarantor shall, on the date of this Agreement, amend the Guarantee in order to have the amendments to the Secured Obligations and other amendments that are made to the Independent Guarantee Agreement pursuant to clause (a) above (hereinafter subject to such amendments — the Restated Guarantee) reflected therein.

3.	LIMITATIONS

(a)

The binding effect of the amendments and supplements provided for by Article (Amendments) is contingent (as provided set out by article 327[1] of the Civil Code of the Russian Federation) on Amendment Agreement No. 5 becoming effective. The date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and confirmations required for Amendment Agreement No. 5 to become effective shall be the Effective Date.

(b)

The amendments and supplements being made to the Independent Guarantee Agreement pursuant to this Agreement shall be limited to the amendments and supplements provided in Article 2 (Amendments). No other provisions of the Independent Guarantee Agreement (other than those indicated in Article 2 (Amendments)) shall be amended or supplemented by this Agreement.

(c)

The Guarantor hereby gives its consent to be liable under the Borrowers’ obligations arising out of the Restated Facility Agreement and confirms that the Guarantee is valid, remains in full force and effect and the Guarantor continues to duly perform the obligations under the Restated Guarantee in conformity with its terms and conditions as well as the terms and conditions of the Restated Independent Guarantee Agreement.

(d)	This Agreement shall not release the Guarantor from any obligations stipulated by the Independent Guarantee Agreement or the Guarantee.

4.	REPRESENTATIONS

(a)	The Guarantor makes the representations about circumstances set out in article 3 (Representations About the Guarantor’s Circumstances) of the Independent Guarantee Agreement to the Initial Lender.

(b)

The representations about circumstances mentioned in clause (a) above shall be made by the Guarantor as of the date of this Agreement referring to the circumstances existing on the date of this Agreement.

(c)	References to the Independent Guarantee Agreement in the representations about circumstances made pursuant to clause (a) above shall be deemed to include references to this Agreement.

5.	APPLICABLE LAW

This Agreement as well as the rights and obligations of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

6.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Agreement, including in respect of its interpretation, existence, validity or termination, shall be subject to pre-action settlement by sending the relevant claim (demand) by one of the Parties to the other Party. If the Party has not received a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party such dispute may be referred for consideration to a court in accordance with clause (b) below.

(b)

Subject to the provisions of clause (a) above, should any dispute arise in connection with this Agreement, including in respect of its interpretation, existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

7.	SIGNING

This Agreement is executed as one document in three (3) original counterparts of equal legal force, one counterpart for each of the Parties.

This Agreement is entered into on the date first written hereinabove.

EXHIBIT 1

RESTATED INDEPENDENT GUARANTEE AGREEMENT

HEADHUNTER FSU LIMITED

As the guarantor under this Agreement

And

LIMITED LIABILITY COMPANY ZEMENIK

And

HEADHUNTER GROUP PLC

As the principals under this Agreement

And

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

As the beneficiary under this Agreement

INDEPENDENT GUARANTEE AGREEMENT

dated 1 June 2016

As amended by:

Amendment agreement No. 1 dated 5 October 2017 and

Amendment agreement No. 2 dated 22 April 2019

Herbert Smith Freehills CIS LLP

CONTENTS

1. DEFINITIONS AND INTERPRETATION	155
2. INDEPENDENT GUARANTEE AND INDEMNITY	159
3. REPRESENTATIONS ABOUT THE GUARANTOR’S CIRCUMSTANCES	160
4. OBLIGATIONS AND LIABILTY OF THE GUARANTOR	164
5. TERM	175
6. PAYMENT DEMAND, PAYMENTS, TAXES AND CURRENCY	176
7. NOTICES	178
8. MISCELLANEOUS	180
9. ASSIGNMENT OF CLAIM AND TRANSFER OF DEBT	180
10. APPLICABLE LAW	181
11. DISPUTE RESOLUTION	181
12. COUNTERPARTS	181
SCHEDULE 1 DEFINITIONS OF THE FACILITY AGREEMENT	182

THIS INDEPENDENT GUARANTEE AGREEMENT (hereinafter — the Agreement) is entered into on 1 June 2016 (as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 dated 22 April 2019) between:

(1)

HEADHUNTER FSU LIMITED, a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 178226, having its registered address at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by Alexander Arbuzov acting on the basis of the articles of association, as the guarantor under this Agreement (hereinafter — the Guarantor);

(2)

LIMITED LIABILITY COMPANY ZEMENIK, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation, represented by Karen Eduardovich Agayan acting on the basis of the charter, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 1); and

(3)

HEADHUNTER GROUP PLC, a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 2); and

(4)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised under the laws of the Russian Federation, registered with Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under number in the register 2-25, as the beneficiary under this Agreement and the Facility Manager, Organiser and Initial Lender under the Facility Agreement (hereinafter — the Initial Lender and Facility Manager).

The Guarantor, Borrower 1, Borrower 2, and the Initial Lender are hereinafter collectively referred to as the Parties and each separately as a Party.

RECITALS

(A)

According to the Facility Agreement, the Initial Lender agreed to provide funds in Roubles to the Borrowers in the total amount of up to ten billion (10,000,000,000) Roubles on the terms and conditions set out in the Facility Agreement.

(B)	This Agreement and the Guarantee are the Finance Documents as defined in the Facility Agreement.

(C)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Facility Agreement and shall not be entitled to refer to it being unaware of the Facility Agreement’s terms and conditions.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms

All capitalised terms used in this Agreement (including the Recitals) shall have the meanings ascribed to them in the Facility Agreement (definitions of the Facility Agreement terms are contained in Exhibit 1 (Definitions of the Facility Agreement)) unless otherwise required by this Agreement or context; that being said:

Reimbursement of the Amounts Paid under the Guarantee shall mean reimbursement, by the Borrowers to the Guarantor, of all monetary amounts paid by the Guarantor in connection with the performance by it of the obligations under the Guarantee and/or this Agreement, in according to section 1 of article 379 of the Civil Code of the Russian Federation.

Guarantee shall mean an independent guarantee issued by the Guarantor at the Borrowers’ request to the Initial Lender on the Issue Date in conformity with the terms and conditions of this Agreement in the form and with the content satisfactory to the Initial Lender.

Issue Date shall mean the Guarantee issue date as indicated in the Guarantee.

Borrower shall mean Borrower 1 or Borrower 2; and Borrowers shall mean Borrower 1 and Borrower 2.

Facility Agreement shall mean the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender, as the Facility Manager, Organiser and Initial Lender, Borrower 1 and Borrower 2, as the Borrowers, for the total amount of up to ten billion (10,000,000,000) Roubles as amended by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and amendment agreement No. 5.

Secured Obligations shall mean all the current and future monetary obligations of the Borrowers to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and prior consents and waivers of the Lenders’ rights under the Facility Agreement granted), including the Borrowers’ obligations:

(a)

to repay the total principal amount of the Facility of up to ten billion (10,000,000,000) Roubles to be finally repaid not later than 15 May 2021 in respect of Tranche A and Tranche B, 5 October 2022 in respect of Tranche C and Tranche D and the date falling on one thousand eight hundred and twenty five (1,825) days after the date of Amendment Agreement No. 5 in respect of Tranche E in the manner set forth by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of a mandatory prepayment provided for by the Facility Agreement);

(b)	to pay interest payable under article 9 (Interest) of the Facility Agreement based on an annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; or

(B)	(except for Tranche E) in relation to any Interest Period beginning on or after the date of Amendment Agreement No. 3:

(1)	Two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(C)	for Tranche E:

(1)	Two point four (2.4) per cent per annum;

(2)	In the events specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(ii)	Key Rate;

(c)

to pay the default interest under article 9.4 (Default Interest) of the Facility Agreement payable in the event that any of the Borrowers fails to perform its obligation to pay any amount it must pay under a Finance Document within the established period of time in an amount of 2/365 of the interest rate, to be determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility per every day of the delay. The default interest shall accrue on the overdue amount during the period from the date following the established payment due date to the actual payment date (both prior to and after rendering the corresponding judgement);

(d)	to pay the fee for the commitment to provide the Facility pursuant to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement the amount of which shall be computed as follows:

(i)	at a rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Amount to Be Provided);

(ii)	at a rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Amount to Be Provided); and

(iii)	at a rate of zero point one (0.1) per cent per annum on the amount of the Unused Available Facility within Tranche E (without deducting the Amount to Be Provided),

with the above fee to accrue during the Tranche A Drawdown Period and Tranche B Drawdown Period, accordingly, and be paid as follows:

(i)	in relation to the Unused Available Facility within Tranche A, on the earlier of the last day of the Tranche A Drawdown Period or Tranche A Drawdown Date;

(ii)

in relation to the Unused Available Facility within Tranche B, (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the earlier of the last day of the Tranche B Drawdown Period or the Tranche B Drawdown Date; and

(iii)

in relation to the Unused Available Facility within Tranche E, to accrue for the Tranche E Drawdown Period and be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the earlier of the last day of the Tranche E Drawdown Period or the Tranche E Drawdown Date.

The fee for the commitment to provide the Facility shall not be charged in relation to the Unused Available Facility within Tranche C and Tranche D.

(e)	to pay the fee for the provision of the Facility pursuant to article 11.2 (Facility Activation Fee) of the Facility Agreement the amount of which shall account for:

(i)	one point five (1.5) per cent of the Tranche A amount;

(ii)	one point five (1.5) per cent of the Tranche B amount;

(iii)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(iv)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(v)	eleven million (11,000,000) Roubles in respect of Tranche E

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

to reimburse the Finance Parties for the costs and losses reimbursable according to articles 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

to reimburse the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or protection of its rights under the Finance Documents.

(h)	to reimburse the Finance Parties for the amounts of all expenses pursuant to article 14.2 (Other Indemnity) of the Facility Agreement incurred by the relevant Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	provision of the Facility to any of the Borrowers under a Drawdown Request being impossible due to the operation of any provisions of the Facility Agreement; or

(iii)	any of the Borrowers not being able to make the prepayment of the Outstanding Facility or a part thereof notwithstanding a notice of prepayment served on the Facility Manager;

(i)	to pay any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

to repay in full the monetary funds received by any of the Borrowers should the Facility Agreement become invalid and pay interest for unlawful use of such monetary funds and/or for the use of others’ monetary funds accrued in compliance with the applicable laws as well as to compensate any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Event of Default shall mean any event or circumstance indicated in article 21 (Events of Default) of the Facility Agreement.

Amendment Agreement No.5 shall mean amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Guarantee Term shall mean the period beginning from the Issue Date and ending on the date referred to in Article 5.1 (Term).

Guarantee Amount shall mean the amount of thirteen billion (13,000,000,000) Roubles.

Payment Demand shall mean a written notice from the Initial Lender (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager acting on behalf of the Lenders) given to the Guarantor and containing (i) a reference to a specific breach of the Secured Obligations that triggers a payment under the Guarantee; (ii) a demand that the Guarantor make payments provided for by this Agreement and the Guarantee, in the amount and within the period specified in such notice, as well as the details of the bank account to which the Guarantor is to make the payment.

1.2	Interpretation

(a)	In this Agreement, unless otherwise required by the context:

(i)

until the assignment of its rights (claims) under this Agreement and the Guarantee by the Initial Lender to any person to whom it assigned its rights under the Facility Agreement pursuant to Article 9.2 (Transfer of Rights by the Lenders), all references to the Facility Manager and the Lenders shall be to the Initial Lender. For the avoidance of doubt, this clause (a) shall not limit the Guarantor’s obligations provided for by clause (b) of Article 9.2;

(ii)

reference to the Facility Manager, Organiser, Finance Party, Initial Lender, Lender, any of the Borrowers, Guarantor or Party shall also mean a reference to their assignees and successors by law, the Facility Agreement or this Agreement;

(iii)	document in an agreed form shall mean a document agreed upon in writing by the Facility Manager and the Guarantor or a document drawn up in a form acceptable to the Facility Manager;

(iv)	assets shall include existing or future property, earnings or rights of any nature whatsoever;

(v)

reference to a Finance Document or other agreement, document or financial instrument shall mean such Finance Document or other agreement, document or financial instrument with all the amendments and supplements made to it from time to time;

(vi)	person shall include any physical person, legal entity, government authority, government or state;

(vii)

laws shall mean any law, decree, ordinance, order, resolution, regulation, rules, official directions, requirements or recommendations of any legislative or executive government, municipal, interstate or international authority, ministry, instrumentality, service, agency or committee or any judicial authority as well as the standards and rules of self-regulated organisations binding upon the members of such self-regulated organisations (in relation to the members of such self-regulated organisations only);

(viii)	reference to a statutory provision shall be to such provision with all the amendments and supplements made to it as at any point of time;

(ix)	it is implied that the words “include” and “including” as well as the expression “in particular” are followed by the words “inter alia”;

(x)	Article, sub-clause, Clause or Exhibit shall refer to the article, sub-clause or clause of this Agreement or Exhibit hereto;

(xi)	indication of time shall mean the Moscow time unless otherwise specifically indicated in this Agreement;

(xii)

term “indebtedness” shall include any obligation (including, inter alia, an obligation based on a guarantee) to pay or repay monetary funds, including, among other things, any contingent transaction; and

(xiii)	reference to the Lenders shall be to all Lenders.

(b)	Headings in this Agreement shall not affect the interpretation hereof.

2.	INDEPENDENT GUARANTEE AND INDEMNITY

2.1	Independent Guarantee

At the Borrowers’ request, the Guarantor issues the Guarantee and hereby undertakes, in the event that any of the Borrowers fails to perform any of the Secured Obligations, to pay the Initial Lender (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager for allocation between the Lenders) an amount, up to the Guarantee Amount, specified in the Payment Demand, whether the Facility Agreement and the Secured Obligations are valid or not and irrespective of the relationships between the Guarantor and any of the Borrowers and other obligations.

2.2	Indemnity

According to article 4061 of the Civil Code of the Russian Federation, the Guarantor hereby undertakes liability to the Lenders that, if any Secured Obligation is or becomes invalid, illegal and/or unenforceable, then the Guarantor shall, as an independent and primary obligation, upon the Facility Manager’s demand, unconditionally indemnify each of the Lenders from and against all and any expenses, fees, costs and damages (without lost profit) they will incur (including in the capacity of the Lender, Organiser and Facility Manager) as a result of failure to pay any amount which, but such invalidity, illegality and/or unenforceability of the Secured Obligations, would have been payable under the Facility Agreement on the date of making such payout or performing the obligation. The amounts due and payable by the Guarantor pursuant to Article 2.2 shall not exceed the amount that the Guarantor would have to pay in accordance with Article 2.1 (Independent Guarantee) as if the amount claimed was reimbursable based on the Guarantee.

3.	REPRESENTATIONS ABOUT THE GUARANTOR’S CIRCUMSTANCES

3.1	Guarantor’s Representations

The representations about circumstances stated in this Article 3 are made by the Guarantor to the Initial Lender. The Initial Lender shall rely upon such Guarantor’s representations about circumstances; and the accuracy thereof is material to the Initial Lender.

(a)	Status

(i)	Guarantor is a legal entity duly organised and legally existing under the laws of the Republic of Cyprus.

(ii)	Guarantor is the lawful owner of the property belonging to it and carries on its activity in compliance with the applicable laws.

(b)	Legal Capacity and Authority

(i)

Guarantor has legal capacity and authority to enter into and perform this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party and transactions contemplated thereby, and it has obtained all approvals required to enter into and perform this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party according to the procedure set forth by laws, its constitutional documents and other by-laws, including the approval of transactions contemplated by this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(ii)	Person acting on behalf of the Guarantor is authorised to enter into this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(c)	Validity

(i)

Subject to the Finance Document registration requirements as specified in clause (h) (Registration Requirements) of this Article 3.1, this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party constitute a valid and enforceable obligation compliant with the applicable laws and binding upon the Guarantor.

(ii)	This Agreement, the Guarantee and each Finance Document to which the Guarantor is a party are executed in the form ensuring their enforcement in the Russian Federation and the Republic of Cyprus.

(d)	No Conflicts

Entry into and performance by the Guarantor of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party and transactions contemplated thereby, do not conflict with:

(i)	any applicable laws;

(ii)	its constitutional documents and other by-laws;

(iii)	any resolutions of its governing bodies; and

(iv)	any other documents or agreements that are binging upon it.

(e)	Compliance with Laws

(i)

The economic activities of the Guarantor are carried on, in all aspects that are material in the Facility Manager’s opinion, in compliance with the applicable laws. The Guarantor files tax reports on time and pays taxes within the time limits and in the amounts provided for by any applicable laws in all aspects that are material in the Facility Manager’s opinion.

(ii)	In respect of each Guarantor:

(A)	there is no decision and/or demand of a tax authority to pay a Tax that has not been performed within the time limit set by such a decision and/or demand and/or the applicable laws; or

(B)

if the above decision and/or demand of a tax authority is being disputed in courts, there is no judgment on the necessity to perform the above decision and/or demand which has become legally effective and has not been executed within the time limit set by such a judgment and/or the applicable laws.

(f)	No Default

(i)

Entry into and performance by the Guarantor of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party or transactions contemplated thereby does not constitute and will not result in a Default; and

(ii)

There are no other events or circumstances that constitute a default under any document binding upon the Guarantor or imposing restrictions on the disposal of its property and that make or may reasonably make Material Adverse Impact.

(g)	Authorisations

(i)

As of the date of this Agreement, all authorisations and consents required in connection with entering into, performing, ensuring that this Agreement, the Guarantee, each Finance Document, to which the Guarantor is a party, and transactions contemplated thereby are valid, eligible for judicial defense and may be submitted as evidence in a court, have been obtained by the Guarantor and remain valid.

(h)	Registration Requirements

No notarial acts or registration of this Agreement or the Guarantee, including with any government authorities or institutions of the Russian Federation and/or the Republic of Cyprus, and no payment of the relevant fees in connection with this Agreement and the Guarantee are required.

(i)	Financial Statements

(i)	The latest financial statements of the Group (and each member of the Group) provided in accordance with the Facility Agreement:

(A)	were drawn up in compliance with the Applicable Reporting Standards; and

(B)	in all material aspects, accurately reflects its financial standing (if applicable, on a consolidated basis) as of their preparation date,

in each case, unless otherwise provided in such financial statements.

(ii)

Since the date on which the financial statements referred to in clause (a) above were prepared, no events have occurred that might make Material Adverse Impact; that being said, for the purposes of this clause, the Material Adverse Impact shall mean a material adverse impact that, in the Facility Manager’s opinion, may be made on:

(A)

financial condition of the Group as a whole provided that the occurrence of such event results in a real damage to the Group as a whole for an amount exceeding 10,000,000 Roubles (or equivalent of that amount in another currency);

(B)	Guarantor’s ability to perform its obligations under this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party;

(C)	validity, priority or enforceability of security that has been or must be provided under this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party; or

(D)

validity of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party or exercisability of the Facility Manager’s rights set out pursuant to this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(j)	Judicial Proceedings

(i)

Except for the judicial, administrative, arbitrazh or arbitral proceedings disclosed by the Guarantor to the Facility Manager according to Clause (c) in Article 4.1 of this Agreement, no judicial, arbitral or administrative proceedings have been and, to the Guarantor’s knowledge, are expected to be initiated in respect of the Guarantor:

(A)	for an amount of the lawsuit, claim or demand exceeding 10,000,000 Roubles (or equivalent of that amount in another currency):

(B)	within which decisions have been or would likely be made that would result in a real damage to the Group of more than 10,000,000 Roubles (or equivalent of that amount in another currency); or

(C)	not falling under the terms of subclauses (A) and (B) above but as a result of which an adverse decision has been or would likely be made that can make the Material Adverse Impact.

(ii)

Except for the actions disclosed by the Guarantor to the Facility Manager according to Clause (c) in Article 4.1 of this Agreement, no investigative activities provided for by the applicable laws are carried out in respect of the Guarantor which resulted or would likely result in adverse decisions that can make Material Adverse Impact.

(k)	Information

(i)

All actual information that is material, in the Facility Manager’s opinion, provided by the Guarantor to the Finance Parties in connection with the Finance Documents to which it is a party is accurate and true as of the date of its provision or (as the case may be) the date (if any) indicated as the date of its provision.

(ii)

The Guarantor has not concealed any information that, if disclosed, would result in any other information indicated in sub-clause (i) above becoming inaccurate or misleading to the extent that is material in the Facility Manager’ opinion.

(iii)

As of the date of this Agreement and as of the first Drawdown Date, since the date of information provision as defined in clause (i) above, no circumstances that, if disclosed, would result in the information provided becoming inaccurate or misleading to the extent that is material in the Facility Manager’s opinion have occurred.

(l)	Provided Loans

The Guarantor has not provided loans to any third parties other than the Obligors except for the Permitted Loans.

(m)	Fees and Duties

As of the date of this Agreement, payment of any state or registration duties or taxes or fees in connections with this Agreement and the Guarantee is not required.

(n)	Regulated Procurement

As of the date of this Agreement, the provisions of the Law on Regulated Procurement do not apply to entry into and performance by the Guarantor of this Agreement, the Guarantee and the Finance Documents to which it is a party. That being said, the Guarantor does not give this representation in relation to the Law on Regulated Procurement application to any Finance Party.

3.2	Periods for which the Guarantor’s Representations about Circumstances Are Provided

(a)	The representations about circumstances stated in this Article 3 are provided by the Guarantor as of the date of this Agreement.

(b)

Except where any Representations about Circumstances must be made on a particular date, all the Representations about Circumstances shall be deemed to have been provided by the Guarantor again on the date of each Drawdown Request, on each Drawdown Date and on the first date of each Interest Period.

(c)	In the event that any of the Representations about Circumstances are provided again they shall cover the circumstances existing at the time when they are provided again.

4.	OBLIGATIONS AND LIABILTY OF THE GUARANTOR

4.1	Guarantor’s Obligations

The Guarantor undertakes for the entire Guarantee Term as follows:

(a)	Financial Statements

The Guarantor shall ensure that each Borrower provides the Facility Manager with the certified copies, in a number sufficient for all Lenders:

(i)

as soon as prepared but, in any way within one hundred and eighty (180) days of the date of each financial year end date, of the Group’s consolidated financial statements for such financial year prepared in compliance with the IFRS and confirmed by the Auditors;

(ii)

as soon as prepared but, in any way within one hundred and twenty (120) days of each financial half-year end date, of the Group’s consolidated financial statements for such financial half-year prepared in compliance with the IFRS and reviewed by the Auditors;

(iii)

as soon as prepared but, in any way within sixty (60) days of each quarter of the relevant financial year end date, of the Group’s managerial statements for such quarter of the relevant financial year (including the profit and loss statement, balance sheet and cash flow statement) prepared in compliance with the IFRS; and

(iv)

as soon as prepared but, in any way within forty (40) days of each quarter of the relevant financial year end date, of Borrower 1 and Headhunter’s financial statements (including the profit and loss statement, balance sheet and cash flow statement) for such quarter of the relevant financial year prepared in compliance with the Russian Accounting Regulations.

(b)	Requirements for Financial Statements

The Guarantor shall cause each set of financial statements provided in accordance with article 17.1 (Financial Statements) of the Facility Agreement, to be prepared using the same accounting principles and the same reporting periods as those used in preparing the latest provided financial statements of the Group (except for a possible change in the in-house development capitalisation accounting). If any Obligor notifies the Facility Manager of a change in the accounting principles or reporting periods, then the Guarantor shall ensure that its Auditors and auditors of the respective Obligor provide the Facility Manager with:

(i)

the description of the amendments that are required to be made to the corresponding financial statements in order to reflect the changes made in the accounting principles and reporting periods that were used in preparing the Initial Financial Statements of the Group and such Obligor; and

(ii)

the details, in form and substance meeting the Facility Manager’s requirements and sufficient for the Lenders to satisfy themselves that the Borrowers are in compliance with the requirements of article 18 (Covenants to Comply with Financial Ratios) of the Facility Agreement and adequately assess the Obligor’s financial standing pursuant to the current financial statements compared to the Initial Financial Statements of such Obligor.

(c)	Information: Other

(i)	The Guarantor shall provide the Facility Manager with:

(A)

simultaneously with sending to the addressees, copies of all documents being sent by it to all its creditors or, in connection with circumstances that constitute Material Adverse Impact, to all its members;

(B)	particulars of any judicial, arbitrazh, arbitral or administrative proceedings as a consequence of which decisions have been or would likely be made that would result in a real damage to the Group of:

(1)

more than 10,000,000 Roubles (or equivalent of that amount in another currency) but less than two point five (2.5) per cent of the Consolidated EBITDA Ratio — not later than five (5) Business Days following the end of the corresponding calendar quarter;

(2)

more than two point five (2.5) per cent of the Consolidated EBITDA Ratio — immediately after they have become aware of that but not later than five (5) Business Days following the date when they became so aware;

(C)

immediately after they have become aware of that but not later than five (5) Business Days following the date when they became so aware — particulars of any investigative activities relating to the Group or any member of the Group (including, in respect of the executive or other management bodies of the Group or any member of the Group or any member of such a management body); and

(D)

immediately at its request but not later than five (5) days of the request date, such additional information regarding the financial standing and economic activities of any Group member as the Facility Manager may request on behalf of any Finance Party.

(ii)	The Guarantor shall notify the Facility Manager in writing of any of the below events immediately after the Guarantor has become aware of it:

(A)	filing of an application for declaring the Pledgor bankrupt with an arbitrazh court by an interested party, and/or

(B)	publication, according to the procedure established by law, of a notice of intent to file such application; and/or

(C)	that such application will be filed based on a notice received from a person who intends to file the application.

(d)	Auditors

The Guarantor shall not replace its Auditors without a consent of the Lenders Majority, except for the Auditors in relation to the financial statements of the Group and its members prepared in compliance with the IFRS approved or permitted in accordance with this Agreement.

(e)	Notice of Default

(i)

The Guarantor shall notify the Facility Manager of any Default (and measures, if any, taken to remedy such Default) immediately after it has become aware of that unless the Facility Manager have been notified of such Default by any of the Borrowers.

(ii)

At the Facility Manager’s request, the Guarantor shall provide the Facility Manager with a statement signed by the single executive body or authorised representative of the Guarantor certifying that the Default have been remedied or, if the Default is continuing, describing in detail the measures being taken to remedy it.

(f)	“Client Data” Check

The Guarantor shall and shall cause each of its Subsidiaries to provide the Facility Manager with information and documents for the purposes of article 17.8 («Client Data” Check) of the Facility Agreement.

(g)	Authorisations and Corporate Approvals

(i)

The Guarantor shall and shall cause each of its Subsidiaries to timely obtain, maintain and comply with the terms and conditions of any authorisations, consents and corporate approvals required by any applicable laws to perform its obligations under the Finance Documents to which it is a party and to make the Finance Documents eligible as evidence within arbitral proceedings and in the courts of appropriate jurisdictions, including arbitrazh courts.

(ii)

Except for the obtainment of a licence for dealing with personal data in the Republic of Azerbaijan, the Guarantor shall and shall cause each of its Subsidiaries to timely obtain, maintain and comply with the terms and conditions of any authorisations and consents required by any applicable laws to carry on the business of any Group member as the same is carried on.

(h)	Prohibition of Asset Encumbering

The Guarantor shall not and shall cause each of its Subsidiaries not to create or allow for the existence of any Encumbrance in respect of its assets without a prior written consent of the Facility Manager, except for:

(i)

Encumbrance on assets (other than those indicated in clause (d) below but without double count) the book value of which does not exceed, in aggregate and at any time, five (5) percent of the Consolidated EBITDA Ratio;

(ii)	Encumbrance arising pursuant to the Security Agreements;

(iii)	any Encumbrance created by law in the ordinary course of business; and

(iv)

any Encumbrance in the form of a right to debit funds from an account with the payor’s pre-authorisation or similar debiting right if this results in having monetary funds debited from such account for an amount of up to five (5) per cent of the Consolidated EBITDA Ratio.

(i)	Disposal of Assets

The Guarantor shall not and shall cause any its Subsidiary not to sell, rent out or otherwise dispose of any of its assets or property without a prior written consent of the Facility Manager, except for:

(i)	disposal of assets or property in the ordinary course of business;

(ii)	disposal of assets or property within a restructuring in connection with holding TOO “HEADHUNTER.KZ”;

(iii)

disposal of assets or property of the Group members for a total amount based on the book or market value (whatever is greater) received as a result of one or more transactions executed during each consecutive twelve (12) months not exceeding five (5) per cent of the Consolidated EBITDA Ratio;

(iv)	disposal of shares or interests in the share capital of 100RABOT within the 100RABOT Ownership Change;

(v)	disposal of shares or interests in the share capital of a Group member other than the Obligor provided that after such disposal:

(A)	Debt Ratio value (as defined below) does not exceed 2,0:1; and

(B)	after payment of the Distributed Amount, there is no increase of the Debt Ratio value in comparison with the Leverage Ratio as of the last Calculation Date.

That being said, such disposal pursuant to this clause (v) shall be effected on an arm’s length basis and subject to the conditions provided for by clause (e) of article 19.3 (Disposal of Assets) of the Facility Agreement.

A Group member alienating the Disposed Group Member shall be entitled, without the Facility Manager’s consent, to make payment of the Distributed Amount in the amount not resulting in a breach of the financial ratio provided for by sub-clauses (A) and (B) of this clause (v). That being said, the Distributed Amount may be paid out upon the completion of the Disposed Group Member sale only once. The funds remaining after paying out the Distributed Amount shall be used by the seller of the Disposed Group Member with the approval of the Facility Manager.

(vi)	For the purposes of clause (v) above, the following definitions shall have the following meanings:

Group Cash shall mean Cash and Cash Equivalent owned by the Group.

Disposed Group Member’s Cash shall mean Cash and Cash Equivalent owned by the Disposed Group Member.

Disposed Group Member shall mean a Group member other than the Obligor shares or interests in the share capital of which are subject to disposal.

Debt Ratio shall mean Net Debt to EBITDA ratio.

Purchase Price shall mean the monetary funds actually received as a result of selling the Disposed Group Member.

Distributed Amount shall mean the amount of funds being paid to Borrower 2 shareholders as a result of alienating the Disposed Group Member.

Cash Amount shall mean an amount obtained by computing the difference between the Group Cash, the Disposed Group Member’s Cash and the Distributed Amount and adding the Purchase Price to the difference obtained.

Net Debt Amount shall mean the difference between the Group’s Financial Debt (taking into account the Group’s Financial Debt to the Disposed Group Member effectively recognised after alienating the Disposed Group Member) and the amount of the Disposed Group Member’s Financial Debt (not taking into account the Disposed Group Member’s Financial Debt to other members of the Group) and Cash Amount.

EBITDA shall mean the difference between the Consolidated EBITDA Ratio and Disposed Group Member’s EBITDA Ratio.

(j)	Asset Acquisition

The Guarantor shall not and shall cause any of its Subsidiaries not to acquire any assets without a written consent of the Facility Manager, except for the acquisition of assets:

(i)	in the ordinary course of business;

(ii)	within a restructuring in connection with holding TOO “HEADHUNTER.KZ”;

(iii)	within the 100RABOT Ownership Change;

(iv)

by a Group member for a total amount paid out by such member of the Group as a result of one or more asset acquisition transactions executed during each consecutive twelve (12) months not exceeding seven point five (7.5) per cent of the Consolidated EBITDA Ratio; or

(v)	acquired on account of the Permitted Financial Debt.

(k)	Arm’s Length Transactions

(i)	The Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to enter into any transactions with any persons other than arm’s length transactions.

(ii)	Clause (a) shall not apply to transactions with the Obligors.

(l)	Lending

Except for the Permitted Loans, the Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to act in the capacity of a lender in relation to any Financial Debt without a prior written consent of the Facility Manager.

(m)	Provision of Guarantees and Suretyships

(i)

The Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to act as a guarantor or surety in respect of the obligations of any person without a prior written consent of the Facility Manager; and

(ii)	The provisions of clause (i) above shall not apply:

(A)	when such guarantee or suretyship secures obligations of another member of the Group:

(1)	created within the limits of the Permitted Financial Debt; or

(2)	demands under such guarantee or suretyship are subordinated to the Guarantor’s obligations under the Finance Documents in accordance with the Intercreditor Agreement,

in any case, without double count; and

(B)	to the Unlimited Guarantee where article 20 (Placement) of the Facility Agreement so provides.

(n)	Financial Debt

The Guarantor shall not and shall cause any of its Subsidiaries not to execute transactions that result in creating the Financial Debt for the Guarantor or such Subsidiary of the Borrower and shall not and shall cause any of its Subsidiaries not to allow for the existence of an overdue Financial Debt without a prior written consent of the Facility Manager except for the Permitted Financial Debt.

(o)	Payment of Dividends and Redemption of Shares or Participation Interests

The Guarantor shall not, without a prior written consent of the Facility Manager, declare and pay dividends or effect the redemption of its shares (unless the applicable laws so require) and shall cause any its Subsidiary being an Obligor not to declare and pay dividends or effect redemption of its shares or participation interests (unless the applicable laws so require), except where:

(i)	distributable profit is paid out by any Obligor or member of the Group in favour of the Obligor; and

(ii)

distributable profit is paid out by any member of the Group to minority shareholders provided that similar payouts are made in favour of the shareholders (members) of such member of the Group being the members of the Group pro rata to their interest in the share capital of such member of the Group.

(p)	Satisfaction of Conditions Subsequent

The Guarantor shall and shall cause any of its Subsidiaries to satisfy, within the time limits provided for by the Facility Agreement, all the conditions subsequent referred to in part 2 of exhibit 2 (Requirements for the Borrowers to Receive the Facility) to the Facility Agreement and article 9 (Conditions Subsequent) of Amendment Agreement No. 5 relating to it.

(q)	Net Assets

The Guarantor shall ensure that, as of the end of each financial half-year during the term of this Agreement, the size of the Borrower’s and Headhunter’s net assets determined based on the financial statements to be provided in accordance with clause 17.1(d) of the Facility Agreement is positive.

(r)	Change in Activities

The Guarantor shall not and shall cause each of its Subsidiaries not to make material changes in its primary business activities without a prior written consent of the Facility Manager.

(s)	Existing Commercial Contracts

The Guarantor shall ensure that the Existing Commercial Contracts continue in force and effect until the Tranche E Final Maturity Date or new contracts are entered into on the same terms and conditions if this is commercially reasonable at least one month prior to the expiry of the Existing Commercial Contacts’ term.

(t)	Taxation

The Guarantor shall punctually pay taxes and fees in compliance with the laws of the Republic of Cyprus (hereinafter — the Mandatory Payments) and shall cause each of its Subsidiaries to pay the Mandatory Payments in compliance with the applicable laws, except for:

(i)	Mandatory Payments that are disputed by the Guarantor or any of its Subsidiaries according to the procedure established by law; and

(ii)

Mandatory Payments and disputing costs in respect of which the appropriate provisions have been made in the latest financial statements submitted to the Facility Manager in accordance with article 17.1 (Financial Statements) of the Facility Agreement; and

(iii)	a case where failure to pay such Mandatory Payments would not make Material Adverse Impact.

(u)	Pari-passu Obligations

The Guarantor shall and shall cause any of its Subsidiaries to ensure that its obligations hereunder are settled in the same order of priority as its other existing and future unsecured payment obligations, except for obligations that are expressly granted priority by laws.

(v)	Group Structure Chart

The Guarantor shall ensure that the Group keeps it structure in conformity with the Group Structure Chart. This obligation shall not apply to actions permitted or contemplated according to the Finance Documents.

(w)	Access

(i)

At the Facility Manager’s request, if a Default has occurred and has not been remedied or the Facility Manager has sufficient grounds to believe that a Default may occur, the Guarantor shall provide (shall cause any its Subsidiary to provide) the Facility Manager and/or its auditors or other professional consultants with a free access to its premises, assets, and accounting and fiscal accounting source documents (paper-based and electronic), including issuance of powers of attorney in favor of the relevant persons, as well as arrange for a meeting with the Group’s management.

(ii)

The Guarantor shall ensure the provision of the respective documents and/or information to the Facility Manager and (or) Lenders and perform other actions required for an inspection (check) of the pledged property under the Pledge Agreements at the place where it is kept and/or recorded and/or located to be carried out by the authorised representatives (servants) of the Central Bank of the Russian Federation or for getting acquainted with the Guarantor’s activities immediately on-site.

(x)	Additional Obligations of General Nature

At a Finance Party’s request and at its own expense, the Guarantor shall and shall cause any of its Subsidiaries to undertake any actions and sign any documents required to ensure that the Finance Documents are valid and duly performed. In particular, the Guarantor shall, at the Facility Manager’s demand and at its own expense, cause:

(i)

all actions required to maintain Borrower 1 Pledge Agreement and Headhunter’s Pledge Agreement in force and effect to be undertaken in the event that any Lender other than the Initial Lender acquires rights (claims) in respect of any of the Borrowers and/or obligations to provide the Facility according to the provisions of article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement;

(ii)	addendums to the Pledge Agreements to be entered into (on the terms and conditions acceptable to the Lenders),

and all the actions required to ensure the validity of such agreements where any Lender (other than the Lenders being the parties to the existing Independent Guarantee Agreements and Pledge Agreements) acquires the rights (claims) in respect of the Borrowers and/or obligations to provide the Facility according to the provisions of article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement to be performed.

4.2	Irrevocability of Security

The Guarantor’s liabilities pursuant to this Agreement and Guarantee:

(a)	shall be an irrevocable security subject to Article 5.1 (Term);

(b)	shall be in addition to any other security and shall not be prejudiced by any other security that is now or will be in the future provided to the Lenders in respect of all or any Secured Obligations;

(c)

shall not be affected by any reorganisation of the Guarantor and/or any of the Borrowers, including, inter alia, any changes in the organisational and legal form of the Guarantor and/or any of the Borrowers;

(d)

shall continue in force and effect during any liquidation or insolvency (bankruptcy) procedure commenced against the Guarantor and/or any of the Borrowers or during any reorganisation of the Guarantor and/or any of the Borrowers to the extent permitted by the applicable laws; and

(e)	shall continue in force and effect until their termination in accordance with this Agreement.

4.3	Material Change of Circumstances

The material change of circumstances described in article 451 of the Civil Code of the Russian Federation may not serve as the grounds for the Guarantee revocation or amendment or termination of this Agreement on the initiative of the Guarantor and/or any of the Borrowers.

4.4	Waiver of Right to Object to the Lenders’ Claims

(a)

The existence of a dispute between the Guarantor, any of the Borrowers and/or another Obligor or between the Guarantor, any of the Borrowers and/or another Obligor, on the one hand, and the Lenders, on the other hand, shall not release the Guarantor from the liabilities under this Agreement or the Guarantee.

(b)	The Guarantor shall not be entitled to:

(i)	raise counterclaims or defenses against the Lenders’ claims that any of the Borrowers or another Obligor could produce; and

(ii)

fail or defer the performance of the obligations under this Agreement and the Guarantee with reference to an existing dispute between any of the Borrowers or another Obligor, on the one hand, and the Lenders, on the other hand.

4.5	Amendment of the Secured Obligations

The Guarantor hereby expresses its agreement to be jointly and severally liable with the Borrowers irrespective of whether the terms and conditions of the Facility Agreement will be amended or supplemented in any way, including amendments and supplements resulting in an increase in the scope of the Secured Obligations or other adverse implications for the Guarantor; and no additional written consent of the Guarantor to such amendment shall need to be executed.

4.6	Changes

(a)	The Guarantee may not be revoked or changed by the Guarantor.

(b)	Any term of this Agreement and the Guarantee may be amended by a written agreement signed by the Parties.

(c)

If any amendment or supplement has been made to the terms and conditions of the Facility Agreement the Guarantor and the Borrowers shall, at the Facility Manager’s request, enter into an agreement with the Lender within the time limits agreed upon by the Parties to accordingly amend or supplement this Agreement and the Guarantee if such amendments or supplements are required by the laws for the time being in force (including taking into consideration then existing case law) for the Guarantee to continue in force and effect and secure the performance of the Secured Obligations to the full extent subject to the amendments and supplements to the terms and conditions of the Facility Agreement.

4.7	Reimbursement to the Guarantor

(a)

The Guarantor hereby confirms that a Lender’s claims (brought by the Lender directly or through the Facility Manager) under the Facility Agreement shall have priority over the Guarantor’s claims in respect of the Reimbursement of Amounts Paid under the Guarantee.

(b)	The Guarantor hereby undertakes:

(i)	not to bring claims for Reimbursement of Amounts Paid under the Guarantee against the Borrowers until the Secured Obligations have been fully discharged;

(ii)

until the Secured Obligations have been fully discharged, to refrain from assigning or otherwise transferring its claims regarding the Reimbursement of Amounts Paid under the Guarantee or encumbering such claims in favour of third parties (other than the Facility Manager and/or Lenders in connection with the Facility Agreement), without a prior written consent of the Facility Manager acting in accordance with the provisions of this Agreement; and

(iii)

without prejudice to other provisions of this Agreement, in the event that the Guarantor receives the Reimbursement of Amounts Paid under the Guarantee in breach of the terms and conditions hereof, to immediately transfer the amount received by the Guarantor as a result of the Reimbursement of Amounts Paid under the Guarantee to the Facility Manager’s Account.

(c)

Pursuant to the provisions of section 2 in article 309[1] of the Civil Code of the Russian Federation, after the amount received by the Guarantor as a result of Reimbursement of Amounts Paid under the Guarantee has been transferred by the Guarantor to the Facility Manager’s Account the Lenders’ claim against the Borrowers shall pass to the Guarantor in the corresponding part. That being said, the Guarantor who has transferred such amount to the Facility Manager’s Account shall be entitled to bring such claim against the Borrowers after the Secured Obligations have been discharged in full only.

(d)

Until full discharge of the Secured Obligations, the Borrowers shall refrain from making the Reimbursement of Amounts Paid under the Guarantee without a prior written consent of the Facility Manager acting based on a resolution of the Qualified Majority of the Lenders.

5.	TERM

5.1	Term

The Guarantee is issued for a period starting from the Issue Date to the date falling on the expiry of 96 months after the Effective Date of Amendment Agreement No.5. This Agreement shall become effective on the date of its signing first written hereinabove and shall continue in force and effect until full performance of the obligations under the Guarantee issued in accordance with this Agreement.

5.2	Continuing Obligations

The Guarantor’s obligations under this Agreement and the Guarantee shall be continuing and shall not be deemed to have been performed as a consequence of any partial payment or partial performance of all or any of the Secured Obligations.

6.	PAYMENT DEMAND, PAYMENTS, TAXES AND CURRENCY

6.1	Payment Demand

In the case of failure to perform the Secured Obligations as set out in Article 2 (Independent Guarantee and Indemnity), the Initial Lender (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager acting on behalf of the Lenders) shall submit the Payment Demand to the Guarantor with a copy of the notice from the Initial Lender or the Facility Manager, accordingly, given to any of the Borrowers pursuant to 21.18 (Acceleration) of the Facility Agreement attached to it. The Guarantor shall make payment under such Payment Demand within a time limit not longer than five (5) Business Days of receiving such Payment Demand by the Guarantor.

6.2	Accounts for Receiving Payments

(a)

The Guarantor’s obligations referred to in Article 6.1 (Payment Demand) shall be performed by paying the amount indicated in the Payment Demand to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the account of the Facility Manager acting on behalf of the Lenders) specified in the Payment Demand.

(b)

The amounts received by the Facility Manager shall be allocated between the Lenders by the Facility Manager according to each Lender’s Pro Rata Share in the manner provided for by the Facility Agreement. The provisions of this clause shall become effective upon assigning the rights (claims) under this Agreement and the Guarantee by the Initial Lender in accordance with Article 9.2 (Transfer of Rights by the Lenders).

6.3	Payments

All amounts due and payable to the Lenders pursuant to this Agreement and the Guarantee shall be paid by the Guarantor to the Initial Lender the Initial Lender’s account in Roubles (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager to the Facility Manager’s account for allocation between the Lenders).

6.4	Performance of the Guarantor’s Obligations

Any monetary obligations of the Guarantor under this Agreement and the Guarantee shall be deemed to have been performed on the date of crediting the appropriate amount of money in Roubles to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager’s account for allocation between the Lenders). If this Agreement, the Guarantee or other Finance Document sets a performance deadline for the Guarantor’s obligations the Guarantor shall ensure that the funds are credited to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager’s account) prior to the established deadline.

6.5	Deductions and Withholdings

All payments made by the Guarantor under this Agreement and the Guarantee shall be effected without any deductions and withholdings, except for those expressly set forth by the current laws. If the current laws require that any deductions or withholdings be made from the payments provided for by this Agreement and the Guarantee the Guarantor shall:

(a)	ensure that such deductions and withholdings do not exceed the amount provided by laws;

(b)

immediately pay the Initial Lender (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager for allocation between the Lenders) an additional amount so that the final amount received by the Lenders is equal to the amount that the Lenders would have received if no such deductions or withholdings had been made.

6.6	Receipt of Payments in Other Currencies

The Guarantor shall make payments under this Agreement and under the Guarantee in Roubles, except where the Lenders are reimbursed for the expenses incurred in connection with this Agreement and the Guarantee which shall be paid by the Guarantor in the currency they were incurred (hereinafter — the Contract Currency) unless payments in such currency are against the laws. The Guarantor’s payment obligations shall only be deemed performed if the appropriate amounts have been received by the Facility Manager in the Contract Currency. If any amounts under this Agreement and the Guarantee have been received on the account of the Guarantor’s obligations in a currency other than the Contract Currency and the Initial Lender (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager) converts the amount received to the Contract Currency the Guarantor shall reimburse the Initial Lender or Facility Manager, accordingly, for its expenses relating to the conversion of the amount received to the Contract Currency (based on the internal exchange rate of the Account Bank) as well as reimburse the difference between the amount due from the Guarantor in the Contract Currency and the amount received by the Facility Manager as a result of converting the funds received from the Guarantor to the Contract Currency.

6.7	Prohibition of Set-off or Counterclaim

The performance of the Guarantor’s obligations to make any payments provided for by this Agreement and the Guarantee shall not be a reciprocal performance within the meaning of article 328 of the Civil Code of the Russian Federation in relation to the performance of the Lenders’ obligations. The Guarantor’s obligations to make any payments provided for by this Agreement and the Guarantee may not be terminated by offsetting any Guarantor’s counterclaims against the Lenders. Pursuant to article 411 of the Civil Code of the Russian Federation, the Parties agree that the Lenders’ claims against the Guarantor may not be settled by the Guarantor through set-off.

6.8	Payment Due Date

If the due date of any payment under this Agreement and the Guarantee falls on a day other than a Business Day, then such payment shall be made on the preceding Business Day.

6.9	Value Added Tax

All amounts to be paid under this Agreement and the Guarantee by the Guarantor to any Lender are indicated excluding VAT. If a VAT is due, then the Guarantor shall pay the VAT amount (at a rate being in effect on the payment date) to the Lenders (in addition to the payable amounts).

6.10	Use of Funds Received

All monetary funds received by the Lenders in accordance with the Agreement and the Guarantee shall be used by the Lenders towards the discharge of the Secured Obligations in compliance with the order of priority set out in the Facility Agreement, accordingly; and each Lender shall receive a part of the monetary funds received by the Lenders pursuant to this Agreement and the Guarantee according to its Pro Rata Share and without prejudice to the Lenders’ rights to recover any underpaid amounts from the Guarantor or any other persons as provided for in the Facility Agreement; that being said, the Guarantor shall not be entitled to make obstacles to such use.

Any cash surplus left after the full performance of the Secured Obligations (i.e. after the full payment of the principal debt, interest amount and fees that had to be paid by any of the Borrowers but had not been paid as well as other payments due and payable in accordance with the provisions of the Facility Agreement) shall be paid out to the Guarantor according to the payment details given by it within three (3) Business Days of receiving the above details from the Guarantor.

7.	NOTICES

7.1	Writing

Any communications sent by the Parties under this Agreement and under the Guarantee shall be in writing and may be sent by courier, registered mail return receipt requested, and, unless otherwise provided, by facsimile or other means allowing to reliably ascertain that the communication is coming from a Party to this Agreement. For the purposes of this Agreement and the Guarantee, a communication transmitted via electronic communication means shall be treated as a written communication.

7.2	Addresses

(a)

Save for the exceptions set forth below, the contact details of each Party for all communications in connection with this Agreement and the Guarantee shall be the details that such Party has notified to the Facility Manager for that purpose.

(b)	The Guarantor’s contact details:

HEADHUNTER FSU LIMITED

Address:                    42 Dositheou, Strovolos 2028, Nicosia, Cyprus

Fax number:              ###########

Email:                         office@headhunter-group.com

For the attention of:   The Directors

(c)	Borrower 1 contact details:

Limited Liability Company Zemenik

Address: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation

Fax number:                     ############

Email:                                ############

For the attention of:         Aleksey Viktorovich Seredin

(d)	Borrower 2 contact details:

Headhunter Group PLC

Address:                          42 Dositheou, Strovolos 2028, Nicosia, Cyprus

Telefax:                          #############

Email:                              office@headhunter-group.com

For the attention of:       The Directors

(e)	The Initial Lender’s contact details:

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Registered address:      29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation

Mailing address:          43 bld. 1 Vorontsovskaya St., Moscow, 109147

Telex:                            ############

Telephone:                   ############

Telefax:                         ############

Email:                            loanadmin@msk.vtb.ru, TM21@msk.vtb.ru

For the attention of:      Loan Administration

(f)

Any Party shall be entitled to change its contact details by giving a corresponding prior written notice to the Facility Manager at least five (5) Business Days in advance. The Facility Manager shall notify all the other Parties of the change in the contact details.

(g)

If a Party indicates a particular division or officer as a communication recipient, then the communication shall not be deemed to have been sent unless such department or officer is indicated as the recipient.

7.3	Service of Notices

(a)

Any communication or document sent by one Party to another Party in connection with this Agreement and the Guarantee shall be deemed to have been received (except where the notices are given in compliance with the laws of the Russian Federation in connection with filing claims under the Guarantee or other cases expressly provided for by the Agreement and the Guarantee):

(i)	if sent by facsimile or other means allowing to reliably ascertain that the communication is coming from a Party to this Agreement, upon receipt in a legible form; or

(ii)	if sent by courier, upon delivery at the relevant address; or

(iii)	if sent by mail, upon the earlier of the delivery at the relevant address or five (5) Business Days after handing it over to a post office as a registered mail return receipt requested.

(b)	All notices given by or to the Guarantor shall be served through the Facility Manager.

7.4	Language

Any notice or communication sent by a Party in connection with this Agreement and the Guarantee shall be in the Russian language. For the avoidance of doubt, the Russian text may be accompanied by English translation; that being said, the Russian text shall prevail.

8.	MISCELLANEOUS

8.1	Partial Invalidity

If any provision of this Agreement is or becomes illegal, invalid or unenforceable this shall not affect the legality, validity or enforceability of any other provision of this Agreement.

8.2	Wordings

The Parties acknowledge that the terms and conditions of this Agreement as well as its wordings have been determined by the Parties together; and each Party had an equal opportunity to influence the content of this Agreement given its own reasonably understood interests.

9.	ASSIGNMENT OF CLAIM AND TRANSFER OF DEBT

9.1	Assignment of Claim and Transfer of Debt

Neither the Guarantor nor any of the Borrowers may assign its rights or effect transfer of debt under this Agreement and the Guarantee or otherwise dispose of any of its rights and/or obligations under this Agreement and the Guarantee without a written consent of all Lenders.

9.2	Transfer of Rights by the Lenders

(a)

A Lender shall be entitled, without the Guarantor’s and the Borrowers’ consent, to assign all or any part of its rights (claims) under this Agreement and the Guarantee to any party to which it has assigned its rights under the Facility Agreement in compliance with the requirements set forth by article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement.

(b)

In the case of assigning its rights (claims) by a Lender pursuant to clause (a) above the Lenders to which all or any part of the rights (claims) under this Agreement and the Guarantee have been assigned shall become the beneficiaries under this Agreement and the Guarantee issued in pursuance hereof.

(c)

In the case of assigning its rights (claims) by a Lender pursuant to clause (a) above, the Guarantor shall at its own expense undertake any actions and sign any documents required to exercise and protect the rights of the Lenders as the beneficiaries under the Guarantee provided for by this Agreement and the Guarantee issued in pursuance hereof. In particular, upon the Facility Manager’s demand, the Guarantor shall at its expense cause:

(i)	all actions required to ensure that this Agreement and the Guarantee issued in pursuance hereof are valid to be done; and

(ii)

a replacement Independent Guarantee Agreement to be entered into with the Lenders to be entered into and a replacement Independent Guarantee in favour of the Lenders to be issued on the terms and conditions identical to the those of this Agreement and the Guarantee issued in pursuance hereof.

9.3	Transfer of Debt

In the event that any of the Borrowers assigns or transfers its debt (whether fully or partly) under the Facility Agreement (with a consent of all Lenders) to another person in accordance with the terms and conditions provided for by the Facility Agreement or the obligations of the respective Borrower under the Facility Agreement are transferred to another person as a result of legal succession the Guarantor hereby expresses its consent to such debt assignment or transfer and it shall be liable jointly and severally with the new borrower to the extent of the Secured Obligations.

10.	APPLICABLE LAW

This Agreement as well as rights and duties of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

11.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with this Agreement, including in respect of its interpretation, existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

12.	COUNTERPARTS

This Agreement is executed as one document in four (4) counterparts of equal legal force, one counterpart for each of the Parties.

SCHEDULE 1

DEFINITIONS OF THE FACILITY AGREEMENT

In the Facility Agreement, unless the context requires otherwise:

“Auditors” means:

(a) in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b) in relation to the financial statements of the Group’s members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K—Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

“Affiliate” means a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

“Basel II” means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework.”

“Basel III” means:

(a) the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: “Basel III: A global regulatory framework for more resilient banks and banking systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” with subsequent changes and additions;

(b) the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 “Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text” with subsequent changes and additions; and

(c) any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

“Majority Lenders” means:

(a) in the period up to the Utilisation Date: the Lenders whose Available Commitments total 75 (seventy-five) percent or more of the Total Commitments;

(b) if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75 (seventy-five) percent or more of the Total Commitments immediately prior to the date of that reduction; or

(c) in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75 (seventy-five) percent or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

“Revenue” means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

“Guarantor” means Borrower 1, Borrower 2, Headhunter FSU, Headhunter and each Additional Guarantor.

“Treaty State” means a state that has a valid Double Taxation Treaty with the Russian Federation.

“Group” means, for the purposes of this Agreement, Borrower 2, as well as the Subsidiaries of Borrower 2, whose financial statements are consolidated with the financial statements of Borrower 2 in accordance with IFRS in the relevant period of time.

“Effective Date of Amendment Agreement No. 5” has the meaning given to the term “Effective Date” in Amendment Agreement No. 5.

“Utilisation Date” means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the relevant Borrower.

“Final Repayment Date of Tranche A and Tranche B” means 15 May 2021.

“Final Repayment Date of Tranche C and Tranche D” means 05 October 2022.

“Final Repayment Date of Tranche E” means the date falling 1825 (one thousand eight hundred and twenty-five) days after the date of Amendment Agreement No. 5.

“Interest Payment Date” means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

“Cash” has the meaning given to this term in IFRS.

“Pledge” means each of the following pledges:

(a)	Borrower 1 Pledge;

(b)	Headhunter Pledge;

(c)	Headhunter FSU (Borrower 1) Pledge;

(d)	Headhunter FSU (Borrower 2) Pledge;

(e)	each pledge entered into in accordance with Clause 20 (b) (i) (Placement);

(f)	each Additional Pledge; and

(g)	any other pledge entered into to secure the obligations of the Borrowers under this Agreement.

“Borrower 1 Pledge” means the pledge of a participatory interest in the charter capital of Borrower 1 that is governed by Russian law and entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

“Borrower 2 Pledge” means each pledge of shares of Borrower 2 that is governed by Cypriot law and entered into between the Lenders, Highworld and ELQ Investors VIII to secure the obligations of Borrower 1 under this Agreement, which terminated due to the parties’ entering into the relevant pledge termination agreement on the date of Amendment Agreement No. 4.

“Headhunter Pledge” means the pledge of a participatory interest in the charter capital of Headhunter that is governed by Russian law and entered into between the Lenders and Headhunter FSU to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 1) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into between the Lenders and Borrower 1 to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 2) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into or to be entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

“SPA 1” means the sale and purchase agreement for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU between the Seller as seller and Borrower 2 as buyer dated 24 February 2016.

“SPA 2” means the sale and purchase agreement for 50 (fifty) percent minus one share in the charter capital of Headhunter FSU between Borrower 2 as seller and Borrower 1 as buyer, contemplating payment through the accounts of the parties to SPA 2, opened with the Facility Administrator, RKB Bank Ltd. (Cyprus) or banks affiliated with the Facility Administrator.

“Double Taxation Treaty” means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

“Security Agreement” means:

(a)	each Pledge;

(b)	each Independent Guarantee; and

(c)	each Additional Guarantee.

“Lender Rights Assignment Agreement” means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 22 (Changes to the Parties) assigns its rights and (or) transfers obligations under this Agreement to a New Lender (as defined in Clause 22 (Changes to the Parties)).

“Document relating to Restructuring” has the meaning given in Amendment Agreement No. 2.

“Group Equity Instruments” means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group.

“Obligor” means each person listed in Part 2 (Obligors) of Schedule 1 (Parties).

“Highworld Dollar Loan” means the loan of USD 27,031,978 extended under the loan agreement between Borrower 2 (as borrower) and Highworld (as lender) dated 24 February 2016.

“Additional Guarantee” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Guarantor” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Pledge” has the meaning given in Clause 18.5 (Additional Guarantees).

“Subsidiary” means any legal person, if another (principal) company or partnership:

(a) holds the majority of voting rights in that legal person; or

(b) has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or

(c) has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or

(d) is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or

(e) controls that legal person,

(f) including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

“Associate” means any legal person in which the first legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital.

“Borrower” means Borrower 1 or Borrower 2.

“Bankruptcy Law” means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 “On Insolvency (Bankruptcy)”.

“Credit Histories Law” means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories”.

“Regulated Procurement Law” means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 “On the Procurement of Goods, Works and Services by Certain Types of Legal Entities.”

“Syndicated Loan Law” means the Federal Law of the Russian Federation No. 486-FZ dated 20 December 2017 “On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation”.

“Pledgor” means Borrower 1, Borrower 2 and Headhunter FSU, as well as each pledgor under each Additional Pledge.

“Utilisation Request” means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

“100RABOT Ownership Change” means the execution of each of the following actions:

(a) the acquisition by Headhunter FSU of the title in respect of 50% of the participatory interests in the charter capital of 100RABOT from DAY.AZ MEDIA LLC, a limited liability company established and operating in accordance with the laws of the Republic of Azerbaijan under state registration number 1402124681, registered at: Flat 9, 2 Ul. Rustama Suleimana, Baku, AZ1010, provided that:

(i)	the acquisition will be carried out no later than 31 December 2019; and

(ii)	the purchase price will not exceed RUB 3,500,000 or the equivalent of this amount in another currency at the rate of the Bank of Russia on the day on which the transaction is concluded; and

(d) an increase in the charter capital of 100RABOT through a third party contribution and (or) the alienation of participatory interests in the charter capital of 100RABOT to a third party, provided that Headhunter FSU retains the title to over 50 percent of ordinary shares or participatory interests in the charter capital of 100RABOT;

“Intellectual Property” means the Obligors’ Trademarks, domain names (including the Obligors’ Websites) registered to the Group’s members, database and other intellectual property, the rights to which are owned by the Group’s members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

“Exceptional Income or Expenses” means any income or expenses arising from extraordinary circumstances of an Obligor’s business, and recognised as such with the Consent of the Majority Lenders.

“Key Rate” means:

(a) for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and

(b) for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

(c) set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at: www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change. Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

“Consolidated Net Debt” has the meaning given in Clause 18.7 (Definitions).

“Consolidated EBIT” means the Group’s consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a) before any amounts related to financial expenses are deducted;

(b) excluding any amounts relating to interest due to any member of the Group;

(c) after deducting profits or adding losses of any member of the Group related to non-controlling interests;

(d) excluding positive or negative unrealised exchange rate differences;

(e) excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;

(f) excluding expected returns on pension plan assets;

(g) excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;

(h) exclusively for Relevant Periods ending on 30 June 2016, 31 December 2016 and 30 June 2017—excluding Transaction Expenses.

“Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a) any amounts relating to depreciation and impairment of fixed assets;

(b) any amounts related to goodwill impairment;

(c) any amounts relating to depreciation and impairment of other intangible assets; and

(d) for the purpose of determining the financial indicators referred to Clause 9.2 (a) (Margin revision), advertising costs incurred in 2016 in the amount of up to RUB 200,000,000.

“Confidential Information” means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a) any member of the Group or consultant thereof; or

(b) another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

(c)	with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party’s violation of the conditions of Clause 28 (Confidentiality); or

(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

“Facility” means the funds within the Total Commitments that are lent to Borrowers by Lenders under this Agreement in the form of Tranches.

“Lender” means:

(a)	any Original Lender; and (or)

(b)

any bank or other credit or other organisation (except for any entities in the Group) which acquires receivables of the Borrowers and/or a commitment to grant the Facility in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) and the applicable law.

“Available	Commitment” means the amount of funds that:

(a) (with respect to the Original Lender) the Original Lender shall lend to any Borrower under a Tranche in accordance with the terms of this Agreement, and as indicated in the table in Part 1(Original Lenders and Available Commitments) of Schedule 1 (Parties); and

(b) (in relation to any other Lender), the relevant Lender shall provide to any Borrower due to the commitments to grant the Facility to such Borrower being transferred to it by the Original Lender,

(c) and which may be modified in accordance with the terms of this Agreement.

“Margin” means:

(a) with respect to any Interest Period beginning prior to the date of Amendment Agreement No. 3: 3.7 (three point seven) percent per annum; or

(b)	(except for Tranche E) with respect to any Interest Period beginning on or after the date of Amendment Agreement No. 3:

(i)	2.0 (two) percent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.5 (two point five) percent per annum; and

(c)	for Tranche E:

(i)	2.4 (two point four) per cent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.9 (two point nine) percent per annum.

“Intercreditor Agreement” means the subordination agreement concluded on or around the date of this Agreement between Borrower 1, Borrower 2, Headhunter FSU, Headhunter and the Lenders, on ranking of creditors’ claims.

“IFRS” means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

“Tax” means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

“Tax Relief” means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

“Tax Deduction” means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit) tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

“Tax Payment” means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

“Independent Guarantee” means each independent guarantee issued by the Guarantor in favour of the Lenders.

“Default” means:

(a) an Event of Default; or

(b) an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon (1) the expiration of any deadline established by this Agreement to rectify a violation, (2) the sending of any notice, or (3) the taking of the relevant decision in respect of the Finance Documents.

“Unused Available Commitment” means the Available Commitment of each individual Lender less:

(a)	the amount of funds already provided to the relevant Borrower by this Lender, and

(b)	Amount Payable by this Lender.

“Unlimited Guarantee” means each indemnity provided by Borrower 2 in favour of the banks (including their Affiliates) arranging the Placement, the depositary bank engaged in connection with the Placement, and/or The Depository Trust Company, for the purpose of the Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Placement prospectus, and with Borrower 2 exercising its rights and performing its obligations within the framework of the Placement.

“Facility Outstanding” means, at any time, the funds loaned to the Borrowers in accordance with this Agreement and which have not been repaid to the Lenders.

“Encumbrance” means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person’s obligations, or any agreement entered into in order to secure performance of obligations.

“Original Financial Statements” means:

(a) the audited financial statements of Borrower 2 for 2015;

(b) the annual statements of Headhunter for 2015, prepared in accordance with RAS; and

(c) management accounts of Headhunter FSU, prepared in accordance with the Group’s management accounts policy, as of 31 December 2015.

“Utilisation Period” means:

(a) with respect to Tranche A: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 45 (forty-five) days after the date of this Agreement;

(b) with respect to Tranche B: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 730 (seven hundred and thirty) days after the date of this Agreement;

(c) with respect to Tranche C and D: the period from the date of Amendment Agreement No. 3 (inclusive) to the date (inclusive) falling 180 (one hundred and eighty) days after the date of Amendment Agreement No. 3; and

(d) with respect to Tranche E: the period from the date of Amendment Agreement No. 5 (inclusive) to the date (inclusive) falling 120 (One hundred and twenty) days after the date of Amendment Agreement No. 5.

“Remuneration Plan Based on Group Equity Instruments” means an agreement contemplating that employees (or former employees) of the Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a) remuneration in the form of Group Equity Instruments; or

(b) remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments.

“Sanctioned Person” has the meaning given to this term in Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

“Leverage” has the meaning given to this term in Clause 18.2 (Leverage).

“Interest Cover” has the meaning given to this term in Clause 18.3 (Interest Cover).

“EBITDA” means the EBITDA of any member of the Group, determined on the last reporting date:

(a) at the end of the financial year or financial half-year, in accordance with the Group’s financial statements for the relevant financial year or financial half-year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements); or

(b) at the end of the first or third financial quarter, based on the relevant management accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1 (c) (Financial Statements).

“Acceptable Lender” means a Lender, which is:

(a) a Russian legal person, or

(b) resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

“Applicable Reporting Standards” means the financial reporting standards applicable to any Obligor.

“Seller” means Mail.ru Group LTD, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 655058, located at: 28 Oktovriou, 232, Oceanic Building, office 501, 3035 Limassol, Cyprus.

“Proportional Share” means:

(a) for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b)	for any other purposes:

(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or

(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrowers by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrowers by all Lenders, together with the Amount Payable by all Lenders.

“Interest Period” means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

“Business Day” means any day on which banks are open to conduct ordinary banking operations in Moscow and Nicosia; with the exception of Clause 4.2(b) (Submission of Utilisation Request) and Clause 8.3 (a) (Voluntary Early Repayment of Facility Outstanding), in respect of which “Business Day” will be any day on which banks are open for ordinary banking operations in Moscow.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a) arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;

(b) of a member of the Group that exists on the date of this Agreement, as specified in Schedule 7 (Existing Financial Indebtedness);

(c) of members of the Group, for which the claims procedure and ranking of claims are regulated by the Intercreditor Agreement;

(d) of Borrower 2 to its shareholders, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(e) of Borrower 2 under loans from Highworld and ELQ Investors provided on 27 April 2016 in an amount of no more than RUB 4,000,000,000 (four billion) in total, for payment by Borrower 2 to the Seller of part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1;

(f) of any Obligor to another Obligor; and

(g) of members of the Group to third parties under loans and borrowings in a total amount not exceeding 10 (ten) percent of the Consolidated EBITDA.

“Placement” means the placement, under an open offer, among an unlimited number of persons, of shares in Borrower 2, totalling not more than 37.5 (thirty seven point five) percent of the charter capital of Borrower 2 after such placement, including:

(a) no more than 30,000,000 (thirty million) additional shares in Borrower 2 with a par value of EUR 0.002 (zero point zero zero two) each; and (or)

(b) existing shares acquired by the banks arranging the placement from the existing shareholders of Borrower 2.

“Permitted Payments” means:

(a) any payments made by a member of the Group to any Obligor;

(b) any payments made by any Obligor to another Obligor;

(c) payment of distributable profit by any member of the Group to the shareholders of Borrower 2 (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d) payment to another member of the Group or shareholders of Borrower 2 of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not change;

(e) payment of funds by a member of the Group to another member of the Group in an amount not exceeding RUB 300,000,000 within three months from the Utilisation Date for Tranche A, and the subsequent payment of these funds by Borrower 2 to the shareholders of Borrower 2;

(f) payments by Borrower 2 to the Seller under SPA 1 for an amount not exceeding RUB 5,000,000,000 (five billion), within three months from the date of this Agreement; and

(g)	payments made to Borrower 2, within 5 (five) Business Days after the Utilisation Date for Tranche A:

(i)	in favour of Highworld, to repay the Highworld Dollar Loan;

(ii)

in favour of Highworld, to repay the loan provided by Highworld on 27 April 2016, the funds under which were transferred by Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1; and

(iii)

in favour of ELQ Investors, to repay the loan provided by ELQ Investors on 27 April 2016, the funds under which were transferred to Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1.

(h)	payment within 5 (five) Business Days after the Utilisation Date for Tranche B:

(i)	by Borrower 1 (of an amount not exceeding the amount of Tranche B) to Borrower 2 in accordance with SPA 2; and

(ii)

by Borrower 2 of the amount received from Borrower 1 in accordance with SPA 2 to ELQ Investors and Highworld, to repay loans provided by ELQ Investors and Highworld to Borrower 2 prior to this Agreement; and

(i) mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person,

(j) however, any payments specified in paragraphs (a) to (i) of this definition, should not result in the person making such payments having negative net assets.

“Permitted Redemption” means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a) if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such pledge, regardless of the relevant redemption;

(b) this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and

(c) the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law.

“Permitted Loan” means loans:

(a) granted by any Obligor to another Obligor;

(b) granted by any member of the Group to an Obligor under loan agreements, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(c) granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor;

(d) granted by any member of the Group to third parties, the total principal amount of which at any time does not exceed five (5) percent of the Consolidated EBITDA; and

(e) granted by the shareholders of Borrower 2 on 27 April 2016 in an amount not exceeding RUB 4,000,000,000 (four billion), the funds under which were transferred to Borrower 2 (or for or on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU under SPA 1.

“Transaction Expenses” means the amount of expenses for legal counsel and due diligence incurred in connection with the transaction under SPA 1 in the amount of RUB 45,605,039 (RUB 36,281,344 in the first half of 2016 and RUB 9,323,695 in the second half of 2016).

“Test Date” means the end date of the Relevant Period.

“Relevant Period” means, for the purpose of calculating the financial indicators set forth in Clause 18 (Financial Covenants), any period of twelve (12) months ending on the last day of the Group’s financial half-year or on the last day of the Group’s financial year.

“RAS” means accounting rules in accordance with Russian law.

“Rouble,” “~~P,~~” “RUB,” or “rub.” means the legal tender of the Russian Federation.

“Obligors’ Websites” means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

“Event of Default” means any event or circumstance specified in Clause 21 (Events of Default).

“Total Commitments” means the aggregate of the Available Commitments of all Lenders, which amounts to RUB 10,000,000,000 (ten billion) as of the Effective Date of Amendment Agreement No. 5.

“Total Unused Commitments” means the aggregate of the Unused Available Commitments of all Lenders.

“Consent” has the meaning given to this term in Clause 23 (a) (Finance Parties).

“Amendment Agreement No. 2” means amendment agreement No. 2 to this Agreement dated 28 June 2017.

“Amendment Agreement No. 3” means amendment agreement No. 3 to this Agreement dated 5 October 2017.

“Amendment Agreement No. 4” means amendment agreement No. 4 to this Agreement dated 29 December 2017.

“Amendment Agreement No. 5” means amendment agreement No. 5 to this Agreement dated 22 April 2019.

“Additional Guarantee Agreement” has the meaning given in Clause 18.5 (Additional Guarantees).

“Independent Guarantee Agreement” means each independent guarantee agreement between the Borrowers (or one of the Borrowers), the Lenders and the relevant Guarantor, for the provision of an Independent Guarantee.

“Party” means a party to this Agreement.

“Finance Party” means each Lender, Facility Administrator and Arranger.

“Amount Payable” means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by a Borrower.

“Material Adverse Effect” means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a) the financial condition of the Group as a whole;

(b) the Obligors’ ability to perform their obligations under any Financial Document;

(c) the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or

(d) the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

“Material Group Member” means any Obligor, as well as any Group member, the EBITDA, assets and revenues of which, based on the consolidated financial statements of the Group as of the last reporting date, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements), exceed 2.5 (two point five) per cent of the corresponding consolidated indicators of the Group based on the same financial statements.

“Existing Commercial Contracts” means the following agreements between Headhunter as lessee and Caliber LLC as lessor for the lease of Headhunter’s office in Moscow:

(a) lease agreement No. 4735 dated 04 May 2016; and

(b) lease agreement No. 5536 dated 10 December 2018.

“Group Structure Chart” means the Group’s structure chart attached as Schedule 9 (Group Structure Chart), or (if any Borrower after the date of this Agreement provided the Facility Administrator with a new Group structure chart) the Group structure chart that was last provided by any Borrower to the Facility Administrator.

“Facility Administrator’s Account” means the Facility Administrator’s account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

“Disruption Event” means:

(a) a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties under the Finance Documents,

(c) and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

“Obligors’ Trademarks” means the trademarks registered by Obligors and Additional Guarantors and specified in Schedule 8 (Intellectual Property).

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E.

“Tranche A” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 4,000,000,000 (four billion).

“Tranche B” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion).

“Tranche C” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche D” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche E” means part of the Facility granted to Borrower 2 under the terms of this Agreement in the amount of RUB 3,000,000,000 (three billion).

“Financial Indebtedness” means any indebtedness formed as a result of:

(a) receiving funds in the form of a loan or credit;

(b) obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of “financial indebtedness” under IFRS;

(c) issuing bonds, promissory notes and any other debt instruments;

(d) entering into a finance lease contract;

(e) executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f) executing repo transactions or any other transaction that constitutes borrowing under IFRS;

(g) assuming liability for damages or expenses incurred by entities that are not members of the Group;

(h) entering into Remuneration Plans based on Group Equity Instruments; or

(i) executing transactions whereby obligations are assumed: (A) under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of the Unlimited Guarantee; or (B) in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or (C) in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted,

(j) or other indebtedness having an economic nature of a borrowing under IFRS. In each case without double counting.

“Finance Document” means:

(a) this Agreement;

(b)	each Security Agreement;

(c)	each Independent Guarantee Agreement;

(d)	each Additional Guarantee Agreement;

(e)	the Intercreditor Agreement;

(f)	each Lender Rights Assignment Agreement;

(g)	each Utilisation Request;

(h) any other document that (i) the Facility Administrator and (ii) Borrower 1 (before the date of Amendment Agreement No. 5) or Borrowers (after the date of the Amendment Agreement No. 5) agreed in writing to be considered a Finance Document; or

(i) each Document relating to Restructuring.

“Holding Company” as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

“Headhunter” means “Headhunter” limited liability company, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: 1067761906805, located at: Bldg. 10, 9 Ul. Godovikova, Moscow, Russian Federation.

“Cash Equivalents” has the meaning given to this term in IFRS.

“ELQ Investors” means ELQ Investors II Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 06375035, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“ELQ Investors VIII” means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“Headhunter FSU” means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

“Highworld” means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

“100RABOT” means limited liability company “100RABOT.AZ”, a legal person established and operating in accordance with the laws of the Republic of Azerbaijan under registration number 1402343161, located at Bldg. 2, 9 Ul. Rustama Suleimana, Baku, Azerbaijan, AZ1010.

SIGNATURES OF THE PARTIES

Guarantor

HEADHUNTER FSU LIMITED

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Borrower 1

LIMITED LIABILTIY COMPANY ZEMENIK

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Borrower 2

HEADHUNTER GROUP PLC

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Initial Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

EXECUTION VERSION

THESE AMENDMENTS NO. 2 (hereinafter – the Amendments) to the independent guarantee dated 1 June 2016, (subject to amendments No. 1 dated 5 October 2017) are made on 22 April 2019 by

(1)

HEADHUNTER FSU Limited, a limited liability company organised under the laws of the Republic of Cyprus, registration number HE 178226, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as the guarantor under the Guarantee and the Independent Guarantee Agreement (hereinafter — the “Guarantor”)

TO THE INDEPENDENT GUARANTEE ISSUED BY THE GUARANTOR TO:

(2)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised under the laws of the Russian Federation registered with the Unified State Register of Legal Entities under number (OGRN): 1027739609391, having its registered address at: 29, Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, as the beneficiary under the Guarantee and under the Independent Guarantee Agreement (hereinafter — the Initial Lender and the Facility Manager).

RECITALS

(A)

The Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1, as the borrower, entered into the agreement for the provision of a syndicated facility dated 16 May 2016 as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 5 October 2017; and

(iv)	amendment agreement No. 4 dated 29 December 2017

(hereinafter — the Facility Agreement).

(B)

On the date of these Amendments, Borrower 1, and Borrower 2, as the borrowers, and the Facility Manager, as the arranger, initial lender and facility manager, entered into amendment agreement No. 5 (hereinafter — Amendment Agreement No. 5) whereby the Facility Agreement is amended as follows:

(i)	Debt of Borrower 1 under Tranche C and Tranche D will be transferred to Borrower 2;

(ii)	Additional tranche of 3,000,000,000 Roubles will be provided to Borrower 2; and

(iii)	Amendments will be made to the Facility Agreement subject to which it will be restated as annexed to Amendment Agreement No. 5 (hereinafter — the Restated Facility Agreement).

(C)

The Guarantor, Borrower 1, Borrower 2, and the Initial Lender entered into the independent guarantee agreement dated 1 June 2016 as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 dated 22 April 2019 (hereinafter — the Independent Guarantee Agreement). According to the Guarantee Agreement, the Guarantor issued the independent guarantee dated 1 June 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Guarantee) in favour of the Initial Lender.

(D)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Restated Facility Agreement and shall not be entitled to refer to it being unaware of such terms and conditions.

(E)

For the purposes of securing the obligations of Borrower 1 and obligations of Borrower 2 under the Restated Facility Agreement, the Parties have hereby agreed to amend this Independent Guarantee Agreement and the Guarantee as contemplated in these Amendments.

NOW, THEREFORE, subject to the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantor hereby makes the following amendments to the Guarantee:

1.	DEFINITIONS

1.1	Terms

In these Amendments:

Effective Date has the meaning specified in clause (a) of Article 3 (Limitations).

Restated Guarantee means the Guarantee subject to the amendments made in accordance with these Amendments in the form provided in Schedule 1 (Restated Guarantee).

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) of the Guarantee — the Facility Manager).

1.2	Incorporated terms

Unless otherwise required by the context, the capitalised terms that are used in the Restated Facility Agreement and not defined in these Amendments shall have the same meanings as in the Restated Facility Agreement, as set out in schedule 1 (Definitions of the Facility Agreement) to the Independent Guarantee Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to these Amendments as if they were set out in these Amendments and references to Articles and Exhibits shall be deemed to be to the articles and exhibits of these Amendments unless otherwise required by the context.

1.4	Purpose

There Amendments constitute a Finance Document.

2.	AMENDMENTS

The Guarantor acknowledges that, as of the Effective Date, the Guarantee shall be amended by restating it as contemplated in Schedule 1 (Restated Guarantee), and the rights and duties of the Parties under the Guarantee shall, as of the Effective Date, be governed by and construed in accordance with the terms and conditions of the Restated Guarantee.

3.	LIMITATIONS

(a)

The binding effect of the amendments and supplements provided for by Article (Amendments) is contingent (as provided set out by article 327[1] of the Civil Code of the Russian Federation) on Amendment Agreement No. 5 becoming effective. The date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and confirmations required for Amendment Agreement No. 5 to become effective shall be the Effective Date.

(b)

In order to comply with the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantee shall be deemed amended according to these Amendments provided only that the Guarantor obtains consent from the Initial Lender to the amendments being made in accordance with these Amendments.

(c)

The amendments and supplements being made to the Guarantee in accordance with these Amendments are limited to the amendments and supplements stipulated in Article 2 (Amendments). No other provisions of the Guarantee (other than those specified in Article 2 (Amendments)) shall be amended or supplemented by these Amendments.

(d)	These Amendments shall not release the Guarantor from any obligations stipulated by the Guarantee.

2.	APPLICABLE LAW

These Amendments and the rights and duties of the Parties arising out of these Amendments shall be governed by and construed in accordance with the law of the Russian Federation.

3.	DISPUTE RESOLUTION

(a)

Any dispute in connection with these Amendments, including in respect of the interpretation of their provisions, their existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with these Amendments, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

4.	SIGNING

These Amendments are signed as one document in four original counterparts of equal legal force.

These Amendments are issued on the date first written hereinabove.

SCHEDULE 1

RESTATED GUARANTEE

INDEPENDENT GUARANTEE (hereinafter — the Guarantee)

This Guarantee is issued on: 1 June 2016

(as amended by amendments No. 1 dated 5 October 2017 and amendments No. 2 dated 22 April 2019)

THIS GUARANTEE IS ISSUED BY:

HEADHUNTER FSU LIMITED organised under the laws of the Republic of Cyprus, registered number HE 178226, having its registered address at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by Alexander Arbuzov, acting on the basis of the articles of association, as the guarantor under this Guarantee and under the Independent Guarantee Agreement (hereinafter — the Guarantor)

TO VTB BANK (PUBLIC JOINT-STOCK COMPANY) organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25, as the beneficiary under this Guarantee and under the Independent Guarantee Agreement (hereinafter — the Initial Lender or the Facility Manager).

RECITALS

According to the guarantee agreement entered into on 1 June 2016 between the Guarantor, as the guarantor, Borrower 1 and Borrower 2, as the principals, and the Initial Lender, as the beneficiary, as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 No. 22 April 2019 (hereinafter — the Independent Guarantee Agreement), the Guarantor undertook to issue this Guarantee on the terms set out in the Independent Guarantee Agreement and in this Guarantee.

NOW, THEREFORE, the Guarantor confirms as follows:

1.	DEFINITIONS

All the capitalised terms used in this Guarantee shall have the meanings given to them in the Facility Agreement and set out in schedule 1 (Definitions of the Facility Agreement) of the Independent Guarantee Agreement, unless it follows otherwise from this Guarantee or from the context; that being said:

Date of Issue means the date of issue of the Guarantee first written hereinabove.

Borrower means Borrower 1 or Borrower 2; and Borrowers means Borrower 1 and Borrower 2.

Borrower 1 means Limited Liability Company Zemenik, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation.

Borrower 2 means Headhunter Group Plc, a public limited company organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, Key Rate means the key rate set by the Central Bank of the Russian Federation determined based on the data provided on the website of the Central Bank of the Russian Federation on the Internet at: www.cbr.ru or another official website of the Central Bank of the Russian Federation, if changed. Should the key rate be annulled and/or no longer used by the Central Bank of the Russian Federation for determining the pricing conditions for providing financing to credit institutions in the Russian Federation, the Key Rate shall be a similar rate set by the Central Bank of the Russian Federation for determining prices under refinancing operations by way of repurchase transactions and/or transactions backed by non-marketable assets.

Lender means:

(a)	any Initial Lender; and/or

(b)

any bank or another credit or other institution (other than any persons included in the Borrower’s Group) that acquire the rights of claim against the Borrowers and/or the obligation to provide the Facility under the provisions of article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement and current legislation.

Facility Agreement means the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1 and Borrower 2, as the Borrowers, for the total amount of up to ten billion (10,000,000,000) Roubles, subject to the amendments made by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and Amendment Agreement No. 5.

Secured Obligations means all existing and future monetary obligations of Borrower 1 and all existing and future monetary obligations of Borrower 2 to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and any provided preliminary consents and waivers of their rights by the Lenders under the Facility Agreement), including the obligations of Borrower 1 and obligations of Borrower 2:

(a)

for paying the total principal amount of the Facility in the amount of up to ten billion (10,000,000,000) Roubles to be finally repaid not later than 15 May 2021 in respect of Tranche A and Tranche B, 5 October 2022 in respect of Tranche C and Tranche D and the date falling on one thousand eight hundred and twenty-five (1,825) days after the date of Amendment Agreement No. 5 in respect of Tranche E, in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory prepayment envisaged by the Facility Agreement);

(b)	for paying interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; and

(B)	(except for Tranche E) in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(1)	two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(C)	for Tranche E:

(1)	Two point four (2.4) per cent per annum; or

(2)	In the events specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(ii)	Key Rate;

(c)

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if any of the Borrowers fails to perform in due time the obligations to pay any amount that it must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall accrue on the overdue amount during the period from the date following the payment due date fixed and until the date of actual payment (whether before or after a corresponding judgement);

(d)

for paying the fee for the commitment to provide the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated as follows:

(i)	at a rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Amount to Be Provided);

(ii)	at a rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Amount to Be Provided); and

(iii)	at a rate of zero point one (0.1) per cent per annum on the amount of the Unused Available Facility within Tranche E (without deducting the Amount to Be Provided),

the above fee shall accrue for the Tranche A Drawdown Period and Tranche B Drawdown Period, respectively, and shall be paid as follows:

(i)	in respect of the Unused Available Facility within Tranche A, on the last day of the Tranche A Drawdown Period or on the Tranche A Drawdown Date, whichever is the earlier;

(ii)

in respect of the Unused Available Facility within Tranche B, (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the earlier of the last day of the Tranche B Drawdown Period or the Tranche B Drawdown Date; and

(iii)

in relation to the Unused Available Facility within Tranche E, to accrue for the Tranche E Drawdown Period and be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the earlier of the last day of the Tranche E Drawdown Period or the Tranche E Drawdown Date.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

(e)	for paying the fee to the Lenders for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(i)	one point five (1.5) per cent of the Tranche A amount;

(ii)	one point five (1.5) per cent of the Tranche B amount;

(iii)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(iv)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(v)	eleven million (11,000,000) Roubles in respect of Tranche E

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

for reimbursing the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents.

(h)	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	impossibility of providing the Facility to any of the Borrowers under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(iii)	impossibility for any of the Borrowers to prepay the Outstanding Facility or a part thereof despite a notice of prepayment served on the Facility Manager;

(i)	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

for repaying in full the monetary funds received by any of the Borrowers should the Facility Agreement become invalid and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Business Day means any day on which banks are open for general banking operations in Moscow and Nicosia.

Rouble means the lawful currency of the Russian Federation.

Amendment Agreement No. 5 means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager).

Guarantee Amount means the amount of thirteen billion (13,000,000,000) Roubles.

Payment Demand means a written notice from the Facility Manager served on the Guarantor and containing (i) a reference to a specific violation of the Secured Obligations that triggers a payment under this Guarantee; (ii) a demand for the Guarantor to make payments envisaged by this Guarantee in the amount and within the period specified in such notice, as well as details of the bank account to which the Guarantor is to make the payment.

2.	INDEPENDENT GUARANTEE

At the Borrowers’ request, the Guarantor issues this Guarantee and hereby undertakes the obligation to pay, should any of the Borrowers fail to perform the Secured Obligations, the Initial Lender (or after the rights (claims) have been assigned under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager for allocation among the Lenders) an amount within the Guarantee Amount specified in the Payment Demand, irrespective of the validity of the Facility Agreement or of the Secured Obligations and the relationships between the Guarantor and any of the Borrowers or other obligations.

3.	PAYMENT DEMAND

If the Secured Obligations are not discharged as indicated in article 2 (Independent Guarantee) of this Guarantee, the Initial Lender (or after the rights (claims) under this Guarantee have been assigned in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager acting on behalf of the Lenders) shall serve a Payment Demand on the Guarantor appending copies of the notice from the Initial Lender or the Facility Manager, respectively, served on the respective Borrower in accordance with clause (a) (ii) of article 21.18 (Acceleration) of the Facility Agreement. The Guarantor shall make the payment under such Payment Demand within a period not exceeding five Business Days from the time when the Guarantor received such Payment Demand, in accordance with the terms of this Guarantee and the Independent Guarantee Agreement.

4.	TERM

This Guarantee is issued for a period starting from the Date of Issue until the date that falls after 96 months from the Effective Date of Amendment Agreement No. 5 hereinafter — the Termination Date) inclusive. For the avoidance of doubt, a Payment Demand under this Guarantee is to be satisfied if it is served by the Beneficiary before the Termination Date inclusive.

5.	ASSIGNMENT OF CLAIM AND DEBT NOVATION

5.1	Assignment of claim and debt novation

The Guarantor may not assign its rights or transfer the debt under this Guarantee or otherwise dispose of any of its rights and/or obligations under this Guarantee without written consent of all Lenders.

5.2	Transfer of rights by the Lenders

(a)

The Initial Lender may, without consent from the Guarantor or the Borrowers, assign in full or in part its rights (claims) under this Guarantee to any person to whom it has assigned its rights under the Facility Agreement. The Guarantor hereby expresses its consent to such assignment and undertakes to be liable to any person to whom the Lender has assigned its rights under the Facility Agreement.

(b)

If the Initial Lender assigns its rights (claims) in accordance with clause (a) above, the Lenders to whom the rights (claims) under this Guarantee have been assigned in full or in part shall become the beneficiaries under this Guarantee.

5.3	Debt novation

If any of the Borrowers assigns or transfers its debt (in full or in part) under the Facility Agreement to another person according to the terms envisaged by the Facility Agreement or if the duties of any of the Borrowers under the Facility Agreement pass to another person by way of universal succession, the Guarantor hereby expresses its consent to such assignment or novation of debt and undertakes to be jointly and severally liable with the new borrower within the scope of the Secured Obligations.

6.	VARIATION OF SECURED OBLIGATIONS

The Guarantor hereby expresses its consent to be jointly and severally liable with each of the Borrowers, irrespective of whether or not the terms of the Facility Agreement are amended or supplemented in any way, including any amendments or supplements resulting in an increase in the scope of the Secured Obligations or other unfavourable consequences for the Guarantor. No additional written consent from the Guarantor to such variation shall be required.

7.	APPLICABLE LAW

This Guarantee shall be governed by and construed in accordance with the law of the Russian Federation.

8.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Guarantee, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with clause (b).

(b)

Subject to the provisions of clause (a), should any dispute arise in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

9.	COUNTERPARTS

This Guarantee is signed as one document in four original counterparts of equal legal force.

SCHEDULE 1

ADDRESSES AND DETAILS

Company	Address, fax number and email
Guarantor

HEADHUNTER FSU LIMITED	Address: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Fax number: ############# Email: info@fiduserve.com Attn: The Directors

Borrower 1

LIMITED LIABILITY COMPANY ZEMENIK	Address: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation Fax number: ############ Email: ############ Attn: Aleksey Viktorovich Seredin

Borrower 2

HEADHUNTER GROUP PLC	Address: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Fax number: ############ Email: office@headhunter-group.com Attn.: The Directors

Initial Lender and Facility Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)	Address: 43 bld. 1 Vorontsovskaya St., Moscow, 109147 Fax number: ############ Email: loanadmin@msk.vtb.ru,TM21@msk.vtb.ru Attn: Loan Administration

SIGNATURES

Amendments to the Guarantee are made by:

HEADHUNTER FSU LIMITED

Signature:	/s/
Full name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

In accordance with article 371 of the Civil Code of the Russian Federation, a consent to the amendments to the Guarantee is provided by:

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:
Full name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

We agree with the terms of the Amendments:

LIMITED LIABILITY COMPANY ZEMENIK

Signature:	/s/
Full name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

We agree with the terms of the Amendments:

HEADHUNTER GROUP PLC

Signature:	/s/
Full name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

EXECUTION VERSION

22 April 2019

LIMITED LIABILITY COMPANY HEADHUNTER

As the guarantor under this Agreement

And

LIMITED LIABILITY COMPANY ZEMENIK

And

HEADHUNTER GROUP PLC

As the principals under this Agreement

And

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

As the beneficiary under this Agreement

AMENDMENT AGREEMENT NO. 2

to the independent guarantee agreement dated

16 May 2016

Herbert Smith Freehills CIS LLP

CONTENTS

1.	DEFINITIONS	218

2.	AMENDMENTS	218

3.	LIMITATIONS	218

4.	REPRESENTATIONS	219

5.	APPLICABLE LAW	219

6.	DISPUTE RESOLUTION	219

7.	SIGNING	219

EXHIBIT 1 RESTATED INDEPENDENT GUARANTEE AGREEMENT		220

Amendment Agreement No. 2 to the LLC Headhunter independent guarantee agreement	216

THIS AMENDMENT AGREEMENT NO. 2 TO THE INDEPENDENT GUARANTEE AGREEMENT (the Agreement) is entered into on 22 April 2019 between:

(1)

LIMITED LIABILITY COMPANY HEADHUNTER, a limited liability company organised under the laws of the Russian Federation, registered number 1067761906805, having its registered address at: 9 bld. 10 Godovikova St., Moscow, Russian Federation, as the guarantor under the Guarantee and under this Agreement (hereinafter — the Guarantor);

(2)

LIMITED LIABILITY COMPANY ZEMENIK, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 1);

(3)

HEADHUNTER GROUP PLC, a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 2); and

(4)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised under the laws of the Russian Federation, registered with Unified State Register of Legal Entities under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, as the beneficiary under this Agreement and the Facility Manager, Organiser and Initial Lender under the Facility Agreement (hereinafter — the Initial Lender and the Facility Manager).

RECITALS

(A)

The Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1, as the borrower, entered into the agreement for the provision of a syndicated facility dated 16 May 2016 as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 5 October 2017; and

(iv)	amendment agreement No. 4 dated 29 December 2017

(hereinafter — the Facility Agreement).

(B)

On the date of this Agreement, Borrower 1, and Borrower 2, as the borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No. 5 (hereinafter — Amendment Agreement No. 5) whereby the Facility Agreement is amended as follows:

(i)	Debt of Borrower 1 under Tranche C and Tranche D will be transferred to Borrower 2;

(ii)	Additional tranche of 3,000,000,000 Roubles will be provided to Borrower 2; and

(iii)	Amendments will be made to the Facility Agreement subject to which it will be restated as annexed to Amendment Agreement No. 5 (hereinafter — the Restated Facility Agreement).

(C)

The Guarantor, Borrower 1, and the Initial Lender entered into the independent guarantee agreement dated 16 May 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Independent Guarantee Agreement). According to the Independent Guarantee Agreement, the Guarantor issued the independent guarantee dated 16 May 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Guarantee) in favour of the Initial Lender.

(D)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Restated Facility Agreement and shall not be entitled to refer to it being unaware of such terms and conditions.

Amendment Agreement No. 2 to the LLC Headhunter independent guarantee agreement	217

(E)

For the purposes of securing the Borrower’s obligations under the Restated Facility Agreement, the Parties have hereby agreed to amend the Independent Guarantee Agreement and the Guarantee as contemplated in this Agreement.

THE PARTIES HAVE AGREED as follows:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

Effective Date has the meaning specified in clause (a) of Article 3 (Limitations).

Restated Guarantee has the meaning specified in clause(b) of Article 2 (Amendments).

Restated Independent Guarantee Agreement means the Independent Guarantee Agreement subject to the amendments made in accordance with this Agreement in the form provided in EXHIBIT 1 (Restated Independent Guarantee Agreement).

Party means a party to this Agreement.

1.2	Incorporated Terms

Unless otherwise required by the context, the capitalised terms that are used in the Restated Facility Agreement and the Restated Independent Guarantee Agreement and that are not defined in this Agreement shall have the same meanings as in the Restated Facility Agreement and the Restated Independent Guarantee Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set out in this Agreement and references to Articles and Exhibits shall be deemed to be to the articles and exhibits of this Agreement unless otherwise required by the context.

1.4	Purpose

This Agreement constitutes a Finance Document.

2.	AMENDMENTS

(a)

The Parties have agreed that as of the Effective Date the Independent Guarantee Agreement shall be amended by restating it as contemplated in EXHIBIT 1 (Restated Independent Guarantee Agreement) and rights and obligations of the Parties pursuant to the Independent Guarantee Agreement shall be, as of the Effective Date, governed by and construed in accordance with the terms and conditions of the Restated Independent Guarantee Agreement.

(b)

The Guarantor shall, on the date of this Agreement, amend the Guarantee in order to have the amendments to the Secured Obligations and other amendments that are made to the Independent Guarantee Agreement pursuant to clause (a) above (hereinafter subject to such amendments — the Restated Guarantee) reflected therein.

3.	LIMITATIONS

(a)

The binding effect of the amendments and supplements provided for by Article (Amendments) is contingent (as provided set out by article 327[1] of the Civil Code of the Russian Federation) on Amendment Agreement No. 5 becoming effective. The date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and confirmations required for Amendment Agreement No. 5 to become effective shall be the Effective Date.

(b)

The amendments and supplements being made to the Independent Guarantee Agreement pursuant to this Agreement shall be limited to the amendments and supplements provided in Article 2 (Amendments). No other provisions of the Independent Guarantee Agreement (other than those indicated in Article 2 (Amendments)) shall be amended or supplemented by this Agreement.

Amendment Agreement No. 2 to the LLC Headhunter independent guarantee agreement	218

(c)

The Guarantor hereby gives its consent to be liable under the Borrowers’ obligations arising out of the Restated Facility Agreement and confirms that the Guarantee is valid, remains in full force and effect and the Guarantor continues to duly perform the obligations under the Restated Guarantee in conformity with its terms and conditions as well as the terms and conditions of the Restated Independent Guarantee Agreement.

(d)	This Agreement shall not release the Guarantor from any obligations stipulated by the Independent Guarantee Agreement or the Guarantee.

4.	REPRESENTATIONS

(a)	The Guarantor makes the representations about circumstances set out in article 3 (Representations about the Guarantor’s Circumstances) of the Independent Guarantee Agreement to the Initial Lender.

(b)

The representations about circumstances mentioned in clause (a) above shall be made by the Guarantor as of the date of this Agreement referring to the circumstances existing on the date of this Agreement.

(c)	References to the Independent Guarantee Agreement in the representations about circumstances made pursuant to clause (a) above shall be deemed to include references to this Agreement.

5.	APPLICABLE LAW

This Agreement as well as the rights and obligations of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

6.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with this Agreement, including in respect of its interpretation, existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

7.	SIGNING

This Agreement is executed as one document in three (3) original counterparts of equal legal force, one counterpart for each of the Parties.

This Agreement is entered into on the date first written hereinabove.

Amendment Agreement No. 2 to the LLC Headhunter independent guarantee agreement	219

EXHIBIT 1

RESTATED INDEPENDENT GUARANTEE AGREEMENT

Amendment Agreement No. 2 to the LLC Headhunter independent guarantee agreement	220

LIMITED LIABILITY COMPANY HEADHUNTER

As the guarantor under this Agreement

And

LIMITED LIABILITY COMPANY ZEMENIK

And

HEADHUNTER GROUP PLC

As the principals under this Agreement

And

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

As the beneficiary under this Agreement

INDEPENDENT GUARANTEE AGREEMENT

dated 16 May 2016

As amended by:

Amendment agreement No. 1 dated 5 October 2017 and

Amendment agreement No. 2 dated 22 April 2019

Herbert Smith Freehills CIS LLP

CONTENTS

1. DEFINITIONS AND INTERPRETATION	224
2. INDEPENDENT GUARANTEE AND INDEMNITY	228
3. REPRESENTATIONS ABOUT THE GUARANTOR’S CIRCUMSTANCES	229
4. OBLIGATIONS AND LIABILTY OF THE GUARANTOR	233
5. TERM	244
6. PAYMENT DEMAND, PAYMENTS, TAXES AND CURRENCY	245
7. NOTICES	247
8. MISCELLANEOUS	249
9. ASSIGNMENT OF CLAIM AND TRANSFER OF DEBT	249
10. APPLICABLE LAW	250
11. DISPUTE RESOLUTION	250
12. COUNTERPARTS	250
SCHEDULE 1 DEFINITIONS OF THE FACILITY AGREEMENT	251

THIS INDEPENDENT GUARANTEE AGREEMENT (hereinafter — the Agreement) is entered into on 16 May 2016 (as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 dated 22 April 2019) between:

(1)

LIMITED LIABILITY COMPANY HEADHUNTER, a limited liability company organised under the laws of the Russian Federation, registered number 1067761906805, having its registered address at: 9 bld. 10 Godovikova St., Moscow, Russian Federation, represented by Mikhail Aleksandrovich Zhukov acting on the basis of the charter, as the guarantor under this Agreement (hereinafter — the Guarantor);

(2)

LIMITED LIABILITY COMPANY ZEMENIK, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation, represented by Karen Eduardovich Agayan acting on the basis of the charter, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 1); and

(3)

HEADHUNTER GROUP PLC, a public company limited by shares organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, as a principal under this Agreement and the Borrower under the Facility Agreement (hereinafter — Borrower 2); and

(4)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised under the laws of the Russian Federation, registered with Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under number in the register 2-25, as the beneficiary under this Agreement and the Facility Manager, Organiser and Initial Lender under the Facility Agreement (hereinafter — the Initial Lender and the Facility Manager).

The Guarantor, Borrower 1, Borrower 2, and the Initial Lender are hereinafter collectively referred to as the Parties and each separately as a Party.

RECITALS

(A)

According to the Facility Agreement, the Initial Lender agreed to provide funds in Roubles to the Borrowers in the total amount of up to ten billion (10,000,000,000) Roubles on the terms and conditions set out in the Facility Agreement.

(B)	This Agreement and the Guarantee are the Finance Documents as defined in the Facility Agreement.

(C)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Facility Agreement and shall not be entitled to refer to it being unaware of the Facility Agreement’s terms and conditions.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms

All capitalised terms used in this Agreement (including the Recitals) shall have the meanings ascribed to them in the Facility Agreement (definitions of the Facility Agreement terms are contained in Exhibit 1 (Definitions of the Facility Agreement)) unless otherwise required by this Agreement or context; that being said:

Reimbursement of the Amounts Paid under the Guarantee shall mean reimbursement, by the Borrowers to the Guarantor, of all monetary amounts paid by the Guarantor in connection with the performance by it of the obligations under the Guarantee and/or this Agreement, in according to section 1 of article 379 of the Civil Code of the Russian Federation.

Guarantee shall mean an independent guarantee issued by the Guarantor at the Borrowers’ request to the Initial Lender on the Issue Date in conformity with the terms and conditions of this Agreement in the form and with the content satisfactory to the Initial Lender.

Issue Date shall mean the Guarantee issue date as indicated in the Guarantee.

Borrower shall mean Borrower 1 or Borrower 2; and Borrowers shall mean Borrower 1 and Borrower 2.

Facility Agreement shall mean the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender as the Facility Manager, Organiser and Initial Lender, Borrower 1 and Borrower 2 as the Borrowers for the total amount of up to ten billion (10,000,000,000) Roubles as amended by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and amendment agreement No. 5.

Secured Obligations shall mean all the current and future monetary obligations of the Borrowers to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and prior consents and waivers of the Lenders’ rights under the Facility Agreement granted), including the Borrowers’ obligations:

(a)

to repay the total principal amount of the Facility of up to ten billion (10,000,000,000) Roubles to be finally repaid not later than 15 May 2021 in respect of Tranche A and Tranche B, 5 October 2022 in respect of Tranche C and Tranche D and the date falling on one thousand eight hundred and twenty five (1,825) days after the date of Amendment Agreement No. 5 in respect of Tranche E in the manner set forth by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of a mandatory prepayment provided for by the Facility Agreement);

(b)	to pay interest payable under article 9 (Interest) of the Facility Agreement based on an annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; or

(B)	(except for Tranche E) in relation to any Interest Period beginning on or after the date of Amendment Agreement No. 3:

(1)	Two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(C)	for Tranche E:

(1)	Two point four (2.4) per cent per annum;

(2)	In the events specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(ii)	Key Rate;

(c)

to pay the default interest under article 9.4 (Default Interest) of the Facility Agreement payable in the event that any of the Borrowers fails to perform its obligation to pay any amount it must pay under a Finance Document within the established period of time in an amount of 2/365 of the interest rate, to be determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility per every day of the delay. The default interest shall accrue on the overdue amount during the period from the date following the established payment due date to the actual payment date (both prior to and after rendering the corresponding judgement);

(d)	to pay the fee for the commitment to provide the Facility pursuant to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement the amount of which shall be computed as follows:

(i)	at a rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility under Tranche A (without deducting the Amount to Be Provided);

(ii)	at a rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility under Tranche B (without deducting the Amount to Be Provided); and

(iii)	at a rate of zero point one (0.1) per cent per annum on the amount of the Unused Available Facility within Tranche E (without deducting the Amount to Be Provided),

with the above fee to accrue during the Tranche A Drawdown Period and Tranche B Drawdown Period, accordingly, and be paid as follows:

(i)	in relation to the Unused Available Facility within Tranche A, on the earlier of the last day of the Tranche A Drawdown Period or Tranche A Drawdown Date;

(ii)

in relation to the Unused Available Facility within Tranche B, (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the earlier of the last day of the Tranche B Drawdown Period or the Tranche B Drawdown Date; and

(iii)

in relation to the Unused Available Facility within Tranche E, to accrue for the Tranche E Drawdown Period and be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the earlier of the last day of the Tranche E Drawdown Period or the Tranche E Drawdown Date.

The fee for the commitment to provide the Facility shall not be charged in relation to the Unused Available Facility under Tranche C and Tranche D.

(e)	to pay the fee for the provision of the Facility pursuant to article 11.2 (Facility Activation Fee) of the Facility Agreement the amount of which shall account for:

(i)	one point five (1.5) per cent of the Tranche A amount;

(ii)	one point five (1.5) per cent of the Tranche B amount;

(iii)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(iv)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(v)	eleven million (11,000,000) Roubles in respect of Tranche E

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

to reimburse the Finance Parties for the costs and losses reimbursable according to articles 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

to reimburse the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or protection of its rights under the Finance Documents.

(h)	to reimburse the Finance Parties for the amounts of all expenses pursuant to article 14.2 (Other Indemnity) of the Facility Agreement incurred by the relevant Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	provision of the Facility to any of the Borrowers under a Drawdown Request being impossible due to the operation of any provisions of the Facility Agreement; or

(iii)	any of the Borrowers not being able to make the prepayment of the Outstanding Facility or a part thereof notwithstanding a notice of prepayment served on the Facility Manager;

(i)	to pay any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

to repay in full the monetary funds received by any of the Borrowers should the Facility Agreement become invalid and pay interest for unlawful use of such monetary funds and/or for the use of others’ monetary funds accrued in compliance with the applicable laws as well as to compensate any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Event of Default shall mean any event or circumstance indicated in article 21 (Events of Default) of the Facility Agreement.

Amendment Agreement No.5 shall mean amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Guarantee Term shall mean the period beginning from the Issue Date and ending on the date referred to in Article 5.1 (Term).

Guarantee Amount shall mean the amount of thirteen billion (13,000,000,000) Roubles.

Payment Demand shall mean a written notice from the Initial Lender (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager acting on behalf of the Lenders) given to the Guarantor and containing (i) a reference to a specific breach of the Secured Obligations that triggers a payment under the Guarantee; (ii) a demand that the Guarantor make payments provided for by this Agreement and the Guarantee, in the amount and within the period specified in such notice, as well as the details of the bank account to which the Guarantor is to make the payment.

1.2	Interpretation

(a)	In this Agreement, unless otherwise required by the context:

(i)

until the assignment of its rights (claims) under this Agreement and the Guarantee by the Initial Lender to any person to whom it assigned its rights under the Facility Agreement pursuant to Article 9.2 (Transfer of Rights by the Lenders), all references to the Facility Manager and the Lenders shall be to the Initial Lender. For the avoidance of doubt, this clause (a) shall not limit the Guarantor’s obligations provided for by clause (b) of Article 9.2;

(ii)

reference to the Facility Manager, Organiser, Finance Party, Initial Lender, Lender, any of the Borrowers, Guarantor or Party shall also mean a reference to their assignees and successors by law, the Facility Agreement or this Agreement;

(iii)	document in an agreed form shall mean a document agreed upon in writing by the Facility Manager and the Guarantor or a document drawn up in a form acceptable to the Facility Manager;

(iv)	assets shall include existing or future property, earnings or rights of any nature whatsoever;

(v)

reference to a Finance Document or other agreement, document or financial instrument shall mean such Finance Document or other agreement, document or financial instrument with all the amendments and supplements made to it from time to time;

(vi)	person shall include any physical person, legal entity, government authority, government or state;

(vii)

laws shall mean any law, decree, ordinance, order, resolution, regulation, rules, official directions, requirements or recommendations of any legislative or executive government, municipal, interstate or international authority, ministry, instrumentality, service, agency or committee or any judicial authority as well as the standards and rules of self-regulated organisations binding upon the members of such self-regulated organisations (in relation to the members of such self-regulated organisations only);

(viii)	reference to a statutory provision shall be to such provision with all the amendments and supplements made to it as at any point of time;

(ix)	it is implied that the words “include” and “including” as well as the expression “in particular” are followed by the words “inter alia”;

(x)	Article, sub-clause, Clause or Exhibit shall refer to the article, sub-clause or clause of this Agreement or Exhibit hereto;

(xi)	indication of time shall mean the Moscow time unless otherwise specifically indicated in this Agreement;

(xii)

term “indebtedness” shall include any obligation (including, inter alia, an obligation based on a guarantee) to pay or repay monetary funds, including, among other things, any contingent transaction; and

(xiii)	reference to the Lenders shall be to all Lenders.

(b)	Headings in this Agreement shall not affect the interpretation hereof.

2.	INDEPENDENT GUARANTEE AND INDEMNITY

2.1	Independent Guarantee

At the Borrowers’ request, the Guarantor issues the Guarantee and hereby undertakes, in the event that any of the Borrowers fails to perform any of the Secured Obligations, to pay the Initial Lender (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager for allocation between the Lenders) an amount, up to the Guarantee Amount, specified in the Payment Demand, whether the Facility Agreement and the Secured Obligations are valid or not and irrespective of the relationships between the Guarantor and any of the Borrowers and other obligations.

2.2	Indemnity

According to article 4061 of the Civil Code of the Russian Federation, the Guarantor hereby undertakes liability to the Lenders that, if any Secured Obligation is or becomes invalid, illegal and/or unenforceable, then the Guarantor shall, as an independent and primary obligation, upon the Facility Manager’s demand, unconditionally indemnify each of the Lenders from and against all and any expenses, fees, costs and damages (without lost profit) they will incur (including in the capacity of the Lender, Organiser and Facility Manager) as a result of failure to pay any amount which, but such invalidity, illegality and/or unenforceability of the Secured Obligations, would have been payable under the Facility Agreement on the date of making such payout or performing the obligation. The amounts due and payable by the Guarantor pursuant to Article 2.2 shall not exceed the amount that the Guarantor would have to pay in accordance with Article 2.1 (Independent Guarantee) as if the amount claimed was reimbursable based on the Guarantee.

3.	REPRESENTATIONS ABOUT THE GUARANTOR’S CIRCUMSTANCES

3.1	Guarantor’s Representations

The representations about circumstances stated in this Article 3 are made by the Guarantor to the Initial Lender. The Initial Lender shall rely upon such Guarantor’s representations about circumstances; and the accuracy thereof is material to the Initial Lender.

(a)	Status

(i)	Guarantor is a legal entity duly organised and legally existing under the laws of the Russian Federation.

(ii)	Guarantor is the lawful owner of the property belonging to it and carries on its activity in compliance with the applicable laws.

(b)	Legal Capacity and Authority

(i)

Guarantor has legal capacity and authority to enter into and perform this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party and transactions contemplated thereby, and it has obtained all approvals required to enter into and perform this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party according to the procedure set forth by laws, its constitutional documents and other by-laws, including the approval of transactions contemplated by this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(ii)	Person acting on behalf of the Guarantor is authorised to enter into this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(c)	Validity

(i)

Subject to the Finance Document registration requirements as specified in clause (h) (Registration Requirements) of this Article 3.1, this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party constitute a valid and enforceable obligation compliant with the applicable laws and binding upon the Guarantor.

(ii)	This Agreement, the Guarantee and each Finance Document to which the Guarantor is a party are executed in the form ensuring their enforcement in the Russian Federation.

(d)	No Conflicts

Entry into and performance by the Guarantor of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party and transactions contemplated thereby, do not conflict with:

(i)	any applicable laws;

(ii)	its constitutional documents and other by-laws;

(iii)	any resolutions of its governing bodies; and

(iv)	any other documents or agreements that are binging upon it.

(e)	Compliance with Laws

(i)

The economic activities of the Guarantor are carried on, in all aspects that are material in the Facility Manager’s opinion, in compliance with the applicable laws. The Guarantor files tax reports on time and pays taxes within the time limits and in the amounts provided for by any applicable laws in all aspects that are material in the Facility Manager’s opinion.

(ii)	In respect of each Guarantor:

(A)	there is no decision and/or demand of a tax authority to pay a Tax that has not been performed within the time limit set by such a decision and/or demand and/or the applicable laws; or

(B)

if the above decision and/or demand of a tax authority is being disputed in a court, there is no judgment on the necessity to perform the above decision and/or demand which has become legally effective and has not been executed within the time limit set by such a judgment and/or the applicable laws.

(f)	No Default

(i)

Entry into and performance by the Guarantor of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party or transactions contemplated thereby does not constitute and will not result in a Default; and

(ii)

There are no other events or circumstances that constitute a default under any document binding upon the Guarantor or imposing restrictions on the disposal of its property and that make or may reasonably make Material Adverse Impact.

(g)	Authorisations

(i)

As of the date of this Agreement, all authorisations and consents required in connection with entering into, performing, ensuring that this Agreement, the Guarantee, each Finance Document, to which the Guarantor is a party, and transactions contemplated thereby are valid, eligible for judicial defense and may be submitted as evidence in a court, have been obtained by the Guarantor and remain valid.

(h)	Registration Requirements

No notarial acts or registration of this Agreement or the Guarantee, including with any government authorities or institutions of the Russian Federation, and no payment of the relevant fees in connection with this Agreement and the Guarantee are required.

(i)	Financial Statements

(i)	The latest financial statements of the Group (and each member of the Group) provided in accordance with the Facility Agreement:

(A)	were drawn up in compliance with the Applicable Reporting Standards; and

(B)	in all material aspects, accurately reflects its financial standing (if applicable, on a consolidated basis) as of their preparation date,

in each case, unless otherwise provided in such financial statements.

(ii)

Since the date on which the financial statements referred to in clause (a) above were prepared, no events have occurred that might make Material Adverse Impact; that being said, for the purposes of this clause, the Material Adverse Impact shall mean a material adverse impact that, in the Facility Manager’s opinion, may be made on:

(A)

financial condition of the Group as a whole provided that the occurrence of such event results in a real damage to the Group as a whole for an amount exceeding 10,000,000 Roubles (or equivalent of that amount in another currency);

(B)	Guarantor’s ability to perform its obligations under this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party;

(C)	validity, priority or enforceability of security that has been or must be provided under this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party; or

(D)

validity of this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party or exercisability of the Facility Manager’s rights set out pursuant to this Agreement, the Guarantee and each Finance Document to which the Guarantor is a party.

(j)	Judicial Proceedings

(i)

Except for the judicial, administrative, arbitrazh or arbitral proceedings disclosed by the Guarantor to the Facility Manager according to Clause (c) in Article 4.1 of this Agreement, no judicial, arbitral or administrative proceedings have been and, to the Guarantor’s knowledge, are expected to be initiated in respect of the Guarantor:

(A)	for an amount of the lawsuit, claim or demand exceeding 10,000,000 Roubles (or equivalent of that amount in another currency):

(B)	within which decisions have been or would likely be made that would result in a real damage to the Group of more than 10,000,000 Roubles (or equivalent of that amount in another currency); or

(C)	not falling under the terms of subclauses (A) and (B) above but as a result of which an adverse decision has been or would likely be made that can make the Material Adverse Impact.

(ii)

Except for the actions disclosed by the Guarantor to the Facility Manager according to Clause (c) in Article 4.1 of this Agreement, no investigative activities provided for by the applicable laws are carried out in respect of the Guarantor which resulted or would likely result in adverse decisions that can make Material Adverse Impact.

(k)	Information

(i)

All actual information that is material, in the Facility Manager’s opinion, provided by the Guarantor to the Finance Parties in connection with the Finance Documents to which it is a party is accurate and true as of the date of its provision or (as the case may be) the date (if any) indicated as the date of its provision.

(ii)

The Guarantor has not concealed any information that, if disclosed, would result in any other information indicated in sub-clause (i) above becoming inaccurate or misleading to the extent that is material in the Facility Manager’ opinion.

(iii)

As of the date of this Agreement and as of the first Drawdown Date, since the date of information provision as defined in clause (i) above, no circumstances that, if disclosed, would result in the information provided becoming inaccurate or misleading to the extent that is material in the Facility Manager’s opinion have occurred.

(l)	Provided Loans

The Guarantor has not provided loans to any third parties other than the Obligors except for the Permitted Loans.

(m)	Fees and Duties

As of the date of this Agreement, payment of any state or registration duties or taxes or fees in connections with this Agreement and the Guarantee is not required.

(n)	Regulated Procurement

As of the date of this Agreement, the provisions of the Law on Regulated Procurement do not apply to entry into and performance by the Guarantor of this Agreement, the Guarantee and the Finance Documents to which it is a party. That being said, the Guarantor does not give this representation in relation to the Law on Regulated Procurement application to any Finance Party.

3.2	Periods for which the Guarantor’s Representations about Circumstances Are Provided

(a)	The representations about circumstances stated in this Article 3 are provided by the Guarantor as of the date of this Agreement.

(b)

Except where any Representations about Circumstances must be made on a particular date, all the Representations about Circumstances shall be deemed to have been provided by the Guarantor again on the date of each Drawdown Request, on each Drawdown Date and on the first date of each Interest Period.

(c)	In the event that any of the Representations about Circumstances are provided again they shall cover the circumstances existing at the time when they are provided again.

4.	OBLIGATIONS AND LIABILTY OF THE GUARANTOR

4.1	Guarantor’s Obligations

The Guarantor undertakes for the entire Guarantee Term as follows:

(a)	Financial Statements

The Guarantor shall ensure that each Borrower provides the Facility Manager with the certified copies, in a number sufficient for all Lenders:

(i)

as soon as prepared but, in any way within one hundred and eighty (180) days of the date of each financial year end date, of the Group’s consolidated financial statements for such financial year prepared in compliance with the IFRS and confirmed by the Auditors;

(ii)

as soon as prepared but, in any way within one hundred and twenty (120) days of each financial half-year end date, of the Group’s consolidated financial statements for such financial half-year prepared in compliance with the IFRS and reviewed by the Auditors;

(iii)

as soon as prepared but, in any way within sixty (60) days of each quarter of the relevant financial year end date, of the Group’s managerial statements for such quarter of the relevant financial year (including the profit and loss statement, balance sheet and cash flow statement) prepared in compliance with the IFRS; and

(iv)

as soon as prepared but, in any way within forty (40) days of each quarter of the relevant financial year end date, of Borrower 1 and the Guarantor’s financial statements (including the profit and loss statement, balance sheet and cash flow statement) for such quarter of the relevant financial year prepared in compliance with the Russian Accounting Regulations.

(b)	Requirements for Financial Statements

The Guarantor shall cause each set of financial statements provided in accordance with article 17.1 (Financial Statements) of the Facility Agreement, to be prepared using the same accounting principles and the same reporting periods as those used in preparing the latest provided financial statements of the Group (except for a possible change in the in-house development capitalisation accounting). If any Obligor notifies the Facility Manager of a change in the accounting principles or reporting periods, then the Guarantor shall ensure that its Auditors and auditors of the respective Obligor provide the Facility Manager with:

(i)

the description of the amendments that are required to be made to the corresponding financial statements in order to reflect the changes made in the accounting principles and reporting periods that were used in preparing the Initial Financial Statements of the Group and such Obligor; and

(ii)

the details, in form and substance meeting the Facility Manager’s requirements and sufficient for the Lenders to satisfy themselves that the Borrowers are in compliance with the requirements of article 18 (Covenants to Comply with Financial Ratios) of the Facility Agreement and adequately assess the Obligor’s financial standing pursuant to the current financial statements compared to the Initial Financial Statements of such Obligor.

(c)	Information: Other

(i)	The Guarantor shall provide the Facility Manager with:

(A)

simultaneously with sending to the addressees, copies of all documents being sent by it to all its creditors or, in connection with circumstances that constitute Material Adverse Impact, to all its members;

(B)	particulars of any judicial, arbitrazh, arbitral or administrative proceedings as a consequence of which decisions have been or would likely be made that would result in a real damage to the Group of:

(1)

more than 10,000,000 Roubles (or equivalent of that amount in another currency) but less than two point five (2.5) per cent of the Consolidated EBITDA Ratio — not later than five (5) Business Days following the end of the corresponding calendar quarter;

(2)

more than two point five (2.5) per cent of the Consolidated EBITDA Ratio — immediately after they have become aware of that but not later than five (5) Business Days following the date when they became so aware;

(C)

immediately after they have become aware of that but not later than five (5) Business Days following the date when they became so aware — particulars of any investigative activities relating to the Group or any member of the Group (including, in respect of the executive or other management bodies of the Group or any member of the Group or any member of such a management body); and

(D)

immediately at its request but not later than five (5) days of the request date, such additional information regarding the financial standing and economic activities of any Group member as the Facility Manager may request on behalf of any Finance Party.

(ii)	The Guarantor shall notify the Facility Manager in writing of any of the below events immediately after the Guarantor has become aware of it:

(A)	filing of an application for declaring the Pledgor bankrupt with an arbitrazh court by an interested party, and/or

(B)	publication, according to the procedure established by law, of a notice of intent to file such application; and/or

(C)	that such application will be filed based on a notice received from a person who intends to file the application.

(d)	Auditors

The Guarantor shall not replace its Auditors without a consent of the Lenders Majority, except for the Auditors in relation to the financial statements of the Group and its members prepared in compliance with the IFRS approved or permitted in accordance with this Agreement.

(e)	Notice of Default

(i)

The Guarantor shall notify the Facility Manager of any Default (and measures, if any, taken to remedy such Default) immediately after it has become aware of that unless the Facility Manager have been notified of such Default by any of the Borrowers.

(ii)

At the Facility Manager’s request, the Guarantor shall provide the Facility Manager with a statement signed by the single executive body or authorised representative of the Guarantor certifying that the Default have been remedied or, if the Default is continuing, describing in detail the measures being taken to remedy it.

(f)	“Client Data” Check

The Guarantor shall and shall cause each of its Subsidiaries to provide the Facility Manager with information and documents for the purposes of article 17.8 («Client Data” Check) of the Facility Agreement.

(g)	Authorisations and Corporate Approvals

(i)

The Guarantor shall and shall cause each of its Subsidiaries to timely obtain, maintain and comply with the terms and conditions of any authorisations, consents and corporate approvals required by any applicable laws to perform its obligations under the Finance Documents to which it is a party and to make the Finance Documents eligible as evidence within arbitral proceedings and in the courts of appropriate jurisdictions, including arbitrazh courts.

(ii)

Except for the obtainment of a licence for dealing with personal data in the Republic of Azerbaijan, the Guarantor shall and shall cause each of its Subsidiaries to timely obtain, maintain and comply with the terms and conditions of any authorisations and consents required by any applicable laws to carry on the business of any Group member as the same is carried on.

(h)	Prohibition of Asset Encumbering

The Guarantor shall not and shall cause each of its Subsidiaries not to create or allow for the existence of any Encumbrance in respect of its assets without a prior written consent of the Facility Manager, except for:

(i)

Encumbrance on assets (other than those indicated in clause (d) below but without double count) the book value of which does not exceed, in aggregate and at any time, five (5) percent of the Consolidated EBITDA Ratio;

(ii)	Encumbrance arising pursuant to the Security Agreements;

(iii)	any Encumbrance created by law in the ordinary course of business; and

(iv)

any Encumbrance in the form of a right to debit funds from an account with the payor’s pre-authorisation or similar debiting right if this results in having monetary funds debited from such account for an amount of up to five (5) per cent of the Consolidated EBITDA Ratio.

(i)	Disposal of Assets

The Guarantor shall not and shall cause any its Subsidiary not to sell, rent out or otherwise dispose of any of its assets or property without a prior written consent of the Facility Manager, except for:

(i)	disposal of assets or property in the ordinary course of business;

(ii)	disposal of assets or property within a restructuring in connection with holding TOO “HEADHUNTER.KZ”;

(iii)

disposal of assets or property of the Group members for a total amount based on the book or market value (whatever is greater) received as a result of one or more transactions executed during each consecutive twelve (12) months not exceeding five (5) per cent of the Consolidated EBITDA Ratio;

(iv)	disposal of shares or interests in the share capital of 100RABOT within the 100RABOT Ownership Change;

(v)	disposal of shares or interests in the share capital of a Group member other than the Obligor provided that after such disposal:

(C)	Debt Ratio value (as defined below) does not exceed 2,0:1; and

(D)	after payment of the Distributed Amount, there is no increase of the Debt Ratio value in comparison with the Leverage Ratio as of the last Calculation Date.

That being said, such disposal pursuant to this clause (v) shall be effected on an arm’s length basis and subject to the conditions provided for by clause (e) of article 19.3 (Disposal of Assets) of the Facility Agreement.

A Group member alienating the Disposed Group Member shall be entitled, without the Facility Manager’s consent, to make payment of the Distributed Amount in the amount not resulting in a breach of the financial ratio provided for by sub-clauses (A) and (B) of this clause (v). That being said, the Distributed Amount may be paid out upon the completion of the Disposed Group Member sale only once. The funds remaining after paying out the Distributed Amount shall be used by the seller of the Disposed Group Member with the approval of the Facility Manager.

(vi)	For the purposes of clause (v) above, the following definitions shall have the following meanings:

Group Cash shall mean Cash and Cash Equivalent owned by the Group.

Disposed Group Member’s Cash shall mean Cash and Cash Equivalent owned by the Disposed Group Member.

Disposed Group Member shall mean a Group member other than the Obligor shares or interests in the share capital of which are subject to disposal.

Debt Ratio shall mean Net Debt to EBITDA ratio.

Purchase Price shall mean the monetary funds actually received as a result of selling the Disposed Group Member.

Distributed Amount shall mean the amount of funds being paid to Borrower 2 shareholders as a result of alienating the Disposed Group Member.

Cash Amount shall mean an amount obtained by computing the difference between the Group Cash, the Disposed Group Member’s Cash and the Distributed Amount and adding the Purchase Price to the difference obtained.

Net Debt Amount shall mean the difference between the Group’s Financial Debt (taking into account the Group’s Financial Debt to the Disposed Group Member effectively recognised after alienating the Disposed Group Member) and the amount of the Disposed Group Member’s Financial Debt (not taking into account the Disposed Group Member’s Financial Debt to other members of the Group) and Cash Amount.

EBITDA shall mean the difference between the Consolidated EBITDA Ratio and Disposed Group Member’s EBITDA Ratio.

(j)	Asset Acquisition

The Guarantor shall not and shall cause any of its Subsidiaries not to acquire any assets without a written consent of the Facility Manager, except for the acquisition of assets:

(i)	in the ordinary course of business;

(ii)	within a restructuring in connection with holding TOO “HEADHUNTER.KZ”;

(iii)	within the 100RABOT Ownership Change;

(iv)

by a Group member for a total amount paid out by such member of the Group as a result of one or more asset acquisition transactions executed during each consecutive twelve (12) months not exceeding seven point five (7.5) per cent of the Consolidated EBITDA Ratio; or

(v)	acquired on account of the Permitted Financial Debt.

(k)	Arm’s Length Transactions

(i)	The Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to enter into any transactions with any persons other than arm’s length transactions.

(ii)	Clause (a) shall not apply to transactions with the Obligors.

(l)	Lending

Except for the Permitted Loans, the Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to act in the capacity of a lender in relation to any Financial Debt without a prior written consent of the Facility Manager.

(m)	Provision of Guarantees and Suretyships

(i)

The Guarantor shall not be entitled to and shall cause any of its Subsidiaries not to act as a guarantor or surety in respect of the obligations of any person without a prior written consent of the Facility Manager; and

(ii)	The provisions of clause (i) above shall not apply:

(A)	when such guarantee or suretyship secures obligations of another member of the Group:

(1)	created within the limits of the Permitted Financial Debt; or

(2)	demands under such guarantee or suretyship are subordinated to the Guarantor’s obligations under the Finance Documents in accordance with the Intercreditor Agreement,

in any case, without double count; and

(B)	to the Unlimited Guarantee where article 20 (Placement) of the Facility Agreement so provides.

(n)	Financial Debt

The Guarantor shall not and shall cause any of its Subsidiaries not to execute transactions that result in creating the Financial Debt for the Guarantor or such Subsidiary of the Borrower and shall not and shall cause any of its Subsidiaries not to allow for the existence of an overdue Financial Debt without a prior written consent of the Facility Manager except for the Permitted Financial Debt.

(o)	Payment of Dividends and Redemption of Shares or Participation Interests

The Guarantor shall not, without a prior written consent of the Facility Manager, declare and pay dividends or effect the redemption of its shares (unless the applicable laws so require) and shall cause any its Subsidiary being an Obligor not to declare and pay dividends or effect redemption of its shares or participation interests (unless the applicable laws so require), except where:

(i)	distributable profit is paid out by any Obligor or member of the Group in favour of the Obligor; and

(ii)

distributable profit is paid out by any member of the Group to minority shareholders provided that similar payouts are made in favour of the shareholders (members) of such member of the Group being the members of the Group pro rata to their interest in the share capital of such member of the Group.

(p)	Satisfaction of Conditions Subsequent

The Guarantor shall and shall cause any of its Subsidiaries to satisfy, within the time limits provided for by the Facility Agreement, all the conditions subsequent referred to in part 2 of exhibit 2 (Requirements for the Borrowers to Receive the Facility) to the Facility Agreement and article 9 (Conditions Subsequent) of Amendment Agreement No. 5 relating to it.

(q)	Net Assets

The Guarantor shall ensure that, as of the end of each financial half-year during the term of this Agreement, the size of Borrower 1 and Headhunter’s net assets determined based on the financial statements to be provided in accordance with clause 17.1(d) of the Facility Agreement is positive.

(r)	Change in Activities

The Guarantor shall not and shall cause each of its Subsidiaries not to make material changes in its primary business activities without a prior written consent of the Facility Manager.

(s)	Existing Commercial Contracts

The Guarantor shall ensure that the Existing Commercial Contracts continue in force and effect until the Tranche E Final Maturity Date or new contracts are entered into on the same terms and conditions if this is commercially reasonable at least one month prior to the expiry of the Existing Commercial Contacts’ term.

(t)	Taxation

The Guarantor shall punctually pay taxes and fees in compliance with the laws of the Russian Federation (hereinafter — the Mandatory Payments) and shall cause each of its Subsidiaries to pay the Mandatory Payments in compliance with the applicable laws, except for:

(i)	Mandatory Payments that are disputed by the Guarantor or any of its Subsidiaries according to the procedure established by law; and

(ii)

Mandatory Payments and disputing costs in respect of which the appropriate provisions have been made in the latest financial statements submitted to the Facility Manager in accordance with article 17.1 (Financial Statements) of the Facility Agreement; and

(iii)	a case where failure to pay such Mandatory Payments would not make Material Adverse Impact.

(u)	Pari-passu Obligations

The Guarantor shall and shall cause any of its Subsidiaries to ensure that its obligations hereunder are settled in the same order of priority as its other existing and future unsecured payment obligations, except for obligations that are expressly granted priority by laws.

(v)	Group Structure Chart

The Guarantor shall ensure that the Group keeps it structure in conformity with the Group Structure Chart. This obligation shall not apply to actions permitted or contemplated according to the Finance Documents.

(w)	Access

(i)

At the Facility Manager’s request, if a Default has occurred and has not been remedied or the Facility Manager has sufficient grounds to believe that a Default may occur, the Guarantor shall provide (shall cause any its Subsidiary to provide) the Facility Manager and/or its auditors or other professional consultants with a free access to its premises, assets, and accounting and fiscal accounting source documents (paper-based and electronic), including issuance of powers of attorney in favor of the relevant persons, as well as arrange for a meeting with the Group’s management.

(ii)

The Guarantor shall ensure the provision of the respective documents and/or information to the Facility Manager and (or) Lenders and perform other actions required for an inspection (check) of the pledged property under the Pledge Agreements at the place where it is kept and/or recorded and/or located to be carried out by the authorised representatives (servants) of the Central Bank of the Russian Federation or for getting acquainted with the Guarantor’s activities immediately on-site.

(x)	Additional Obligations of General Nature

At a Finance Party’s request and at its own expense, the Guarantor shall and shall cause any of its Subsidiaries to undertake any actions and sign any documents required to ensure that the Finance Documents are valid and duly performed. In particular, the Guarantor shall, at the Facility Manager’s demand and at its own expense, cause:

(i)

all actions required to maintain the Borrower 1 Pledge Agreement and Headhunter’s Pledge Agreement in force and effect to be undertaken in the event that any Lender other than the Initial Lender acquires rights (claims) in respect of any of the Borrowers and/or obligations to provide the Facility according to the provisions of article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement;

(ii)	addendums to the Pledge Agreements to be entered into (on the terms and conditions acceptable to the Lenders)

and all the actions required to ensure the validity of such agreements where any Lender (other than the Lenders being the parties to the existing Independent Guarantee Agreements and Pledge Agreements) acquires the rights (claims) in respect of the Borrowers and/or obligations to provide the Facility according to the provisions of article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement to be performed.

4.2	Irrevocability of Security

The Guarantor’s liabilities pursuant to this Agreement and Guarantee:

(a)	shall be an irrevocable security subject to Article 5.1 (Term);

(b)	shall be in addition to any other security and shall not be prejudiced by any other security that is now or will be in the future provided to the Lenders in respect of all or any Secured Obligations;

(c)

shall not be affected by any reorganisation of the Guarantor and/or any of the Borrowers, including, inter alia, any changes in the organisational and legal form of the Guarantor and/or any of the Borrowers;

(d)

shall continue in force and effect during any liquidation or insolvency (bankruptcy) procedure commenced against the Guarantor and/or any of the Borrowers or during any reorganisation of the Guarantor and/or any of the Borrowers to the extent permitted by the applicable laws; and

(e)	shall continue in force and effect until their termination in accordance with this Agreement.

4.3	Material Change of Circumstances

The material change of circumstances described in article 451 of the Civil Code of the Russian Federation may not serve as the grounds for the Guarantee revocation or amendment or termination of this Agreement on the initiative of the Guarantor and/or any of the Borrowers.

4.4	Waiver of Right to Object to the Lenders’ Claims

(a)

The existence of a dispute between the Guarantor, any of the Borrowers and/or another Obligor or between the Guarantor, any of the Borrowers and/or another Obligor, on the one hand, and the Lenders, on the other hand, shall not release the Guarantor from the liabilities under this Agreement or the Guarantee.

(b)	The Guarantor shall not be entitled to:

(i)	raise counterclaims or defenses against the Lenders’ claims that any of the Borrowers or another Obligor could produce; and

(ii)

fail or defer the performance of the obligations under this Agreement and the Guarantee with reference to an existing dispute between any of the Borrowers or other Obligor, on the one hand, and the Lenders, on the other hand.

4.5	Amendment of the Secured Obligations

The Guarantor hereby expresses its agreement to be jointly and severally liable with the Borrowers irrespective of whether the terms and conditions of the Facility Agreement will be amended or supplemented in any way, including amendments and supplements resulting in an increase in the scope of the Secured Obligations or other adverse implications for the Guarantor; and no additional written consent of the Guarantor to such amendment shall need to be executed.

4.6	Changes

(a)	The Guarantee may not be revoked or changed by the Guarantor.

(b)	Any term of this Agreement and the Guarantee may be amended by a written agreement signed by the Parties.

(c)

If any amendment or supplement has been made to the terms and conditions of the Facility Agreement the Guarantor and the Borrowers shall, at the Facility Manager’s request, enter into an agreement with the Lender within the time limits agreed upon by the Parties to accordingly amend or supplement this Agreement and the Guarantee if such amendments or supplements are required by the laws for the time being in force (including taking into consideration then existing case law) for the Guarantee to continue in force and effect and secure the performance of the Secured Obligations to the full extent subject to the amendments and supplements to the terms and conditions of the Facility Agreement.

4.7	Reimbursement to the Guarantor

(a)

The Guarantor hereby confirms that a Lender’s claims (brought by the Lender directly or through the Facility Manager) under the Facility Agreement shall have priority over the Guarantor’s claims in respect of the Reimbursement of Amounts Paid under the Guarantee.

(b)	The Guarantor hereby undertakes:

(i)	not to bring claims for Reimbursement of Amounts Paid under the Guarantee against the Borrowers until the Secured Obligations have been fully discharged;

(ii)

until the Secured Obligations have been fully discharged, to refrain from assigning or otherwise transferring its claims regarding the Reimbursement of Amounts Paid under the Guarantee or encumbering such claims in favour of third parties (other than the Facility Manager and/or Lenders in connection with the Facility Agreement), without a prior written consent of the Facility Manager acting in accordance with the provisions of this Agreement; and

(iii)

without prejudice to other provisions of this Agreement, in the event that the Guarantor receives the Reimbursement of Amounts Paid under the Guarantee in breach of the terms and conditions hereof, to immediately transfer the amount received by the Guarantor as a result of the Reimbursement of Amounts Paid under the Guarantee to the Facility Manager’s Account.

(c)

Pursuant to the provisions of section 2 in article 309[1] of the Civil Code of the Russian Federation, after the amount received by the Guarantor as a result of Reimbursement of Amounts Paid under the Guarantee has been transferred by the Guarantor to the Facility Manager’s Account the Lenders’ claim against the Borrowers shall pass to the Guarantor in the corresponding part. That being said, the Guarantor who has transferred such amount to the Facility Manager’s Account shall be entitled to bring such claim against the Borrowers after the Secured Obligations have been discharged in full only.

(d)

Until full discharge of the Secured Obligations, the Borrowers shall refrain from making the Reimbursement of Amounts Paid under the Guarantee without a prior written consent of the Facility Manager acting based on a resolution of the Qualified Majority of the Lenders.

5.	TERM

5.1	Term

The Guarantee is issued for a period starting from the Issue Date to the date falling on the expiry of 96 months after the Effective Date of Amendment Agreement No.5. This Agreement shall become effective on the date of its signing first written hereinabove and shall continue in force and effect until full performance of the obligations under the Guarantee issued in accordance with this Agreement.

5.2	Continuing Obligations

The Guarantor’s obligations under this Agreement and the Guarantee shall be continuing and shall not be deemed to have been performed as a consequence of any partial payment or partial performance of all or any of the Secured Obligations.

6.	PAYMENT DEMAND, PAYMENTS, TAXES AND CURRENCY

6.1	Payment Demand

In the case of failure to perform the Secured Obligations as set out in Article 2 (Independent Guarantee and Indemnity), the Initial Lender (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager acting on behalf of the Lenders) shall submit the Payment Demand to the Guarantor with a copy of the notice from the Initial Lender or the Facility Manager, accordingly, given to any of the Borrowers pursuant to 21.18 (Acceleration) of the Facility Agreement attached to it. The Guarantor shall make payment under such Payment Demand within a time limit not longer than five (5) Business Days of receiving such Payment Demand by the Guarantor.

6.2	Accounts for Receiving Payments

(a)

The Guarantor’s obligations referred to in Article 6.1 (Payment Demand) shall be performed by paying the amount indicated in the Payment Demand to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the account of the Facility Manager acting on behalf of the Lenders) specified in the Payment Demand.

(b)

The amounts received by the Facility Manager shall be allocated between the Lenders by the Facility Manager according to each Lender’s Pro Rata Share in the manner provided for by the Facility Agreement. The provisions of this clause shall become effective upon assigning the rights (claims) under this Agreement and the Guarantee by the Initial Lender in accordance with Article 9.2 (Transfer of Rights by the Lenders).

6.3	Payments

All amounts due and payable to the Lenders pursuant to this Agreement and the Guarantee shall be paid by the Guarantor to the Initial Lender the Initial Lender’s account in Roubles (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager to the Facility Manager’s account for allocation between the Lenders).

6.4	Performance of the Guarantor’s Obligations

Any monetary obligations of the Guarantor under this Agreement and the Guarantee shall be deemed to have been performed on the date of crediting the appropriate amount of money in Roubles to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager’s account for allocation between the Lenders). If this Agreement, the Guarantee or other Finance Document sets a performance deadline for the Guarantor’s obligations the Guarantor shall ensure that the funds are credited to the Initial Lender’s account (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), to the Facility Manager’s account) prior to the established deadline.

6.5	Deductions and Withholdings

All payments made by the Guarantor under this Agreement and the Guarantee shall be effected without any deductions and withholdings, except for those expressly set forth by the current laws. If the current laws require that any deductions or withholdings be made from the payments provided for by this Agreement and the Guarantee the Guarantor shall:

(a)	ensure that such deductions and withholdings do not exceed the amount provided by laws;

(b)

immediately pay the Initial Lender (or, following the assignment of rights (claims) under this Agreement and Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager for allocation between the Lenders) an additional amount so that the final amount received by the Lenders is equal to the amount that the Lenders would have received if no such deductions or withholdings had been made.

6.6	Receipt of Payments in Other Currencies

The Guarantor shall make payments under this Agreement and under the Guarantee in Roubles, except where the Lenders are reimbursed for the expenses incurred in connection with this Agreement and the Guarantee which shall be paid by the Guarantor in the currency they were incurred (hereinafter — the Contract Currency) unless payments in such currency are against the laws. The Guarantor’s payment obligations shall only be deemed performed if the appropriate amounts have been received by the Facility Manager in the Contract Currency. If any amounts under this Agreement and the Guarantee have been received on the account of the Guarantor’s obligations in a currency other than the Contract Currency and the Initial Lender (or, following the assignment of rights (claims) under this Agreement and the Guarantee in accordance with Article 9.2 (Transfer of Rights by the Lenders), the Facility Manager) converts the amount received to the Contract Currency the Guarantor shall reimburse the Initial Lender or Facility Manager, accordingly, for its expenses relating to the conversion of the amount received to the Contract Currency (based on the internal exchange rate of the Account Bank) as well as reimburse the difference between the amount due from the Guarantor in the Contract Currency and the amount received by the Facility Manager as a result of converting the funds received from the Guarantor to the Contract Currency.

6.7	Prohibition of Set-off or Counterclaim

The performance of the Guarantor’s obligations to make any payments provided for by this Agreement and the Guarantee shall not be a reciprocal performance within the meaning of article 328 of the Civil Code of the Russian Federation in relation to the performance of the Lenders’ obligations. The Guarantor’s obligations to make any payments provided for by this Agreement and the Guarantee may not be terminated by offsetting any Guarantor’s counterclaims against the Lenders. Pursuant to article 411 of the Civil Code of the Russian Federation, the Parties agree that the Lenders’ claims against the Guarantor may not be settled by the Guarantor through set-off.

6.8	Payment Due Date

If the due date of any payment under this Agreement and the Guarantee falls on a day other than a Business Day, then such payment shall be made on the preceding Business Day.

6.9	Value Added Tax

All amounts to be paid under this Agreement and the Guarantee by the Guarantor to any Lender are indicated excluding VAT. If a VAT is due, then the Guarantor shall pay the VAT amount (at a rate being in effect on the payment date) to the Lenders (in addition to the payable amounts).

6.10	Use of Funds Received

All monetary funds received by the Lenders in accordance with the Agreement and the Guarantee shall be used by the Lenders towards the discharge of the Secured Obligations in compliance with the order of priority set out in the Facility Agreement, accordingly; and each Lender shall receive a part of the monetary funds received by the Lenders pursuant to this Agreement and the Guarantee according to its Pro Rata Share and without prejudice to the Lenders’ rights to recover any underpaid amounts from the Guarantor or any other persons as provided for in the Facility Agreement; that being said, the Guarantor shall not be entitled to make obstacles to such use.

Any cash surplus left after the full performance of the Secured Obligations (i.e. after the full payment of the principal debt, interest amount and fees that had to be paid by any of the Borrowers but had not been paid as well as other payments due and payable in accordance with the provisions of the Facility Agreement) shall be paid out to the Guarantor according to the payment details given by it within three (3) Business Days of receiving the above details from the Guarantor.

7.	NOTICES

7.1	Writing

Any communications sent by the Parties under this Agreement and under the Guarantee shall be in writing and may be sent by courier, registered mail return receipt requested, and, unless otherwise provided, by facsimile or other means allowing to reliably ascertain that the communication is coming from a Party to this Agreement. For the purposes of this Agreement and the Guarantee, a communication transmitted via electronic communication means shall be treated as a written communication.

7.2	Addresses

(a)

Save for the exceptions set forth below, the contact details of each Party for all communications in connection with this Agreement and the Guarantee shall be the details that such Party has notified to the Facility Manager for that purpose.

(b)	The Guarantor’s contact details:

LIMITED LIABILITY COMPANY HEADHUNTER

Address: 9 bld. 10 Godovikova St., Moscow, Russian Federation

Fax number:                     ############

Email:                                ############

For the attention of:          Mikhail Aleksandrovich Zhukov

(c)	Borrower 1 contact details:

Limited Liability Company Zemenik

Address: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation

Fax number:                    ###########

Email: ############

For the attention of:        Aleksey Viktorovich Seredin

(d)	Borrower 2 contact details:

HEADHUNTER GROUP PLC

Address: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus

Telefax:                         ############

Email: office@headhunter-group.com

For the attention of:      The Directors

(e)	The Initial Lender’s contact details:

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Registered address: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation

Mailing address: 43 bld. 1 Vorontsovskaya St., Moscow, 109147

Telex: ############

Telephone:        ############

Telefax: ############

Email: loanadmin@msk.vtb.ru, TM21@msk.vtb.ru

For the attention of: Loan Administration

(f)

Any Party shall be entitled to change its contact details by giving a corresponding prior written notice to the Facility Manager at least five (5) Business Days in advance. The Facility Manager shall notify all the other Parties of the change in the contact details.

(g)

If a Party indicates a particular division or officer as a communication recipient, then the communication shall not be deemed to have been sent unless such department or officer is indicated as the recipient.

7.3	Service of Notices

(a)

Any communication or document sent by one Party to another Party in connection with this Agreement and the Guarantee shall be deemed to have been received (except where the notices are given in compliance with the laws of the Russian Federation in connection with filing claims under the Guarantee or other cases expressly provided for by the Agreement and the Guarantee):

(i)	if sent by facsimile or other means allowing to reliably ascertain that the communication is coming from a Party to this Agreement, upon receipt in a legible form; or

(ii)	if sent by courier, upon delivery at the relevant address; or

(iii)	if sent by mail, upon the earlier of the delivery at the relevant address or five (5) Business Days after handing it over to a post office as a registered mail return receipt requested.

(b)	All notices given by or to the Guarantor shall be served through the Facility Manager.

7.4	Language

Any notice or communication sent by a Party in connection with this Agreement and the Guarantee shall be in the Russian language. For the avoidance of doubt, the Russian text may be accompanied by English translation; that being said, the Russian text shall prevail.

8.	MISCELLANEOUS

8.1	Partial Invalidity

If any provision of this Agreement is or becomes illegal, invalid or unenforceable this shall not affect the legality, validity or enforceability of any other provision of this Agreement.

8.2	Wordings

The Parties acknowledge that the terms and conditions of this Agreement as well as its wordings have been determined by the Parties together; and each Party had an equal opportunity to influence the content of this Agreement given its own reasonably understood interests.

9.	ASSIGNMENT OF CLAIM AND TRANSFER OF DEBT

9.1	Assignment of Claim and Transfer of Debt

Neither the Guarantor nor any of the Borrowers may assign its rights or effect transfer of debt under this Agreement and the Guarantee or otherwise dispose of any of its rights and/or obligations under this Agreement and the Guarantee without a written consent of all Lenders.

9.2	Transfer of Rights by the Lenders

(a)

A Lender shall be entitled, without the Guarantor’s and the Borrowers’ consent, to assign all or any part of its rights (claims) under this Agreement and the Guarantee to any party to which it has assigned its rights under the Facility Agreement in compliance with the requirements set forth by article 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) of the Facility Agreement.

(b)

In the case of assigning its rights (claims) by a Lender pursuant to clause (a) above the Lenders to which all or any part of the rights (claims) under this Agreement and the Guarantee have been assigned shall become the beneficiaries under this Agreement and the Guarantee issued in pursuance hereof.

(c)

In the case of assigning its rights (claims) by a Lender pursuant to clause (a) above, the Guarantor shall at its own expense undertake any actions and sign any documents required to exercise and protect the rights of the Lenders as the beneficiaries under the Guarantee provided for by this Agreement and the Guarantee issued in pursuance hereof. In particular, upon the Facility Manager’s demand, the Guarantor shall at its expense cause:

(i)	all actions required to ensure that this Agreement and the Guarantee issued in pursuance hereof are valid to be done; and

(ii)

a replacement Independent Guarantee Agreement to be entered into with the Lenders to be entered into and a replacement Independent Guarantee in favour of the Lenders to be issued on the terms and conditions identical to the those of this Agreement and the Guarantee issued in pursuance hereof.

9.3	Transfer of Debt

In the event that any of the Borrowers assigns or transfers its debt (whether fully or partly) under the Facility Agreement (with a consent of all Lenders) to another person in accordance with the terms and conditions provided for by the Facility Agreement or the obligations of the respective Borrower are transferred to another person as a result of legal succession the Guarantor hereby expresses its consent to such debt assignment or transfer and it shall be liable jointly and severally with the new borrower to the extent of the Secured Obligations.

10.	APPLICABLE LAW

This Agreement as well as rights and duties of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

11.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with this Agreement, including in respect of its interpretation, existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

12.	COUNTERPARTS

This Agreement is executed as one document in four (4) counterparts of equal legal force, one counterpart for each of the Parties.

SCHEDULE 1

DEFINITIONS OF THE FACILITY AGREEMENT

In the Facility Agreement, unless the context requires otherwise:

“Auditors” means:

(a)

in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b)

in relation to the financial statements of the Group’s members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K—Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

“Affiliate” means a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

“Basel II” means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework.”

“Basel III” means:

(a)

the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: “Basel III: A global regulatory framework for more resilient banks and banking systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” with subsequent changes and additions;

(b)

the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 “Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text” with subsequent changes and additions; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

“Majority Lenders” means:

(a)	in the period up to the Utilisation Date: the Lenders whose Available Commitments total 75 (seventy-five) percent or more of the Total Commitments;

(b)

if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75 (seventy-five) percent or more of the Total Commitments immediately prior to the date of that reduction; or

(c)

in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75 (seventy-five) percent or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

“Revenue” means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

“Guarantor” means Borrower 1, Borrower 2, Headhunter FSU, Headhunter and each Additional Guarantor.

“Treaty State” means a state that has a valid Double Taxation Treaty with the Russian Federation.

“Group” means, for the purposes of this Agreement, Borrower 2, as well as the Subsidiaries of Borrower 2, whose financial statements are consolidated with the financial statements of Borrower 2 in accordance with IFRS in the relevant period of time.

“Effective Date of Amendment Agreement No. 5” has the meaning given to the term “Effective Date” in Amendment Agreement No. 5.

“Utilisation Date” means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the relevant Borrower.

“Final Repayment Date of Tranche A and Tranche B” means 15 May 2021.

“Final Repayment Date of Tranche C and Tranche D” means 05 October 2022.

“Final Repayment Date of Tranche E” means the date falling 1825 (one thousand eight hundred and twenty-five) days after the date of Amendment Agreement No. 5.

“Interest Payment Date” means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

“Cash” has the meaning given to this term in IFRS.

“Pledge” means each of the following pledges:

(a)	Borrower 1 Pledge;

(b)	Headhunter Pledge;

(c)	Headhunter FSU (Borrower 1) Pledge;

(d)	Headhunter FSU (Borrower 2) Pledge;

(e)	each pledge entered into in accordance with Clause 20 (b) (i) (Placement);

(f)	each Additional Pledge; and

(g)	any other pledge entered into to secure the obligations of the Borrowers under this Agreement.

“Borrower 1 Pledge” means the pledge of a participatory interest in the charter capital of Borrower 1 that is governed by Russian law and entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

“Borrower 2 Pledge” means each pledge of shares of Borrower 2 that is governed by Cypriot law and entered into between the Lenders, Highworld and ELQ Investors VIII to secure the obligations of Borrower 1 under this Agreement, which terminated due to the parties’ entering into the relevant pledge termination agreement on the date of Amendment Agreement No. 4.

“Headhunter Pledge” means the pledge of a participatory interest in the charter capital of Headhunter that is governed by Russian law and entered into between the Lenders and Headhunter FSU to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 1) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into between the Lenders and Borrower 1 to secure the Borrowers’ obligations under this Agreement.

“Headhunter FSU (Borrower 2) Pledge” means the pledge of shares of Headhunter FSU that is governed by Cypriot law and entered into or to be entered into between the Lenders and Borrower 2 to secure the Borrowers’ obligations under this Agreement.

“SPA 1” means the sale and purchase agreement for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU between the Seller as seller and Borrower 2 as buyer dated 24 February 2016.

“SPA 2” means the sale and purchase agreement for 50 (fifty) percent minus one share in the charter capital of Headhunter FSU between Borrower 2 as seller and Borrower 1 as buyer, contemplating payment through the accounts of the parties to SPA 2, opened with the Facility Administrator, RKB Bank Ltd. (Cyprus) or banks affiliated with the Facility Administrator.

“Double Taxation Treaty” means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

“Security Agreement” means:

(a)	each Pledge;

(b)	each Independent Guarantee; and

(c)	each Additional Guarantee.

“Lender Rights Assignment Agreement” means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 22 (Changes to the Parties) assigns its rights and (or) transfers obligations under this Agreement to a New Lender (as defined in Clause 22 (Changes to the Parties)).

“Document relating to Restructuring” has the meaning given in Amendment Agreement No. 2.

“Group Equity Instruments” means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group.

“Obligor” means each person listed in Part 2 (Obligors) of Schedule 1 (Parties).

“Highworld Dollar Loan” means the loan of USD 27,031,978 extended under the loan agreement between Borrower 2 (as borrower) and Highworld (as lender) dated 24 February 2016.

“Additional Guarantee” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Guarantor” has the meaning given in Clause 18.5 (Additional Guarantees).

“Additional Pledge” has the meaning given in Clause 18.5 (Additional Guarantees).

“Subsidiary” means any legal person, if another (principal) company or partnership:

(a)	holds the majority of voting rights in that legal person; or

(b)	has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or

(c)	has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or

(d)	is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or

(e)	controls that legal person,

(f)

including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

“Associate” means any legal person in which the first legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital.

“Borrower” means Borrower 1 or Borrower 2.

“Bankruptcy Law” means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 “On Insolvency (Bankruptcy)”.

“Credit Histories Law” means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories”.

“Regulated Procurement Law” means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 “On the Procurement of Goods, Works and Services by Certain Types of Legal Entities.”

“Syndicated Loan Law” means the Federal Law of the Russian Federation No. 486-FZ dated 20 December 2017 “On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation”.

“Pledgor” means Borrower 1, Borrower 2 and Headhunter FSU, as well as each pledgor under each Additional Pledge.

“Utilisation Request” means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

“100RABOT Ownership Change” means the execution of each of the following actions:

(a)

the acquisition by Headhunter FSU of the title in respect of 50% of the participatory interests in the charter capital of 100RABOT from DAY.AZ MEDIA LLC, a limited liability company established and operating in accordance with the laws of the Republic of Azerbaijan under state registration number 1402124681, registered at: Flat 9, 2 Ul. Rustama Suleimana, Baku, AZ1010, provided that:

(i)	the acquisition will be carried out no later than 31 December 2019; and

(ii)	the purchase price will not exceed RUB 3,500,000 or the equivalent of this amount in another currency at the rate of the Bank of Russia on the day on which the transaction is concluded; and

(b)

an increase in the charter capital of 100RABOT through a third party contribution and (or) the alienation of participatory interests in the charter capital of 100RABOT to a third party, provided that Headhunter FSU retains the title to over 50 percent of ordinary shares or participatory interests in the charter capital of 100RABOT;

“Intellectual Property” means the Obligors’ Trademarks, domain names (including the Obligors’ Websites) registered to the Group’s members, database and other intellectual property, the rights to which are owned by the Group’s members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

“Exceptional Income or Expenses” means any income or expenses arising from extraordinary circumstances of an Obligor’s business, and recognised as such with the Consent of the Majority Lenders.

“Key Rate” means:

(a)	for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and

(b)	for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

(c)

set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at: www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change. Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

“Consolidated Net Debt” has the meaning given in Clause 18.7 (Definitions).

“Consolidated EBIT” means the Group’s consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a)	before any amounts related to financial expenses are deducted;

(b)	excluding any amounts relating to interest due to any member of the Group;

(c)	after deducting profits or adding losses of any member of the Group related to non-controlling interests;

(d)	excluding positive or negative unrealised exchange rate differences;

(e)	excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;

(f)	excluding expected returns on pension plan assets;

(g)	excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;

(h)	exclusively for Relevant Periods ending on 30 June 2016, 31 December 2016 and 30 June 2017—excluding Transaction Expenses.

“Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a)	any amounts relating to depreciation and impairment of fixed assets;

(b)	any amounts related to goodwill impairment;

(c)	any amounts relating to depreciation and impairment of other intangible assets; and

(d)	for the purpose of determining the financial indicators referred to Clause 9.2 (a) (Margin revision), advertising costs incurred in 2016 in the amount of up to RUB 200,000,000.

“Confidential Information” means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a)	any member of the Group or consultant thereof; or

(b)	another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

(c)	with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party’s violation of the conditions of Clause 28 (Confidentiality); or

(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

“Facility” means the funds within the Total Commitments that are lent to Borrowers by Lenders under this Agreement in the form of Tranches.

“Lender” means:

(a)	any Original Lender; and (or)

(b)

any bank or other credit or other organisation (except for any entities in the Group) which acquires receivables of the Borrowers and/or a commitment to grant the Facility in accordance with the provisions of Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders) and the applicable law.

“Available Commitment” means the amount of funds that:

(a)

(with respect to the Original Lender) the Original Lender shall lend to any Borrower under a Tranche in accordance with the terms of this Agreement, and as indicated in the table in Part 1(Original Lenders and Available Commitments) of Schedule 1 (Parties); and

(b)	(in relation to any other Lender), the relevant Lender shall provide to any Borrower due to the commitments to grant the Facility to such Borrower being transferred to it by the Original Lender,

(c)	and which may be modified in accordance with the terms of this Agreement.

“Margin” means:

(a)	with respect to any Interest Period beginning prior to the date of Amendment Agreement No. 3: 3.7 (three point seven) percent per annum; or

(b)	(except for Tranche E) with respect to any Interest Period beginning on or after the date of Amendment Agreement No. 3:

(i)	2.0 (two) percent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.5 (two point five) percent per annum; and

(c)	for Tranche E:

(i)	2.4 (two point four) per cent per annum; or

(ii)	in the cases specified in Clause 9.2 (Margin revision): 2.9 (two point nine) percent per annum.

“Intercreditor Agreement” means the subordination agreement concluded on or around the date of this Agreement between Borrower 1, Borrower 2, Headhunter FSU, Headhunter and the Lenders, on ranking of creditors’ claims.

“IFRS” means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

“Tax” means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

“Tax Relief” means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

“Tax Deduction” means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit) tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

“Tax Payment” means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

“Independent Guarantee” means each independent guarantee issued by the Guarantor in favour of the Lenders.

“Default” means:

(a)	an Event of Default; or

(b)

an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon (1) the expiration of any deadline established by this Agreement to rectify a violation, (2) the sending of any notice, or (3) the taking of the relevant decision in respect of the Finance Documents.

“Unused Available Commitment” means the Available Commitment of each individual Lender less:

(a)	the amount of funds already provided to the relevant Borrower by this Lender, and

(b)	Amount Payable by this Lender.

“Unlimited Guarantee” means each indemnity provided by Borrower 2 in favour of the banks (including their Affiliates) arranging the Placement, the depositary bank engaged in connection with the Placement, and/or The Depository Trust Company, for the purpose of the Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Placement prospectus, and with Borrower 2 exercising its rights and performing its obligations within the framework of the Placement.

“Facility Outstanding” means, at any time, the funds loaned to the Borrowers in accordance with this Agreement and which have not been repaid to the Lenders.

“Encumbrance” means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person’s obligations, or any agreement entered into in order to secure performance of obligations.

“Original Financial Statements” means:

(a)	the audited financial statements of Borrower 2 for 2015;

(b)	the annual statements of Headhunter for 2015, prepared in accordance with RAS; and

(c)	management accounts of Headhunter FSU, prepared in accordance with the Group’s management accounts policy, as of 31 December 2015.

“Utilisation Period” means:

(a)	with respect to Tranche A: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 45 (forty-five) days after the date of this Agreement;

(b)	with respect to Tranche B: the period from the date of this Agreement (inclusive) to the date (inclusive) falling 730 (seven hundred and thirty) days after the date of this Agreement;

(c)

with respect to Tranche C and D: the period from the date of Amendment Agreement No. 3 (inclusive) to the date (inclusive) falling 180 (one hundred and eighty) days after the date of Amendment Agreement No. 3; and

(d)

with respect to Tranche E: the period from the date of Amendment Agreement No. 5 (inclusive) to the date (inclusive) falling 120 (One hundred and twenty) days after the date of Amendment Agreement No. 5.

“Remuneration Plan Based on Group Equity Instruments” means an agreement contemplating that employees (or former employees) of the Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a)	remuneration in the form of Group Equity Instruments; or

(b)

remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments.

“Sanctioned Person” has the meaning given to this term in Clause 22.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

“Leverage” has the meaning given to this term in Clause 18.2 (Leverage).

“Interest Cover” has the meaning given to this term in Clause 18.3 (Interest Cover).

“EBITDA” means the EBITDA of any member of the Group, determined on the last reporting date:

(a)

at the end of the financial year or financial half-year, in accordance with the Group’s financial statements for the relevant financial year or financial half-year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements); or

(b)

at the end of the first or third financial quarter, based on the relevant management accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1 (c) (Financial Statements).

“Acceptable Lender” means a Lender, which is:

(a)	a Russian legal person, or

(b)

resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

“Applicable Reporting Standards” means the financial reporting standards applicable to any Obligor.

“Seller” means Mail.ru Group LTD, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 655058, located at: 28 Oktovriou, 232, Oceanic Building, office 501, 3035 Limassol, Cyprus.

“Proportional Share” means:

(a)

for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b)	for any other purposes:

(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or

(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrowers by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrowers by all Lenders, together with the Amount Payable by all Lenders.

“Interest Period” means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

“Business Day” means any day on which banks are open to conduct ordinary banking operations in Moscow and Nicosia; with the exception of Clause 4.2(b) (Submission of Utilisation Request) and Clause 8.3 (a) (Voluntary Early Repayment of Facility Outstanding), in respect of which “Business Day” will be any day on which banks are open for ordinary banking operations in Moscow.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;

(b)	of a member of the Group that exists on the date of this Agreement, as specified in Schedule 7 (Existing Financial Indebtedness);

(c)	of members of the Group, for which the claims procedure and ranking of claims are regulated by the Intercreditor Agreement;

(d)	of Borrower 2 to its shareholders, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(e)

of Borrower 2 under loans from Highworld and ELQ Investors provided on 27 April 2016 in an amount of no more than RUB 4,000,000,000 (four billion) in total, for payment by Borrower 2 to the Seller of part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1;

(f)	of any Obligor to another Obligor; and

(g)	of members of the Group to third parties under loans and borrowings in a total amount not exceeding 10 (ten) percent of the Consolidated EBITDA.

“Placement” means the placement, under an open offer, among an unlimited number of persons, of shares in Borrower 2, totalling not more than 37.5 (thirty seven point five) percent of the charter capital of Borrower 2 after such placement, including:

(a)	no more than 30,000,000 (thirty million) additional shares in Borrower 2 with a par value of EUR 0.002 (zero point zero zero two) each; and (or)

(b)	existing shares acquired by the banks arranging the placement from the existing shareholders of Borrower 2.

“Permitted Payments” means:

(a)	any payments made by a member of the Group to any Obligor;

(b)	any payments made by any Obligor to another Obligor;

(c)

payment of distributable profit by any member of the Group to the shareholders of Borrower 2 (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d)

payment to another member of the Group or shareholders of Borrower 2 of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not change;

(e)

payment of funds by a member of the Group to another member of the Group in an amount not exceeding RUB 300,000,000 within three months from the Utilisation Date for Tranche A, and the subsequent payment of these funds by Borrower 2 to the shareholders of Borrower 2;

(f)	payments by Borrower 2 to the Seller under SPA 1 for an amount not exceeding RUB 5,000,000,000 (five billion), within three months from the date of this Agreement; and

(g)	payments made to Borrower 2, within 5 (five) Business Days after the Utilisation Date for Tranche A:

(i)	in favour of Highworld, to repay the Highworld Dollar Loan;

(ii)

in favour of Highworld, to repay the loan provided by Highworld on 27 April 2016, the funds under which were transferred by Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1; and

(iii)

in favour of ELQ Investors, to repay the loan provided by ELQ Investors on 27 April 2016, the funds under which were transferred to Borrower 2 (or for and on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of the shares in the charter capital of Headhunter FSU under SPA 1.

(h)	payment within 5 (five) Business Days after the Utilisation Date for Tranche B:

(i)	by Borrower 1 (of an amount not exceeding the amount of Tranche B) to Borrower 2 in accordance with SPA 2; and

(ii)

by Borrower 2 of the amount received from Borrower 1 in accordance with SPA 2 to ELQ Investors and Highworld, to repay loans provided by ELQ Investors and Highworld to Borrower 2 prior to this Agreement; and

(i)

mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person,

(j)	however, any payments specified in paragraphs (a) to (i) of this definition, should not result in the person making such payments having negative net assets.

“Permitted Redemption” means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a)	if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such pledge, regardless of the relevant redemption;

(b)	this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and

(c)	the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law.

“Permitted Loan” means loans:

(a)	granted by any Obligor to another Obligor;

(b)	granted by any member of the Group to an Obligor under loan agreements, for which the claims procedure as well as the ranking of claims are regulated by the Intercreditor Agreement;

(c)	granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor;

(d)	granted by any member of the Group to third parties, the total principal amount of which at any time does not exceed five (5) percent of the Consolidated EBITDA; and

(e)

granted by the shareholders of Borrower 2 on 27 April 2016 in an amount not exceeding RUB 4,000,000,000 (four billion), the funds under which were transferred to Borrower 2 (or for or on behalf of Borrower 2) to pay the Seller part of the purchase price for 100 (one hundred) percent of shares in the charter capital of Headhunter FSU under SPA 1.

“Transaction Expenses” means the amount of expenses for legal counsel and due diligence incurred in connection with the transaction under SPA 1 in the amount of RUB 45,605,039 (RUB 36,281,344 in the first half of 2016 and RUB 9,323,695 in the second half of 2016).

“Test Date” means the end date of the Relevant Period.

“Relevant Period” means, for the purpose of calculating the financial indicators set forth in Clause 18 (Financial Covenants), any period of twelve (12) months ending on the last day of the Group’s financial half-year or on the last day of the Group’s financial year.

“RAS” means accounting rules in accordance with Russian law.

“Rouble,” “~~P,~~” “RUB,” or “rub.” means the legal tender of the Russian Federation.

“Obligors’ Websites” means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

“Event of Default” means any event or circumstance specified in Clause 21 (Events of Default).

“Total Commitments” means the aggregate of the Available Commitments of all Lenders, which amounts to RUB 10,000,000,000 (ten billion) as of the Effective Date of Amendment Agreement No. 5.

“Total Unused Commitments” means the aggregate of the Unused Available Commitments of all Lenders.

“Consent” has the meaning given to this term in Clause 23 (a) (Finance Parties).

“Amendment Agreement No. 2” means amendment agreement No. 2 to this Agreement dated 28 June 2017.

“Amendment Agreement No. 3” means amendment agreement No. 3 to this Agreement dated 5 October 2017.

“Amendment Agreement No. 4” means amendment agreement No. 4 to this Agreement dated 29 December 2017.

“Amendment Agreement No. 5” means amendment agreement No. 5 to this Agreement dated 22 April 2019.

“Additional Guarantee Agreement” has the meaning given in Clause 18.5 (Additional Guarantees).

“Independent Guarantee Agreement” means each independent guarantee agreement between the Borrowers (or one of the Borrowers), the Lenders and the relevant Guarantor, for the provision of an Independent Guarantee.

“Party” means a party to this Agreement.

“Finance Party” means each Lender, Facility Administrator and Arranger.

“Amount Payable” means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by a Borrower.

“Material Adverse Effect” means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a)	the financial condition of the Group as a whole;

(b)	the Obligors’ ability to perform their obligations under any Financial Document;

(c)	the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or

(d)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

“Material Group Member” means any Obligor, as well as any Group member, the EBITDA, assets and revenues of which, based on the consolidated financial statements of the Group as of the last reporting date, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause 17.1 (a) or (b) (Financial Statements), exceed 2.5 (two point five) per cent of the corresponding consolidated indicators of the Group based on the same financial statements.

“Existing Commercial Contracts” means the following agreements between Headhunter as lessee and Caliber LLC as lessor for the lease of Headhunter’s office in Moscow:

(a)	lease agreement No. 4735 dated 04 May 2016; and

(b)	lease agreement No. 5536 dated 10 December 2018.

“Group Structure Chart” means the Group’s structure chart attached as Schedule 9 (Group Structure Chart), or (if any Borrower after the date of this Agreement provided the Facility Administrator with a new Group structure chart) the Group structure chart that was last provided by any Borrower to the Facility Administrator.

“Facility Administrator’s Account” means the Facility Administrator’s account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

“Disruption Event” means:

(a)

a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties under the Finance Documents,

(c)	and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

“Obligors’ Trademarks” means the trademarks registered by Obligors and Additional Guarantors and specified in Schedule 8 (Intellectual Property).

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E.

“Tranche A” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 4,000,000,000 (four billion).

“Tranche B” means part of the Facility granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion).

“Tranche C” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche D” means part of the Facility originally granted to Borrower 1 under the terms of this Agreement in the amount of RUB 1,000,000,000 (one billion), the debt under which was transferred to Borrower 2 in accordance with Amendment Agreement No. 5.

“Tranche E” means part of the Facility granted to Borrower 2 under the terms of this Agreement in the amount of RUB 3,000,000,000 (three billion).

“Financial Indebtedness” means any indebtedness formed as a result of:

(a)	receiving funds in the form of a loan or credit;

(b)	obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of “financial indebtedness” under IFRS;

(c)	issuing bonds, promissory notes and any other debt instruments;

(d)	entering into a finance lease contract;

(e)

executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f)	executing repo transactions or any other transaction that constitutes borrowing under IFRS;

(g)	assuming liability for damages or expenses incurred by entities that are not members of the Group;

(h)	entering into Remuneration Plans based on Group Equity Instruments; or

(i)

executing transactions whereby obligations are assumed: (A) under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of the Unlimited Guarantee; or (B) in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or (C) in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted,

(j)	or other indebtedness having an economic nature of a borrowing under IFRS. In each case without double counting.

“Finance Document” means:

(a)	this Agreement;

(b)	each Security Agreement;

(c)	each Independent Guarantee Agreement;

(d)	each Additional Guarantee Agreement;

(e)	the Intercreditor Agreement;

(f)	each Lender Rights Assignment Agreement;

(g)	each Utilisation Request;

(h)

any other document that (i) the Facility Administrator and (ii) Borrower 1 (before the date of Amendment Agreement No. 5) or Borrowers (after the date of the Amendment Agreement No. 5) agreed in writing to be considered a Finance Document; or

(i)	each Document relating to Restructuring.

“Holding Company” as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

“Headhunter” means “Headhunter” limited liability company, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: 1067761906805, located at: Bldg. 10, 9 Ul. Godovikova, Moscow, Russian Federation.

“Cash Equivalents” has the meaning given to this term in IFRS.

“ELQ Investors” means ELQ Investors II Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 06375035, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“ELQ Investors VIII” means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“Headhunter FSU” means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

“Highworld” means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

“100RABOT” means limited liability company “100RABOT.AZ”, a legal person established and operating in accordance with the laws of the Republic of Azerbaijan under registration number 1402343161, located at Bldg. 2, 9 Ul. Rustama Suleimana, Baku, Azerbaijan, AZ1010.

SIGNATURES OF THE PARTIES

Guarantor

LIMITED LIABILITY COMPANY HEADHUNTER

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Borrower 1

LIMITED LIABILTIY COMPANY ZEMENIK

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Borrower 2

HEADHUNTER GROUP PLC

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

Initial Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

EXECUTION VERSION

THESE AMENDMENTS NO. 2 (hereinafter — the Amendments) to the independent guarantee dated 16 May 2016 (subject to amendments No. 1 dated 5 October 2017) are made on 22 April 2019 by:

(1)

LIMITED LIABILITY COMPANY HEADHUNTER, a limited liability company, organised under the laws of the Russian Federation, registered number 1067761906805, having its registered address at: 9 bld. 10 Godovikova St., Moscow, Russian Federation, represented by Mikhail Aleksandrovich Zhukov acting on the basis of the charter, as the guarantor under the Guarantee and under the Independent Guarantee Agreement (hereinafter — the Guarantor)

TO THE INDEPENDENT GUARANTEE ISSUED BY THE GUARANTOR:

(2)

TO VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company incorporated under the laws of the Russian Federation, registered with Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya St., Saint-Petersburg, 190000, Russian Federation, as the beneficiary under the Guarantee and under the Independent Guarantee Agreement (hereinafter — the Initial Lender and the Facility Manager).

RECITALS

(A)

The Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1, as the borrower, entered into the agreement for the provision of a syndicated facility dated 16 May 2016 as amended by:

(i)	amendment agreement No. 1 dated 14 December 2016;

(ii)	amendment agreement No. 2 dated 28 June 2017;

(iii)	amendment agreement No. 3 dated 5 October 2017; and

(iv)	amendment agreement No. 4 dated 29 December 2017

(hereinafter — the Facility Agreement).

(B)

On the date of these Amendments, Borrower 1, and Borrower 2, as the borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No. 5 (hereinafter — Amendment Agreement No. 5) whereby the Facility Agreement is amended as follows:

(i)	Debt of Borrower 1 under Tranche C and Tranche D will be transferred to the Borrower 2;

(ii)	Additional tranche of 3,000,000,000 Roubles will be provided to Borrower 2; and

(iii)	Amendments will be made to the Facility Agreement subject to which it will be restated as annexed to Amendment Agreement No. 5 (hereinafter — the Restated Facility Agreement).

(C)

The Guarantor, Borrower 1, Borrower 2, and the Initial Lender entered into the independent guarantee agreement dated 16 May 2016 as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 dated 22 April 2019 (hereinafter — the Independent Guarantee Agreement). According to the Guarantee Agreement, the Guarantor issued the independent guarantee No. 16 May 2016 as amended by amendment agreement No. 1 dated 5 October 2017 (hereinafter — the Guarantee) in favour of the Initial Lender.

(D)

The Guarantor hereby acknowledges that it is acquainted with all the terms and conditions of the Restated Facility Agreement and shall not be entitled to refer to it being unaware of such terms and conditions.

(E)

For the purposes of securing the obligations of Borrower 1 and the obligations of Borrower 2 under the Restated Facility Agreement, the Parties have hereby agreed to amend the Independent Guarantee Agreement and the Guarantee as contemplated in these Amendments.

NOW, THEREFORE, subject to the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantor hereby makes the following amendments to the Guarantee:

1.	DEFINITIONS

1.1	Terms

In these Amendments:

Effective Date has the meaning specified in clause (a) of Article 3 (Limitations).

Restated Guarantee means the Guarantee subject to the amendments made in accordance with these Amendments in the form provided in EXHIBIT 1 (Restated Guarantee).

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) of the Guarantee — the Facility Manager).

1.2	Incorporated Terms

Unless the context implies otherwise, the capitalised terms used in the Restated Facility Agreement and not defined in these Amendments shall have the same meanings as in the Restated Facility Agreement, as set out in schedule 1 (Definitions of the Facility Agreement) to the Independent Guarantee Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to these Amendments as if they were set out in these Amendments and references to Articles and Exhibits shall be deemed to be to the articles and exhibits of these Amendments unless otherwise required by the context.

1.4	Purpose

These Amendments constitute a Finance Document.

2.	AMENDMENTS

The Guarantor acknowledges that, as of the Effective Date, the Guarantee shall be amended by restating it as contemplated in Schedule 1 (Restated Guarantee), and the rights and duties of the Parties under the Guarantee shall, from the Effective Date, be governed by and construed in accordance with the terms of the Restated Guarantee.

3.	LIMITATIONS

(a)

The binding effect of the amendments and supplements provided for by Article (Amendments) is contingent (as provided set out by article 327[1] of the Civil Code of the Russian Federation) on Amendment Agreement No. 5 becoming effective. The date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and confirmations required for Amendment Agreement No. 5 to become effective shall be the Effective Date.

(b)

In order to comply with the provisions of article 371 of the Civil Code of the Russian Federation, the Guarantee shall be deemed amended according to these Amendments only if the Guarantor obtains consent from the Initial Lender to the amendments being made in accordance with these Amendments.

(c)

The amendments and supplements being made to the Guarantee in accordance with these Amendments are limited to the amendments and supplements stipulated in Article 2 (Amendments). No other provisions of the Guarantee (other than those specified in Article 2 (Amendments)) shall be amended or supplemented by these Amendments.

(d)	These Amendments shall not release the Guarantor from any obligations stipulated by the Guarantee.

5.	APPLICABLE LAW

These Amendments as well as the rights and duties of the Parties arising out of these Amendments shall be governed by and construed in accordance with the law of the Russian Federation.

6.	DISPUTE RESOLUTION

(a)

Any dispute in connection with these Amendments, including in respect of the interpretation of their provisions, their existence, validity or termination shall be subject to pre-action settlement, by one party sending the relevant claim (demand) to the other party. If the party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other party, such dispute may be referred for consideration to a court in accordance with sub-clause (b) below.

(b)

Subject to the provisions of sub-clause (a) above, should any dispute arise in connection with these Amendments, including in respect of the interpretation of their provisions, their existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

7.	SIGNING

These Amendments are signed as one document in four original counterparts of equal legal force.

These Amendments are issued on the date first written hereinabove.

PART 1

RESTATED GUARANTEE

INDEPENDENT GUARANTEE (hereinafter — the Guarantee)

This Guarantee is issued on: 16 May 2016

(as amended by amendments No. 1 dated 5 October 2017 and amendments No. 2 dated 22 April 2019)

THIS GUARANTEE IS ISSUED BY:

LIMITED LIABILITY COMPANY HEADHUNTER organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN) 1067761906805, having its registered address at: 9 bld. 10 Godovikova St., Moscow, 129085, Russian Federation, represented by Mikhail Aleksandrovich Zhukov acting on the basis of the charter, as the guarantor under this Guarantee and under the Independent Guarantee Agreement (hereinafter — the Guarantor)

TO VTB BANK (PUBLIC JOINT-STOCK COMPANY) organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1027739609391, having its registered address at: 29 Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by Vitaly Nikolaevich Buzoveria acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25, as the beneficiary under this Guarantee and under the Independent Guarantee Agreement (hereinafter — the Initial Lender or the Facility Manager).

RECITALS

According to the guarantee agreement entered into on 1 June 2016 between the Guarantor, as the guarantor, Borrower 1 and Borrower 2, as the principals, and the Initial Lender, as the beneficiary, as amended by amendment agreement No. 1 dated 5 October 2017 and amendment agreement No. 2 dated 22 April 2019 (hereinafter — the Independent Guarantee Agreement), the Guarantor undertook to issue this Guarantee on the terms set out in the Independent Guarantee Agreement and in this Guarantee.

NOW, THEREFORE, the Guarantor confirms as follows:

1.	DEFINITIONS

All the capitalised terms used in this Guarantee shall have the meanings given to them in the Facility Agreement and set out in schedule 1 (Definitions of the Facility Agreement) of the Independent Guarantee Agreement, unless it follows otherwise from this Guarantee or from the context; that being said:

Date of Issue means the date of issue of the Guarantee first written hereinabove.

Borrower means Borrower 1 or Borrower 2; and Borrowers means Borrower 1 and Borrower 2.

Borrower 1 means Limited Liability Company Zemenik, a limited liability company organised under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): 1167746153860, having its registered address at: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation.

Borrower 2 means Headhunter Group Plc, a public limited company organised under the laws of the Republic of Cyprus, registered number HE 332806, address (registered address) of the legal entity: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus,

Key Rate means the key rate set by the Central Bank of the Russian Federation determined based on the data provided on the website of the Central Bank of the Russian Federation on the Internet at: www.cbr.ru or another official website of the Central Bank of the Russian Federation, if changed. Should the key rate be annulled and/or no longer used by the Central Bank of the Russian Federation for determining the pricing conditions for providing financing to credit institutions in the Russian Federation, the Key Rate shall be a similar rate set by the Central Bank of the Russian Federation for determining prices under refinancing operations by way of repurchase transactions and/or transactions backed by non-marketable assets.

Lender means:

(a)	any Initial Lender; and/or

(b)

any bank or another credit or other institution (other than any persons included in the Borrower’s Group) that acquire the rights of claim against the Borrowers and/or the obligation to provide the Facility under the provisions of article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement and current legislation.

Facility Agreement means the agreement for the provision of a syndicated facility entered into on 16 May 2016 between the Initial Lender, as the facility manager, organiser and initial lender, and Borrower 1 and Borrower 2, as the Borrowers, for the total amount of up to ten billion (10,000,000,000) Roubles, subject to the amendments made by amendment agreement No. 1 dated 14 December 2016, amendment agreement No. 2 dated 28 June 2017, amendment agreement No. 3 dated 5 October 2017, amendment agreement No. 4 dated 29 December 2017, and Amendment Agreement No. 5.

Secured Obligations means all existing and future monetary obligations of Borrower 1 and all existing and future monetary obligations of Borrower 2 to the Lenders under the Facility Agreement (subject to all amendments to the Facility Agreement and any provided preliminary consents and waivers of their rights by the Lenders under the Facility Agreement), including the obligations of Borrower 1 and obligations of Borrower 2:

(a)

for paying the total principal amount of the Facility in the amount of up to ten billion (10,000,000,000) Roubles to be finally repaid not later than 15 May 2021 in respect of Tranche A and Tranche B, 5 October 2022 in respect of Tranche C and Tranche D and the date falling on one thousand eight hundred and twenty-five (1,825) days after the date of Amendment Agreement No. 5 in respect of Tranche E, in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory prepayment envisaged by the Facility Agreement);

(b)	for paying interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(i)	Margin being:

(A)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; and

(B)	(except for Tranche E) in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(1)	two (2.0) per cent per annum; or

(2)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(C)	for Tranche E:

(1)	Two point four (2.4) per cent per annum; or

(2)	In the events specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(ii)	Key Rate;

(c)

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if any of the Borrowers fails to perform in due time the obligations to pay any amount that it must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall accrue on the overdue amount during the period from the date following the payment due date fixed and until the date of actual payment (whether before or after a corresponding judgement);

(d)

for paying the fee for the commitment to provide the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated as follows:

(i)	at a rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Amount to Be Provided);

(ii)	at a rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Amount to Be Provided); and

(iii)	at a rate of zero point one (0.1) per cent per annum on the amount of the Unused Available Facility within Tranche E (without deducting the Amount to Be Provided),

the above fee shall accrue for the Tranche A Drawdown Period and Tranche B Drawdown Period, respectively, and shall be paid as follows:

(i)	in respect of the Unused Available Facility within Tranche A, on the last day of the Tranche A Drawdown Period or on the Tranche A Drawdown Date, whichever is the earlier;

(ii)

in respect of the Unused Available Facility within Tranche B, (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the earlier of the last day of the Tranche B Drawdown Period or the Tranche B Drawdown Date; and

(iii)

in relation to the Unused Available Facility within Tranche E, to accrue for the Tranche E Drawdown Period and be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the earlier of the last day of the Tranche E Drawdown Period or the Tranche E Drawdown Date.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

(e)	for paying the fee to the Lenders for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(i)	one point five (1.5) per cent of the Tranche A amount;

(ii)	one point five (1.5) per cent of the Tranche B amount;

(iii)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(iv)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(v)	eleven million (11,000,000) Roubles in respect of Tranche E

not later than the Drawdown Date relating to the corresponding Tranche;

(f)

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs), and 14.5 (Variation Costs) of the Facility Agreement.

(g)

for reimbursing the Finance Parties for all documented expenses (including legal and other consultants’ fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents.

(h)	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(i)	an Event of Default occurred;

(ii)	impossibility of providing the Facility to any of the Borrowers under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(iii)	impossibility for any of the Borrowers to prepay the Outstanding Facility or a part thereof despite a notice of prepayment served on the Facility Manager;

(i)	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

(j)

for repaying in full the monetary funds received by any of the Borrowers should the Facility Agreement become invalid and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

Business Day means any day on which banks are open for general banking operations in Moscow and Nicosia.

Rouble means the lawful currency of the Russian Federation.

Amendment Agreement No. 5 means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

Party means the Guarantor or the Initial Lender (or after the assignment of rights (claims) under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager).

Guarantee Amount means the amount of thirteen billion (13,000,000,000) Roubles].

Payment Demand means a written notice from the Facility Manager served on the Guarantor and containing (i) a reference to a specific violation of the Secured Obligations that triggers a payment under this Guarantee; (ii) a demand for the Guarantor to make payments envisaged by this Guarantee in the amount and within the period specified in such notice, as well as details of the bank account to which the Guarantor is to make the payment.

2.	INDEPENDENT GUARANTEE

At the Borrowers’ request, the Guarantor issues this Guarantee and hereby undertakes the obligation to pay, should any of the Borrowers fail to perform the Secured Obligations, the Initial Lender (or after the rights (claims) have been assigned under the Independent Guarantee Agreement and this Guarantee in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager for allocation among the Lenders) an amount within the Guarantee Amount specified in the Payment Demand, irrespective of the validity of the Facility Agreement or of the Secured Obligations and the relationships between the Guarantor and any of the Borrowers or other obligations.

3.	PAYMENT DEMAND

If the Secured Obligations are not discharged as indicated in article 2 (Independent Guarantee) of this Guarantee, the Initial Lender (or after the rights (claims) under this Guarantee have been assigned in accordance with Article 5.2 (Transfer of rights by the Lenders) — the Facility Manager acting on behalf of the Lenders) shall serve a Payment Demand on the Guarantor appending copies of the notice from the Initial Lender or the Facility Manager, respectively, served on the respective Borrower in accordance with clause (a) (ii) of article 21.18 (Acceleration) of the Facility Agreement. The Guarantor shall make the payment under such Payment Demand within a period not exceeding five Business Days from the time when the Guarantor received such Payment Demand, in accordance with the terms of this Guarantee and the Independent Guarantee Agreement.

4.	TERM

This Guarantee is issued for a period starting from the Date of Issue until the date that falls after 96 months from the Effective Date of Amendment Agreement No. 5 hereinafter — the Termination Date) inclusive. For the avoidance of doubt, a Payment Demand under this Guarantee is to be satisfied if it is served by the Beneficiary before the Termination Date inclusive.

5.	ASSIGNMENT OF CLAIM AND DEBT NOVATION

5.1	Assignment of claim and debt novation

The Guarantor may not assign its rights or transfer the debt under this Guarantee or otherwise dispose of any of its rights and/or obligations under this Guarantee without written consent of all Lenders.

5.2	Transfer of rights by the Lenders

(a)

The Initial Lender may, without consent from the Guarantor or the Borrowers, assign in full or in part its rights (claims) under this Guarantee to any person to whom it has assigned its rights under the Facility Agreement. The Guarantor hereby expresses its consent to such assignment and undertakes to be liable to any person to whom the Lender has assigned its rights under the Facility Agreement.

(b)

If the Initial Lender assigns its rights (claims) in accordance with clause (a) above, the Lenders to whom the rights (claims) under this Guarantee have been assigned in full or in part shall become the beneficiaries under this Guarantee.

5.3	Debt novation

If any of the Borrowers assigns or transfers its debt (in full or in part) under the Facility Agreement to another person according to the terms envisaged by the Facility Agreement or if the duties of any of the Borrowers under the Facility Agreement pass to another person by way of universal succession, the Guarantor hereby expresses its consent to such assignment or novation of debt and undertakes to be jointly and severally liable with the new borrower within the scope of the Secured Obligations.

6.	VARIATION OF SECURED OBLIGATIONS

The Guarantor hereby expresses its consent to be jointly and severally liable with each of the Borrowers, irrespective of whether or not the terms of the Facility Agreement are amended or supplemented in any way, including any amendments or supplements resulting in an increase in the scope of the Secured Obligations or other unfavourable consequences for the Guarantor. No additional written consent from the Guarantor to such variation shall be required.

7.	APPLICABLE LAW

This Guarantee shall be governed by and construed in accordance with the law of the Russian Federation.

8.	DISPUTE RESOLUTION

(a)

Any dispute in connection with this Guarantee, including in respect of the interpretation of its provisions, its existence, validity or termination shall be subject to pre-action settlement by one Party sending the relevant claim (demand) to the other Party. If the Party does not receive a reply to the claim (demand) sent and the dispute remains unsettled for ten (10) Business Days from the date when the corresponding claim (demand) was received by the other Party, such dispute may be referred for consideration to a court in accordance with clause (b).

(b)

Subject to the provisions of clause (a), should any dispute arise in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the Moscow City Arbitrazh Court.

9.	COUNTERPARTS

This Guarantee is signed as one document in four original counterparts of equal legal force.

SCHEDULE 1

ADDRESSES AND DETAILS

Company	Address, fax number and email

Guarantor

LIMITED LIABILTY COMPANY HEADHUNTER	Address: 9 bld. 10 Godovikova St., Moscow, 129085, Russian Federation Fax number: ############ Email: ########### Attn: Mikhail Zhukov

Borrower 1

LIMITED LIABILITY COMPANY ZEMENIK	Address: 14 bld. 3 Krzhizhanovskogo St. Office 304, Moscow, 117218, Russian Federation Fax number: ############ Email: ############ Attn: Aleksey Viktorovich Seredin

Borrower 2

HEADHUNTER GROUP PLC	Address: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Fax number: ############ Email: office@headhunter-group.com Attn.: The Directors

Initial Lender and Facility Manager

VTB BANK (PUBLIC JOINT- STOCK COMPANY)	Address: 43 bld. 1 Vorontsovskaya St., Moscow, 109147 Fax number: ############ Email: loanadmin@msk.vtb.ru,TM21@msk.vtb.ru Attn: Loan Administration

SIGNATURES

Amendments to the Guarantee are made by:

LIMITED LIABILITY COMPANY HEADHUNTER

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

In accordance with article 371 of the Civil Code of the Russian Federation, a consent to the amendments to the Guarantee is provided by:

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/s/
Full Name:	Vitaly Nikolaevich Buzoveria
Position:	Attorney-in-Fact

We agree with the terms of the Amendments:

LIMITED LIABILTIY COMPANY ZEMENIK

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

We agree with the terms of the Amendments:

HEADHUNTER GROUP PLC

Signature:	/s/
Full Name:	Markelov Dmitry Valentinovich
Position:	Attorney-in-fact

EXECUTION VERSION

DEED OF AMENDMENT

Dated 22 April 2019

BETWEEN

LLC ZEMENIK

and

VTB BANK (PJSC)

TO THE DEED OF PLEDGE DATED 19 MAY 2016

ALEXANDRO§ ECONOMOU LLC

THIS DEED is dated 22 April 2019             AND MADE BETWEEN:

1.

LLC ZEMENIK, a company incorporated in the Russian Federation, Krzhizhanovskogo Street 14, Block 3, Office 304, Moscow 117218, the Russian Federation with registration number 1167746153860 (the “Pledgor”); and

2.

VTB BANK (PJSC) (formerly JSC VTB BANK), a bank organised under the laws of the Russian Federation under primary state registration number 1027739609391, whose registered office is at Ul. Bolshaya Morskaya 29, St. Petersburg 190000, the Russian Federation (the “Pledgee”).

BACKGROUND

A. The Pledgor, inter alia, pledged the Share Certificates and created a first priority security over the Shares in accordance with a Deed of Pledge dated 19 May 2016 in relation to the shares held in Headhunter FSU Limited (the “Deed of Pledge”) to secure the Secured Liabilities in connection with, inter alia, the Facility Agreement (as defined below).

B. The Facility Agreement (as defined below) has been lastly amended and restated on or about the date hereof pursuant to an amendment agreement No. 5 (the “Amendment Agreement”).

C. The Pledgor and the Pledgee have agreed to enter into this Deed to confirm that their obligations under the Deed of Pledge remain in force and confirm that the security interest created under the Deed of Pledge is not affected by the amendments made to the Facility Agreement and to amend the Deed of Pledge.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless otherwise expressly defined in this Deed (including by way of reference), all capitalised terms used herein shall have the meaning prescribed to them in the Deed of Pledge.

Effective Date has the meaning given in the Amendment Agreement.

Facility Agreement means the facility agreement dated 16 May 2016 between the Pledgor as borrower and the Pledgee as agent and original lender (as amended and amended and restated and as the same may be amended, amended and restated, supplemented or novated from time to time).

1.2	Interpretation

In this Deed, unless otherwise specified:

(a) Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed;

(b) Reference to clauses and Schedules are deemed to be reference to clauses and Schedules of this Deed;

(c) References to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as amended, varied, novated, restated, replaced, supplemented or otherwise modified from time to time;

(d) Words importing the plural shall include the singular and vice versa; and

(e) References to a person shall be construed as including any references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof.

2.	AMENDMENTS

2.1	Amendments to the Deed of Pledge

The Pledgor and the Pledgee agree to amend the Deed of Pledge from the Effective Date as follows:

(a) To replace the paragraph (A) of the Background with the following:

(A) The Pledgor is the owner of 1,000 ordinary shares of €1,71 each in the share capital of the Company (as defined below).

(b) To replace the definition of the Facility Agreement in clause 1.1 with the following definition:

Facility Agreement means the facility agreement dated 16 May 2016 originally made between the Pledgor as borrower and the Pledgee as arranger, facility agent and original lender as amended by Amendment Agreement No. 1, further amended by Amendment Agreement No. 2, amended and restated by Amendment Agreement No. 3, amended by Amendment Agreement No. 4 and further amended and restated by Amendment Agreement no. 5 (as the same may be further amended, amended and restated, supplemented or novated from time to time).

(c) To insert the following definitions in clause 1.1:

Amendment Agreement No. 1 means the amendment agreement no. 1 dated 14 December 2016 amending the Facility Agreement between the Pledgor as borrower and the Pledgee as arranger, facility agent and original lender.

Amendment Agreement No. 2 means the amendment agreement no. 2 dated 28 June 2017 amending the Facility Agreement between the Pledgor as borrower and the Pledgee as arranger, facility agent and original lender.

Amendment Agreement No. 3 means the amendment agreement no. 3 dated 5 October 2017 amending and restating the Facility Agreement between the Pledgor as borrower and the Pledgee as arranger, facility agent and original lender.

Amendment Agreement No. 4 means the amendment agreement no. 4 dated 29 December 2017 amending the Facility Agreement between the Pledgor as borrower and the Pledgee as arranger, facility agent and original lender.

Amendment Agreement No. 5 means the amendment agreement No. 5 dated 22 April 2019 amending and restating the Facility Agreement between the Pledgor as borrower 1, Headhunter Group as borrower 2 and the Pledgee as arranger, facility manager (formerly facility agent) and original lender, as further amended and/or restated from time to time.

Borrowers means the Pledgor and Headhunter Group and “Borrower” means each of them.

Headhunter Group means Headhunter Group plc a company incorporated in Cyprus with registration number HE 332806, whose registered office is at 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

Security means the security created under this Deed.

(d) To replace the definition of the Security Document in clause 1.1 with the following definition:

Security Document means this Deed, the Facility Agreement, any other Finance Document or any other document designated as such by the Pledgee and the Borrowers in writing.

(e) To replace the definition of the Security Liabilities in clause 1.1 with the following definition:

Secured Liabilities means all present and future debts, obligations and liabilities (whether actual or contingent, and whether owed as principal or surety, jointly or severally or in any other capacity whatsoever) of the Pledgor to the Pledgee under this Deed and of each of the Borrowers to the Pledgee under the Facility Agreement, except for any obligation which, if it were so included, would result in this Deed contravening Section 53 of the Companies Law.

(f) To replace the definition of the Shares in clause 1.1 with the following definition:

Shares means 1,000 ordinary shares of 1.71 (one and seventy one) EUR each, held by the Pledgor in the Company (Security Assets), and any further shares in the capital of the Company now or at any time hereafter legally and/or beneficially owned by the Pledgor or in which the Pledgor has an interest.

(g) To replace clause 3.8 (c) with the following:

(c) the Shares represent all shares owned by the Pledgor in the issued share capital of the Company at the date of this Deed and there are no other equity or ownership interests in the Company, options or rights to acquire or subscribe for any such interests or securities convertible into or exchangeable or exercisable for any such interests;

(h) To add in clause 5.1 the following paragraph:

(h) a waiver of pre-emption rights, in the form set-out in Schedule 9 (Waiver of Pre-emption Rights), duly signed by the shareholders of the Company (other than the Pledgor).

(i) To add Schedule 9 (Waiver of Pre-emption Rights) in the form of the waiver of preemption rights attached hereto as Schedule 1 which shall be duly signed by the shareholders of the Company (other than the Pledgor).

(j) To replace clause 5.3 with the following:

5.3.        Changes to rights

During the Security Period, the Pledgor:

5.3.1.	must not take or allow the taking of any action on its behalf (except as permitted under the Facility Agreement) which may result:

(a) in the name of the Company being changed;

(b) in the rights attaching to any Security Asset being altered;

(c) further shares in the Company being issued or otherwise acquired, without the prior written consent of the Pledgee. In the event that such consent is given, the Pledgor must:

i.	execute and deliver to the Pledgee such further or additional security documents in relation to such further shares; and

ii.	deliver or procure the delivery to the Pledgee of such other documents (including, those documents referred to in Subclauses 5.1 and 5.2) in relation to those further shares,

in each case, as the Pledgee may reasonably require and in form and substance satisfactory to it.

5.3.2. in case of any new Directors or Secretary of the Company being appointed, shall deliver or procure the delivery to the Pledgee of the documents referred to under Subclauses 5.1 (d), (e) and (g) for each new Director or Secretary of the Company (as applicable) simultaneously with such appointment.

(k)	To replace clause 9.4 with the following:

9.4	Agent of the Pledgor

A Receiver will be deemed to be the agent of the Pledgor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed under the Companies Law. The Pledgor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(l)	To replace clause 12 with the following:

12.	EXPENSES AND INDEMNITY

The Pledgor must procure that each of the Borrowers or any other member of the Group:

(a) promptly on demand pay all costs and expenses (including stamp duty and legal fees) incurred in connection with this Deed (provided that the costs for its preparation and negotiations are subject to the prior agreed cap) or any amendment of or waiver or consent under this Deed by the Pledgee, attorneyin-fact, Receiver, manager, agent or other person appointed by the Pledgee under this Deed; and

(b) keep each of them indemnified against any failure or delay in paying those costs or expenses and any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security; this includes any loss or liability arising from any actual or alleged breach by any person of any law or regulation.

(m)	To replace clause 16.1 with the following:

16.1	Covenant to pay

Subject to Clause 16.3 below, the Pledgor covenants with the Pledgee that whenever a Borrower does not pay the Secured Liabilities or any amount thereof when the same falls due for payment, performance or discharge in accordance with the terms of the Facility Agreement, it shall on demand by the Pledgee pay, perform and discharge the Secured Liabilities.

2.2 All other terms and conditions of the Deed of Pledge shall remain unchanged and effective between the Pledgor and the Pledgee.

3.	CONFIRMATION

The Pledgor hereby confirms, consents and agrees that:

(i) the security interests created under the Deed of Pledge continue in full force and effect on the terms of the Deed of Pledge;

(ii) the security interests created under the Deed of Pledge are not affected, impaired or otherwise limited by the Amendment Agreement;

(iii) any security interest created by it under the Deed of Pledge extends to the liabilities and obligations of the Pledgor and the Borrowers under any new or amended and/or restated Finance Documents (including, but not limited to, the Facility Agreement as amended and restated by the Amendment Agreement) subject to any limitations set out in the Deed of Pledge;

(iv) the obligations of the Pledgor and Borrowers arising under the Facility Agreement as amended and restated pursuant to the Amendment Agreement fall within the scope of the liabilities for which it granted security interests under the relevant Deed of Pledge and constitute Secured Liabilities, subject to any limitations set out in the Deed of Pledge.

(v) for the avoidance of doubt, any documents provided by the Pledgor and/or the Company and deposited with the Pledgee pursuant to Clause 5.1 of the Deed of Pledge shall continue to be in full force and effect and extend to the provisions of the Deed of Pledge as amended by this Deed.

(vi) nothing in this Deed shall be construed as a release of any security created or granted under the Deed of Pledge.

4.	NOTICES

The Pledgee must immediately execute and deliver to the Company a notice of this Deed in the form set out in Schedule 2 (Notice of Pledge), attaching a copy of this Deed and the Pledgor must procure:

(a) that note of this Deed is made in the Register of Members of the Company next to the memoranda of pledge made against the Shares; and

(b) that the Secretary of the Company delivers to the Pledgee a certificate in the form set out in Schedule 3 (Secretary’s Certificate).

5.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee that:

(a) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed and the transactions contemplated hereby; and

(b) this Deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

6.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

7.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

8.	GOVERNING LAW

This Deed and any non-contractual obligations arising in connection with it are governed by Cyprus law.

9.	JURISDICTION

(a) The courts of the Republic of Cyprus have exclusive jurisdiction to settle any dispute in connection with this Deed.

(b) The courts of the Republic of Cyprus are the most appropriate and convenient courts to settle any such dispute in connection with this Deed.

(c) References in this Clause to a dispute in connection with this Deed includes any dispute as to the existence, validity or termination of this Deed.

IN WITNESS WHEREOF this Deed has been executed and delivered on the date stated at the beginning of this Deed.

SCHEDULE 1

WAIVER OF PRE-EMPTION RIGHTS

To:	HEADHUNTER FSU LIMITED (the Company)
Copy:	VTB BANK (PJSC) (the Pledgee)

Date: __ April 2019

Dear Sirs,

Waiver of pre-emption rights

We refer to the deed of pledge (the Deed of Pledge) dated 19 May 2016 between LLC ZEMENIK (the Pledgor) and the Pledgee (as amended), pursuant to which the Pledgor, inter alia, pledged in favour of the Pledgee the share certificates issued in its name and representing 1,000 ordinary shares of €1,71 each in the capital of the Company (the Shares).

We being a shareholder of the Company and being entitled to certain pre-emption rights under the Articles of Association of the Company in respect of any transfer of Shares made on enforcement of the Deed of Pledge or otherwise, hereby irrevocably and unconditionally waive all such pre-emption rights (however arising) as we may have in respect of any such transfer.

If any at any time we propose to transfer any of our shares in the Company to a third party, which is not a shareholder on the date of this letter, we shall procure that that third party shall provide to the Pledgee a waiver of pre-emption rights in the form of this letter before any such transfer shall be effected.

SIGNED as a DEED                                               )

by HEADHUNTER GROUP PLC                       )

acting by its authorised attorney/signatory/director                                         )

in the presence of:             )

Witness’s Signature:

Name:

SCHEDULE 2

NOTICE OF PLEDGE

To:	Headhunter FSU Limited (the “Company”)

Date: __ April 2019

Dear Sirs,

Deed of Pledge dated 19 May 2016 between LLC Zemenik and VTB BANK (PJSC) (formerly

JSC VTB BANK), as amended by an amendment agreement dated __ April 2019 (the “Deed of Pledge”)

This letter constitutes notice to you that the Deed of Pledge, under which LLC Zemenik (the “Pledgor”) has, inter alia, pledged in our favour, the share certificates representing 1000 ordinary shares of €1,71 each (the “Shares”) in the share capital of the Company has been amended by amendment agreement dated __ April 2019 (the “Amendment Agreement”).

We attach to this notice a copy of the Amendment Agreement to the Deed of Pledge duly signed by the Pledgor and us, in the presence of two competent witnesses who subscribed with their names as witnesses.

You are instructed to:

(a) enter a note of the Amendment Agreement next to the Memorandum of the pledge in the Register of Members and against the Shares in respect of which a notice was given; and

(b) issue to us a certificate acknowledging receipt of this notice and confirming that the aforesaid note was made next to the Memorandum of pledge made in the Register of Members.

This letter is governed by Cyprus law.

Yours faithfully,

VTB Bank (PJSC)

SCHEDULE 3

SECRETARY’S CERTIFICATE

Date: __ April 2019

Dear Sirs,

Deed of Pledge dated 19 May 2016 between LLC ZEMENIK and VTB BANK (PJSC) (formerly JSC VTB BANK), as amended by amendment agreement dated __ April 2019 (the “Deed of Pledge”)

We acknowledge receipt of the notice dated __ April 2019 notifying us that the Deed of Pledge, under which LLC Zemenik (the “Pledgor”) has, inter alia, pledged in your favour the share certificates representing 1000 ordinary shares of €1,71 each (the “Shares”) in the share capital of Headhunter FSU Limited (the “Company”) has been amended by amendment agreement dated __ April 2019 (the “Amendment Agreement”).

We hereby confirm, certify and acknowledge that a note of the Amendment Agreement next to the Memorandum of the Deed of Pledge has been made and registered in the Register of Members of the Company in accordance with the terms and conditions of the Deed of Pledge (as attached).

This certificate is governed by Cyprus law.

Yours faithfully,

Top Secretarial Limited
Secretary of
Headhunter FSU Limited

SIGNATORIES

Pledgor
SIGNED as a DEED
By LLC Zemenik
Acting by Dmitry Markelov	/s/
(Signature)
in the presence of:

1. Witness’s Signature: /s/
Name:

2. Witness’s Signature: /s/
Name: Ilsur Mavlekeev

Pledgee

SIGNED as a DEED
By VTB Bank (PJSC)
Acting by Vitaly Buzoveria	/s/
(Signature)
in the presence of:

1. Witness’s Signature: /s/
Name:

2. Witness’s Signature: /s/
Name: Ildar Kharyanov

Moscow City Notary Chamber

Notarial District: city of Moscow

Notary public: Ryabov Roman Vasilievich

Address: 9, ul. Krasnoproletarskaya

22 April 2019

HEADHUNTER GROUP PLC

as the Pledgor

and

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledgee

AMENDMENT AGREEMENT NO. 2

TO THE PLEDGE AGREEMENT IN RESPECT OF

A PARTICIPATORY INTEREST IN THE

AUTHORISED CAPITAL OF OOO ZEMENIK

DATED 26 MAY 2016

Herbert Smith Freehills CIS LLP

CONTENTS

1.	Definitions	298
2.	Amendments	298
3.	Limitations	298
4.	Representations and warranties	299
5.	Conditions subsequent	299
6.	Applicable law	299
7.	Dispute resolution	299
8.	Signing	299
9.	Final provisions	299
Schedule 1 Restated Share Pledge Agreement		301

Moscow City Notary Chamber

Notarial District: city of Moscow

Notary public: Ryabov Roman Vasilievich

Address: 9, ul. Krasnoproletarskaya

THIS AMENDMENT AGREEMENT NO. 2 TO THE PLEDGE AGREEMENT IN RESPECT OF A PARTICIPATORY INTEREST IN THE AUTHORISED CAPITAL OF OOO ZEMENIK (the “AGREEMENT”) is made on 22 April of the year two thousand nineteen between:

(1)

HEADHUNTER GROUP PLC, a public limited company organised in accordance with the laws of the Republic of Cyprus, registration No. HE 332806, with registered office at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented byMarkelov Dmitry Valentinovich, born on 10 December 1984, citizen of the Russian Federation, sex: male, passport 45 08 238610 issued by OVD of Severnoe Butovo district of the city of Moscow on 18 March 2006, sub-division code: 772-070, registered at: 5, Lipovyi Park str., corpus 2, apt. 37, Kommunarka village, Sosenskoye settlement, city of Moscow, acting on the basis of the power of attorney issued on 16 April 2019 (the “Pledgor”); and

(2)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised in accordance with the legislation of the Russian Federation, registered in the USRLE under number (OGRN): 1027739609391, located at: 29, Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by the head of the Credit Department, senior vice-president Vitaly Nikolaevich Buzoveri, born on 29 July 1974, place of birth: town of Zhukovsky, Moscow Region, citizen of the Russian Federation,, sex: male, passport No. 46 02 772136, issued by the Internal Affairs Department of Zhukovsky, Moscow Region on 2 July 2002, sub-division code: 502-005, registered at: 11 Dzerzhinskogo Street, apt. 83, town of Zhukovsky, Moscow Region, acting on the basis of Power of attorney No. 350000/37-D certified by Roman Vasilievich Ryabov, notary public of Moscow, on 10 January 2019 according to register No.77/660-H/77-2019-4-37, as the pledgee (the “Pledgee”).

RECITALS

(A)

The Pledgee, as the facility manager, organiser and initial lender and the Company, as the borrower, entered into a facility agreement for the provision of a syndicated loan facility dated 16 May 2016, as amended by:

(i)	Amendment Agreement no.1 dated 14 December 2016;

(ii)	Amendment Agreement no.2 dated 28 June 2017;

(iii)	Amendment Agreement no.3 dated 5 October 2017; and

(iv)	Amendment Agreement no.4 dated 29 December 2017,

(the “Facility Agreement”).

(B)

On the date of this Agreement, the Pledgor and the Company, as borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No.5 to the Facility Agreement (“Amendment Agreement No.5”), whereby the Facility Agreement is amended as follows:

(i)	the debt of the Company under Tranche C and Tranche D shall be transferred to the Pledgor;

(ii)	an additional tranche shall be made available to the Pledgor in the amount of 3,000,000,000 Roubles; and

(iii)	the Facility Agreement shall be amended and restated as set out in the schedule to Amendment Agreement No.5 (the “Restated Facility Agreement”)

(C)

The Pledgee and the Pledgor entered into a pledge agreement in respect of a participatory interest in the authorised capital of OOO Zemenik on 26 May 2016 certified by the notary public of Moscow R.V. Ryabov under number 2-501 in the register (as amended by amendment agreement No. 1 dated 5 October 2017) (the “Share Pledge Agreement”), whereby the Pledgor pledged to the Pledgee a participatory interest in the Company’s authorised capital comprising one hundred (100) per cent of the Company’s authorised capital, to secure the performance of the obligations of the Company under the Facility Agreement.

(D)

In order to secure the performance of the Company’s and Pledgor’s obligations under the Restated Facility Agreement subject to the amendments introduced by Amendment Agreement No. 3, the Parties hereby agree to make amendments to the Share Pledge Agreement, as indicated in this Agreement.

THE PARTIES HAVE AGREED as follows:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

“Effective Date” has the meaning specified in clause (a) of Article 3 (LIMITATIONS).

“Restated Share Pledge Agreement” means the Share Pledge Agreement with the amendments made in accordance with this Agreement in the form provided in Schedule 1 (Restated Share Pledge Agreement).

“Amendment Agreement No. 5” has the meaning specified in Recital (B).

“Party” means a party to this Agreement.

1.2	Incorporated TERMS

Unless the context implies otherwise, the capitalised terms used in the Restated Facility Agreement and the Restated Share Pledge Agreement and not defined in this Agreement shall have the same meanings as in the Restated Facility Agreement and the Restated Share Pledge Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set out herein, and any references to Articles and Schedules are deemed as references to the articles of and schedules to this Agreement, unless the context implies otherwise.

1.4	Purpose

This Agreement is a Finance Document.

2.	AMENDMENTS

The Parties have agreed that, as of the Effective Date, the Share Pledge Agreement shall be restated according to the version provided in Schedule 1 (Restated Share Pledge Agreement), and the rights and obligations of the Parties in complying with the provisions of the Share Pledge Agreement shall, from the Effective Date, be governed by and construed in accordance with the terms and conditions of the Restated Share Pledge Agreement.

3.	LIMITATIONS

(a)

The binding nature of the amendments and supplements stipulated by Article 2 (Amendments) is due to (as envisaged by article 327[1] of the Civil Code of the Russian Federation) the entry into force of Amendment Agreement No. 5. The “Effective Date” shall be the date on which the Facility Manager confirms to the Company and the Pledgor the receipt of the documents, information and acknowledgements necessary for the entry into force of Amendment Agreement No. 5.

(b)

The amendments and supplements made to the Share Pledge Agreement in accordance with this Agreement are limited to the amendments and supplements stipulated in Article 2 (Amendments). No other provision of the Share Pledge Agreement (other than those stipulated in Article 2 (Amendments)) shall be amended or supplemented by this Agreement.

(c)	This Agreement shall not release the Pledgor from any obligations contemplated by the Share Pledge Agreement.

4.	REPRESENTATIONS

(a)	The Pledgor provides to the Pledgee the representations and warranties set out in article 5 (The Pledgor’s representations and warranties) of the Share Pledge Agreement.

(b)	The representations and warranties specified in clause (a) above are provided by the Pledgor as at the date of this Agreement with reference to the circumstances existing on the date hereof.

(c)	The references in the representations and warranties provided in accordance with clause (a) above to the Share Pledge Agreement are deemed to include references to this Agreement as well.

5.	CONDITIONS SUBSEQUENT

In respect of this Agreement, the Pledgor shall provide:

(a)

within five (5) Business Days of the signing of this Agreement, but, in any event, no later than the Effective Date, a copy of the Pledgor’s register of charges reflecting the amended information about the terms of the pledge in accordance with section 99 of the Companies Law of the Republic of Cyprus, Cap. 113;

(b)

within ten (10) Business Days of the signing of this Agreement, but, in any event, no later than the Effective Date, evidence showing that an application has been submitted to the Registrar of Companies in Cyprus regarding the change in the information about the pledge in accordance with section 90 of the Companies Law of the Republic of Cyprus, Cap. 113; and

(c)

within thirty (30) Business Days of the signing of this Agreement, a certificate of registration of the changes made to the pledge, issued by the Registrar of Companies in Cyprus in accordance with section 93 of the Companies Law of the Republic of Cyprus, Cap. 113.

6.	APPLICABLE LAW

This Agreement and the rights and obligations of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of or in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be referred to the Moscow City Arbitrazh Court.

8.	SIGNING

This Agreement is made in three counterparts, one counterpart to be kept in the files of the notary public of Moscow, Roman Vasilievich Ryabov, at the address: 9 Krasnoproletarskaya Street, Moscow, and one counterpart to be handed over to each of the Pledgee and the Pledgor.

9.	FINAL PROVISIONS

Before the signing, this Agreement was read aloud to the Parties and the signatories of this Agreement confirm, in the presence of the notary, that the content of this Agreement is totally clear to them. All comments of the Parties have been taken into account in this Agreement; the Parties have no other proposals regarding the content hereof. The content of articles 334–358, 450 and 452 of the Civil Code of the Russian Federation has been explained to the Parties by the notary public.

Under this Agreement the notary public has conducted the required verification measures in accordance with the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public approved by Ruling No. 156 of the Ministry of Justice of Russia dated 30 August 2017 “On Approval of the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public”. The information received in the course of conducted measures has been provided by the notary public to the Parties of this Agreement, and the Parties acknowledge correctness of the information provided by the notary, namely: on presence/lack of possible encumbrances (attachments) over the Pledged Property, on the presence/lack of a judicial act on declaring one of the parties bankrupt, on the persons involved in extremist/terrorist activity. The notary public has obtained information from the Uniform State Register of Real Estate through a request to the Uniform Information System that the persons signing the transaction are not legally incapacitated nor have limited legal capacity.

This Agreement has been read aloud by the notary public and contains the entire agreement between the Parties as to the subject matter of this Agreement. We, as participants of the transaction, understand the clarifications as to the legal consequences of the transaction entered into made by the notary public. The terms of the transaction comply with our actual intent. Information established by the notary public according to the information provided by us have been correctly inserted into the text of the transaction.

This Agreement is made on the date first written above.

SCHEDULE 1

RESTATED SHARE PLEDGE AGREEMENT

Moscow City Notary Chamber

Notarial District: city of Moscow

Notary public: Ryabov Roman Vasilievich

Address: 9, ul. Krasnoproletarskaya

PLEDGE AGREEMENT IN RESPECT OF A PARTICIPATORY INTEREST IN LIMITED LIABILITY COMPANY ZEMENIK

City of Moscow

Twenty-sixth of May of the year two thousand sixteen

(as amended by Amendment Agreement No. 1 dated 5 October 2017 and by Amendment Agreement No. 2 dated 22 April 2019)

VTB BANK (PUBLIC JOINT-STOCK COMPANY) (SHORT NAME: BANK VTB (PJSC)) (Primary State Registration Number (OGRN) 1027739609391, Taxpayer ID No. (INN) 7702070139, General Banking Licence No. 1000, registered at foundation by the Central Bank of the Russian Federation on 17 October 1990 under No. 1000, entered into the Unified State Register of Legal Entities (USRLE) on 22 November 2002 (certificate of an entry made in the USRLE about a legal entity registered before 1 July 2002 series 77 No. 005374791, issued by Moscow Inter-District Inspectorate No. 39 of the Ministry of Taxes and Levies on 22 November 2002), located at: 29, Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation) represented by Vitaly Nikolaevich Buzoveri, acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25 (the “Pledgee”), on the one hand, and

HEADHUNTER GROUP PLC (former Zemenik Trading Limited), registration No. HE 332806, with registered office at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by Yana Vladimirovna Cheremukhina, acting on the basis of a valid power of attorney dated 12 May 2016 (the “Pledgor”), on the other hand, jointly referred to as the “Parties”, in order to secure proper and timely performance of all existing and future obligations of the Company and the Pledgor in full under the Facility Agreement, have concluded this agreement as follows:

RECITALS:

(A)

In accordance with the facility agreement for the provision of a syndicated loan facility dated 16 May 2016 (as amended by Amendment Agreement No. 5) (the “Facility Agreement”) between the Pledgee, as the organiser, facility manager and initial lender, and the Company and the Pledgor, as the borrowers, the Pledgee agreed to provide to the Company and the Pledgor the monetary funds in Roubles in the total amount of up to ten billion (10,000,000,000) Roubles on the terms and conditions stipulated in the Facility Agreement.

(B)	This Agreement is a Finance Document, as this term is defined in the Facility Agreement.

(C)	The Pledgor is familiar with the terms and conditions of the Facility Agreement and other Finance Documents.

NOW, THEREFORE, the Parties have agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

For the purposes of this Agreement:

“Agreement” means this pledge agreement in respect of a participatory interest in the authorised capital.

“USRLE” means the Unified State Register of Legal Entities.

“Regulated Procurements Law” means Federal Law No. 223-FZ dated 18 July 2011 “On the Procurements of Goods, Work and Services by Legal Entities of Specific Types”.

“Facility” means monetary funds within the Total Available Facility extended by the Lenders to the Company and the Pledgor under the Facility Agreement as Tranches.

“Facility Agreement” has the meaning given to it in Recital (A) of this Agreement.

“Company” means limited liability company Zemenik, INN (Taxpayer ID No. of a legal entity): 7714373561, OGRN (Principal State Registration Number): 1167746153860, date of state registration: 11 February 2016, name of the registration authority: Moscow Inter-District Inspectorate No. 46 of the Federal Tax Service, a certificate of state registration of a legal entity issued: series 77 No. 017705664, KPP (Code of Reason for Taxpayer’s Registration): 771401001, legal address: Office 304, Block 3, 14 Krzyzhanovskogo Street, Moscow, Russian Federation, 117218.

“Obligations” means all existing and future obligations of the Company and all existing and future obligations of the Pledgor under the Facility Agreement, including, inter alia, those specified in clause 2.3 hereof.

“Appraiser’s Report” means a report regarding the market value of the Pledged Property prepared by an independent appraiser appointed in accordance with article 4 (Terms of and procedure for foreclosing on the Pledged Property) hereof in order to determine the sale price of the Pledged Property in the instances of foreclosure envisaged by this Agreement.

“Pledged Property” means the participatory interest owned by the Pledgor in the Company’s authorised capital and specified in clause 2.1 hereof.

“Rouble” means the lawful currency of the Russian Federation.

“Amendment Agreement No. 5” means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

“Party/Parties” means the Pledgor and the Pledgee, collectively or individually, depending on the context.

“Notice” means a notice of non-judicial foreclosure on the Pledged Property served on the Pledgor and the Company.

Other terms and definitions used in this Agreement shall have the same meaning as in the Facility Agreement, unless expressly follows otherwise from the context hereof.

2.	PLEDGED PROPERTY AND THE OBLIGATION SECURED BY THE PLEDGE

2.1

To secure proper and timely performance of the Obligations in full, the Pledgor hereby pledges to the Pledgee a participatory interest in the amount of one hundred (100) per cent in the Company’s authorised capital with the nominal value of ten thousand Roubles (10,000 Roubles) as a first-priority (and not subsequent) pledge granting to the Pledgee the priority right, as compared to the claims of other persons (except for the instances envisaged by law), to have the Pledgee’s claims under all Obligations satisfied (including in accordance with clause 2.3 hereof), out of the proceeds received from the realisation of the Pledged Property.

2.2

The Parties evaluate the Pledged Property at ten thousand Roubles (10,000 Roubles). The value of the Pledged Property agreed upon in this clause 2.2 is not deemed to be the initial sale price of the Pledged Property upon foreclosure on it. The initial sale price of the Pledged Property shall be determined in accordance with article 4 (Terms of and procedure for foreclosing on the Pledged Property) hereof.

2.3	Under this Agreement, the Pledgor undertakes to the Pledgee to be liable for proper and timely performance of the Obligations in full, including, inter alia:

2.3.1	for paying the total principal amount of the Facility in the amount of up to ten billion (10,000,000,000) Roubles to be finally repaid on or before:

a.	15 May 2021 in relation to Tranche A and Tranche B;

b.	5 October 2022 in relation to Tranche C and Tranche D; and

c.	the date that falls due after one thousand eight hundred twenty-five (1,825) days from the date of Amendment Agreement No. 5, in relation to Tranche E,

in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory early repayment envisaged by the Facility Agreement);

2.3.2	for paying the interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(a)	Margin being:

(i)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; or

(ii)	(save for Tranche E) in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(A)	two (2.0) per cent per annum; or

(B)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(iii)	for Tranche D:

(A)	two point four (2.4) per cent per annum; or

(B)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(b)	Key Rate;

2.3.3

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if the Company or the Pledgor fail to perform in due time the obligation to pay any amount that they must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall be accrued on the overdue amount during the period from the date following the payment due date and until the date of actual payment (whether before or after a corresponding judgement);

2.3.4

for paying the commitment fee for the provision of the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated as follows:

(a)	at the rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Commitment Amount Payable);

(b)	at the rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Commitment Amount Payable);

(c)	at the rate of zero point one (0.1) per cent per annum of the Unused Available Facility within Tranche E (without deducting the Commitment Amount Payable),

the above fee shall be accrued for the Tranche A Drawdown Period and Tranche B Drawdown Period, respectively, and shall be paid as follows:

(d)	in respect of the Unused Available Facility within Tranche A, on the last day of the Tranche A Drawdown Period or on the Tranche A Drawdown Date, whichever is the earlier;

(e)

in respect of the Unused Available Facility within Tranche B: (i) on each Interest Payment Date during the Tranche B Drawdown Period; and (ii) on the last day of the Tranche B Drawdown Period or on the Tranche B Drawdown Date, whichever is the earlier;

(f)

in respect of the Unused Available Facility within Tranche E: accrued for the Tranche E Drawdown Period and shall be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the last day of the Tranche E Drawdown Period or on the Tranche E Drawdown Date, whichever is the earlier.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

2.3.5	for paying the activation fee for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(a)	one point five (1.5) per cent of the Tranche A amount;

(b)	one point five (1.5) per cent of the Tranche B amount;

(c)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(d)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(e)	eleven million (11,000,000) Roubles in relation to Tranche E,

on or before the Drawdown Date under the corresponding Tranche.

2.3.6

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs) and 14.5 (Variation Costs) of the Facility Agreement.

2.3.7

for reimbursing the Finance Parties for all documented expenses (including legal and other professional fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents, including in connection with the seizure, maintenance, preparation for sale, sale of or other foreclosure on the Pledged Property and the realisation of the Pledged Property under this Agreement or in connection with judicial protection of the Lenders’ rights under the Facility Agreement and/or this Agreement.

2.3.8	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(a)	an Event of Default occurrence;

(b)	impossibility of providing the Facility to the Company or the Pledgor under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(c)	impossibility for the Company or the Pledgor to make early repayment of the Outstanding Facility or a part thereof despite a notice of early repayment served on the Facility Manager.

2.3.9	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

2.3.10

for repaying in full the monetary funds received by the Company or the Pledgor, should the Facility Agreement become invalid, and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

2.4	The pertinence of the Pledged Property to the Pledgor and the powers to dispose thereof are evidenced:

(a)

by the sale and purchase agreement in respect of a participatory interest in the Company’s authorised capital concluded between K.E. Agayan, as the seller, and the Pledgor, as the buyer, on 6 April 2016; and

(b)	by an unnumbered excerpt from the USRLE issued on 26 May 2016.

2.5	The Pledgee’s right of pledge shall arise from the time of state registration of the pledge by the authority in charge of state registration of legal entities.

2.6

The pledge created hereunder secures the Obligations in their entire scope, which they have by the time of satisfaction, in particular, the interest, default interest, damages (apart from lost profit) caused by a delay in performance, as well as reimbursement for the Pledgee’s expenses necessary for the foreclosure.

2.7

Before the pledge of the Pledged Property is terminated, the rights of the participant in the Company (including to vote at the general meetings of the Company’s participants and to participate in the management of the Company) shall be exercised by the Pledgor, unless the Company receives a written notice from the Pledgee served upon the occurrence of an Event of Default envisaged by article 21 (Events of Default) of the Facility Agreement (including a failure by the Pledgor to discharge its obligations stipulated hereby) (unless the Facility Manager provides waivers from the Lenders waiving their rights under the Facility Agreement in connection with the relevant Events of Default according to the terms of the Facility Agreement). Once the Company receives said notice (and until the notice is revoked by the Facility Manager, if applicable), the rights of the participant (all or those specified in the notice) will be exercised by the Pledgee. The relevant notice shall also be served on the Pledgor.

2.8	The Pledged Property is not subject to insurance.

2.9	The pledge remains in force if the Pledged Property passes to third parties.

2.10	A subsequent pledge agreement may be concluded between the Pledgor and a third party provided that the following conditions are met:

(a)

the subsequent pledge agreement shall provide for the same procedure for foreclosing on the Pledged Property and the same methods for selling the pledged property as those stipulated in this Agreement;

(b)

the subsequent pledge agreement shall prohibit the subsequent pledgee from raising claims against the debtor seeking that the latter discharges early the obligation secured by the subsequent pledge, should the Pledgee foreclose on the Pledged Property; and

(c)

if, when the subsequent pledgee forecloses on the Pledged Property, the Pledgee also raises a claim seeking to foreclose on the pledged property, the right to choose the procedure for foreclosing on the Pledged Property and the method for realising the pledged property shall be vested in the Pledgee. The appraiser, trade organiser and the sale price shall be determined in accordance with the terms of this Agreement.

2.11	If the Obligations are discharged in part, the pledge of the Pledged Property shall remain within its initial scope until the Obligations are discharged in full.

2.12

Should the amount of the Company’s authorised capital be changed in the manner prescribed by the legislation of the Russian Federation and provided that the provisions of the Facility Agreement and of this Agreement are complied with, the Pledgor shall conclude with the Pledgee, within fifteen (15) Business Days of the date of state registration of the corresponding changes made to the Company’s charter, a corresponding supplemental agreement hereto and to take all necessary actions to document the Pledgee’s right of pledge to the Pledgor’s participatory interest in the changed authorised capital of the Company if the conclusion of such supplementary agreement and/or performance of the corresponding actions for documenting the right of pledge are required by law, and the Pledgee shall, at all times, keep a share in the pledge in the amount specified in clause 2.1 hereof.

3.	OBLIGATIONS OF THE PLEDGOR

The Pledgor shall:

3.1	Formalise the pledge in accordance with the legislation of the Russian Federation.

Not later than eleven (11) Business Days from the signing date hereof, provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, an original excerpt from the USRLE evidencing that:

(a)	the pledge created under this Agreement has been registered with the USRLE; and

(b)	there exists an Encumbrance in respect of the Pledged Property created in accordance with this Agreement only.

3.2	Formalise the pledge in accordance with the legislation of the Republic of Cyprus.

3.2.1.

Within ten (10) Business Days of the conclusion date hereof, the Pledgor shall provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, a certified copy of the register of mortgages and other charges of the Pledgor evidencing that an entry regarding this Agreement has been made in accordance with section 99(1) of the Companies’ Act, Cap. 113, as amended.

3.2.2.

Within fifteen (15) Business Days of the signing date hereof, provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, an original registration certificate of the pledge issued by the registrar of companies in Cyprus evidencing that this Agreement has been registered within the prescribed period by the Registrar of Companies in Cyprus in accordance with section 90 of the Companies’ Act, Cap. 113, as amended.

3.3	Pledged Property

3.3.1.

Shall not dispose of the Pledged Property or replace the Pledged Property without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement, and shall not pledge or otherwise encumber it, other than in compliance with the provisions of clause 2.10 above;

3.3.2.	Shall not take any actions that run counter to the terms of this Agreement or result or might result in the Pledged Property being lost or its value being diminished;

3.3.3.

Immediately inform the Pledgee of any threat of losing the title to the Pledged Property; inform the Pledgee of any actions of third parties against the Pledged Property and/or of any claims thereto, of any Encumbrance levied on the Pledged Property in violation of the terms hereof and of the onset of any other events relating to the Pledged Property that might materially and adversely affect the Pledgor’s ability to perform its obligations hereunder or that might materially and adversely affect the priority status of the Pledgee’s rights hereunder; shall bear all necessary expenses on settling any conflicts arisen to protect the Pledged Property; repossess the Pledged Property from somebody else’s unlawful possession according to the provisions of Russian legislation; immediately inform the Pledgee in writing of any information received by the Pledgor from third parties and relating to any proposal or a binding decision (order, resolution, ruling, directive, etc.) of any state authority or municipality regarding the transfer of the Pledged Property or any part thereof to any third party (irrespective of the way of such transfer) or a proposal to transfer any rights in respect of the Pledged Property or a part thereof to third parties;

3.3.4.

Should the Pledged Property be lost, propose to the Lenders, within sixty (60) days of the date when the Pledged Property was lost, a relevant property to replace the Pledged Property lost and, within one hundred and twenty (120) days of the date when the Pledgee, acting as the Facility Manager under the Facility Agreement, consented to the replacement property proposed instead of the Pledged Property lost, provide a property of equal value (the composition of which has been agreed upon with the Lenders) to replace the Pledged Property lost and/or extend the effect of this Agreement to other property the composition of which has been agreed upon with the Lenders so that the market value of such property would be at least equal to the market value of the property lost;

3.3.5.

Should the entire Pledged Property or any part thereof be expropriated by a state body or at the assistance of such body, including by way of requisition, confiscation or nationalisation of the Pledged Property, or in the case of any other action or omission to act on the part of a state body that will affect the use or the value of the Pledged Property, shall take all necessary measures to preserve and protect the rights and interests of the Pledgee in respect of the Pledged Property affected by this event, including raising claims for damages, and shall assist the Pledgee in good faith in taking actions that the Pledgee can consider necessary in connection with any of the above;

3.3.6.

In the event of a dispute with third parties over the Pledged Property, perform in good faith its procedural obligations, including the submission of evidence confirming the pertinence of the Pledged Property to the Pledgor.

3.4	No reorganisation or reduction of the Company’s authorised capital

Ensure that the Company does not undergo, without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement, a reorganisation or reduction of its authorised capital, other than a Permitted Buy-Out, provided that, as a result of such Permitted Buy-Out, the pledge under this Agreement will apply to the entire one hundred (100) per cent of the participatory interests in the Company’s authorised capital.

3.5	No increase of the Company’s authorised capital

Ensure that the Company does not increase its authorised capital without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement.

3.6	No amendments to the Company’s foundation documents

Not to make any changes or amendments to the Company’s foundation documents without prior written consent of the Facility Manager, which are related to:

(a)	legal form;

(b)	name;

(c)	amount of the authorised capital;

(d)	procedure for the alienation of the participatory interests;

(e)	procedure for the payment of distributed profit;

(f)	scope of rights and obligations provided for participants;

(g)	procedure for pledging participatory interests or providing another encumbrance in respect of participatory interests; and

(h)	procedure and terms and conditions of withdrawal from the Company and expulsion of a participant from the Company.

3.7	Information

3.7.1.

If, during the term hereof, there are any changes in the details of the Pledgor that may affect proper performance by the Pledgor of its obligations hereunder, inform the Pledgee, acting as the Facility Manager under the Facility Agreement, of such changes within seven (7) Business Days of the date of state registration of such changes;

3.7.2.

Inform in writing the Pledgee, acting as the Facility Manager under the Facility Agreement, of a change in the location or mailing address of the Pledgor, within twenty (20) days of the date of the change.

3.7.3.

Inform in writing the Pledgee, acting as the Facility Manager under the Facility Agreement, of a resolution passed by the Pledgor’s authorised management body to liquidate and/or reorganise the Pledgor, immediately after such resolution is passed.

3.8	Foreclosure

Within three (3) Business Days of the receipt of a Notice sent by the Pledgee (unless a different period is indicated in the Notice), ensure that all documents are signed and all other actions are taken necessary for non-judicial foreclosure on and realisation of the Pledged Property.

3.9	Permissions and corporate authorisations

Timely obtain, maintain and comply with the terms of any permits, consents and corporate approvals required by any applicable law for it to discharge its obligations hereunder and ensure that this Agreement may be used as evidence in arbitral proceedings and in courts of the Russian Federation, including arbitrazh courts, as well as provide the Pledgee, acting as the Facility Manager under the Facility Agreement, with certified copies of such documents.

3.10.	Access

3.10.1.

Upon the demand of the Pledgee acting as the Facility Manager, in the event of occurrence and non-elimination of the Failure to Discharge Obligations or in the event that the Pledgee acting as the Facility Manager, gets sufficient grounds to believe that Failure to Discharge Obligations may occur, provide (and ensure that the Company provides) to the Pledgee acting as the Facility Manager, and/or its auditors or other professional advisors free access to its facilities, assets and primary accounting and tax documents (on paper or electronic materials), including issue of powers of attorney for respective persons, as well as organize a meeting with its management;

3.10.2.

Ensure provision of the relevant documents and/or information to the Pledgee acting as the Facility Manger and/or the Lender and perform other actions as necessary for the inspection (review) of the Pledged Property by the authorised representatives (officers/employees) of the Central Bank of the Russian Federation, at the place of storage and/or recording and/or location thereof, and for the familiarisation with the business operations of the Company and the Pledgor directly on the site.

3.11.	Further assurances

3.11.1.

Ensure that all necessary actions are taken and any documents are signed on its part within the authorisations provided (including providing documents and obtaining registrations) for the accrual, perfection, performance, protection and preservation of the security created hereunder that is being provided to the Pledgee;

3.11.2.

Assist the Pledgee in exercising control over the performance by the Pledgor of the terms of this Agreement; assist the Pledgee in auditing the documents regarding the existence or condition of the Pledged Property. The Pledgor shall provide such documents within:

(a)

ten (10) Business Days of the date of a corresponding request received, provided that the Pledgor or the Company has the relevant documents at its possession or that the Pledgor or the Company can obtain these documents within the period specified; or

(b)

within a reasonable period, if neither the Pledgor nor the Company has the relevant documents at its possession and neither Pledgor nor the Company can obtain these documents within the period specified;

3.11.3.    Not disclose the content of this Agreement or any information relating to the performance hereof to any third parties apart from the disclosures envisaged by article 28.2 (Disclosure of Confidential Information) of the Facility Agreement.

4.	TERMS OF AND PROCEDURE FOR FORECLOSING ON THE PLEDGED PROPERTY

4.1

In the event of a failure to perform or improper performance (including a single failure) of any of the Obligations, subject to the limitations stipulated by the Facility Agreement, the occurrence of an Event of Default envisaged by article 21 (Events of Default) of the Facility Agreement (unless the Facility Manager has provided waivers from the Lenders waiving their rights under the Facility Agreement in connection with the corresponding Events of Default according to the terms of the Facility Agreement) and in other instances envisaged by law, the Pledgee may foreclose on the Pledged Property at its own discretion, whether though a court action or without recourse to the court.

4.2

When foreclosing on the Pledged Property, whether though a court action or without recourse to the court, the realisation of the Pledged Property shall be made at the discretion of the Pledgee, including in any sequence:

4.2.1.	upon judicial foreclosure:

(a)	by selling the Pledged Property at a public tender;

(b)	by the Pledgee retaining the Pledged Property;

(c)	by the Pledgee selling the Pledged Property to a third party(ies);

4.2.2.	upon non-judicial foreclosure:

(a)	by the Pledgee selling the Pledged Property to a third party(ies);

(b)	by the Pledgee retaining the Pledged Property;

(c)	by the Pledged Property being sold at a tender in the form of an open auction conducted by a trade organiser acting pursuant to a contract with the Pledgee.

4.3

The out-of-court procedure for foreclosing on the Pledged Property prescribed by this Agreement shall not be a pre-judicial procedure of dispute resolution. When lodging a claim with a court, the Pledgee shall not be obliged to submit evidence to prove that it has taken (or not taken) any actions to foreclose on the Pledged Property through the out-of-court procedure prescribed by this Agreement. The initiation of the out-of-court procedure for foreclosing on the Pledged Property shall not preclude the Pledgee from appealing to a court at any time seeking foreclosure on the Pledged Property.

4.4

The Pledgee may, at its discretion, foreclose on either the entire Pledged Property or on a portion of the participatory interest that constitutes the Pledged Property while reserving the possibility of foreclosing later on the remaining portion of the participatory interest that constitutes the Pledged Property.

4.5

In the event of non-judicial foreclosure on the Pledged Property, as indicated in clause 4.2.2 above, the realisation of the Pledged Property shall take place not earlier than eight (8) Business Days from the time when the Pledgor receives a Notice served on it in accordance with clause 8.3 below.

4.6	The Pledgor shall assist the Pledgee in foreclosing and realising the Pledged Property and timely submit all necessary documents duly formalised.

Should the Pledgor fail to transfer, within the period indicated in the Notice, to the Pledgee, under a transfer and acceptance certificate for the purposes of realising the Pledged Property upon its non-judicial foreclosure, the documents relating to the Pledged Property, then the additional expenses associated with the judicial foreclosure on the Pledged Property shall be borne by the Pledgor.

4.7

In order to realise the Pledged Property, the Pledgee is entitled to enter, in its own name, into any requisite transactions within its legal capacity, including those with the organiser of a public tender, as well as to sign and receive any necessary documents, including transfer and acceptance certificates.

4.8

When realising the Pledged Property by way of the Pledgee selling it to a third party(ies) (whether through a court action or without recourse to the court) or by the Pledgee retaining the Pledged Property, the sale price of the Pledged Property (the price at which the Pledgee may retain the Pledged Property) shall be set equal to the market price of the Pledged Property, as determined in the Appraiser’s Report.

4.9

When realising the Pledged Property by way of its sale through a tender (whether through a court action or without recourse to the court), the initial sale price of the Pledged Property at which the tender is to start shall be set equal to 80% of the market price of the Pledged Property, as determined in the Appraiser’s Report.

4.10

Should the tender conducted upon non-judicial foreclosure on the Pledged Property be considered failed due to the fact that fewer than two buyers appeared at the tender or that no add-on to the initial sale price of the Pledged Property was proposed, a repeated tender shall be conducted by way of a successive reduction of the price against the initial sale price at the first tender. In this case, the sale price of the Pledged Property shall be successively reduced by five (5) per cent against the initial sale price at the first tender. Should the sale price be reduced during the tenders by thirty (30) per cent from the initial sale price at the first tender, the amount of any subsequent reduction of the sale price of the Pledged Property shall be set at three (3) per cent of the initial sale price at the first tender. The sale price of the Pledged Property set as a result of repeated tenders conducted by way of successive reductions of the price against the initial sale price at the first tender may not be less than fifty (50) per cent from the initial sale price at the first tender.

4.11

If an independent appraiser is engaged, the appraiser shall be selected, at the discretion of the Pledgee, out of the following appraisers: Joint-Stock Company KPMG, Deloitte CIS Holdings Limited, OOO PricewaterhouseCoopers and Ernst & Young Global Limited. A contract between the appraiser and the Pledgee shall be concluded on the terms acceptable for the Pledgee. Expenses on paying for the appraiser’s services shall be borne by the Pledgor. Should the appraiser’s services be paid for by the Pledgee, the Pledgor shall reimburse the Pledgee for the expenses within ten (10) Business Days of the time when the Pledgee sent a claim to the Pledgor supported with documents in accordance with clause 8.3 below.

4.12

Upon the foreclosure on and realisation of the Pledged Property, the Appraiser’s Report shall be prepared not earlier than 3 (three) months before the date when the Notice is served (in the case of non-judicial foreclosure) or not earlier than 3 (three) months before the date of recourse to the court (in the case of judicial foreclosure).

4.13

If the foreclosure on the Pledged Property is made by way of sale at a tender, a specialist organisation or another person registered in the Russian Federation, determined by the Pledgee and acting pursuant to a contract concluded with it shall act as the tender organiser.

4.14

If the Pledged Property is sold to a third party(ies) (whether through a court action or without recourse to the court), the Pledgee shall send to the Pledgor a copy(ies) of the sale and purchase agreement(s) certified by the Pledgee concluded with the buyer of the Pledged Property, within 3 (three) Business Days of the date when the monetary funds comprising the price of the Pledged Property sold are credited to the Pledgee’s account.

4.15

If the amount generated from the realisation of the Pledged Property or the price at which the Pledgee retained the Pledged Property exceeds the amount of the Pledgee’s claims, the difference shall be returned to the Pledgor.

4.16

Upon foreclosure on the Pledged Property, this difference shall be returned to the Pledgor within ten (10) Business Days of the date when the monetary funds comprising the sale price of the Pledged Property are credited to the Pledgee’s account (from the date when the Pledgee acquires the title to the Pledged Property if the Pledgee retains it).

4.17

The Pledgor may terminate, during the period before the realisation of the Pledged Property (which may not be shorter than the period specified in clause 4.5 above), the foreclosure and realisation of the Pledged Property by discharging the Obligation or the portion thereof the performance of which has been delayed. The Pledgee shall also terminate the foreclosure and realisation of the Pledged Property if, during the period before the realisation (which may not be shorter than the period specified in clause 4.5 above), the Company, the Pledgor or any of the Guarantors discharge the Obligation or the portion thereof the performance of which has been delayed.

5.	THE PLEDGOR’S REPRESENTATIONS AND WARRANTIES

By concluding this Agreement, the Pledgor represents and warrants to the Pledgee that:

5.1	Status

5.1.1.	The Pledgor is a legal entity duly organised and validly existing in accordance with applicable legislation; and

5.1.2.	The Pledgor is the lawful owner of the property owned by it and carries out its activity in accordance with applicable legislation.

5.2	Legal capacity and powers

5.2.1.

The Pledgor has legal capacity and powers to enter into and perform this Agreement and the transaction contemplated thereby and has obtained all requisite approvals for the conclusion and performance of this Agreement in the manner prescribed by law and its foundation documents and other internal documents, including the approval of the transaction contemplated by this Agreement. The person acting on behalf of the Pledgor has all powers to sign this Agreement;

5.2.2.

The pledge created under this Agreement does not meet the criteria of a transaction that requires obtaining a consent by the Pledgor from the antimonopoly authorities for the conclusion thereof, in particular, under Federal Law of the Russian Federation No. 135-FZ dated 26 July 2006 “On the Protection of Competition”;

5.3	Validity

5.3.1.	This Agreement is a valid and binding obligation of the Pledgor that is in line with applicable legislation and may be enforced against it;

5.3.2.	This Agreement is made in a form that ensures its enforceability in the Russian Federation;

5.4	No conflict

The conclusion and performance by the Pledgor of this Agreement and the transaction contemplated thereby do not conflict with:

(a)	the applicable legislation of the Russian Federation and of the Republic of Cyprus or other legislation that is, in the reasonable opinion of the Pledgor, applicable;

(b)	its foundation and other internal documents;

(c)	any resolution of its management bodies; and

(d)	any other documents or agreements that are binding on it.

5.5	Title

Save for the pledge created under this Agreement, the Pledgor is the only owner of the Pledged Property and has a good and exclusive title to such Pledged Property free from any claims and rights of third parties or entitlements in respect thereof.

5.6	Pledged Property

5.6.1.

The participatory interest comprising the Pledged Property has been duly accounted for and reflected in the Pledgor’s balance sheet; it has been fully paid up in accordance with the legislation of the Russian Federation, the charter and resolutions of the management bodies of the Company; and the Pledgor has no obligations to the Company and/or third parties to pay for the Pledged Property.

5.6.2.

Neither the Pledgor nor the Company has provided any purchase option, pre-emptive right, right of first refusal or any other rights the meaning of which implies a right to acquire participatory interests in the capital of the Company, apart from the statutory pre-emptive rights of the participants to acquire a participatory interest;

5.6.3.

The Company’s foundation documents do not provide for any limitations or restrictions on the pledge of the Pledged Property under this Agreement in favour of a third party, on the transfer of the right to said Pledged Property upon the conclusion hereof and its foreclosure, on the pre-emptive right to purchase a participatory interest or a part thereof in the Company’s capital at a price that is pre-determined in the charter, apart from those envisaged by law;

5.6.4.	The Company has concluded no contracts with its participants for the exercise of the participants’ rights;

5.6.5.

No legal, arbitral or administrative proceedings have been initiated in respect of the Pledged Property and no investigations are carried out. The Pledged Property is not under arrest, restriction or a prohibition and is not encumbered with any third-party rights.

5.7	Registration requirements

No notarial action is required in connection with this Agreement or the registration hereof, including with any state authorities or agencies of the Russian Federation and/or the Republic of Cyprus, and no payment of any state or registration fees or taxes or levies is required in connection with this Agreement, unless associated with the actions envisaged by clause 3.1 and clause 3.2 hereof.

5.8	Priority of the pledge

The pledge created by this Agreement is a security on which the Pledgee, acting as the Facility Manager under the Facility Agreement, may foreclose in a first-priority manner. No third parties have any rights (claims) or other rights in respect of the Pledged Property.

5.9	Regulated Procurements

As at the conclusion date hereof, the provisions of the Regulated Procurements Law are not applicable to the conclusion or performance by the Pledgor of this Agreement.

6.	EFFECTIVE PERIODS OF THE REPRESENTATIONS AND WARRANTIES

6.1	The representations and warranties set out in article 5 (The Pledgor’s representations and warranties) hereof are provided by the Pledgor as at the date of this Agreement.

6.2

Unless any of the representations and warranties must be provided on a specific date, all representations and warranties are deemed to be provided by the Pledgor on the date of a Drawdown Request, on each Drawdown Date and on the first day of each Interest Period.

6.3	If any representations and warranties need to be repeated, they shall apply to the circumstances existing at the time when such representations and warranties are repeated.

6.4	The representations and warranties set out in clause 5.6.5 are provided only as at the date hereof.

7.	REIMBURSEMENT OF DAMAGE AND EXPENSES

The Pledgor shall pay all taxes, levies, charges and duties that it must pay in connection with the signing, registration or notarial certification of this Agreement or of any other document relating hereto. Should any such taxes, levies, charges and duties (including levied on the Pledgee) be paid by the Pledgee, the Pledgor shall reimburse such expenses to the Pledgee within ten (10) Business Days of the time when a relevant notice was sent to the Pledgor.

8.	FINAL PROVISIONS

8.1

Any communications sent by the Parties to this Agreement shall be made in writing and sent by courier, by post with an acknowledgement receipt, by fax or email. For the purposes of this Agreement, a communication sent by electronic means of communications shall be deemed a written communication.

8.2

Any communication or document sent by the Parties in connection with this Agreement is deemed received (except for notices served in accordance with the legislation of the Russian Federation in connection with the foreclosure on the Pledged Property and other instances envisaged by the Agreement):

(a)	if sent by fax or another means making it possible to reliably establish that the communication originates from a corresponding Party, upon its receipt in a legible form; or

(b)	if sent by courier, upon delivery to the corresponding address; and

(c)	if sent by mail, upon delivery to the corresponding address or five (5) Business Days after it has been left at the post office as a mailing with an acknowledgement receipt, whichever occurs earlier.

8.3

Save as stipulated below, the contact details of each Party for all communications in connection with this Agreement shall be the details that such Party has communicated to the Pledgee, acting as the Facility Manager under the Facility Agreement, for this purpose.

(a)	Contact details of the Pledgor:

Headhunter Group PLC

Address:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus
Mailing address:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus
Fax:	############
E-mail:	############
Attn:	The Directors

Contact details of the Pledgee:

VTB Bank (Public Joint-Stock Company)

Address:	190000, St. Petersburg
29 Bolshaya Morskaya Street
Mailing address:	Bldg. 1, 43 Vorontsovskaya Street, Moscow, 109147
Fax:	############
Telephone:	############
Email:	loanadmin@msk.vtb.ru; TM21@msk.vtb.ru
Attn:	Credit Administration

(b)	Any Party may change its contact details by serving a corresponding prior notice on the other Party at least five (5) Business Days in advance.

(c)

If a Party indicates a specific department or officer that a communication should be addressed to, the communication shall not be deemed made if such department or officer has not been indicated as the recipient.

8.4

The Pledgor hereby undertakes to the Pledgee to be liable for the performance of the obligations under the Facility Agreement, including if the Lenders unilaterally increase the interest rate in accordance with the terms of the Facility Agreement or if the terms and conditions of the Facility Agreement are amended or supplemented, including, but not limited to, the instance where the periods and other terms for repaying the Facility, the amount of interest, charges or fees, the terms of securing obligations under the Facility Agreement or default interest are changed, and shall be liable for the performance of the obligations under the Facility Agreement in full in accordance with the so amended terms of the Facility Agreement.

8.5

Should the rights and obligations of the Company or the Pledgor under the Facility Agreement be assigned to another person and/or the debt under the Facility Agreement be novated, the Pledgor hereby agrees to be liable for the new borrower under the Facility Agreement. Novation of the debt under the Facility Agreement shall not entail termination of the pledge under this Agreement.

8.6

The Pledgor hereby acknowledges that it is familiar with all the terms and conditions of the Facility Agreement, including the circumstances that constitute grounds for claiming accelerated performance by the Company or the Pledgor of their obligations under the Facility Agreement and it may not refer to its lack of knowledge.

8.7	The Pledgor may not raise, to the Pledgee’s claims, any objections that the Company or the Pledgor could have raised as the borrowers under the Facility Agreement.

8.8

The Pledgor hereby agrees that, in the event of accelerated recall of the indebtedness under the Facility Agreement or foreclosure under this Agreement, the Pledgee may transfer any information directly or indirectly relating to the Agreement to a third party engaged by the Pledgee at its discretion to settle the indebtedness.

8.9

Should a Lender under the Facility Agreement assign its rights and/or obligations under the Facility Agreement and other Finance Documents to another bank, credit or financial institution, foundation, the Central Bank of the Russian Federation or a third party in accordance with article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement (hereinafter for the purposes of this clause, the “New Lender”), such New Lender shall become the Pledgee under this Agreement, provided that a corresponding entry is made in the USRLE.

8.10

The Pledgee shall, within fifteen (15) Business Days of the date when the Obligations were discharged in full, at the Pledgor’s request, sign together with the Pledgor an application to be filed with the authority in charge of state registration of legal entities that the pledge over the Pledged Property has been released and take other actions required by law to terminate the pledge over the Pledged Property.

8.11

A material change in circumstances envisaged by article 451 of the Civil Code of the Russian Federation may not serve as grounds for amending or terminating this Agreement on initiative of the Pledgor. For the avoidance of doubt, the Parties hereby confirm that this clause 8.11 shall not limit the Parties’ right to amend or terminate this Agreement on the terms envisaged herein or on agreement between the Parties.

8.12	This Agreement and the rights and obligations of the Parties arising out of it shall be governed by and construed in accordance with the law of the Russian Federation.

8.13

Should any provisions of this Agreement become invalid or be in conflict with the legislation of the Russian Federation due to a change made in the legislation of the Russian Federation that was in effect when this Agreement was concluded, the remaining provisions shall remain in force.

8.14

In the event of any dispute arising out of or in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be referred to the Moscow City Arbitrazh Court.

8.15	This Agreement is subject to certification by a notary public. Any amendments and supplements to this Agreement shall be made in writing and shall be certified by a notary public.

8.16	This Agreement shall come into force from the time when it is certified by a notary public and shall remain in effect until the Obligations have been discharged in full.

8.17

This Agreement is made in three counterparts, one counterpart to be kept in the files of the notary public of Moscow Roman Vasilievich Ryabov at the address: 9 Krasnoproletarskaya Street, Moscow, and one counterpart to be handed over to each of the Pledgee and the Pledgor.

8.18	On agreement between the Parties, the Pledgor shall notify the Company of the pledge over the Pledged Property that has been created.

8.19

The notary has explained to the Parties the content of articles 334–358 of the Civil Code of the Russian Federation, article 22 of Federal Law No. 14-FZ “On Limited Liability Companies” dated 8 February 1998 and articles 94.1, 94.2, 94.3 and 94.4 of “The Fundamentals of the Legislation of the Russian Federation on Notaries”.

8.20

Under this Agreement the notary public has conducted the required verification measures in accordance with the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public approved by Ruling No. 156 of the Ministry of Justice of Russia dated 30 August 2017 “On Approval of the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public”. The information received in the course of conducted measures has been provided by the notary public to the Parties to this Agreement, and the Parties acknowledge correctness of the information provided by the notary, namely: on presence/lack of possible encumbrances (attachments) over the Pledged Property, on the presence/lack of a judicial act on declaring one of the parties bankrupt, on the persons involved in extremist/terrorist activity. The notary public has obtained information from the Uniform State Register of Real Estate through a request to the Uniform Information System that the persons signing the transaction are not legally incapacitated nor have limited legal capacity.

8.21

This Agreement has been read aloud by the notary public and contains the entire agreement between the Parties as to the subject matter of this Agreement. We, as participants of the transaction, understand the clarifications as to the legal consequences of the transaction entered into made by the notary public. The terms of the transaction comply with our actual intent. Information established by the notary public according to the information provided by us have been correctly inserted into the text of the transaction.

SIGNATURES OF THE PARTIES

Pledgor

HEADHUNTER GROUP PLC

Full name, signature:

Markelov Dmitry Valentinovich    /s/

Position: representative by proxy

Pledgee

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Full name, signature:

Buzoveria Vitaly Nikolaevich /s/

Position: representative by proxy

Russian Federation.

City of Moscow.

22 April of the year two thousand nineteen.

I, Ryabov Roman Vasilyevich, a notary public of Moscow, have certified this agreement.

The content of the agreement corresponds to the declaration of will of its parties.

The agreement was signed before me.

The signatories of the agreement are personally known to me and I am satisfied with their legal capacity.

I am satisfied with the legal capacity of the legal entities and the powers of their representatives.

I am satisfied with the pertinence of the property.

Registered in the register: No.

State fee is charged in the amount of:                roubles 00 kopecks

Fee is charged for legal and technical services:                roubles 00 kopecks

Certified at the address: 12 Presnenskaya Naberezhnaya, Moscow.

Seal     R.V. Ryabov

Moscow City Notary Chamber Notarial District: city of Moscow Notary public: Ryabov Roman Vasilievich Address: 9, ul. Krasnoproletarskaya

22 April 2019

HEADHUNTER FSU LIMITED

as the Pledgor

and

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledgee

AMENDMENT AGREEMENT NO. 2

TO THE PLEDGE AGREEMENT IN RESPECT OF

A PARTICIPATORY INTEREST IN THE

AUTHORISED CAPITAL OF OOO HEADHUNTER

DATED 26 MAY 2016

Herbert Smith Freehills CIS LLP

CONTENTS

1.	Definitions	325

2.	Amendments	325

3.	Limitations	325

4.	Representations and warranties	325

5.	Conditions subsequent	326

6.	Applicable law	326

7.	Dispute resolution	326

8.	Signing	326

9.	Final provisions	326

Schedule 1 Restated Share Pledge Agreement		328

THIS AMENDMENT AGREEMENT NO. 2 TO THE PLEDGE AGREEMENT IN RESPECT OF A PARTICIPATORY INTEREST IN THE AUTHORISED CAPITAL OF OOO HEADHUNTER (the “AGREEMENT”) is made on 22 April of the year two thousand nineteen between:

(1)

HEADHUNTER FSU LIMITED, registration No. HE 178226, with registered office at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by, Markelov Dmitry Valentinovich, born on 10 December 1984, citizen of the Russian Federation, sex: male, passport 45 08 238610 issued by OVD of Severnoe Butovo district of the city of Moscow on 18 March 2006, sub-division code: 772-070, registered at: 5, Lipovyi Park str., corpus 2, apt. 37, Kommunarka village, Sosenskoye settlement, city of Moscow, acting on the basis of Power of attorney No. 77 AГ 0875571 certified by Fedorchenko Alexander Viacheslavovich, notary public of Moscow, on 5 April 2019 according to register No.52/245-H/77-2019-13-657, as pledgor (the “Pledgor”); and

(2)

VTB BANK (PUBLIC JOINT-STOCK COMPANY), a public joint-stock company organised in accordance with the legislation of the Russian Federation, registered in the USRLE under number (OGRN): 1027739609391, located at: 29, Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation, represented by the head of the Credit Department, senior vice-president Vitaly Nikolaevich Buzoveri, born on 29 July 1974, place of birth: town of Zhukovsky, Moscow Region, citizen of the Russian Federation, sex: male, passport No. 46 02 772136, issued by the Internal Affairs Department of Zhukovsky, Moscow Region on 2 July 2002, sub-division code: 502-005, registered at: 11 Dzerzhinskogo Street, apt. 83, town of Zhukovsky, Moscow Region, acting on the basis of Power of attorney No. 350000/37-D certified by Roman Vasilievich Ryabov, notary public of Moscow, on 10 January 2019 according to register No.77/660-H/77-2019-4-37, as the pledgee (the “Pledgee”).

RECITALS

(A)

The Pledgee, as the facility manager, organiser and initial lender and Borrower 1, as the borrower, entered into a facility agreement for the provision of a syndicated loan facility dated 16 May 2016, as amended by:

(i)	Amendment Agreement no.1 dated 14 December 2016;

(ii)	Amendment Agreement no.2 dated 28 June 2017;

(iii)	Amendment Agreement no.3 dated 5 October 2017; and

(iv)	Amendment Agreement no.4 dated 29 December 2017,

(the “Facility Agreement”).

(B)

On the date of this Agreement, Borrower 1 and Headhunter Group PLC (“Borrower 2”), as borrowers, and the Facility Manager, as the organiser, initial lender and facility manager, entered into amendment agreement No.5 to the Facility Agreement (“Amendment Agreement No.5”), whereby the Facility Agreement is amended as follows:

(i)	the debt of Borrower 1 under Tranche C and Tranche D shall be transferred and novated to Borrower 2;

(ii)	an additional tranche shall be made available to Borrower 2 in the amount of 3,000,000,000 Roubles; and

(iii)	the Facility Agreement shall be amended and restated as set out in the schedule to Amendment Agreement No.5 (the “Restated Facility Agreement”).

(C)

The Pledgee and the Pledgor entered into a pledge agreement in respect of a participatory interest in the authorised capital of OOO Headhunter on 26 May 2016 certified by the notary public of Moscow R.V. Ryabov under number 2-500 in the register (as amended by amendment agreement No. 1 dated 5 October 2017) (the “Share Pledge Agreement”), whereby the Pledgor pledged to the Pledgee a participatory interest in the Company’s authorised capital comprising one hundred (100) per cent of the Company’s authorised capital, to secure the performance of the obligations of the Borrower under the Facility Agreement.

(D)

In order to secure the performance of the obligations of Borrower 1 and obligations of Borrower 2 under the Restated Facility Agreement, the Parties hereby agree to make amendments to the Share Pledge Agreement, as indicated in this Agreement.

THE PARTIES HAVE AGREED as follows:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

“Effective Date” has the meaning specified in clause (a) of Article 3 (LIMITATIONS).

“Restated Share Pledge Agreement” means the Share Pledge Agreement with the amendments made in accordance with this Agreement in the form provided in Schedule 1 (Restated Share Pledge Agreement).

“Amendment Agreement No. 5” has the meaning specified in Recital (B).

“Party” means a party to this Agreement.

1.2	Incorporated terms

Unless the context implies otherwise, the capitalised terms used in the Restated Facility Agreement and the Restated Share Pledge Agreement and not defined in this Agreement shall have the same meanings as in the Restated Facility Agreement and the Restated Share Pledge Agreement.

1.3	Interpretation

The provisions of article 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set out herein, and any references to Articles and Schedules are deemed references to the articles of and schedules to this Agreement, unless the context implies otherwise.

1.4	Purpose

This Agreement is a Finance Document.

2.	AMENDMENTS

The Parties have agreed that, as of the Effective Date, the Share Pledge Agreement shall be restated as contemplated in the version provided in Schedule 1 (Restated Share Pledge Agreement), and the rights and obligations of the Parties under the Share Pledge Agreement shall, from the Effective Date, be governed by and construed in accordance with the terms and conditions of the Restated Share Pledge Agreement.

3.	LIMITATIONS

(a)

The binding nature of the amendments and supplements stipulated by Article 2 (Amendments) is due to (as envisaged by article 327[1] of the Civil Code of the Russian Federation) the entry into force of Amendment Agreement No. 5. The “Effective Date” shall be the date on which the Facility Manager confirms to Borrower 1 and Borrower 2 the receipt of the documents, information and acknowledgements necessary for the entry into force of Amendment Agreement No. 5.

(b)

The amendments and supplements made to the Share Pledge Agreement in accordance with this Agreement are limited to the amendments and supplements stipulated in Article 2 (Amendments). No other provision of the Share Pledge Agreement (other than those stipulated in Article 2 (Amendments)) shall be amended or supplemented by this Agreement.

(c)	This Agreement shall not release the Pledgor from any obligations contemplated by the Share Pledge Agreement.

4.	REPRESENTATIONS

(a)	The Pledgor provides to the Pledgee the representations and warranties set out in article 5 (The Pledgor’s representations and warranties) of the Share Pledge Agreement.

(b)	The representations and warranties specified in clause (a) above are provided by the Pledgor as at the date of this Agreement with reference to the circumstances existing on the date hereof.

(c)	The references in the representations and warranties provided in accordance with clause (a) above to the Share Pledge Agreement are deemed to include references to this Agreement as well.

5.	CONDITIONS SUBSEQUENT

In respect of this Agreement, the Pledgor shall provide:

(a)

within five (5) Business Days of the signing of this Agreement, but, in any event, no later than the Effective Date, a copy of the Pledgor’s register of charges reflecting the amended information about the terms of the pledge in accordance with section 99 of the Companies Law of the Republic of Cyprus, Cap. 113;

(b)

within ten (10) Business Days of the signing of this Agreement, but, in any event, no later than the Effective Date, evidence showing that an application has been submitted to the Registrar of Companies in Cyprus regarding the change in the information about the pledge in accordance with section 90 of the Companies Law of the Republic of Cyprus, Cap. 113; and

(c)

within thirty (30) Business Days of the signing of this Agreement, a certificate of registration of the changes made to the pledge, issued by the Registrar of Companies in Cyprus in accordance with section 93 of the Companies Law of the Republic of Cyprus, Cap. 113.

6.	APPLICABLE LAW

This Agreement and the rights and obligations of the Parties arising out of this Agreement shall be governed by and construed in accordance with the law of the Russian Federation.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of or in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be referred to the Moscow City Arbitrazh Court.

8.	SIGNING

This Agreement is made in three counterparts, one counterpart to be kept in the files of the notary public of Moscow, Roman Vasilievich Ryabov, at the address: 9 Krasnoproletarskaya Street, Moscow, and one counterpart to be handed over to each of the Pledgee and the Pledgor.

9.	FINAL PROVISIONS

Before the signing, this Agreement was read aloud to the Parties and the signatories of this Agreement confirm, in the presence of the notary, that the content of this Agreement is totally clear to them. All comments of the Parties have been taken into account in this Agreement; the Parties have no other proposals regarding the content hereof. The content of articles 334–358, 450 and 452 of the Civil Code of the Russian Federation has been explained to the Parties by the notary public.

Under this Agreement the notary public has conducted the required verification measures in accordance with the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public approved by Ruling No. 156 of the Ministry of Justice of Russia dated 30 August 2017 “On Approval of the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public”. The information received in the course of conducted measures has been provided by the notary public to the Parties of this Agreement, and the Parties acknowledge correctness of the information provided by the notary, namely: on presence/lack of possible encumbrances (attachments) over the Pledged Property, on the presence/lack of a judicial act on declaring one of the parties bankrupt, on the persons involved in extremist/terrorist activity. The notary public has obtained information from the Uniform State Register of Real Estate through a request to the Uniform Information System that the persons signing the transaction are not legally incapacitated nor have limited legal capacity.

This Agreement has been read aloud by the notary public and contains the entire agreement between the Parties as to the subject matter of this Agreement. We, as participants of the transaction, understand the clarifications as to the legal consequences of the transaction entered into made by the notary public. The terms of the transaction comply with our actual intent. Information established by the notary public according to the information provided by us have been correctly inserted into the text of the transaction.

This Agreement is made on the date first written above.

SCHEDULE 1

RESTATED SHARE PLEDGE AGREEMENT

Moscow City Notary Chamber

Notarial District: city of Moscow

Notary public: Ryabov Roman Vasilievich

Address: 9, ul. Krasnoproletarskaya

PLEDGE AGREEMENT IN RESPECT OF A PARTICIPATORY INTEREST IN LIMITED LIABILITY COMPANY HEADHUNTER

City of Moscow

Twenty-sixth of May of the year two thousand sixteen

(as amended by Amendment Agreement No. 1 dated 5 October 2017 and by Amendment Agreement No. 2 dated 22 April 2019)

VTB BANK (PUBLIC JOINT-STOCK COMPANY) (SHORT NAME: BANK VTB (PJSC)) (Primary State Registration Number (OGRN) 1027739609391, Taxpayer ID No. (INN) 7702070139, General Banking Licence No. 1000, registered at foundation by the Central Bank of the Russian Federation on 17 October 1990 under No. 1000, entered into the Unified State Register of Legal Entities (USRLE) on 22 November 2002 (certificate of an entry made in the USRLE about a legal entity registered before 1 July 2002 series 77 No. 005374791, issued by Moscow Inter-District Inspectorate No. 39 of the Ministry of Taxes and Levies on 22 November 2002), located at: 29, Bolshaya Morskaya Street, Saint Petersburg, 190000, Russian Federation) represented by Vitaly Nikolaevich Buzoveri, acting on the basis of power of attorney No. 350000/25-D certified on 14 January 2016 under register No. 2-25 (the “Pledgee”), on the one hand, and

HEADHUNTER FSU LIMITED, registration No. HE 178226, with registered office at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus, represented by Yana Vladimirovna Cheremukhina, acting on the basis of a valid power of attorney dated 12 May 2016 (the “Pledgor”), on the other hand, jointly referred to as the “Parties”, in order to secure proper and timely performance of all existing and future obligations of the Borrowers in full under the Facility Agreement, have concluded this agreement as follows:

RECITALS:

(A)

In accordance with the facility agreement for the provision of a syndicated loan facility dated 16 May 2016 (as amended by Amendment Agreement No. 5) (the “Facility Agreement”) between the Pledgee, as the organiser, facility manager and initial lender, and Borrower 1 and Borrower 2, as the borrowers, the Pledgee agreed to provide to the Borrowers monetary funds in Roubles in the total amount of up to ten billion (10,000,000,000) Roubles on the terms and conditions stipulated in the Facility Agreement.

(B)	This Agreement is a Finance Document, as this term is defined in the Facility Agreement.

(C)	The Pledgor is familiar with the terms and conditions of the Facility Agreement and other Finance Documents.

NOW, THEREFORE, the Parties have agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

For the purposes of this Agreement:

“Agreement” means this pledge agreement in respect of a participatory interest in the authorised capital.

“USRLE” means the Unified State Register of Legal Entities.

“Borrower” means Borrower 1 or Borrower 2, and “Borrowers” means both Borrower 1 and Borrower 2.

“Borrower 1” means limited liability company Zemenik, INN (Taxpayer ID No. of a legal entity): 7714373561, OGRN (Principal State Registration Number): 1167746153860, date of state registration: 11 February 2016, name of the registration authority: Moscow Inter-District Inspectorate No. 46 of the Federal Tax Service, a certificate of state registration of a legal entity issued: series 77 No. 017705664, KPP (Code of Reason for Taxpayer’s Registration): 771401001, legal address: Office 304, Block 3, 14 Krzyzhanovskogo Street, Moscow, Russian Federation, 117218.

“Borrower 2” means HEADHUNTER GROUP PLC, a public limited company, organised in accordance with the laws of the Republic of Cyprus, registration No. HE 332806, with registered office at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

“Regulated Procurements Law” means Federal Law No. 223-FZ dated 18 July 2011 “On the Procurements of Goods, Work and Services by Legal Entities of Specific Types”.

“Facility” means monetary funds within the Total Available Facility extended by the Lenders to the Borrowers under the Facility Agreement as Tranches.

“Facility Agreement” has the meaning given to it in Recital (A) of this Agreement.

“Company” means limited liability company Headhunter, INN (Taxpayer ID No. of a legal entity): 7718620740, OGRN (Principal State Registration Number): 1067761906805, date of state registration: 29 December 2006, name of the registration authority: Moscow Inter-District Inspectorate No. 46 of the Federal Tax Service, a certificate of state registration of a legal entity issued: series 77 No. 008856455, KPP (Code of Reason for Taxpayer’s Registration): 771701001, legal address: Building 10, 9 Godovikova Street, Moscow, Russian Federation.

“Obligations” means all existing and future obligations of Borrower 1 and all existing and future obligations of Borrower 2 under the Facility Agreement, including, inter alia, those specified in clause 2.3 hereof.

“Appraiser’s Report” means a report regarding the market value of the Pledged Property prepared by an independent appraiser appointed in accordance with article 4 (Terms of and procedure for foreclosing on the Pledged Property) hereof in order to determine the sale price of the Pledged Property in the instances of foreclosure envisaged by this Agreement.

“Pledged Property” means the participatory interest owned by the Pledgor in the Company’s authorised capital and specified in clause 2.1 hereof.

“Rouble” means the lawful currency of the Russian Federation.

“Amendment Agreement No. 5” means amendment agreement No. 5 to the Facility Agreement dated 22 April 2019.

“Party/Parties” means the Pledgor and the Pledgee, collectively or individually, depending on the context.

“Notice” means a notice of non-judicial foreclosure on the Pledged Property served on the Pledgor and the Company.

Other terms and definitions used in this Agreement shall have the same meaning as in the Facility Agreement, unless expressly follows otherwise from the context hereof.

2.	PLEDGED PROPERTY AND THE OBLIGATION SECURED BY THE PLEDGE

2.1

To secure proper and timely performance of the Obligations in full, the Pledgor hereby pledges to the Pledgee a participatory interest in the amount of one hundred (100) per cent in the Company’s authorised capital with the nominal value of four million two hundred seventy-six thousand two hundred fifty seven Roubles and 55 kopecks (4,276,257.55 Roubles) as a first-priority (and not subsequent) pledge granting to the Pledgee the priority right, as compared to the claims of other persons (except for the instances envisaged by law), to have the Pledgee’s claims under all Obligations satisfied (including in accordance with clause 2.3 hereof), out of the proceeds received from the realisation of the Pledged Property.

2.2

The Parties evaluate the Pledged Property at four million two hundred seventy-six thousand two hundred fifty seven Roubles and 55 kopecks (4,276,257.55 Roubles). The value of the Pledged Property agreed upon in this clause 2.2 is not deemed to be the initial sale price of the Pledged Property upon foreclosure on it. The initial sale price of the Pledged Property shall be determined in accordance with article 4 (Terms of and procedure for foreclosing on the Pledged Property) hereof.

2.3	Under this Agreement, the Pledgor undertakes to the Pledgee to be liable for proper and timely performance of the Obligations in full, including, inter alia:

2.3.	1 for paying the total principal amount of the Facility in the amount of up to ten billion (10,000,000,000) Roubles to be finally repaid on or before:

a.	15 May 2021 in relation to Tranche A and Tranche B;

b.	5 October 2022 in relation to Tranche C and Tranche D; and

c.

the date that falls due after one thousand eight hundred twenty-five (1,825) days from the date of Amendment Agreement No. 5 in relation to Tranche E, in the manner prescribed by article 7 (Repayment of the Facility) of the Facility Agreement (including in the event of mandatory early repayment envisaged by the Facility Agreement);

2.3.2	for paying the interest payable under article 9 (Interest) of the Facility Agreement based on the annual interest rate equal to the sum of:

(a)	Margin being:

(i)	in respect of any Interest Period beginning before the date of Amendment Agreement No. 3, three point seven (3.7) per cent per annum; or

(ii)	(save for Tranche E) in respect of any Interest Period beginning on the date of Amendment Agreement No. 3 or thereafter:

(A)	two (2.0) per cent per annum; or

(B)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point five (2.5) per cent per annum; and

(iii)	for Tranche D:

(A)	two point four (2.4) per cent per annum; or

(B)	in the instances specified in article 9.2 (Revision of the Margin) of the Facility Agreement, two point nine (2.9) per cent per annum; and

(b)	Key Rate;

2.3.3

for paying the default interest under article 9.4 (Default Interest) of the Facility Agreement payable if any of the Borrowers fails to perform in due time the obligation to pay any amount that it must pay under a Finance Document, in the amount of 2/365 of the interest rate determined in accordance with article 9.1 (Calculation of Interest) of the Facility Agreement and subject to the provisions of article 9.2 (Revision of the Margin) of the Facility Agreement, on the amount of the overdue indebtedness under the Outstanding Facility for each day of delay. The Default Interest shall be accrued on the overdue amount during the period from the date following the payment due date and until the date of actual payment (whether before or after a corresponding judgement);

2.3.4

for paying the commitment fee for the provision of the Facility, according to article 11.1 (Commitment Fee under the Agreement) of the Facility Agreement, the amount of which shall be calculated as follows:

(a)	at the rate of zero point fifteen (0.15) per cent per annum on the amount of the Unused Available Facility within Tranche A (without deducting the Commitment Amount Payable);

(b)	at the rate of zero point five (0.5) per cent per annum on the amount of the Unused Available Facility within Tranche B (without deducting the Commitment Amount Payable); and

(c)	at the rate of zero point one (0.1) per cent per annum of the Unused Available Facility within Tranche E (without deducting the Commitment Amount Payable),

the above fee shall be accrued for the Tranche A Drawdown Period, Tranche B Drawdown Period and the Tranche E Drawdown Period, respectively, and shall be paid as follows:

(d)	in respect of the Unused Available Facility within Tranche A, on the last day of the Tranche A Drawdown Period or on the Tranche A Drawdown Date, whichever is the earlier;

(e)

in respect of the Unused Available Facility within Tranche B: (i) on each Interest Payment Date during the Tranche B Drawdown Period and (ii) on the last day of the Tranche B Drawdown Period or on the Tranche B Drawdown Date, whichever is the earlier; and

(f)

in respect of the Unused Available Facility within Tranche E: accrued for the Tranche E Drawdown Period and shall be paid (i) on each Interest Payment Date during the Tranche E Drawdown Period and (ii) on the last day of the Tranche E Drawdown Period or on the Tranche E Drawdown Date, whichever is the earlier.

No Facility commitment fee in respect of the Unused Available Facility within Tranche C and Tranche D shall be charged.

2.3.5	for paying the activation fee for the provision of the Facility under article 11.2 (Facility Activation Fee) of the Facility Agreement, which shall be equal to:

(a)	one point five (1.5) per cent of the Tranche A amount;

(b)	one point five (1.5) per cent of the Tranche B amount;

(c)	zero point twenty-five (0.25) per cent of the Tranche C amount;

(d)	zero point twenty-five (0.25) per cent of the Tranche D amount; and

(e)	eleven million (11,000,000) Roubles in relation to Tranche E,

on or before the Drawdown Date in respect of the corresponding Tranche.

2.3.6

for reimbursing the Finance Parties for the expenses and losses indemnifiable in accordance with article 14.1 (Currency Indemnity), 14.3 (Indemnity of the Facility Manager), 14.4 (Transaction Costs) and 14.5 (Variation Costs) of the Facility Agreement.

2.3.7

for reimbursing the Finance Parties for all documented expenses (including legal and other professional fees) incurred by the corresponding Finance Party in connection with the enforcement of any Finance Document and the protection of its rights under the Finance Documents, including in connection with the seizure, maintenance, preparation for sale, sale of or other foreclosure on the Pledged Property and the realisation of the Pledged Property under this Agreement or in connection with judicial protection of the Lenders’ rights under the Facility Agreement and/or this Agreement.

2.3.8	for reimbursing the Finance Parties for all expenses under article 14.2 (Other Indemnity) of the Facility Agreement incurred by the corresponding Finance Party as a result of:

(a)	an Event of Default occurrence;

(b)	impossibility of providing the Facility to any of the Borrowers under a Drawdown Request due to the operation of any provisions of the Facility Agreement;

(c)	impossibility for any of the Borrowers to make early repayment of the Outstanding Facility or a part thereof despite a notice of early repayment served on the Facility Manager.

2.3.9	for paying any other amounts due and payable in accordance with the terms of the Facility Agreement;

2.3.10

for repaying in full the monetary funds received by any of the Borrowers, should the Facility Agreement become invalid, and for paying interest for unlawful use of such monetary funds and/or for the use of somebody else’s monetary funds, accrued under applicable law, as well as for compensating any losses (except for lost profit) suffered as a result of the unlawful use of such monetary funds.

2.4	The pertinence of the Pledged Property to the Pledgor and the powers to dispose thereof are evidenced:

(a)

by the Sale and Purchase Agreement in respect of a participatory interest in the Company’s authorised capital dated 30 January 2007 between Maxim Petrovich Gortsakalyan, as the seller, and SALVADA COMPANY LIMITED (registration number HE 178226, with registered office at: Diagorou 4, Kermia Building, 6th floor, office 601, 1097), as the buyer. The change of corporate name from SALVADA COMPANY LIMITED to HEADHUNTER FSU LIMITED was registered on 9 May 2011; and

(b)	by an unnumbered excerpt from the USRLE issued on 26 May 2016.

2.5	The Pledgee’s right of pledge shall arise from the time of state registration of the pledge by the authority in charge of state registration of legal entities.

2.6

The pledge created hereunder secures the Obligations in their entire scope, which they have by the time of satisfaction, in particular, the interest, default interest, damages (apart from lost profit) caused by a delay in performance, as well as reimbursement for the Pledgee’s expenses necessary for the foreclosure.

2.7

Before the pledge of the Pledged Property is terminated, the rights of the participant in the Company (including to vote at the general meetings of the Company’s participants and to participate in the management of the Company) shall be exercised by the Pledgor, unless the Company receives a written notice from the Pledgee served upon the occurrence of an Event of Default envisaged by article 21 (Events of Default) of the Facility Agreement (including a failure by the Pledgor to discharge its obligations stipulated hereby) (unless the Facility Manager provides waivers from the Lenders waiving their rights under the Facility Agreement in connection with the relevant Events of Default according to the terms of the Facility Agreement). Once the Company receives said notice (and until the notice is revoked by the Facility Manager, if applicable), the rights of the participant (all or those specified in the notice) will be exercised by the Pledgee. The relevant notice shall also be served on the Pledgor.

2.8	The Pledged Property is not subject to insurance.

2.9	The pledge remains in force if the Pledged Property passes to third parties.

2.10	A subsequent pledge agreement may be concluded between the Pledgor and a third party provided that the following conditions are met:

(a)

the subsequent pledge agreement shall provide for the same procedure for foreclosing on the Pledged Property and the same methods for selling the pledged property as those stipulated in this Agreement;

(b)

the subsequent pledge agreement shall prohibit the subsequent pledgee from raising claims against the debtor seeking that the latter discharges early the obligation secured by the subsequent pledge, should the Pledgee foreclose on the Pledged Property; and

(c)

if, when the subsequent pledgee forecloses on the Pledged Property, the Pledgee also raises a claim seeking to foreclose on the pledged property, the right to choose the procedure for foreclosing on the Pledged Property and the method for realising the pledged property shall be vested in the Pledgee. The appraiser, trade organiser and the sale price shall be determined in accordance with the terms of this Agreement.

2.11	If the Obligations are discharged in part, the pledge of the Pledged Property shall remain within its initial scope until the Obligations are discharged in full.

2.12

Should the amount of the Company’s authorised capital be changed in the manner prescribed by the legislation of the Russian Federation and provided that the provisions of the Facility Agreement and of this Agreement are complied with, the Pledgor shall conclude with the Pledgee, within fifteen (15) Business days of the date of state registration of the corresponding changes made to the Company’s charter, a corresponding supplemental agreement hereto and to take all necessary actions to document the Pledgee’s right of pledge to the Pledgor’s participatory interest in the changed authorised capital of the Company if the conclusion of such supplementary agreement and/or performance of the corresponding actions for documenting the right of pledge are required by law, and the Pledgee shall, at all times, keep a share in the pledge in the amount specified in clause 2.1 hereof.

3.	OBLIGATIONS OF THE PLEDGOR

The Pledgor shall:

3.1	Formalise the pledge in accordance with the legislation of the Russian Federation.

Not later than eleven (11) Business Days from the signing date hereof, provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, an original excerpt from the USRLE evidencing that:

(a)	the pledge created under this Agreement has been registered with the USRLE; and

(b)	there exists an Encumbrance in respect of the Pledged Property created in accordance with this Agreement only.

3.2	Formalise the pledge in accordance with the legislation of the Republic of Cyprus.

3.2.1.

Within ten (10) Business Days of the conclusion date hereof, the Pledgor shall provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, a certified copy of the register of mortgages and other charges of the Pledgor evidencing that an entry regarding this Agreement has been made in accordance with section 99(1) of the Companies’ Act, Cap. 113, as amended.

3.2.2.

Within fifteen (15) Business Days of the signing date hereof, provide to the Pledgee, acting as the Facility Manager under the Facility Agreement, an original registration certificate of the pledge issued by the registrar of companies in Cyprus evidencing that this Agreement has been registered within the prescribed period by the Registrar of Companies in Cyprus in accordance with section 90 of the Companies’ Act, Cap. 113, as amended.

3.3	Pledged Property

3.3.1.

Shall not dispose of the Pledged Property or replace the Pledged Property without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement, and shall not pledge or otherwise encumber it, other than in compliance with the provisions of clause 2.10 above;

3.3.2.	Shall not take any actions that run counter to the terms of this Agreement or result or might result in the Pledged Property being lost or its value being diminished;

3.3.3.

Immediately inform the Pledgee of any threat of losing the title to the Pledged Property; inform the Pledgee of any actions of third parties against the Pledged Property and/or of any claims thereto, of any Encumbrance levied on the Pledged Property in violation of the terms hereof and of the onset of any other events relating to the Pledged Property that might materially and adversely affect the Pledgor’s ability to perform its obligations hereunder or that might materially and adversely affect the priority status of the Pledgee’s rights hereunder; shall bear all necessary expenses on settling any conflicts arisen to protect the Pledged Property; repossess the Pledged Property from somebody else’s unlawful possession according to the provisions of Russian legislation; immediately inform the Pledgee in writing of any information received by the Pledgor from third parties and relating to any proposal or a binding decision (order, resolution, ruling, directive, etc.) of any state authority or municipality regarding the transfer of the Pledged Property or any part thereof to any third party (irrespective of the way of such transfer) or a proposal to transfer any rights in respect of the Pledged Property or a part thereof to third parties;

3.3.4.

Should the Pledged Property be lost, propose to the Lenders, within sixty (60) days of the date when the Pledged Property was lost, a relevant property to replace the Pledged Property lost and, within one hundred and twenty (120) days of the date when the Pledgee, acting as the Facility Manager under the Facility Agreement, consented to the replacement property proposed instead of the Pledged Property lost, provide a property of equal value (the composition of which has been agreed upon with the Lenders) to replace the Pledged Property lost and/or extend the effect of this Agreement to other property the composition of which has been agreed upon with the Lenders so that the market value of such property would be at least equal to the market value of the property lost;

3.3.5.

Should the entire Pledged Property or any part thereof be expropriated by a state body or at the assistance of such body, including by way of requisition, confiscation or nationalisation of the Pledged Property, or in the case of any other action or omission to act on the part of a state body that will affect the use or the value of the Pledged Property, shall take all necessary measures to preserve and protect the rights and interests of the Pledgee in respect of the Pledged Property affected by this event, including raising claims for damages, and shall assist the Pledgee in good faith in taking actions that the Pledgee can consider necessary in connection with any of the above;

3.3.6.

In the event of a dispute with third parties over the Pledged Property, perform in good faith its procedural obligations, including the submission of evidence confirming the pertinence of the Pledged Property to the Pledgor.

3.4	No reorganisation or reduction of the Company’s authorised capital

Ensure that the Company does not undergo, without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement, a reorganisation or reduction of its authorised capital, other than a Permitted Buy-Out, provided that, as a result of such Permitted Buy-Out, the pledge under this Agreement will apply to the entire one hundred (100) per cent of the participatory interests in the Company’s authorised capital.

3.5	No increase of the Company’s authorised capital

Ensure that the Company does not increase its authorised capital without prior written consent from the Pledgee, acting as the Facility Manager under the Facility Agreement.

3.6	No amendments to the Company’s foundation documents

Not to make any changes or amendments to the Company’s foundation documents without prior written consent of the Facility Manager, which are related to:

(a)	legal form;

(b)	name;

(c)	amount of the authorised capital;

(d)	procedure for the alienation of the participatory interests;

(e)	procedure for the payment of distributed profit;

(f)	scope of rights and obligations provided for participants;

(g)	procedure for pledging participatory interests or providing another encumbrance in respect of participatory interests; and

(h)	procedure and terms and conditions of withdrawal from the Company and expulsion of a participant from the Company.

3.7	Information

3.7.1.

If, during the term hereof, there are any changes in the details of the Pledgor that may affect proper performance by the Pledgor of its obligations hereunder, inform the Pledgee, acting as the Facility Manager under the Facility Agreement, of such changes within seven (7) Business Days of the date of state registration of such changes;

3.7.2.

Inform in writing the Pledgee, acting as the Facility Manager under the Facility Agreement, of a change in the location or mailing address of the Pledgor, within twenty (20) days of the date of the change.

3.7.3.

Inform in writing the Pledgee, acting as the Facility Manager under the Facility Agreement, of a resolution passed by the Pledgor’s authorised management body to liquidate and/or reorganise the Pledgor, immediately after such resolution is passed.

3.8	Foreclosure

Within three (3) Business Days of the receipt of a Notice sent by the Pledgee (unless a different period is indicated in the Notice), ensure that all documents are signed and all other actions are taken necessary for non-judicial foreclosure on and realisation of the Pledged Property.

3.9	Permissions and corporate authorisations

Timely obtain, maintain and comply with the terms of any permits, consents and corporate approvals required by any applicable law for it to discharge its obligations hereunder and ensure that this Agreement may be used as evidence in arbitral proceedings and in courts of the Russian Federation, including arbitrazh courts, as well as provide the Pledgee, acting as the Facility Manager under the Facility Agreement, with certified copies of such documents.

3.10.	Access

3.10.1.    Upon the demand of the Pledgee acting as the Facility Manager, in the event of occurrence and non-elimination of the Failure to Discharge Obligations or in the event that the Pledgee acting as the Facility Manager, gets sufficient grounds to believe that Failure to Discharge Obligations may occur, provide (and ensure that the Company provides) to the Pledgee acting as the Facility Manager, and/or its auditors or other professional advisors free access to its facilities, assets and primary accounting and tax documents (on paper or electronic materials), including issue of powers of attorney for respective persons, as well as organize a meeting with its management;

3.10.2.    Ensure provision of the relevant documents and/or information to the Pledgee acting as the Facility Manger and/or the Lender and perform other actions as necessary for the inspection (review) of the Pledged Property by the authorised representatives (officers/employees) of the Central Bank of the Russian Federation, at the place of storage and/or recording and/or location thereof, and for the familiarisation with the business operations of the Company and the Pledgor directly on the site.

3.11.	Further assurances

3.11.1.

Ensure that all necessary actions are taken and any documents are signed on its part within the authorisations provided (including providing documents and obtaining registrations) for the accrual, perfection, performance, protection and preservation of the security created hereunder that is being provided to the Pledgee;

3.11.2.

Assist the Pledgee in exercising control over the performance by the Pledgor of the terms of this Agreement; assist the Pledgee in auditing the documents regarding the existence or condition of the Pledged Property. The Pledgor shall provide such documents within:

(a)

ten (10) Business Days of the date of a corresponding request received, provided that the Pledgor or the Company has the relevant documents at its possession or that the Pledgor or the Company can obtain these documents within the period specified; or

(b)

within a reasonable period, if neither the Pledgor nor the Company has the relevant documents at its possession and neither Pledgor nor the Company can obtain these documents within the period specified;

3.11.3.

Not disclose the content of this Agreement or any information relating to the performance hereof to any third parties apart from the disclosures envisaged by article 28.2 (Disclosure of Confidential Information) of the Facility Agreement.

4.	TERMS OF AND PROCEDURE FOR FORECLOSING ON THE PLEDGED PROPERTY

4.1

In the event of a failure to perform or improper performance (including a single failure) of any of the Obligations, subject to the limitations stipulated by the Facility Agreement, the occurrence of an Event of Default envisaged by article 21 (Events of Default) of the Facility Agreement (unless the Facility Manager has provided waivers from the Lenders waiving their rights under the Facility Agreement in connection with the corresponding Events of Default according to the terms of the Facility Agreement) and in other instances envisaged by law, the Pledgee may foreclose on the Pledged Property at its own discretion, whether though a court action or without recourse to the court.

4.2

When foreclosing on the Pledged Property, whether though a court action or without recourse to the court, the realisation of the Pledged Property shall be made at the discretion of the Pledgee, including in any sequence:

4.2.1.	upon judicial foreclosure:

(a)	by selling the Pledged Property at a public tender;

(b)	by the Pledgee retaining the Pledged Property;

(c)	by the Pledgee selling the Pledged Property to a third party(ies);

4.2.2.	upon non-judicial foreclosure:

(a)	by the Pledgee selling the Pledged Property to a third party(ies);

(b)	by the Pledgee retaining the Pledged Property;

(c)	by the Pledged Property being sold at a tender in the form of an open auction conducted by a trade organiser acting pursuant to a contract with the Pledgee.

4.3

The out-of-court procedure for foreclosing on the Pledged Property prescribed by this Agreement shall not be a pre-judicial procedure of dispute resolution. When lodging a claim with a court, the Pledgee shall not be obliged to submit evidence to prove that it has taken (or not taken) any actions to foreclose on the Pledged Property through the out-of-court procedure prescribed by this Agreement. The initiation of the out-of-court procedure for foreclosing on the Pledged Property shall not preclude the Pledgee from appealing to a court at any time seeking foreclosure on the Pledged Property.

4.4

The Pledgee may, at its discretion, foreclose on either the entire Pledged Property or on a portion of the participatory interest that constitutes the Pledged Property while reserving the possibility of foreclosing later on the remaining portion of the participatory interest that constitutes the Pledged Property.

4.5

In the event of non-judicial foreclosure on the Pledged Property, as indicated in clause 4.2.2 above, the realisation of the Pledged Property shall take place not earlier than eight (8) Business Days from the time when the Pledgor receives a Notice served on it in accordance with clause 8.3 below.

4.6	The Pledgor shall assist the Pledgee in foreclosing and realising the Pledged Property and timely submit all necessary documents duly formalised.

Should the Pledgor fail to transfer, within the period indicated in the Notice, to the Pledgee, under a transfer and acceptance certificate for the purposes of realising the Pledged Property upon its non-judicial foreclosure, the documents relating to the Pledged Property, then the additional expenses associated with the judicial foreclosure on the Pledged Property shall be borne by the Pledgor.

4.7

In order to realise the Pledged Property, the Pledgee is entitled to enter, in its own name, into any requisite transactions within its legal capacity, including those with the organiser of a public tender, as well as to sign and receive any necessary documents, including transfer and acceptance certificates.

4.8

When realising the Pledged Property by way of the Pledgee selling it to a third party(ies) (whether through a court action or without recourse to the court) or by the Pledgee retaining the Pledged Property, the sale price of the Pledged Property (the price at which the Pledgee may retain the Pledged Property) shall be set equal to the market price of the Pledged Property, as determined in the Appraiser’s Report.

4.9

When realising the Pledged Property by way of its sale through a tender (whether through a court action or without recourse to the court), the initial sale price of the Pledged Property at which the tender is to start shall be set equal to 80% of the market price of the Pledged Property, as determined in the Appraiser’s Report.

4.10

Should the tender conducted upon non-judicial foreclosure on the Pledged Property be considered failed due to the fact that fewer than two buyers appeared at the tender or that no add-on to the initial sale price of the Pledged Property was proposed, a repeated tender shall be conducted by way of a successive reduction of the price against the initial sale price at the first tender. In this case, the sale price of the Pledged Property shall be successively reduced by five (5) per cent against the initial sale price at the first tender. Should the sale price be reduced during the tenders by thirty (30) per cent from the initial sale price at the first tender, the amount of any subsequent reduction of the sale price of the Pledged Property shall be set at three (3) per cent of the initial sale price at the first tender. The sale price of the Pledged Property set as a result of repeated tenders conducted by way of successive reductions of the price against the initial sale price at the first tender may not be less than fifty (50) per cent from the initial sale price at the first tender.

4.11

If an independent appraiser is engaged, the appraiser shall be selected, at the discretion of the Pledgee, out of the following appraisers: Joint-Stock Company KPMG, Deloitte CIS Holdings Limited, OOO PricewaterhouseCoopers and Ernst & Young Global Limited. A contract between the appraiser and the Pledgee shall be concluded on the terms acceptable for the Pledgee. Expenses on paying for the appraiser’s services shall be borne by the Pledgor. Should the appraiser’s services be paid for by the Pledgee, the Pledgor shall reimburse the Pledgee for the expenses within ten (10) Business Days of the time when the Pledgee sent a claim to the Pledgor supported with documents in accordance with clause 8.3 below.

4.12

Upon the foreclosure on and realisation of the Pledged Property, the Appraiser’s Report shall be prepared not earlier than 3 (three) months before the date when the Notice is served (in the case of non-judicial foreclosure) or not earlier than 3 (three) months before the date of recourse to the court (in the case of judicial foreclosure).

4.13

If the foreclosure on the Pledged Property is made by way of sale at a tender, a specialist organisation or another person registered in the Russian Federation, determined by the Pledgee and acting pursuant to a contract concluded with it shall act as the tender organiser.

4.14

If the Pledged Property is sold to a third party(ies) (whether through a court action or without recourse to the court), the Pledgee shall send to the Pledgor a copy(ies) of the sale and purchase agreement(s) certified by the Pledgee concluded with the buyer of the Pledged Property, within 3 (three) Business Days of the date when the monetary funds comprising the price of the Pledged Property sold are credited to the Pledgee’s account.

4.15

If the amount generated from the realisation of the Pledged Property or the price at which the Pledgee retained the Pledged Property exceeds the amount of the Pledgee’s claims, the difference shall be returned to the Pledgor.

4.16

Upon foreclosure on the Pledged Property, this difference shall be returned to the Pledgor within ten (10) Business Days of the date when the monetary funds comprising the sale price of the Pledged Property are credited to the Pledgee’s account (from the date when the Pledgee acquires the title to the Pledged Property if the Pledgee retains it).

4.17

The Pledgor may terminate, during the period before the realisation of the Pledged Property (which may not be shorter than the period specified in clause 4.5 above), the foreclosure and realisation of the Pledged Property by discharging the Obligation or the portion thereof the performance of which has been delayed. The Pledgee shall also terminate the foreclosure and realisation of the Pledged Property if, during the period before the realisation (which may not be shorter than the period specified in clause 4.5 above), any of the Borrowers or Guarantors discharge the Obligation or the portion thereof the performance of which has been delayed.

5.	THE PLEDGOR’S REPRESENTATIONS AND WARRANTIES

By concluding this Agreement, the Pledgor represents and warrants to the Pledgee that:

5.1	Status

5.1.1.	The Pledgor is a legal entity duly organised and validly existing in accordance with applicable legislation; and

5.1.2.	The Pledgor is the lawful owner of the property owned by it and carries out its activity in accordance with applicable legislation.

5.2	Legal capacity and powers

5.2.1.

The Pledgor has legal capacity and powers to enter into and perform this Agreement and the transaction contemplated thereby and has obtained all requisite approvals for the conclusion and performance of this Agreement in the manner prescribed by law and its foundation documents and other internal documents, including the approval of the transaction contemplated by this Agreement. The person acting on behalf of the Pledgor has all powers to sign this Agreement;

5.2.2.

The pledge created under this Agreement does not meet the criteria of a transaction that requires obtaining a consent by the Pledgor from the antimonopoly authorities for the conclusion thereof, in particular, under Federal Law of the Russian Federation No. 135-FZ dated 26 July 2006 “On the Protection of Competition”;

5.3	Validity

5.3.1.	This Agreement is a valid and binding obligation of the Pledgor that is in line with applicable legislation and may be enforced against it;

5.3.2.	This Agreement is made in a form that ensures its enforceability in the Russian Federation;

5.4	No conflict

The conclusion and performance by the Pledgor of this Agreement and the transaction contemplated thereby do not conflict with:

(a)	the applicable legislation of the Russian Federation and of the Republic of Cyprus or other legislation that is, in the reasonable opinion of the Pledgor, applicable;

(b)	its foundation and other internal documents;

(c)	any resolution of its management bodies; and

(d)	any other documents or agreements that are binding on it.

5.5	Title

Save for the pledge created under this Agreement, the Pledgor is the only owner of the Pledged Property and has a good and exclusive title to such Pledged Property free from any claims and rights of third parties or entitlements in respect thereof.

5.6	Pledged Property

5.6.1.

The participatory interest comprising the Pledged Property has been duly accounted for and reflected in the Pledgor’s balance sheet; it has been fully paid up in accordance with the legislation of the Russian Federation, the charter and resolutions of the management bodies of the Company; and the Pledgor has no obligations to the Company and/or third parties to pay for the Pledged Property.

5.6.2.

Neither the Pledgor nor the Company has provided any purchase option, pre-emptive right, right of first refusal or any other rights the meaning of which implies a right to acquire participatory interests in the capital of the Company, apart from the statutory pre-emptive rights of the participants to acquire a participatory interest;

5.6.3.

The Company’s foundation documents do not provide for any limitations or restrictions on the pledge of the Pledged Property under this Agreement in favour of a third party, on the transfer of the right to said Pledged Property upon the conclusion hereof and its foreclosure, on the pre-emptive right to purchase a participatory interest or a part thereof in the Company’s capital at a price that is pre-determined in the charter, apart from those envisaged by law;

5.6.4.	The Company has concluded no contracts with its participants for the exercise of the participants’ rights;

5.6.5.

No legal, arbitral or administrative proceedings have been initiated in respect of the Pledged Property and no investigations are carried out. The Pledged Property is not under arrest, restriction or a prohibition and is not encumbered with any third-party rights.

5.7	Registration requirements

No notarial action is required in connection with this Agreement or the registration hereof, including with any state authorities or agencies of the Russian Federation and/or the Republic of Cyprus, and no payment of any state or registration fees or taxes or levies is required in connection with this Agreement, unless associated with the actions envisaged by clause 3.1 and clause 3.2 hereof.

5.8	Priority of the pledge

The pledge created by this Agreement is a security on which the Pledgee, acting as the Facility Manager under the Facility Agreement, may foreclose in a first-priority manner. No third parties have any rights (claims) or other rights in respect of the Pledged Property.

5.9	Regulated Procurements

As at the conclusion date hereof, the provisions of the Regulated Procurements Law are not applicable to the conclusion or performance by the Pledgor of this Agreement.

6.	EFFECTIVE PERIODS OF THE REPRESENTATIONS AND WARRANTIES

6.1	The representations and warranties set out in article 5 (The Pledgor’s representations and warranties) hereof are provided by the Pledgor as at the date of this Agreement.

6.2

Unless any of the representations and warranties must be provided on a specific date, all representations and warranties are deemed to be provided by the Pledgor on the date of a Drawdown Request, on each Drawdown Date and on the first day of each Interest Period.

6.3	If any representations and warranties need to be repeated, they shall apply to the circumstances existing at the time when such representations and warranties are repeated.

6.4	The representations and warranties set out in clause 5.6.5 are provided only as at the date hereof.

7.	REIMBURSEMENT OF DAMAGE AND EXPENSES

The Pledgor shall pay all taxes, levies, charges and duties that it must pay in connection with the signing, registration or notarial certification of this Agreement or of any other document relating hereto. Should any such taxes, levies, charges and duties (including levied on the Pledgee) be paid by the Pledgee, the Pledgor shall reimburse such expenses to the Pledgee within ten (10) Business Days of the time when a relevant notice was sent to the Pledgor.

8.	FINAL PROVISIONS

8.1

Any communications sent by the Parties to this Agreement shall be made in writing and sent by courier, by post with an acknowledgement receipt, by fax or email. For the purposes of this Agreement, a communication sent by electronic means of communications shall be deemed a written communication.

8.2	Any communication or document sent by the Parties in connection with this Agreement is deemed received (except for notices served in accordance with the legislation of the Russian

Federation in connection with the foreclosure on the Pledged Property and other instances envisaged by the Agreement):

(a)	if sent by fax or another means making it possible to reliably establish that the communication originates from a corresponding Party, upon its receipt in a legible form; or

(b)	if sent by courier, upon delivery to the corresponding address; and

(c)	if sent by mail, upon delivery to the corresponding address or five (5) Business Days after it has been left at the post office as a mailing with an acknowledgement receipt, whichever occurs earlier.

8.3

Save as stipulated below, the contact details of each Party for all communications in connection with this Agreement shall be the details that such Party has communicated to the Pledgee, acting as the Facility Manager under the Facility Agreement, for this purpose.

(a)	Contact details of the Pledgor:

Headhunter FSU Limited

Address:	42 Dositheou, Strovolos 2028, Nicosia, Cyprus
Mailing address:	Bldg. 10, 9 Godovikova Street, Moscow, 129085
Fax:	N/A
E-mail:	############
Attn:	Mikhail Zhukov

Contact details of the Pledgee:

VTB Bank (Public Joint-Stock Company)

Address:	190000, St. Petersburg
29 Bolshaya Morskaya Street
Mailing address:	Bldg. 1, 43 Vorontsovskaya Street, Moscow, 109147
Fax:	############
Telephone:	############
Email:	loanadmin@msk.vtb.ru; ############
Attn:	Credit Administration

(b)	Any Party may change its contact details by serving a corresponding prior notice on the other Party at least five (5) Business Days in advance.

(c)

If a Party indicates a specific department or officer that a communication should be addressed to, the communication shall not be deemed made if such department or officer has not been indicated as the recipient.

8.4

The Pledgor hereby undertakes to the Pledgee to be liable for the performance of the obligations under the Facility Agreement, including if the Lenders unilaterally increase the interest rate in accordance with the terms of the Facility Agreement or if the terms and conditions of the Facility Agreement are amended or supplemented, including, but not limited to, the instance where the periods and other terms for repaying the Facility, the amount of interest, charges or fees, the terms of securing obligations under the Facility Agreement or default interest are changed, and shall be liable for the performance of the obligations under the Facility Agreement in full in accordance with the so amended terms of the Facility Agreement.

8.5

Should the rights and obligations of any of the Borrowers under the Facility Agreement be assigned to another person and/or the debt under the Facility Agreement be novated, the Pledgor hereby agrees to be liable for the new borrower under the Facility Agreement. Novation of the debt under the Facility Agreement shall not entail termination of the pledge under this Agreement.

8.6

The Pledgor hereby acknowledges that it is familiar with all the terms and conditions of the Facility Agreement, including the circumstances that constitute grounds for claiming accelerated performance by any of the Borrowers of its obligations under the Facility Agreement and it may not refer to its lack of knowledge.

8.7	The Pledgor may not raise, to the Pledgee’s claims, any objections that any of the Borrowers could have raised as the borrower under the Facility Agreement.

8.8

The Pledgor hereby agrees that, in the event of accelerated recall of the indebtedness under the Facility Agreement or foreclosure under this Agreement, the Pledgee may transfer any information directly or indirectly relating to the Agreement to a third party engaged by the Pledgee at its discretion to settle the indebtedness.

8.9

Should a Lender under the Facility Agreement assign its rights and/or obligations under the Facility Agreement and other Finance Documents to another bank, credit or financial institution, foundation, the Central Bank of the Russian Federation or a third party in accordance with article 22.2 (Assignment of rights and obligations by the Lenders) of the Facility Agreement (hereinafter for the purposes of this clause, the “New Lender”), such New Lender shall become the Pledgee under this Agreement, provided that a corresponding entry is made in the USRLE.

8.10

The Pledgee shall, within fifteen (15) Business Days of the date when the Obligations were discharged in full, at the Pledgor’s request, sign together with the Pledgor an application to be filed with the authority in charge of state registration of legal entities that the pledge over the Pledged Property has been released and take other actions required by law to terminate the pledge over the Pledged Property.

8.11

A material change in circumstances envisaged by article 451 of the Civil Code of the Russian Federation may not serve as grounds for amending or terminating this Agreement on initiative of the Pledgor. For the avoidance of doubt, the Parties hereby confirm that this clause 8.11 shall not limit the Parties’ right to amend or terminate this Agreement on the terms envisaged herein or on agreement between the Parties.

8.12	This Agreement and the rights and obligations of the Parties arising out of it shall be governed by and construed in accordance with the law of the Russian Federation.

8.13

Should any provisions of this Agreement become invalid or be in conflict with the legislation of the Russian Federation due to a change made in the legislation of the Russian Federation that was in effect when this Agreement was concluded, the remaining provisions shall remain in force.

8.14

In the event of any dispute arising out of or in connection with this Agreement, including in respect of the interpretation of its provisions, its existence, validity or termination, such dispute shall be referred to the Moscow City Arbitrazh Court.

8.15	This Agreement is subject to certification by a notary public. Any amendments and supplements to this Agreement shall be made in writing and shall be certified by a notary public.

8.16	This Agreement shall come into force from the time when it is certified by a notary public and shall remain in effect until the Obligations have been discharged in full.

8.17

This Agreement is made in three counterparts, one counterpart to be kept in the files of the notary public of Moscow Roman Vasilievich Ryabov at the address: 9 Krasnoproletarskaya Street, Moscow, and one counterpart to be handed over to each of the Pledgee and the Pledgor.

8.18	On agreement between the Parties, the Pledgor shall notify the Company of the pledge over the Pledged Property that has been created.

8.19

The notary has explained to the Parties the content of articles 334–358 of the Civil Code of the Russian Federation, article 22 of Federal Law No. 14-FZ “On Limited Liability Companies” dated 8 February 1998 and articles 94.1, 94.2, 94.3 and 94.4 of “The Fundamentals of the Legislation of the Russian Federation on Notaries”.

8.20

Under this Agreement the notary public has conducted the required verification measures in accordance with the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public approved by Ruling No. 156 of the Ministry of Justice of Russia dated 30 August 2017 “On Approval of the Regulation for Conducting Notarial Actions Setting Out the Scope of Information Required for the Notarial Actions and the Methods of Its Establishment by the Notary Public”. The information received in the course of conducted measures has been provided by the notary public to the Parties to this Agreement, and the Parties acknowledge correctness of the information provided by the notary, namely: on presence/lack of possible encumbrances (attachments) over the Pledged Property, on the presence/lack of a judicial act on declaring one of the parties bankrupt, on the persons involved in extremist/terrorist activity. The notary public has obtained information from the Uniform State Register of Real Estate through a request to the Uniform Information System that the persons signing the transaction are not legally incapacitated nor have limited legal capacity.

8.21

This Agreement has been read aloud by the notary public and contains the entire agreement between the Parties as to the subject matter of this Agreement. We, as participants of the transaction, understand the clarifications as to the legal consequences of the transaction entered into made by the notary public. The terms of the transaction comply with our actual intent. Information established by the notary public according to the information provided by us have been correctly inserted into the text of the transaction.

SIGNATURES OF THE PARTIES

Pledgor

HEADHUNTER FSU LIMITED

Full name, signature:

Markelov Dmitry Valentinovich /s/

Position: representative by proxy

Pledgee

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Full name, signature:

Buzoveria Vitaly Niklolaevich /s/

Position: representative by proxy

Russian Federation.

City of Moscow.

22 April of the year two thousand nineteen.

I, Ryabov Roman Vasilyevich, a notary public of Moscow, have certified this agreement.

The content of the agreement corresponds to the declaration of will of its parties.

The agreement was signed before me.

The signatories of the agreement are personally known to me and I am satisfied with their legal capacity.

I am satisfied with the legal capacity of the legal entities and the powers of their representatives.

I am satisfied with the pertinence of the property.

Registered in the register: No.

State fee is charged in the amount of:                roubles 00 kopecks

Fee is charged for legal and technical services:                roubles 00 kopecks

Certified at the address: 12 Presnenskaya Naberezhnaya, Moscow.

Seal                     R.V. Ryabov

WAIVER OF PRE-EMPTION RIGHTS

To:    HEADHUNTER FSU LIMITED (the Company)

Copy: VTB BANK (PJSC) (the Pledgee)

Date: 22 April 2019

Dear Sirs,

Waiver of pre-emption rights

We refer to the deed of pledge (the Deed of Pledge) dated 19 May 2016 between LLC ZEMENIK (the Pledgor) and the Pledgee (as amended), pursuant to which the Pledgor, inter alia, pledged in favour of the Pledgee the share certificates issued in its name and representing 1,000 ordinary shares of €1,71 each in the capital of the Company (the Shares).

We being a shareholder of the Company and being entitled to certain pre-emption rights under the Articles of Association of the Company in respect of any transfer of Shares made on enforcement of the Deed of Pledge or otherwise, hereby irrevocably and unconditionally waive all such pre-emption rights (however arising) as we may have in respect of any such transfer.

If any at any time we propose to transfer any of our shares in the Company to a third party, which is not a shareholder on the date of this letter, we shall procure that that third party shall provide to the Pledgee a waiver of pre-emption rights in the form of this letter before any such transfer shall be effected.

SIGNED as a DEED	)
by HEADHUNTER GROUP PLC	)
acting by its authorised attorney/signatory/director		/s/)
Dmitry Markelov

in the presence of:	)

Witness’s Signature:	/s/
Name:	Kirill Muravin

NOTICE OF PLEDGE

To: Headhunter FSU Limited (the “Company”)

Date: 22 April 2019

Dear Sirs,

Deed of Pledge dated 19 May 2016 between LLC Zemenik and VTB BANK (PJSC) (formerly

JSC VTB BANK), AS AMENDED BY AN AMENDMENT AGREEMENT DATED 22 APRIL 2019 (THE “DEED OF PLEDGE”)

This letter constitutes notice to you that the Deed of Pledge, under which LLC Zemenik (the “Pledgor”) has, inter alia, pledged in our favour, the share certificates representing 1000 ordinary shares of €1,71 each (the “Shares”) in the share capital of the Company has been amended by amendment agreement dated 22 April 2019 (the “Amendment Agreement”).

We attach to this notice a copy of the Amendment Agreement to the Deed of Pledge duly signed by the Pledgor and us, in the presence of two competent witnesses who subscribed with their names as witnesses.

You are instructed to:

(a) enter a note of the Amendment Agreement next to the Memorandum of the pledge in the Register of Members and against the Shares in respect of which a notice was given; and

(b) issue to us a certificate acknowledging receipt of this notice and confirming that the aforesaid note was made next to the Memorandum of pledge made in the Register of Members.

This letter is governed by Cyprus law.

Yours faithfully,

/s/
VTB Bank (PJSC)